Filed Pursuant to Rule 424(h)
Registration Nos. 333-286543 and
333-286543-01

The information in this preliminary prospectus is not complete and may be changed. We may not deliver the notes described in this preliminary prospectus until we deliver a final prospectus. This preliminary prospectus is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the offer or sale is not permitted.

Subject to Completion, dated October 23, 2025

PROSPECTUS

$785,000,000(3)

Capital One Prime Auto Receivables Trust 2025-1

Issuing Entity

Central Index Key Number: 0002089663

Capital One Auto Receivables, LLC Depositor Central Index Key Number: 0001133438	Capital One, National Association Sponsor and Servicer Central Index Key Number: 0000047288

You should carefully read the risk factors set forth under “Risk Factors” beginning on page 16 of this prospectus.

The notes are asset-backed securities. The notes will be the obligation of the issuing entity solely and will not be obligations of or guaranteed by any other person or entity.

Capital One Prime Auto Receivables Trust 2025-1 will issue the following asset-backed notes with an aggregate initial note balance of $1,073,880,000 (the “Base Transaction”) or an aggregate initial note balance of $1,431,840,000 (the “Upsize Transaction”). If the Base Transaction is issued, the following notes will be issued:

	Initial Note Balance(1)(2)		Offered Amount(3)	Interest Rate	Final Scheduled Payment Date		Price to Public(4)		Underwriting Discount		Proceeds to the Depositor
Class A-1 Notes(5)	$215,370,000		$0%		November 16, 2026%				%		%
Class A-2-A Notes	$376,000,000	(6)	$357,200,000	(6)%	January 16, 2029%				%		%
Class A-2-B Notes				SOFR Rate + %(7)	January 16, 2029%				%		%
Class A-3 Notes	$376,600,000		$357,770,000%		July 15, 2030%				%		%
Class A-4 Notes	$73,720,000		$70,030,000%		February 17, 2031%				%		%
Class B Notes(5)	$10,730,000		$0%		March 17, 2031
Class C Notes(5)	$10,730,000		$0%		April 15, 2031
Class D Notes(5)	$10,730,000		$0%		January 15, 2032

Total	$1,073,880,000		$785,000,000			$		$		$

(1)

If the Upsize Transaction is issued, the following notes will be issued: $287,850,000 of Class A-1 notes, $500,800,000 aggregate amount of Class A-2-A notes and Class A-2-B notes, $501,800,000 of Class A-3 notes, $98,460,000 of Class A-4 notes, $14,310,000 of Class B notes, $14,310,000 of Class C notes and $14,310,000 of Class D notes. The sponsor will make the determination regarding the aggregate initial note balance of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—There are risks associated with the unknown aggregate initial note balance of the notes and the unknown allocation of the Class A-2-A notes and the Class A-2-B notes”.

(2)

Not less than 5% of each class of notes will be retained by the sponsor or one or more majority-owned affiliates of the sponsor (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) to satisfy the credit risk retention obligations of the sponsor as described under “The Sponsor—U.S. Credit Risk Retention” and “The Sponsor—EU Securitization Regulation and UK Securitization Framework” in this prospectus.

(3)

If the Upsize Transaction is issued, the aggregate initial note balance of the offered notes will be $1,046,000,000, consisting of the following offered notes: $475,760,000 aggregate amount of Class A-2-A notes and Class A-2-B notes, $476,710,000 of Class A-3 notes and $93,530,000 of Class A-4 notes. The sponsor will make the determination regarding the aggregate initial note balance of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—There are risks associated with the unknown aggregate initial note balance of the notes and the unknown allocation of the Class A-2-A notes and the Class A-2-B notes”.

(4)	Plus accrued interest, if any, from the closing date.
(5)

The Class A-1 notes, the Class B notes, the Class C notes and the Class D notes are not being offered hereby and will be retained by the sponsor or another majority-owned affiliate of the sponsor, but will be entitled to certain payments as described herein.

(6)

The sponsor will make the determination regarding the allocation of the aggregate initial note balance between the Class A-2-A notes and the Class A-2-B notes at the time of pricing. If the Base Transaction is issued, the sponsor expects that the aggregate initial note balance of the Class A-2-B notes to be issued will not exceed $282,000,000 and that the aggregate initial note balance of the Class A-2-B notes to be offered will not exceed $267,900,000. If the Upsize Transaction is issued, the sponsor expects that the aggregate initial note balance of the Class A-2-B notes to be issued will not exceed $375,600,000 and that the aggregate initial note balance of the Class A-2-B notes to be offered will not exceed $356,820,000.

(7)

If issued, the Class A-2-B notes will accrue interest at a floating rate based on a spread over a benchmark rate. The benchmark rate will be the SOFR Rate, however, the benchmark rate may change in certain situations. For more information on how the SOFR Rate is determined and the circumstances in which the benchmark rate may change, you should read “The Notes—Payments of Interest” in this prospectus. If the benchmark rate plus the spread is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%. See “The Notes—Payments of Interest” in this prospectus.

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of receivables which are motor vehicle retail installment sale contracts that are secured by new and used automobiles, light-duty trucks, SUVs and vans, and funds on deposit in the reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a business day, the next business day, starting on December 15, 2025.
•

Credit enhancement for the notes will consist of (i) a reserve account with an initial deposit of not less than $2,684,716.76, if the Base Transaction is issued or not less than $3,579,610.54, if the Upsize Transaction is issued, (ii) excess interest on the receivables, (iii) overcollateralization, (iv) the yield supplement overcollateralization amount, and (v) in the case of the Class A notes, Class B notes and Class C notes, the subordination of certain payments to the noteholders of less senior classes of notes.

•

The issuing entity will also issue non-interest bearing certificates representing the equity interest in the issuing entity, which initially will be issued to the depositor and are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the regulations implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

Underwriters

Joint Bookrunners

J.P. Morgan	BofA Securities	Scotiabank

Co-Managers

Academy Securities	CastleOak Securities, L.P.	R. Seelaus & Co., LLC	Seibert Williams Shank

The date of this prospectus is October   , 2025

Prospectus

i

LEGAL PROCEEDINGS	176

LEGAL MATTERS	176

GLOSSARY	177

INDEX	180

APPENDIX A – STATIC POOL INFORMATION REGARDING CERTAIN VINTAGE RECEIVABLES POOLS	A-1

APPENDIX B – STATIC POOL INFORMATION REGARDING PRIOR SECURITIZED POOLS	B-1

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity, Capital One Prime Auto Receivables Trust 2025-1, including terms and conditions that apply to the notes to be offered by this prospectus.

In this prospectus, the terms “we,” “us,” and “our” refer to Capital One Auto Receivables, LLC, the depositor.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the cover.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page 180 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain at no cost a paper copy of this prospectus upon written request to the underwriters or to the depositor at 1600 Capital One Drive, Room 27907B, McLean, Virginia 22102.

v

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Capital One, National Association (“CONA”), as the servicer, and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its website, which is presently located at http://www.wilmingtontrustconnect.com. Assistance in using this website may be obtained by calling the indenture trustee’s customer service desk at (866) 829-1928. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. CONA, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Capital One Prime Auto Receivables Trust 2025-1” and file number 333-286543-01. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes, but not any information that is furnished but that is not deemed filed. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on CONA’s website because those reports are made available to the public on the SEC website as described below.

The depositor has filed with the SEC a Registration Statement (333-286543) on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NOTICE TO INVESTORS: THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND (“UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED THE “INSURANCE DISTRIBUTION DIRECTIVE”), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR” BEING A QUALIFIED INVESTOR AS SUCH TERM IS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED), AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA, AS AMENDED (THE “UK PROSPECTUS REGULATION”)). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED), AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA, AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

OTHER UK REGULATORY RESTRICTIONS

THIS PROSPECTUS HAS NOT BEEN APPROVED FOR THE PURPOSES OF SECTION 21 OF THE FSMA BY AN AUTHORIZED PERSON UNDER FSMA. THE NOTES MUST NOT BE OFFERED OR SOLD AND THIS PROSPECTUS AND ANY OTHER DOCUMENT IN CONNECTION WITH THIS PROSPECTUS AND ISSUANCE OF THE NOTES MUST NOT BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK EXCEPT TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FSMA (“FSMA AUTHORIZED PERSONS”) OR TO PERSONS (A) HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), (B) WHO ARE PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR (C) WHO ARE PERSONS WHO OTHERWISE FALL WITHIN AN EXEMPTION SET FORTH IN SUCH ORDER SUCH THAT SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR ARE PERSONS TO WHOM THIS PROSPECTUS OR ANY OTHER SUCH DOCUMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED

OR CAUSED TO BE COMMUNICATED (TOGETHER WITH FSMA AUTHORIZED PERSONS, ALL SUCH PERSONS IN (A), (B) AND (C) COLLECTIVELY BEING REFERRED TO AS “RELEVANT PERSONS”). IN THE UK, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE IN THE UK TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE INSURANCE DISTRIBUTION DIRECTIVE, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR” BEING A QUALIFIED INVESTOR AS SUCH TERM IS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS AMENDED (THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE EEA WILL BE MADE ONLY TO EU QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds prior to an acceleration after an event of default and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

Structural Diagram

(1) Neither the certificates, which represent an equity interest in the issuing entity, nor the Class A-1 notes, the Class B notes, the Class C notes or the Class D notes are being offered hereby.

(2) Not less than 5% of each class of notes and the certificates will be retained by CONA or one or more majority-owned affiliates of CONA (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) to satisfy the credit risk retention obligations of CONA described under “The Sponsor—U.S. Credit Risk Retention” and “—EU Securitization Regulation and UK Securitization Framework” in this prospectus.

x

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity

Capital One Prime Auto Receivables Trust 2025-1, a Delaware statutory trust, will be the “issuing entity” of the notes and the certificates. The primary assets of the issuing entity will be a pool of receivables, which are motor vehicle retail installment sale contracts that are secured by new and used automobiles, light-duty trucks, SUVs and vans.

Depositor

Capital One Auto Receivables, LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of Capital One, National Association, is the “depositor.” The depositor will sell the receivables to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificates. The certificates are not being offered by this prospectus.

You may contact the depositor by mail at 1600 Capital One Drive, Room 27907B, McLean, Virginia 22102.

Sponsor

Capital One, National Association, a national banking association, known as “CONA” will be the “sponsor” of the transaction described in this prospectus.

Servicer

CONA, operating through its Capital One Auto Finance division and in its capacity as the “servicer,” will service the receivables held by the issuing entity. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%, (2) one-twelfth (or, in the case of the first payment date, one-sixth), and (3) the net pool balance of the receivables as of the first day of the related collection period (or, for the first payment date, as of the cut-off date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and reimbursements and investment earnings (net of investment losses and expenses) from amounts on deposit in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originator

CONA, operating through its Capital One Auto Finance division, acquired the receivables from motor vehicle dealers. We refer to CONA as the “originator.”

CONA will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

CONA will be the “administrator” of the issuing entity, and, in such capacity, will provide administrative and ministerial services for the issuing entity.

Trustees

Wilmington Trust, National Association, a national banking association, will be the “indenture trustee.”

BNY Mellon Trust of Delaware, a Delaware banking corporation, will be the “owner trustee.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer.”

THE OFFERED NOTES

The issuing entity will offer the following notes if the Base Transaction is issued:

Class		Offered Amount(1)(2)	Interest Rate	Final Scheduled Payment Date
Class A-2-A Notes	}	$357,200,000	(3)%	January 16, 2029
Class A-2-B Notes			%	January 16, 2029
Class A-3 Notes		$357,770,000%		July 15, 2030
Class A-4 Notes		$70,030,000%		February 17, 2031

(1) If the Upsize Transaction is issued, the aggregate initial note balance of the offered notes will be $1,046,000,000, consisting of the following offered notes: $475,760,000 aggregate amount of Class A-2 notes, $476,710,000 of Class A-3 notes and $93,530,000 of Class A-4 notes.

(2) Not less than 5% of each class of notes will be retained by CONA or one or more majority-owned affiliates of CONA (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) to satisfy the credit risk retention obligations of CONA described under “The Sponsor—U.S. Credit Risk Retention” and “—EU Securitization Regulation and UK Securitization Framework” in this prospectus. $18,800,000 aggregate amount of the Class A-2 notes, $18,830,000 of the Class A-3 notes and $3,690,000 of the Class A-4 notes are not being offered hereunder, if the Base Transaction is issued, $25,040,000 aggregate amount of the Class A-2 notes, $25,090,000 of the Class A-3 notes and $4,930,000 of the Class A-4 notes are not being offered hereunder, if the Upsize Transaction is issued.

(3) The sponsor will make the determination regarding the allocation of the aggregate initial note balance between the Class A-2-A notes and the Class A-2-B notes at the time of pricing. If the Base Transaction is issued, the sponsor expects that the aggregate initial note balance of the Class A-2-B notes to be issued will not exceed $282,000,000 and that the aggregate initial note balance of the Class A-2-B notes to be offered will not exceed $267,900,000. If the Upsize Transaction is issued, the sponsor expects that the aggregate initial note balance of the Class A-2-B notes to be issued will not exceed $375,600,000 and that the aggregate initial note balance of the Class A-2-B notes to be offered will not exceed $356,820,000.

If the Base Transaction is issued, the issuing entity will also issue $215,370,000 of Class A-1  % asset-backed notes, $10,730,000 of Class B  % asset-backed notes, $10,730,000 of Class C  % asset-backed notes and $10,730,000 of Class D  % asset-backed notes, and if the Upsize Transaction is issued, the issuing entity will also issue $287,850,000 of Class A-1  % asset-backed notes, $14,310,000 of Class B  % asset-backed notes, $14,310,000 of Class C  % asset-backed notes and $14,310,000 of Class D  % asset-backed notes, which, in each case, are not being offered by this prospectus.

The final scheduled payment date for the Class A-1 notes is November 16, 2026. The final scheduled payment date for the Class B notes is March 17, 2031. The final scheduled payment date for the Class C notes is April 15, 2031. The final scheduled payment date for the Class D notes is January 15, 2032.

The Class A-1 notes, Class B notes, Class C notes and the Class D notes are not being publicly registered and will be retained by the sponsor or another majority-owned affiliate of the sponsor. Information about the Class A-1 notes, Class B notes, Class C notes and the Class D notes is set forth herein solely to provide a better understanding of the offered notes.

We refer to the Class A-2-A notes and the Class A-2-B notes together as the “Class A-2 notes.” We refer to the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes collectively as the “Class A notes.” We refer to the Class A notes, the Class B notes, the Class C notes and the Class D notes, collectively as the “notes.” The Class A-2 notes, the Class A-3 notes and the Class A-4 notes, which we refer to collectively as the “offered notes,” are the only securities that are being offered by this prospectus.

The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

So long as the Class A notes are outstanding, the Class A notes will be the “controlling class,” with the exception of the notes held by the sponsor, the servicer, the administrator, the issuing entity, any certificateholder or any of their respective affiliates. After the Class A notes have been paid in full, the Class B notes will be the controlling class; after the Class B notes have been paid in full, the Class C notes will be the controlling class; and after the Class C notes have been paid in full, the Class D notes will be the controlling class.

The issuing entity expects to issue the notes on or about November  , 2025, which we refer to as the “closing date.”

THE CERTIFICATES

On the closing date, the issuing entity will issue subordinated and non-interest bearing “certificates” in a nominal aggregate principal amount of $100,000, which represent the equity interest in the issuing entity and are not offered hereby. The “certificateholders” will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificates will initially be held by the depositor. The portion of the certificates retained by the depositor to satisfy U.S. credit risk retention rules and for purposes of the SR Rules will not be sold, transferred or hedged except as permitted under, or in accordance with, those rules. See “The Sponsor—U.S. Credit Risk Retention,” “—EU Securitization Regulation and UK Securitization Framework” and “Legal Investments—Regulations for Certain EU and UK Regulated Persons and Affiliates.”

INTEREST AND PRINCIPAL

To the extent of funds available therefor and prior to an acceleration of the notes following an event of default, after payment of certain amounts to the servicer, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if the 15th day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is December 15, 2025. On each payment date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

The issuing entity will pay interest on the Class A-1 notes and the Class A-2-B notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each of the Class A-1 notes and the Class A-2-B notes, as applicable, on each payment date will be the product of (i) the outstanding note balance of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

If issued, the Class A-2-B notes will accrue interest at a floating rate based on a spread over a benchmark rate. The benchmark rate will be the SOFR Rate, however, the benchmark rate may change in certain situations. For more information on how the SOFR Rate is determined and the circumstances in which the benchmark rate may change, you should read “The Notes—Payments of Interest” in this prospectus. If the benchmark rate plus the spread is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%. See “The Notes—Payments of Interest” in this prospectus.

The issuing entity will pay interest on the Class A-2-A notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will be the product of (i) the outstanding note balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding December 15, 2025 (assuming a 30-day calendar month)), divided by 360. Interest payments on all Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes. Interest payments on the Class D notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes and the Class C notes.

A failure to pay the interest due on the notes of the controlling class on any payment date that continues for a period of five (5) business days or more will result in an event of default under the indenture.

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments on the notes.

On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

•	first, to the Class A-1 noteholders, until the Class A-1 notes are paid in full;

•	second, to the Class A-2-A noteholders and Class A-2-B noteholders, pro rata, until each of the Class A-2-A notes and the Class A-2-B notes are paid in full;

•	third, to the Class A-3 noteholders, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 noteholders, until the Class A-4 notes are paid in full;

•	fifth, to the Class B noteholders, until the Class B notes are paid in full;

•	sixth, to the Class C noteholders, until the Class C notes are paid in full; and

•	seventh, to the Class D noteholders, until the Class D notes are paid in full.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Interest and Principal Payments after an Event of Default

If an event of default under the indenture were to occur and the maturity of the notes were to be accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” above, “—Principal Payments” above and “—Priority of Payments” below.

On each payment date after an event of default under the indenture occurs and the notes are accelerated, after payment of certain amounts to the trustees, the asset representations reviewer and the servicer, interest on the Class A notes will be paid ratably to each class of Class A notes, and then principal of the Class A notes will be paid sequentially to each class of Class A notes in order of seniority until each class of notes is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to noteholders of the Class D notes.

See “The Indenture—Rights Upon Event of Default” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” to purchase (and/or designate one or more persons to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the net pool balance has declined to 10% or less of the net pool balance as of the cut-off date and (b) the purchase price (as defined below) and the available funds for such payment date would be sufficient to pay (i) the amounts required to be paid under clauses first through ninth and eleventh in accordance with “—Priority of Payments” below (assuming that such payment date is not a redemption date) and (ii) the aggregate unpaid note balance of all of the outstanding notes (after giving effect to the payments described in the preceding clause (i)). We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) owned by the issuing entity on that date. If the servicer (or its designee) purchases the receivables and other issuing entity property (other than the reserve account), the “purchase price” will equal the net pool balance plus accrued and unpaid interest on the receivables as of the last day of the collection period immediately preceding the redemption date, which amount (net of any collections deposited into the collection account after the last day of the collection period immediately preceding the redemption date) will be deposited by the servicer (or its designee) into the collection account on or prior to noon, New York City time, on the redemption date.

It is expected that at the time this option becomes available to the servicer, the Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining available funds after the payments under clauses first through ninth and eleventh set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee prior to the applicable redemption date to each holder of notes as of the close of business on the record date preceding the applicable redemption date. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes. Notice of redemption of the notes shall be given by the indenture trustee in the name and at the expense of the issuing entity.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, and such default continues for a period of five (5) business days or more;

•	default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture (other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed or (ii) a covenant or agreement pursuant to the FDIC Rule Covenant (as defined below under “The Indenture—FDIC Rule Covenant”)), which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for ninety (90) days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding principal amount of the notes of the controlling class;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for ninety (90) days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding principal amount of the notes of the controlling class; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than ninety (90) days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of one-hundred twenty (120) days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, SUVs and vans. We refer to these contracts as “receivables,” to the pool of those receivables as the

“receivables pool” and to the persons who financed their purchases with these contracts as “obligors.”

The receivables identified on the schedule of receivables delivered by CONA on the closing date will be transferred by CONA to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables after September 30, 2025, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts evidencing the receivables;

•

rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles and refunds in connection with extended service agreements relating to receivables which became defaulted receivables after the cut-off date;

•	any other property securing the receivables;

•

rights to amounts on deposit in the collection account, the principal distribution account, the reserve account and any other accounts owned by the issuing entity (other than the certificate distribution account), and permitted investments of those accounts;

•	rights under the administration agreement, the sale agreement, the servicing agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

Receivable Representations and Warranties

CONA will make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. A breach of these representations may, subject to certain conditions, result in CONA being obligated to repurchase the related receivable. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by CONA of those representations and warranties.

If an investor in the notes requests that CONA repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within one-hundred eighty (180) days of the receipt of notice of the request by CONA, the requesting party will have the right to refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review” in this prospectus, if the aggregate amount of delinquent receivables exceeds a specified threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. If investors representing at least a majority of the voting investors vote in favor of directing a review, then the asset representations reviewer will perform a review of specified delinquent receivables for compliance with the representations and warranties made by CONA. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review” in this prospectus.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the pool of receivables as of the cut-off date.

If the Base Transaction is issued, as of the close of business on the cut-off date, the receivables in the pool had an aggregate initial principal balance of $1,092,162,854.95 and had:

•	an average original principal balance of $24,926.31;

•	a weighted average contract rate of approximately 7.27%(1);

•	a weighted average original term of approximately 68 months(1);

•	a weighted average remaining term of approximately 56 months(1);

•	a minimum FICO® score at origination of 700;

•	a maximum FICO® score at origination of 884;

•	a weighted average FICO® score at origination of approximately 787(1); and

•	a weighted average loan-to-value ratio at origination of approximately 91.76%(1).

If the Upsize Transaction is issued, as of the close of business on the cut-off date, the receivables in the pool had an aggregate initial principal balance of $1,456,229,893.76 and had:

•	an average original principal balance of $24,973.19;

•	a weighted average contract rate of approximately 7.27%(1);

•	a weighted average original term of approximately 68 months(1);

•	a weighted average remaining term of approximately 56 months(1);

•	a minimum FICO® score at origination of 700;

•	a maximum FICO® score at origination of 884;

•	a weighted average FICO® score at origination of approximately 787(1); and

•	a weighted average loan-to-value ratio at origination of approximately 91.67%(1).

For more information about the characteristics of the receivables in the receivables pool, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the receivables pool as of the cut-off date and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of the Receivables Pool” in this prospectus.

As described under “The Originator—Underwriting” in this prospectus, in limited circumstances, some contracts may be approved by CONA under an exception to CONA’s underwriting criteria based on a judgmental evaluation. The originator’s credit risk management monitors exceptions to the underwriting criteria.

None of the receivables to be sold to the issuing entity on the closing date were approved as an exception to CONA’s underwriting criteria.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with certain specified modifications to the receivables or the breach of certain servicing covenants, as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Representations and Warranties” in this prospectus.

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the paying agent will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account to the extent described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Reserve Account” in this prospectus) in the following amounts and order of priority:

(1)	Weighted by outstanding principal balance as of the cut-off date.

•	first, to the servicer, the servicing fee (including servicing fees not previously paid);

•

second, pro rata to the Class A noteholders, accrued interest on the Class A notes; provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

•	third, to the principal distribution account for distribution to the noteholders, the First Allocation of Principal;

•	fourth, to the Class B noteholders, accrued interest on the Class B notes;

•	fifth, to the principal distribution account for distribution to the noteholders, the Second Allocation of Principal;

•	sixth, to the Class C noteholders, accrued interest on the Class C notes;

•	seventh, to the principal distribution account for distribution to the noteholders, the Third Allocation of Principal;

•	eighth, to the Class D noteholders, accrued interest on the Class D notes;

•	ninth, to the principal distribution account for distribution to the noteholders, the Fourth Allocation of Principal;

•	tenth, to the reserve account, any additional amounts required to cause the amount of cash on deposit in the reserve account to equal the specified reserve account balance;

•	eleventh, to the principal distribution account for distribution to the noteholders, the Regular Principal Distribution Amount;

•	twelfth, to the indenture trustee, the owner trustee and the asset representations reviewer, pro rata, fees, expenses and indemnification amounts due and owing which have not been previously paid; and
•

thirteenth, to the certificateholders, pro rata based on the percentage interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes—Payment of Principal.”

CREDIT ENHANCEMENT

Credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization (in addition to the yield supplement overcollateralization amount), the yield supplement overcollateralization amount, the excess interest on the receivables and, in the case of the Class A notes, the Class B notes and the Class C notes, subordination of certain payments as described below. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Overcollateralization” and “—Excess Interest” in this prospectus.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, the Class C notes and the Class D notes, overcollateralization (in addition to the yield supplement overcollateralization amount), the yield supplement overcollateralization amount, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of payments on the Class C notes and the Class D notes, overcollateralization (in addition to the yield supplement overcollateralization amount), the yield supplement overcollateralization amount, the reserve account and excess interest on the receivables.

Class C notes:	Subordination of payments on the Class D notes, overcollateralization (in addition to the yield supplement overcollateralization amount), the yield supplement overcollateralization amount, the reserve account and excess interest on the receivables.

Class D notes:	Overcollateralization (in addition to the yield supplement overcollateralization amount), the yield supplement overcollateralization amount, the reserve account and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of payments will change. For a description of these changes in priority, see “—Interest and Principal—Interest and Principal Payments after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”

Subordination of Payments on the Class C Notes

As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes and the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of payments will change. For a description of these changes in priority, see “—Interest and Principal—Interest and Principal Payments after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”

Subordination of Payments on the Class D Notes

As long as the Class A notes, the Class B notes and the Class C notes remain outstanding, payments of interest on any payment date on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes and the Class C notes in specified circumstances), and payments of principal of the Class D notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of payments will change. For a description of these changes in priority, see “—Interest and Principal—Interest and Principal Payments after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”

Overcollateralization

Overcollateralization is the amount by which the adjusted pool balance exceeds the outstanding note balance of the notes. (We use the term “adjusted pool balance” to mean, as of any date of determination, the net pool balance at that date, minus the yield supplement overcollateralization amount (as described below) as of that date.) The initial overcollateralization level on the closing date will be approximately 0.00% of the adjusted pool balance as of the cut-off date and is expected to build to a target overcollateralization level equal to 0.25% of the adjusted pool balance as of the cut-off date. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Overcollateralization” in this prospectus.

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the notes in an amount not less than 0.25% of the adjusted pool balance as of the cut-off date.

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded by the deposit of available funds to the reserve account in accordance with the priority of payments described above. The “specified reserve account balance” will be, on any payment date while the notes are outstanding, not less than 0.25% of the adjusted pool balance as of the cut-off date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfall in the amounts required to be paid on that payment date with respect to clauses first through ninth under “Priority of Payments” above.

On each payment date, after giving effect to any withdrawals from the reserve account on that payment date, any amounts of cash on deposit in the reserve account in excess of the specified reserve account balance for that payment date will constitute available funds and will be distributed in accordance with the priority of payments. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Reserve Account.”

Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount, as calculated by the servicer, is a specified amount for each payment date based on a schedule determined as of the cut-off date.

If the Base Transaction is issued, as of the closing date, the yield supplement overcollateralization amount will equal $18,276,151.17, which is approximately 1.70% of the initial adjusted pool balance. If the Upsize Transaction is issued, as of the closing date, the yield supplement overcollateralization amount will equal $24,385,677.69, which is approximately 1.70% of the initial adjusted pool balance.

The yield supplement overcollateralization amount for each payment date approximates the present value of the amount by which future payments on receivables with contract rates below a required rate of 7.70% are less than future payments would be on those receivables if their contract rates were equal to the required rate. The yield supplement overcollateralization amount will decline on each payment date. Because the receivables include a substantial number of low contract rate receivables, the receivables could generate less collections of interest than the sum of the amount necessary to pay the servicing fee, interest on the notes, fees, expenses and indemnification amounts required to be paid to the indenture trustee, the owner trustee and the asset representations reviewer and any required deposits into the reserve account if low contract rate receivables are not adequately offset by high contract rate receivables. The yield supplement overcollateralization amount is intended to compensate for low contract rates and is in addition to the overcollateralization referred to above.

See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Credit and Cash Flow Enhancement—Yield Supplement Overcollateralization Amount” in this prospectus for more detailed information about the yield supplement overcollateralization amount.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts (to the extent not otherwise paid by the servicer), asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with “Priority of Payments” above.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor and the issuing entity, will deliver its opinion, assuming compliance with the trust agreement, the indenture and certain other transaction documents, and subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than any notes, if any, held by (A) the issuing entity or a person that beneficially owns more than 99% of the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity or a person beneficially owning a certificate, (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be characterized as debt for United States federal income tax purposes.

Each holder of a note, by acquiring a note or an interest therein, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material United States Federal Income Tax Consequences” in this prospectus.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the considerations described in “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity or account deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the offered notes.

See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

FDIC RULE

The transaction contemplated by this prospectus is intended to comply with the Federal Deposit Insurance Corporation regulatory safe harbor entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). For more information, see “Risk Factors—Risks related to the servicer and other transaction parties—FDIC receivership or conservatorship of CONA could result in delays in payments or losses on your notes” and “The Indenture—FDIC Rule Covenant” and “Material Legal Aspects of the Receivables—FDIC Rule”.

U.S. CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), CONA, as the sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. CONA intends to satisfy this obligation through the retention by CONA and/or one or more of its majority-owned affiliates

(which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) of an “eligible vertical interest” of at least 5% of each class of notes and the certificates to be issued by the issuing entity.

The retained eligible vertical interest will take the form of at least 5% of each class of notes and certificates issued by the issuing entity, though CONA and/or one or more of its majority-owned affiliates may retain more than 5% of one or more classes of notes or of the certificates. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Sponsor—U.S. Credit Risk Retention.”

CONA does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR and in accordance with the SR Rules.

See “The Sponsor—U.S. Credit Risk Retention” in this prospectus.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

On the closing date, CONA, as “originator,” (as such term is defined for the purposes of the EU Securitization Regulation and the UK Securitization Framework) will agree, with reference to the SR Rules as in effect and applicable on the closing date, to retain, upon the issuance of the notes and on an ongoing basis, for as long as the notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance (i) with option (a) of Article 6(3) of the EU Securitization Regulation and (ii) paragraph (1)(a) of SECN 5.2.8R and paragraph (a) of Article 6(3) of Chapter 2 of the PRASR. CONA intends to satisfy this obligation, in each case as in effect and applicable on the closing date, by holding (a) at least 5% of the nominal value of each class of notes and (b) all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of CONA), which in turn will hold at least 5% of the nominal value of the certificates, all in the manner, and on the terms, summarized in “The Sponsor—EU Securitization Regulation and UK Securitization Framework” in this prospectus.

The transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in (i) Article 7 of the EU Securitization Regulation or (ii) SECN 6 or Article 7 of Chapter 2 of the PRASR. In particular, neither CONA nor any other party to the transaction described in this prospectus shall be required to produce any information or disclosure for purposes of (i) Article 7 of the EU Securitization Regulation or (ii) SECN 6 or Article 7 of Chapter 2 of the PRASR, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

Following publication of a report on October 10, 2022 by the European Commission providing interpretative guidance regarding the transparency requirements in Article 7 of the EU Securitization Regulation, the notes are unlikely to be a suitable investment for EU Affected Investors and may not be a suitable investment for UK Affected Investors. See “The Sponsor—EU Securitization Regulation and UK Securitization Framework” in this prospectus for further information about the guidance contained in the report.

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by CONA to retain a material net economic interest as described above and in “The Sponsor—EU Securitization Regulation and UK Securitization Framework” in this prospectus and the information provided in this prospectus generally, or otherwise to be provided to noteholders in relation to this transaction or otherwise, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant.

See “The Sponsor—EU Securitization Regulation and UK Securitization Framework” and “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates” in this prospectus.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the regulations implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

RATINGS

The depositor expects that each class of notes will receive credit ratings from one or more credit rating agencies hired by the sponsor to rate the notes (the “hired agencies”).

Although the hired agencies are not contractually obligated to monitor the ratings on the notes, we believe that the hired agencies will continue to monitor the transaction while the notes are outstanding. The hired agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3.

The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the potential risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” below.

Risks Related to the Characteristics, Servicing and Performance of the Receivables. The notes are subject to risks relating to the characteristics, servicing and performance of the receivables, which could result in delays in payment or losses on your notes.

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Adverse economic conditions, regardless of reason, natural disasters, extreme weather events (including as a result of climate change) or civil unrest in states with significant concentrations of obligors could have a more pronounced effect on the performance of the receivables and could result in delays in payments or losses on your notes.

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Climate change manifesting as physical or transition risks could adversely affect the sponsor’s auto finance business and obligors on receivables and adversely affect the timing and amount of payments on your notes.

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You may incur a loss on your notes if receivables with low contract rates fail to generate sufficient interest to make payments on the notes, especially if there are excessive prepayments on receivables with higher contract rates.

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The outstanding principal balance of a receivable may be greater than the value of the related financed vehicle, which may increase the amount and severity of loss on the receivable and may result in losses on your notes.

•	A vehicle recall may result in delays in payments or losses on your notes.
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The extensive use, reliability and accuracy of systems, models, artificial intelligence and data used by the servicer to service the receivables and the servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.

•	Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables and therefore losses on your notes.
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Changes or instability in the macroeconomic environment could disrupt capital markets, reduce consumer and business activity, and weaken the labor market, all of which could impact obligors’ ability to make payments on their receivables, which may result in reduced or delayed payments on your notes.

•	The return on your notes could be reduced by the impact of the Servicemember’s Civil Relief Act.
•	Failure to comply with consumer protection or other laws may impair the enforceability of the retail installment contracts underlying the receivables, which may result in losses on your notes.
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If an obligor seeks protection under bankruptcy or debtor relief laws, a court could reduce or discharge the obligor’s obligations to repay amounts due and you may experience a reduced return on your notes.

Risks Related to the Limited Nature of the Issuing Entity’s Assets. The issuing entity has limited assets, and delays in payment or losses on your notes could arise from shortfalls or delays in amounts available to make payments on the notes.

•	Only the assets of the issuing entity are available for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.
•	If the receivables are sold following an indenture event of default, the proceeds from the sale of the receivables may not be sufficient to pay the aggregate note balance of your notes.
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Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables and the sponsor or servicer may not be financially in a position to fund its repurchase obligations, and you could suffer a loss.

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Interest of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, including because the issuing entity or CONA may not have a perfected security interest in the financed vehicles or in the receivables, which may affect the issuing entity’s ability to receive payments on the receivables or liquidation proceeds with respect to the financed vehicles.

Risks Related to the Servicer and Other Transaction Parties. Adverse events affecting the servicer or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes.

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The sponsor faces risks related to its operational, technological and organizational infrastructure that could affect its business and operations, including its ability to service the receivables in the receivable pool, which could adversely affect the liquidity or market value of your notes and the timing and amount of payments on your notes.

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Interruptions or losses in the sponsor’s or third-parties’ operational, technological and organizational infrastructure, including a security breach or cyber-attack, may increase the risk of loss on your notes.

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Compliance with new and existing laws, regulations and regulatory expectations and federal financial reform and other measures, and increased legislation and regulatory action, could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

•	FDIC receivership or conservatorship of CONA could result in delays in payments or losses on your notes.
•	A bankruptcy of the depositor could result in delays or a reduction in payments on your notes.
•	You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds.
•	You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer.

•	Federal tax legislative proposals could impact your investment.

Risks Related to the Issuance of Multiple Classes of Notes, an Unknown Aggregate Initial Note Balance of the Notes, an Unknown Allocation of Notes or Retention of Notes. The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknown allocation or retention.

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Classes of notes with a higher sequential numerical class designation will generally be subordinated with respect to principal payments to notes with a lower numerical designation and are exposed to a greater risk of loss.

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Holders of more senior classes of notes will make certain decisions for certain matters, but will have different interests than holders of more junior classes of notes, so there may be a conflict of interest.

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The failure to pay interest on a subordinated class of notes or principal of a note generally will not result in an event of default until the applicable final scheduled payment date or redemption date for the related class of notes.

•	The aggregate initial note balance of the notes is not expected to be known until pricing, which may impact the liquidity or voting power of your notes.
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The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates, by the unknown aggregate initial note balance of the notes or by the unknown allocation of the Class A-2 notes.

Risks Related to Certain Features of the Notes and Financial Market Disruptions. Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes.

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The ratings on the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest arising from the sponsor, the depositor or the issuing entity paying the rating agencies for rating the notes, which could adversely affect the market value of your notes and/or limit your ability to resell the notes.

•	Prepayments, repurchases, events of default or optional redemption of the notes may affect the weighted average life of, and return on, the notes.
•	Financial market disruptions and the absence of a secondary market for the notes may make it difficult for you to sell your notes and/or obtain your desired price.
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If your notes are in book-entry form, you will only be able to exercise your rights as a noteholder indirectly through DTC and Clearstream and their participating organizations, which may also impact the liquidity of your notes and delay your receipt of payments.

•	Foreign Persons investing in notes could be treated as engaged in a U.S. trade or business for United States federal income tax purposes on account of their own activities.

Risks Related to the Issuance of Floating Rate Notes and the Uncertainty Regarding SOFR. The notes are subject to risks relating to uncertainty regarding SOFR, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes.

•	SOFR has a very limited history and the future performance of SOFR cannot be predicted based on historical performance.
•	Any failure of SOFR to maintain market acceptance could adversely affect the notes.
•	The composition and characteristics of SOFR are not the same as those of LIBOR and there is no guarantee that SOFR is a comparable substitute for LIBOR.
•	The secondary trading market for notes linked to SOFR may be limited.
•	The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.
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If SOFR is discontinued, the Class A-2-B notes will bear interest by reference to a different benchmark rate, which could adversely affect the value of the Class A-2-B notes, the return on the Class A-2-B notes and the price at which you can sell such Class A-2-B notes; there is no guarantee that any benchmark replacement will be a comparable substitute for SOFR.

•	Reliance upon Compounded SOFR, and any adjustments to the methodology used to determine Compounded SOFR, may adversely affect the Class A-2-B notes.
•	The price at which the Class A-2-B notes may be sold will depend on a number of factors and may be substantially less than the amount expected.
•	A decrease in SOFR (or replacement benchmark), including a negative SOFR Rate, may reduce the rate of interest on the Class A-2-B notes to 0.00%.
•	The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate hedge agreements and you may suffer losses on your notes if interest rates rise.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

RISKS RELATED TO THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, or the occurrence or worsening of disease outbreaks or pandemics, natural disasters, extreme weather events or civil unrest in the states where obligors reside may adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—Climate change manifesting as physical or transition risks could adversely affect the sponsor’s auto finance business and obligors on receivables and adversely affect the timing and amount of payments on your notes” and “Risks related to the characteristics, servicing and performance of the receivables—Changes or instability in the macroeconomic environment may decrease obligor confidence and may impact obligor behavior, which may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.” As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Risks related to certain features of the notes and financial market disruptions—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

As of the cut-off date, based on the billing addresses of the obligors, approximately 10.34%, 9.62%, 7.37%, 6.35% and 5.07% of the principal balance of the receivables in the receivables pool, if the Base Transaction is issued, were located in Texas, Florida, California, Ohio and Illinois, respectively. As of the cut-off date, based on the billing addresses of the obligors, approximately 10.32%, 9.58%, 7.40%, 6.34% and 5.06% of the principal balance of the receivables in the receivables pool, if the Upsize Transaction is issued, were located in Texas, Florida, California, Ohio and Illinois, respectively.

No other state accounts for more than 5.00% of the principal balance of the receivables in the receivables pool as of the cut-off date. Because of the concentration of the obligors in certain states, any adverse economic factors, the occurrence or worsening of disease outbreaks or pandemics, natural disasters, extreme weather events or civil unrest in those states may have a greater effect on the performance of the receivables than if the concentration did not exist, which may result in a greater risk of losses on your notes.

Climate change manifesting as physical or transition risks could adversely affect the sponsor’s auto finance business and obligors on receivables and adversely affect the timing and amount of payments on your notes

Climate change risks can manifest as physical or transition risks.

Physical risks are the risks from the effects of climate change arising from acute, climate-related events, such as hurricanes, flooding and wildfires, and chronic shifts in climate, such as sea level rise and higher average temperatures. Such events could disrupt the sponsor’s auto finance business, including its servicing of the receivables, or the operations of third parties on which the sponsor and servicer rely, including through direct damage to assets and indirect impacts from supply chain disruption and market volatility.

Transition risks are the risks resulting from the shift toward a lower-carbon economy arising from the changes in policy, consumer and business sentiment or technologies in regards to limiting climate change. Transition risks, including changes in consumer preferences and additional regulatory requirements or taxes, could impact the sponsor’s strategies relating to the servicing of the receivables. For example, changes in consumer preferences may be impacted by consumer perceptions of climate change, which may affect the pricing and resale value of the financed vehicles securing the receivables. See “—The rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal amount of the related receivable, which may result in losses on the receivables.” Physical and transition risks could also affect the financial health of certain obligors in impacted industries or geographies. Obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on the receivables. If these risks were to materialize in a geographic region in which a large number of obligors are located, their impact could be exacerbated. See “—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.”

In addition, the sponsor’s reputation and its obligor relationships may be damaged as a result of its policies, practices, disclosures and decisions related to climate change and the environment, or the practices or involvement of the sponsor’s clients or vendors and suppliers, in certain industries or projects associated with causing or exacerbating climate change. In addition, due to divergent views of stakeholders, the sponsor is at increased risk that any action, or lack thereof, by the sponsor concerning the sponsor’s response to climate change could be perceived negatively by some stakeholders, which could adversely impact the sponsor’s reputation and obligor relationships. Further, there is increased scrutiny of climate change-related policies, goals and disclosures, which could result in litigation and regulatory investigations and actions.

As climate risk is interconnected with many risk types, the sponsor and its parent, Capital One Financial Corporation (the “Corporation”), continue to enhance processes to embed evolving climate risk considerations into their existing risk management strategies; however, because the timing and severity of climate change may not be predictable, their risk management strategies may not be effective in mitigating climate risk exposure. Additionally, estimations used in climate risk assessments have an increased level of uncertainty due to limited historical trend information and the absence of standardized, reliable and comprehensive greenhouse gas emissions data across the industry, which could cause these risk assessments to vary significantly over time or actual risks to vary from the sponsor and the Corporation’s assessments. These impacts of climate change could, individually or collectively, adversely impact the timing and amount of payments on your notes.

You may incur a loss on your notes if receivables with low contract rates fail to generate sufficient interest to make payments on the notes, especially if there are excessive prepayments on receivables with higher contract rates

The receivables in the receivables pool will include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

The rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal amount of the related receivable, which may result in losses on the receivables

The value of any financed vehicle may be less than the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered to be new. As a result, it is highly likely that the principal balance of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. A default during the earlier years of a receivable’s term is more likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on that receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. See “The Receivables Pool—Pool Stratifications” in this prospectus for the percentage of receivables with original terms greater than 72 months. None of the receivables will have an original term greater than 75 months.

Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices. Similarly, receivables with a higher loan-to-value ratio tend to have a higher severity of loss. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer, material vehicle recalls or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer preferences, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your notes. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. Additionally, economic and financial disruptions (for example, the COVID-19 pandemic) have affected both the supply and demand of new and used vehicles, and has affected repossession activity and the market and process for the sale of repossessed vehicles. Further, constraints in production and supply chain factors, including a shortage of key components necessary to manufacture new vehicles or to repair and maintain used vehicles, may temporarily inflate used vehicle prices. As new vehicle supply was reduced, used vehicles saw an increase in demand. As a result of the foregoing, the delinquency, repossession and credit loss figures, shown in the tables appearing under “The Receivables Pool—Delinquencies, Repossessions and Net Credit Losses” in this prospectus, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You may experience delays in payments or losses on your notes resulting from a vehicle recall

Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines or if a recall delays the timing of sales, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or losses on your notes.

The extensive use, reliability and accuracy of systems, models, artificial intelligence and data used by the servicer to service the receivables and the servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes

The servicer uses business infrastructure and systems of third-party service providers (and their supply chains) in order to service the receivables, and any deterioration of, or interruption in, the reliability and accuracy of such infrastructure and systems may impact the performance of the receivables. See “—The sponsor faces risks related to its operational, technological and organizational infrastructure that could affect its business and operations, including its ability to service the receivables in the receivables pool, which could adversely affect the liquidity or market value of your notes and the timing and amount of payments on your notes.” Additionally, from time to time, the servicer may update its servicing systems used to service motor vehicle receivables in order to improve operating efficiency, update technology and enhance customer services, and has recently done so. In connection with the recent update and any further updates or transitions, the servicer may experience disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training. These and other implementation-related difficulties may contribute to higher delinquencies, servicing inefficiencies, data processing issues, manual intervention to supplement or correct systems issues and the need for further updates to the servicing systems. It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced in connection with a failure or interruption of information systems, and any disruptions in servicing activities may have an adverse effect on your notes.

The servicer relies on quantitative models and its ability to manage and aggregate data in an accurate and timely manner to assess and manage risk and to service the receivables. From time to time, the servicer also uses artificial intelligence (“AI”) in a limited capacity in connection with servicing the receivables. The servicer continues to invest in building new capabilities that employ new AI technologies such as generative AI, and it expects its use of these technologies to increase over time. However, there are significant risks involved in utilizing models and AI and no assurance can be provided that the use will enhance the sponsor’s business or produce intended or beneficial results. For example, generative AI has been known to produce false or “hallucinatory” inferences or output, and certain generative AI uses machine learning and predictive analytics, which can create inaccurate, incomplete or misleading output, unexpected results, errors or inadequacies, any of which may not be easily detectable. If the models or AI solutions that the servicer creates or uses are, or are perceived to be, deficient, inaccurate, biased, unethical or controversial, the servicer could incur operational inefficiencies, competitive harm, legal liability, brand or reputational harm, or other adverse impacts on its business and financial results. In addition, models and AI based on historical data sets might not be accurate predictors of future outcomes and their ability to appropriately predict future outcomes may degrade over time due to limited historical patterns, extreme or unanticipated market movements or customer behavior and liquidity, especially during severe market downturns or stress events (e.g., geopolitical or pandemic events). Consequently, the servicer could incur operational inefficiencies, legal liability, deterioration in servicing efficacy or other adverse impacts arising from the extensive use of models and data, as well as the servicer’s evolving use of artificial intelligence, that may impact the performance of the receivables and the amount and timing of funds available to make payments on the notes.

Although the servicer is obligated to service the receivables in accordance with its customary servicing practices, the servicer has broad discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures, subject to certain limitations regarding permitted modifications. The servicer, in its own discretion, may permit an extension on, or a deferral of, payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or an occurrence or worsening of a disease outbreak or pandemic, affecting a large group of obligors. In addition, the servicer may from time to time offer obligors a temporary reduction in payment and/or an opportunity to defer payments. See “The Servicer—Servicing” in this prospectus. Payment deferrals or extensions or delays in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of a class of notes and reduce the yield on your notes. However, the servicer must purchase the receivable from the issuing entity if any payment deferral of a receivable extends the term of the receivable beyond the last day of the collection period preceding the final scheduled payment date for the Class D notes.

Further, the servicer’s customary servicing practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary servicing practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to the issuing entity, the servicer is not obligated to maximize collections from the receivables. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables

Information regarding credit scores for the obligors under the receivables in the receivables pool as of the cut-off date obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default on its payment obligations than a borrower with a lower score. Neither the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that may differ in the immediate future, and may differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to the sponsor’s managed portfolio of motor vehicle retail installment sale contracts categorized as “prime” and which are considered eligible for securitization in the Capital One Prime Auto Receivables (“COPAR”) program based on CONA’s internal scoring model may not reflect actual experience with respect to the receivables in the receivables pool. An obligor’s ability and willingness to repay its motor vehicle receivable can be adversely affected by decreases in the income of the obligor or increases in its payment obligations to other lenders, whether as a result of a job loss, higher debt levels or rising cost of servicing debt, inflation outpacing wage growth, or by a restricted availability of credit generally. Further, the sponsor uses models in processes such as determining the interest rate of the receivables, identifying potentially fraudulent transactions, grading loans and extending credit, predicting loan losses and other operation functions. Development and implementation of some of these models require the sponsor to make difficult, subjective and complex judgment. In addition, models based on historical data sets might not be accurate predictors of future outcomes and may degrade over time due to limited historical patterns, extreme or unanticipated economic stimulus, market movements or customer behavior and liquidity, especially during severe market downturns or stress events (e.g., geopolitical or pandemic events). The sponsor has experienced variability (including increases) in delinquencies and repossessions on its motor vehicle receivables portfolio, which variability may continue. Additionally, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles, are variable, and declines in used vehicle prices will result in increased credit losses on defaulted receivables. Therefore, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus.

In addition, the servicer’s customary servicing practices have changed over time and may change from time to time in the future, and those changes could reduce collections on the receivables. As a result, the delinquency and credit loss experience presented in this prospectus with respect to the sponsor’s managed portfolio of “prime” auto receivables or the static pool information may not reflect actual experience with respect to the receivables. If the performance of the receivables is worse than expected, the timing and amount of payments on the notes could be adversely affected.

Changes and instability in the macroeconomic environment could disrupt capital markets, reduce consumer and business activity, and weaken the labor market, all of which could impact obligors’ ability to make payments on their receivables, which may result in reduced or delayed payments on your notes

Changes and instability in the macroeconomic environment may impact payment patterns and may lead to an increase in forbearance in connection with obligors suffering a hardship if the servicer elected to, or was required to, implement forbearance programs. A prolonged period of economic weakness, volatility, slow growth, or a significant deterioration in economic conditions could have a material adverse effect on the ability and willingness of obligors to meet their payment obligations under the receivables.

Some of the factors that could disrupt capital markets, reduce consumer and business activity, and weaken the labor market, thereby leading to adverse performance of the receivables, include the following:

•

monetary policy actions, such as changes to interest rates, taken by the Federal Reserve and other central banks, and a growing fiscal deficit and increase in the U.S. debt to gross domestic product ratio;

•	fiscal policy actions, such as changes to applicable tax codes;

•	geopolitical conflicts or instabilities, such as the war between Ukraine and Russia and the conflict in the Middle East, and increased geopolitical tensions between the U.S. and China;

•	trade wars, tariffs, labor shortages and disruptions of global supply chains;

•

the effects of stalemates in the U.S. government, including government shutdowns whether recurring, prolonged or otherwise, developments related to the U.S. federal debt ceiling, default by the U.S. government on its debt obligations, or related credit-rating downgrades;

•	inflation and deflation, including the effects of related governmental responses;

•	concerns over a potential recession, which may lead to adjustments in spending patterns;

•	technology-driven disruption of certain industries, such as those due to advances in AI, robotics and cryptocurrency; and

•	shifts in obligor behavior, including changes in payment patterns.

In recent years, consumer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States may be wide ranging, evidenced by rising wages or rising costs of consumer goods and services. For example, if an obligor’s income growth fails to keep pace with the rising costs of goods and services, then such obligor may have less funds available to make payments on their receivables, resulting in an increased risk of delinquency, default, repossession and loss on the receivable. Further, changes and instability in the macroeconomic environment may also be accompanied by decreased consumer demand for automobiles, light-duty trucks, SUVs and vans and declining values of motor vehicles securing outstanding retail installment sale contracts, which increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used vehicles during periods of economic instability may also depress the prices at which repossessed vehicles may be sold or delay the timing of these sales. See “—The rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal amount of the related receivable, which may result in losses on the receivables.”

Conversely, an improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables, either because obligors elect to make payments more frequently or in larger-than-required amounts or because obligors sell the financed vehicles more frequently in connection with the purchase of new vehicles. As a result, you may receive principal payments of your notes earlier than anticipated, which may reduce your return on your notes.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes

The Servicemembers Civil Relief Act, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation, together with the servicer’s policies developed to comply with such legislation as well as provide additional benefits to active military personnel and, in some circumstances, their family members and certain other related parties (even where not required by law), could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as limit the ability to repossess the financed vehicle related to an affected receivable during and for a certain time after the obligor’s period of active military duty. This legislation and the servicer’s policies may result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Failure to comply with consumer protection laws may result in losses on your investment

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The sponsor may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the sponsor fails to repurchase that receivable, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, you might experience delays or reductions in payments on your notes. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or completely discharge the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. If no funds are available from collections or amounts on deposit in the reserve account to cover the applicable default amount or if you receive payments of principal earlier than anticipated, you may experience a reduced return on your notes or a reduction in payment on your notes.

RISKS RELATED TO THE LIMITED NATURE OF THE ISSUING ENTITY’S ASSETS.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes

Your notes are secured solely by the assets of the issuing entity. The sponsor, the servicer and the depositor are not obligated to make any payments to you on your notes and do not guarantee payments on the receivables. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity. Distributions on any class of notes will depend on the amount and timing of payments and other collections in respect of the receivables and any credit enhancement for the notes and distributions from the reserve account. These amounts may not be sufficient to make full and timely distributions on your notes. If delinquencies and losses on the receivables create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss.

You may experience a loss or a delay in receiving payments, or a prepayment, on the notes if the assets of the issuing entity are liquidated

If an event of default under the indenture occurs and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity as described under “The Indenture—Rights Upon Event of Default.” As a result:

•	you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid or until the liquidation of the assets is completed; and

•	your notes may be repaid earlier than scheduled.

The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding note balance of the notes to be paid before the related final scheduled payment date will involve the prepayment risks described above under “—Risks related to certain features of the notes and financial market disruptions—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

Repurchase obligations are limited, and do not protect the issuing entity from all risks that may impact the performance of the receivables

The sponsor will make limited representations and warranties regarding the characteristics of the receivables to be transferred to the depositor, which will then transfer the receivables and assign the sponsor’s representations to the issuing entity. The sponsor will be obligated to repurchase from the issuing entity (as assignee of the depositor) a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity, the noteholders or the certificateholders in such receivable). Additionally, CONA, as servicer, will be obligated to repurchase from the issuing entity a receivable if the servicer makes certain modifications to the receivable or if the servicer breaches certain servicing covenants (and such breach is not cured and materially and adversely affects the interest of the issuing entity, the noteholders or the certificateholders in such receivable). However, the representations and warranties made by the sponsor are not a guarantee of performance and do not protect the issuing entity from all risks that could impact the performance of the receivables. Further, the representations and warranties are made as of the cut-off date or closing date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the receivables. While the sponsor or servicer may be obligated to repurchase a receivable, the sponsor may not be financially in a position to fund its repurchase obligation and you could suffer a loss. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Representations and Warranties” and “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Modifications of Receivables and Extensions of Receivables Final Payment Dates.”

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interests, which may result in losses on the receivables and reduced payments on your notes

Upon the acquisition of a receivable from a dealer, CONA takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with the sale of receivables to the depositor, CONA will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Although the receivables will be transferred to the issuing entity and pledged to the indenture trustee, the lien certificates or certificates of title relating to the financed vehicles securing the receivables will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. Additionally, the issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor, or any other person will have any obligation to purchase or repurchase a receivable if liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity.

The sponsor or the servicer may be required to repurchase or purchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the issuing entity, the noteholders or the certificateholders in the related receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. The servicer may not be able to repossess and liquidate a financed vehicle if the security interest in that vehicle created by the receivable is not perfected at the time of repossession, which could result in higher losses on defaulted receivables and reduced collections available to make payments on your notes. In addition, generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The servicer will maintain possession of the original contracts for each of the receivables in tangible form or “control” of the authoritative copies of the contracts in electronic form, and the original contracts and authoritative copies of electronic contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to obtain control of the authoritative copies of the electronic contracts, in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the receivable which may have priority over the issuing entity’s interest. The servicer could also lose possession or control of the contracts through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise (especially in a circumstance where the contracts are held in electronic form). Furthermore, if the servicer becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

As a result of any of the above events, the issuing entity may not have a perfected security interest in the financed vehicles or in the receivables. The possibility that the issuing entity may not have a perfected security interest in the financed vehicles or the receivables may affect the issuing entity’s ability to receive payments on the receivables or liquidation proceeds with respect to the financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your notes.

RISKS RELATED TO THE SERVICER AND OTHER TRANSACTION PARTIES.

The sponsor faces risks related to its operational, technological and organizational infrastructure that could affect its business and operations, including its ability to service the receivables in the receivables pool, which could adversely affect the liquidity or market value of your notes and the timing and amount of payments on your notes

The sponsor, including its auto finance business, must accurately process, record and monitor an increasingly large number of complex transactions. Digital technology, cloud-based services, data and software development are deeply embedded into the sponsor’s business model and how the sponsor works.

Similar to other large financial institutions, the sponsor is exposed to operational risk that can manifest itself in many ways, such as errors in execution, inadequate processes, inaccurate models, faulty or disabled technological infrastructure, malicious disruption and fraud by employees or persons outside of the sponsor, whether through attacks on the sponsor directly or on its third-party service providers or obligors. In addition, the increasing use of near real-

time money movement solutions, among other risks, increases the complexity of preventing, detecting and recovering fraudulent transactions. The sponsor is also heavily dependent on the security, capability, integrity and continuous availability of the technology systems and networks that it uses to manage its internal financial and other systems, monitor risk and compliance with regulatory requirements, provide services to its obligors, develop and offer new products, communicate with stakeholders and service auto receivables, disruptions to or breaches of which could adversely affect the timing and amount of payments on your notes. Despite the sponsor’s implementation of various internal and external procedures and security measures, its employees, service providers, partners and other third parties with whom it interacts may expose it to certain risks as a result of human error. In addition, in connection with the integration of Discover, the sponsor may experience increased risks associated with processing a large volume of transactions in multiple currencies and in jurisdictions where it has not previously operated.

If the sponsor does not maintain the necessary operational, technological and organizational infrastructure to operate its business, including to maintain the resiliency and security of that infrastructure, the sponsor’s business and reputation could be materially adversely affected. The sponsor also is subject to disruptions to its systems or networks or other servicing disruptions arising from events that are wholly or partially beyond its control, which may include computer viruses; computer, telecommunications, network, utility, electronic or physical infrastructure outages; bugs, errors, insider threats, design flaws in systems, networks or platforms; availability and quality of vulnerability patches from key vendors, cyber-attacks and other security incidents, natural disasters, other damage to property or physical assets, or events arising from local or larger scale politics, including civil unrest, terrorist acts and military conflict. In particular, the sponsor’s and servicer’s ability to conduct business may be adversely affected by a disruption in the infrastructure that supports the communities where the sponsor’s business and operations are primarily located, which are concentrated in the Northern Virginia and New York metropolitan areas, Richmond, Virginia, Chicago, Illinois and Plano, Texas. Any failure to maintain the sponsor’s infrastructure or prevent disruption of its systems, networks and applications could diminish its ability to operate its businesses, service obligors’ accounts and protect obligors’ information, or result in potential liability to obligors, reputational damage, regulatory intervention and obligors’ loss of confidence in the sponsor’s businesses, any of which could adversely affect the sponsor’s business and operations, including its ability to service the receivables in the receivables pool, which could adversely affect the timing and amount of payments on your notes.

The sponsor also relies on the business infrastructure and systems of third-party service providers (and their supply chains) with which it does business and/or to whom it outsources the operation, maintenance and development of its information technology and communications systems. Other than the ongoing integration of Discover, the sponsor has substantially migrated primarily all aspects of its core information technology systems and obligor-facing applications to third-party cloud infrastructure platforms, principally Amazon Web Services, Inc. (“AWS”). If the sponsor fails to architect, administer or oversee these environments in a well-managed, secure and effective manner, or if such platforms become unavailable, are disrupted, fail to scale, do not operate as designed, or do not meet their service level agreements for any reason, the sponsor may experience unplanned service disruption or unforeseen costs which could result in material harm to the sponsor’s business and operations, including its auto finance business. The sponsor must successfully develop and maintain information, financial reporting, disclosure, privacy, data protection, data security and other controls adapted to its reliance on these outside platforms and providers. Weakness in the sponsor’s third-party service providers’ processes or controls could impact its ability to deliver products or services to its customers and expose it to compliance and operational risks. In addition, AWS or other service providers (including, without limitation, those who also rely on AWS) have experienced and may continue to experience system or telecommunication breakdowns or failures, outages, degradation in service, downtime, failure to scale, software bugs, design flaws, cyber-attacks and other security incidents, insider threats, adverse changes to financial condition, bankruptcy, or other adverse conditions (including conditions which interfere with the sponsor’s access to and use of AWS) that are outside of the sponsor’s control, any of which could have a material adverse effect on the sponsor’s business and reputation. For example, in January 2025, the sponsor experienced a multi-day system outage due to a technical issue experienced by Fidelity Information Services, a third-party service provider, which temporarily impacted certain servicers for some of its customers, including customers of the sponsor’s auto finance business. Although the sponsor was able to reconnect its systems following restoration of the vendor’s capabilities, there can be no assurance that the sponsor will not experience additional system outages in the future as a result of technical issues experienced by its third-party vendors. Any such service outage, particularly where the vendor is the single source from which the sponsor obtains such services, could significantly disrupt the sponsor’s business, including its auto servicing platform. The sponsor also faces a risk that its third-party service providers might be unable or unwilling to continue to provide services to meet its current or future needs in an efficient, cost-effective, or favorable manner or may terminate or seek to terminate their contractual relationship with it. Any transition to alternative third-party service providers or internal solutions may be difficult to implement, may cause the sponsor to incur significant time and expense and may disrupt or degrade its ability to deliver products and services, including its ability to service auto receivables, which could adversely affect the timing and amount of payments on your notes. Thus, the substantial amount of the sponsor’s infrastructure that it outsources to AWS or to other third-party service providers may increase the sponsor’s risk exposure.

Any disruptions, failures or inaccuracies of the sponsor’s operational processes, technology systems, networks and models, including those associated with improvements or modifications to such technology systems, networks and models, or failure to identify or effectively respond to operational risks in a timely manner and continue to deliver its services through an operational disruption, could cause the sponsor to be unable to market and manage its products and services, manage its risk, meet its regulatory obligations or report its financial results in a timely and accurate manner, all of which could have a negative impact on the sponsor’s auto finance business, including its ability to service the receivables in the receivables pool, which could adversely affect the liquidity or market value of your notes and the timing and amount of payments on your notes. Further, any of the foregoing risks could be heightened and the sponsor could experience failures, outages and other disruptions as a result of the integration of Discover, including the migration of and other changes to Discover’s data, systems, networks and infrastructure to the sponsor’s third-party cloud infrastructure platforms.

A cyber-attack or other security incident on the sponsor or third parties (including their supply chains) with which the sponsor conducts business, including an incident that results in the theft, loss, manipulation or misuse of information (including personal information), or the disabling of systems and access to information critical to business operations may cause the sponsor to suffer damage to its reputation, legal exposure and disruptions to its servicing of receivables, which could adversely affect the liquidity or market value of your notes and the timing and amount of payments on your notes

The sponsor’s ability to provide its products and services and communicate with its obligors, depends upon the management and safeguarding of information systems and infrastructure, networks, software, data, technology, methodologies and business secrets, including those of its service providers. The sponsor’s products and services involve the collection, authentication, management, usage, storage, transmission and destruction of sensitive and confidential information, including personal information, regarding its obligors and their accounts, its employees, its partners and other third parties with which it does business. The sponsor also has arrangements in place with third-party business partners through which it shares and receives information about the third parties’ customers who are or may become customers of the sponsor. The financial services industry, including the sponsor, is particularly at risk because of the increased use of and reliance on digital banking products and other digital services, including mobile banking products, such as mobile payments, and other internet- and cloud-based products and applications, and the development of additional remote connectivity solutions, which increase cybersecurity risks and exposure. In addition, global events and geopolitical instability (including, without limitation, the conflict in the Middle East, the war between Ukraine and Russia and the related sanctions imposed by the U.S. and other countries, and increased geopolitical tensions between the U.S. and China) may lead to increased nation state targeting of financial institutions in the U.S. and abroad.

Technologies, systems, networks and other devices of the sponsor, as well as those of its employees, service providers, partners and other third parties with whom the sponsor interacts, have been and may continue to be the subject of cyber-attacks and other security incidents, including computer viruses, hacking, malware, ransomware, denial of service attacks, supply chain attacks, exploitation of vulnerabilities, credential stuffing, account takeovers, insider threats, business email compromise scams or the use of phishing, vishing (through voice messages), smishing (through SMS text), “deep fakes,” or other forms of social engineering. Such cyber-attacks and other security incidents are designed to lead to various harmful outcomes, such as unauthorized transactions in obligor accounts, unauthorized or unintended access to or release, gathering, monitoring, disclosure, loss, destruction, corruption, disablement, encryption, misuse, modification or other processing of confidential or sensitive information (including personal information), intellectual property, software, methodologies or business secrets, disruption, sabotage or degradation of service, systems or networks, an attempt to extort the sponsor, its third-party service providers or its business partners or other damage. Cyber-attacks and other security incidents that occur in the supply chain of third parties with which the sponsor interacts could also negatively impact the sponsor’s ability to service the receivables, which could adversely affect the timing and amount of payment on your notes. These threats may derive from, among other things, error, fraud or malice on the part of the sponsor’s employees, insiders, or third parties or may result from accidental technological failure or design flaws. Any of these parties may attempt to fraudulently induce employees, service providers, obligors, partners or other third party users of the sponsor’s systems or networks to disclose confidential or sensitive information (including personal information) in order to gain access to the sponsor’s systems, networks or data or those of the sponsor’s obligors, partners, or third parties with whom the sponsor interacts, or to unlawfully obtain monetary benefit through misdirected or otherwise improper payment. For instance, any party that obtains the sponsor’s confidential or sensitive information (including personal information) through a cyber-attack or other security incident may use this information for ransom, to be paid by the sponsor or a third party, as part of a fraudulent activity that is part of a broader criminal activity, or for other illicit purposes. Additionally, the failure of the sponsor’s employees, third-party service providers or business partners, or their respective supply chains, to exercise sound judgment and vigilance when targeted with social engineering or other cyber-attacks may increase the sponsor’s vulnerability.

For example, on July 29, 2019, the sponsor’s direct parent, the Corporation, announced that on March 22 and 23, 2019 an outside individual gained unauthorized access to the sponsor’s systems (the “2019 Cybersecurity Incident”). This individual obtained certain types of personal information relating to people who had applied for the sponsor’s credit card products and to its cardholders. While the 2019 Cybersecurity Incident has been remediated, it resulted in fines, litigation, consent orders, settlements, government investigations and other regulatory enforcement inquiries. Cyber and information security risks for large financial institutions such as the sponsor continue to increase due to the proliferation of new technologies, the industry-wide shift to reliance upon the internet to conduct financial transactions, the increased sophistication and activities of malicious actors, organized crime, perpetrators of fraud, hackers, terrorists, activists, extremist parties, formal and informal instrumentalities of foreign governments, state-sponsored or nation-state actors and other external parties and the growing use of AI by threat actors.

In addition, obligors on receivables serviced by the sponsor access the sponsor’s products and services using personal devices that are necessarily external to the sponsor’s security control systems. There has also been a significant proliferation of consumer information available on the internet resulting from breaches of third-party entities, including personal information, log-in credentials and authentication data. These third-party breach events could create a threat for obligors on receivables serviced by the sponsor if their Capital One log-in credentials are the same as or similar to the credentials that have been compromised on other internet sites. This threat could include the risk of unauthorized account access, data loss and fraud. The use of AI, “bots” or other automation software can increase the velocity and efficacy of these types of attacks. As the sponsor’s employees are operating under its hybrid work model, its remote interaction with employees, service providers, partners and other third parties on systems, networks and environments over which the sponsor has less control (such as through employees’ personal devices) increases its cybersecurity risk exposure. The sponsor will likely face an increasing number of attempted cyber-attacks as it expands its mobile and other internet-based products and services, expands its usage of mobile, cloud and other internet-based technologies and provides more of such products and these services to a greater number of retail banking customers and auto finance customers.

The methods and techniques employed by malicious actors continue to develop and evolve rapidly, including from emerging technologies, such as advanced forms of AI and quantum computing, are increasingly sophisticated and often are not fully recognized or understood until after they have occurred, and some techniques could occur and enable persistent access for an extended period of time before being detected and remediated, if at all. The sponsor and its service providers and other third parties with which it interacts may be unable to anticipate or identify certain attack methods or techniques in order to implement effective preventative or detective measures or mitigate or remediate the damages caused in a timely manner. Similarly, any cyber-attack or other security incident, information or security breach or technology failure that significantly exposes, degrades, destroys or compromises the sponsor’s information systems or networks could adversely impact third parties and the critical infrastructure of the financial services industry, thereby creating additional risk for the sponsor. The sponsor may also be unable to hire, develop and retain talent that keeps pace with the rapidly changing cyber threat landscape, and which are capable of preventing, detecting, mitigating or remediating these risks. Although the sponsor seeks to maintain a robust suite of authentication and layered information security controls, any one or combination of these controls could fail to prevent, detect, mitigate, remediate or recover from these risks in a timely manner.

An actual, suspected, threatened or alleged disruption or breach, including as a result of a cyber-attack such as the 2019 Cybersecurity Incident, or media (including social media) reports of alleged or perceived security vulnerabilities or incidents at the sponsor or at the sponsor’s service providers, could result in significant legal and financial exposure, regulatory intervention, litigation, enforcement actions, remediation costs, supervisory liability, damage to the sponsor’s reputation or loss of confidence in the security of the sponsor’s systems, products and services that could adversely affect the sponsor’s auto business, including its ability to service obligor accounts or loans (including the receivables), which could adversely affect the timing and amount of payments on your notes. Moreover, new regulations may require the sponsor to publicly disclose certain information about certain cybersecurity incidents before they have been resolved or fully investigated, and any delays in receiving timely information from impacted service providers and business partners can affect the sponsor’s ability to fully meet applicable disclosure requirements for a given incident. There can be no assurance that unauthorized access or cyber incidents similar to the 2019 Cybersecurity Incident will not occur or that the sponsor will not suffer material losses in the future. If future attacks are successful or if obligors are unable to access their accounts online for other reasons, it could adversely affect the sponsor’s ability to service obligor accounts or loans (including the receivables), complete financial transactions for obligors or otherwise operate any of the sponsor’s businesses or services. In addition, a breach or attack affecting one of the sponsor’s service providers or other third parties with which the sponsor interacts could harm the sponsor’s business even if the sponsor does not control the service that is attacked.

Further, the sponsor’s ability to monitor its service providers’ and other business partners’ cybersecurity practices is inherently limited. Although the agreements that the sponsor has in place with its service providers (and other business partners) generally include requirements relating to privacy, data protection and data security, the sponsor cannot guarantee that such agreements will prevent a cyber incident impacting its systems or information or enable it to obtain adequate or any reimbursement from its service providers or other business partners in the event the sponsor should suffer any such incidents. However, due to applicable laws and regulations or contractual obligations, the sponsor may be held responsible for cyber incidents attributed to its service providers and other business partners as they relate to the information the sponsor shares with them.

In addition, high profile cyber incidents at the sponsor or other large financial institutions could undermine the sponsor’s competitive advantage and divert management attention and resources, lead to a general loss of customer confidence in financial institutions that could negatively affect the sponsor, including harming the market perception of the effectiveness of the sponsor’s security measures or the global financial system in general, which could adversely affect the liquidity or market value of your notes.

Furthermore, the Discover transaction exposes the sponsor to additional cybersecurity risks, which are expected to continue until the integration of Discover is completed. These risks include the possibility of previously undetected cybersecurity threats in Discover’s operations, systems and networks, as well as risks related to the cybersecurity posture of Discover and its third-party service providers. The materialization of such risks could lead to the degradation or disruption of the sponsor’s operations and services; unauthorized access; breach of confidentiality; misuse or modification of systems, networks, and data.

Compliance with new and existing laws, regulations and regulatory expectations and federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes

A wide array of laws and regulations, including banking, tax and consumer lending and payment services laws and regulations, apply to every aspect of the sponsor and the servicer’s business and these laws can be uncertain and evolving. The sponsor, the servicer and their respective subsidiaries are also subject to supervision and examination by multiple regulators, and the manner in which such regulators interpret applicable laws and regulations may affect how the sponsor and the servicer comply with them.

The sponsor, including Discover’s business acquired in the Discover transaction, may be subject to increased scrutiny by, and/or may require additional regulatory compliance with, governmental authorities in connection with the Discover transaction as a result of an increase in the size, scope and complexity of the combined business operations, which may have an adverse effect on the sponsor’s business, financial condition and operations.

Failure to comply with these laws and regulations and effectively navigate this complex regulatory landscape, even if the failure is inadvertent, results from human error or reflects a difference in interpretation or conflicting legal requirements, could subject the sponsor or the servicer to restrictions on their business activities, fines, criminal sanctions and other penalties, and/or damage to reputation with regulators, obligors or the public and could adversely affect the ability of the sponsor and servicer to perform their respective obligations under the transaction documents. Hiring, training and retaining qualified compliance and legal personnel, and establishing and maintaining risk management and compliance-related systems, infrastructure and processes, is difficult and may lead to increased expenses. In addition, actions, behaviors or practices by the sponsor, its employees or representatives that are illegal, unethical or contrary to the sponsor’s core values could harm the sponsor or its customers (including obligors on motor vehicle receivables) and are subject to regulatory scrutiny across jurisdictions. Violations of law by other financial institutions may also result in increased regulatory scrutiny of the sponsor or the servicer.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) created a framework, known as the “Orderly Liquidation Authority” (“OLA”), for the liquidation of certain bank holding companies and certain of their subsidiaries in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and created the Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. Furthermore, political and policy goals of elected officials may change over time, which could impact the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies and the CFPB. It is unclear how state regulators will react to changes at the federal level. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the SEC, CFPB or other government entities, as applicable, has imposed costs on, created operational constraints for, and placed limits on pricing of consumer products with respect to banks such as the sponsor. Any new or modified implementing regulations issued by the prudential regulators could still have a significant future impact on the servicing of the receivables, or on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization special purpose entities. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by securitization trusts by holding that the trusts are “covered persons” under the Dodd-Frank Act because they engage in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). After unsuccessfully seeking relief from the Third Circuit Court of Appeals, the defendant trusts filed a petition for a writ of certiorari to the U.S. Supreme Court, which was denied on December 16, 2024. On April 25, 2025, the CFPB stipulated to the dismissal of the action with prejudice, and on April 28, 2025, the district court terminated the action pursuant to that stipulation of dismissal. Despite the dismissal, the CFPB and state regulators and attorneys general, who have independent authority to enforce the Dodd-Frank Act, may still rely on this decision as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity, in the future.

In addition, on May 6, 2024, the CFPB filed a separate complaint against the National Collegiate Student Loan Trusts (“NCSL Trusts”), as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA. The CFPB also filed proposed final judgments and orders. On January 3, 2025, the court agreed to stay the effectiveness of the settlement pending intervenor Pacific Investment Management Company LLC’s (“PIMCO”) objection to the proposed orders. The case was referred to the circuit mediator, and, on August 12, 2025, the parties filed a motion for partial remand. In that motion, the parties stated that, after participation in the Third Circuit’s mediation program, they had agreed to the terms of a proposed settlement and that a condition of that settlement is that the district court grant a motion to partially vacate or modify the stipulated judgments previously entered by the district court. The Third Circuit granted the partial remand on September 25, 2025.

In February 2022, the CFPB also issued a Compliance Bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate applicable law, and the CFPB also described its intention to hold loan holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. On May 12, 2025, the CFPB filed a notice in the Federal Register announcing that the agency has withdrawn this Compliance Bulletin. Despite this withdrawal, it is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile retail installment sale contracts, such as the issuing entity, and servicers in the future. For example, the CFPB entered into consent orders with a large national bank and a finance company related to certain servicing practices. Among other things, the CFPB determined that such large national bank engaged in unfair auto loan servicing acts and practices by incorrectly applying consumer payments, charging borrowers incorrect fees, interest or other amounts, wrongly repossessing borrowers’ automobiles and failing to ensure consumers received refunds for certain premiums the consumers paid dealers at origination relating to retail installment contracts purchased by such large national bank. In particular, the consent order stated that such large national bank did not ensure that unearned guaranteed asset protection (“GAP”) contract premiums were refunded to all borrowers who paid off their accounts early. In the Fall of 2024, the CFPB issued a special edition of Supervisory Highlights focused on auto finance concerns, including deceptive advertising related to available loan terms, misapplied payments or incorrect information about payment history reported to credit reporting agencies, unlawful repossession and the handling of add-on product and refunds after events such as repossession or early payoff of the account.

Further the OLA framework could potentially apply to Capital One Financial Corporation or its nonbank affiliates, the issuing entity or the depositor, and, if it were to apply, may result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this OLA framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Compliance expectations and expenditures have steadily and significantly increased for the sponsor as regulators have heightened their focus on the adequacy of controls to support business operations. The sponsor may have to make additional investments in risk management, compliance and other functions in response to enforcement actions, supervisory expectations, and the integration of Discover. The sponsor may become subject to compliance and regulatory risks if new issues, including issues that may be more severe than anticipated before the closing of the Discover transaction, are identified as part of the integration of Discover. The sponsor my also face compliance and regulatory risks if the sponsor introduces new or changed products and services or enters into new business arrangements with third-party services providers, alternative payment providers, or other industry participants as a result of the Discover transaction. Heightened regulatory expectations and increased volume of regulatory changes may generate additional expenses or require significant time and resources to maintain compliance.

Increased litigation and regulatory action could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payment on your notes

The sponsor is subject to increased litigation, government investigations and other regulatory enforcement risks as a result of a number of factors and from various sources, including the highly regulated nature of the financial services industry, the focus of state and federal prosecutors on banks and the financial services industry and the financing of consumer obligations through the capital markets.

Given the inherent uncertainties involved in litigation, government investigations and regulatory enforcement decisions, and the very large or indeterminate damages sought in some matters asserted against the sponsor, there can be significant uncertainty as to the ultimate liability the sponsor may incur from these kinds of matters. The finding, or even the assertion, of substantial legal liability against the sponsor could have a material adverse effect on the sponsor’s business and financial condition and could cause significant reputational harm, which could affect the ability of the sponsor or its subsidiaries or affiliates to perform their respective duties under the transaction documents. For example, the 2019 Cybersecurity Incident has resulted in litigation, consent orders, settlements, government investigations and other regulatory enforcement inquiries.

In addition, financial institutions, such as the sponsor, face significant regulatory scrutiny, which can lead to public enforcement actions or nonpublic supervisory actions. The sponsor is subject to comprehensive regulation and periodic examination by various regulatory bodies. The sponsor has been subject to enforcement actions by many regulators and may continue to be involved in such actions, including governmental inquiries, investigations and enforcement proceedings, including by the OCC, CFPB, Department of Justice, Financial Crimes Enforcement Network (“FinCEN”) and state Attorneys General.

Over the last several years, federal and state regulators have focused on risk management, compliance with anti-money laundering and sanctions laws, privacy, data protection and data security, use of service providers, fair lending, unfair or deceptive practices, and other consumer protection issues and innovative activities, such as those that utilize AI and other new technology. Regulators have indicated the potential for escalating consequences for banks that do not timely resolve open issues or have repeat issues. The sponsor expects that regulators and governmental enforcement bodies will continue taking public enforcement actions against financial institutions in addition to addressing supervisory concerns through nonpublic supervisory actions or findings, which could involve restrictions that could result in losses or delays in payments to you. In addition, a violation of law or regulation by another financial institution is likely to give rise to supervisory review or an investigation by regulators and other governmental agencies of the same or similar practices by the sponsor. Furthermore, a single event may give rise to numerous and overlapping investigations and proceedings. Litigation, government investigations and other regulatory actions could generally subject the sponsor, the servicer, the administrator, the depositor and/or the issuing entity to customer renumeration, judgments, settlements, fines or penalties, or cause such party to restructure its operations and activities or cease to offer certain products or services, all of which could adversely affect the ability of the sponsor, the servicer, the administrator, the depositor and/or the issuing entity or affiliates to perform their respective duties under the transaction documents and could result in greater risk of loss on your notes.

Further, CONA is, or may become, subject to a variety of continuously evolving and developing laws and regulations in the United States at the federal, state and local level regarding privacy, data protection and data security, including those related to the collection, storage, handling, use, disclosure, transfer, security and other processing of personal information. For example, at the federal level, CONA is currently subject to the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act, among other laws and regulations, and may become subject to additional privacy, data protection and data security requirements as a result of future laws, rules or regulations. This includes, for instance, the Cyber Incident Reporting for Critical Infrastructure Act (“CIRCIA”), which, once rulemaking is complete, will require, among other things, certain companies to report significant cyber incidents to the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency (“CISA”) within 72 hours from the time the company reasonably believes the incident occurred (and within 24 hours of making a ransom payment as a result of a ransomware attack). Moreover, legislative updates have been proposed in the U.S. Congress for more comprehensive privacy, data protection and data security legislation, to which CONA may be subject if passed. At the state level, California has enacted the California Consumer Privacy Act (as amended by the California Privacy Rights Act, collectively, the “CCPA”) and continues to issue regulations thereunder, and various other states also have enacted or are in the process of enacting state-level privacy, data protection and/or data security laws and regulations, with which CONA may be required to comply. Additionally, the federal banking agencies, as well as related self?regulatory organizations, have issued guidance regarding cybersecurity that is intended to enhance cyber risk management among financial institutions.

FDIC receivership or conservatorship of CONA could result in delays in payments or losses on your notes

CONA is a national banking association and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). If CONA were to become insolvent, were to violate certain legal requirements, or if other specified grounds were to occur, the FDIC could be appointed receiver or conservator of CONA. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “Material Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus. To limit the FDIC’s potential use of any of these powers, CONA has structured this transaction to take advantage of a special regulatory safe harbor that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This FDIC regulatory safe harbor, which we refer to as the “FDIC Rule,” contains four separate safe harbors for transactions; in this prospectus, we describe the safe harbor applicable to securitizations that do not qualify for sale accounting treatment. If the depositor were to sell all or nearly all of the certificates, then the sponsor would record the transfer of receivables as a sale under generally accepted accounting principles at the time of such sale. Consequently, we also describe the safe harbor applicable to securitizations that qualify for sale accounting treatment in this prospectus. The depositor does not expect to sell the certificates. See “Material Legal Aspects of the Receivables — FDIC Rule” in this prospectus. The FDIC Rule provides a greater degree of protection to noteholders in securitizations that qualify for sale accounting treatment. The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. For a description of the FDIC Rule’s requirements and effects, including the uncertainty regarding its application and interpretation, see “Material Legal Aspects of the Receivables —FDIC Rule” in this prospectus.

If the FDIC were to successfully assert that this transaction does not comply with the FDIC Rule and that the transfer of receivables under the purchase agreement was not a legal true sale, then the depositor would be treated as having made a loan to CONA, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as discussed under “Material Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

If the FDIC were appointed as conservator or receiver for CONA, the FDIC could:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against CONA;

•	repudiate without compensation CONA’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to ninety (90) days.

If the FDIC, as conservator or receiver for CONA, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes could be delayed or reduced. See “Material Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus. Further, if CONA becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the notes.

Additionally, CONA’s accounting treatment of the transfer of receivables may also affect whether the issuing entity would be a covered subsidiary of CONA under the Orderly Liquidation Authority created pursuant to the Dodd-Frank Act and thus potentially subject to an FDIC receivership under that statute in addition to potentially being a debtor in a case under the Bankruptcy Code. See “—Compliance with new and existing laws, regulations and regulatory expectations and federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes” above and “Material Legal Aspects of the Receivables — Certain Matters Relating to Insolvency” in this prospectus.

A depositor bankruptcy could delay or limit payments to you

Following a bankruptcy or insolvency of the depositor, a court could conclude that the receivables are owned by the depositor, instead of the issuing entity. This conclusion could be either because the court found that any transfer of the receivables was not a true sale or because the court found that the issuing entity should be treated as the same entity as the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•

the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•

tax or government liens on the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•

the fact that the issuing entity and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the depositor may affect the issuing entity and the notes, you should refer to “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in this prospectus. For a discussion of how an insolvency proceeding of the sponsor may affect the issuing entity and the notes, you should refer to “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the notes

The servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two (2) business days of receipt. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. The indenture trustee may not have a perfected interest in these amounts, and thus payment could be delayed or reduced if the servicer were to become subject to a bankruptcy proceeding. Further, if the servicer were unable to remit such funds or if the servicer were to become a debtor or subject to a receivership under any insolvency laws, reductions or delays in payments on the notes could occur.

You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer

Upon the occurrence of a servicer replacement event, the indenture trustee, at the direction of holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the controlling class, will terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the controlling class have the ability to waive any servicer replacement event.

In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor servicer; or

•

the ability of the successor servicer to perform the obligations and duties of the servicer under the servicing agreement. Furthermore, there is no guarantee that a replacement servicer would be able to service the receivables with the same degree of skill as the servicer.

In addition, during the pendency of any servicing transfer or for some time thereafter, it is likely that there would be collection activity disruptions with respect to the receivables, including that obligors may delay making their monthly payments, obligors may inadvertently continue making payments to the predecessor servicer or the successor servicer may be delayed in initiating repossession and liquidation activities, potentially resulting in increased delinquencies, defaults and losses on the receivables and delays in payments on the notes. If, during this time, the servicer were to become subject to an insolvency or receivership proceeding, delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held or received by the servicer at the time. See “—Risks related to the servicer and other transaction parties—FDIC receivership or conservatorship of CONA could result in delays in payments or losses on your notes.”

Because the servicing fee is structured as a percentage of the net pool balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the net pool balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in payments on your notes.

Federal tax legislative proposals could impact your investment

New tax legislation is from time to time introduced in the U.S. Congress and current law may change. The issuing entity cannot be certain if, when or in what form any such new tax law may be enacted and whether any such law will apply to instruments issued earlier than the effective date of such law or to entities in existence earlier than the effective date of such law. It is possible that additional legislation could be introduced and enacted by the current U.S. Congress or future Congresses that could have an adverse impact on investors in the notes. We suggest prospective investors consult with their tax advisors as to the potential impact of legislative proposals.

RISKS RELATED TO THE ISSUANCE OF MULTIPLE CLASSES OF NOTES, AN UNKNOWN AGGREGATE INITIAL NOTE BALANCE OF THE NOTES, AN UNKNOWN ALLOCATION OF NOTES OR RETENTION OF NOTES.

Subordination of all classes of notes other than the Class A notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional

As described under “The Notes—Payments of Principal,” principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. Additionally, after an event of default and acceleration of the notes, principal and interest on more senior classes will generally be paid prior to principal and interest on more junior classes of notes. As a result, a class of notes having a later final scheduled payment date is generally more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date.

Additionally, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

There may be a conflict of interest among classes of notes or among noteholders generally

As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters. For example, upon the occurrence of an event of default relating to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the holders of at least 66 2/3% of the outstanding principal amount of the notes of the controlling class may consent to the sale of the receivables even if the proceeds from such a sale would not be sufficient to pay in full the principal of and accrued interest on all outstanding classes of notes. See “The Indenture—Rights Upon Event of Default” in this prospectus. In addition, the failure of the issuing entity to pay interest on any class of notes will not constitute an event of default until that class is the controlling class at the time of the failure. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other classes of noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Additionally, investors in one or more classes of notes, directly or through affiliates, may have business relationships with the sponsor, the depositor, the servicer or their affiliates. For example, an investor may provide services to, or obtain services from, the sponsor, the depositor, the servicer or their affiliates, and any of such parties may be a creditor of the others through a financing or other contractual relationship. Consequently, the interests of such an investor may conflict with the interests of other noteholders (for example, in connection with the determination of whether to consent to a sale of the receivables or to terminate and replace the servicer following a servicer replacement event).

The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date

The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes – for example, for so long as any of the Class A notes are outstanding, the Class B notes, Class C notes and the Class D notes – will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not the controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any remedial action under the indenture.

The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in this prospectus generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date or redemption date for the related class of notes.

There are risks associated with the unknown aggregate initial note balance of the notes and the unknown allocation of the Class A-2-A notes and the Class A-2-B notes

Whether the issuing entity will issue the Base Transaction or the Upsize Transaction is not expected to be known until the day of pricing. CONA will make the determination regarding the aggregate initial note balance of the notes based on, among other considerations, market conditions at the time of pricing. The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than a larger class may be. In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

The allocation of the note balance between the Class A-2-A notes and the Class A-2-B notes may not be known until the day of pricing, although the principal balance of the Class A-2-B notes may not exceed approximately 50% of the aggregate principal balance of the Class A-2 notes. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes. As the allocated principal balance of the floating rate Class A-2-B notes is increased (relative to the corresponding Class A-2-A fixed rate notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes. See “Risks Related to the Issuance of Floating Rate Notes and the Uncertainty Regarding SOFR —The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate hedge agreements and you may suffer losses on your notes if interest rates rise”. Because the aggregate amount of Class A-2 notes is fixed as set forth on the cover of this prospectus and in the table under “Summary of Terms—The Offered Notes”, the division of the aggregate Class A-2 note balance between the Class A-2-A notes and the Class A-2-B notes may result in the Class A-2-B notes not being issued or being issued in only a small note balance, which may reduce the liquidity of such class of notes.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes

In addition to the portion of each class of notes retained to satisfy the sponsor’s credit risk retention obligations, some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

RISKS RELATED TO CERTAIN FEATURES OF THE NOTES AND FINANCIAL MARKET DISRUPTIONS

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes

Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. A rating is not a guarantee that the notes will perform as expected. Ratings do not consider the extent to which the notes will be subject to prepayment or the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the hired agencies on a website that is accessible by a rating agency that is not a hired agency. The ratings of any notes may be lowered by a rating agency (including the hired agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, the ratings assigned to any note on the date on which the note is originally issued may be lowered or withdrawn by any rating agency at any time thereafter, and none of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) if there is any change in any rating provided by any hired agency. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your notes may be adversely affected.

It is possible that a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired agencies. As of the date of this prospectus, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction or a particular class of notes. However, an unsolicited rating may be issued prior to or after the closing date, and none of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the hired agencies, the liquidity or the market value of your notes may be adversely affect affected.

The perception of a conflict of interest arising from the sponsor, the depositor or the issuing entity paying the rating agencies for rating the notes could negatively impact the market value and resale potential of your notes

It may be perceived that the rating agencies hired by us have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the hired agencies for their rating services. The potential conflict of interest may in turn have an adverse effect on the market value of your notes and the ability to resell your notes.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity

You may receive payments on your notes earlier than you expected for various reasons, including the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date.

•

The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend in part on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables. For example, the servicer may engage in marketing practices or promotions which may result in faster than expected payments on the receivables. Additionally, if the sponsor or the servicer is required to repurchase receivables from the issuing entity because of a breach of any applicable representation, warranty or covenant as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement – Collection and Other Servicing Procedures” and “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement – Representations and Warranties,” payment of principal on the notes will be accelerated.

•

You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal if market interest rates rise above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and you are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•

An optional redemption of the notes or an event of default resulting in acceleration of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold to the servicer upon exercise of a “clean-up call” after the net pool balance has declined to 10% or less of the net pool balance as of the cut-off date, the issuing entity will redeem the notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Additionally, after an event of default, your notes may be repaid earlier than expected. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the “clean-up call” had not been exercised or if the notes had not been accelerated following an event of default. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement – Optional Redemption” in this prospectus.

Financial market disruptions and the absence of a secondary market for the notes could limit your ability to resell your notes

The notes will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors who wish to sell. However, the underwriters will not be obligated to make offers to buy the notes or otherwise make a market for any class of notes, and may stop making offers at any time. In addition, the underwriters and other broker dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the offered notes due to regulatory requirements or otherwise. A market for the offered notes may not develop, or if one does develop, it may not continue or it may not provide sufficient liquidity. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. Further, because the offered notes will be in book-entry form, this may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Additionally, events in the domestic and global financial markets could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continuing events in such markets have caused, and may again cause, a significant reduction in liquidity in the secondary market for asset-backed securities. In particular, asset-backed securities backed by sub-prime receivables and asset-backed securities in the form of subordinate notes have experienced reduced liquidity. Such illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

If your notes are in book-entry form, your rights can only be exercised indirectly, and a book-entry system may decrease liquidity and delay payment

Because your notes will initially be issued in book-entry form, you will be required to hold your interest in your notes through DTC in the United States or Clearstream Banking Luxembourg S.A. (“Clearstream”). Transfers of interests in the notes within DTC or Clearstream must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related notes except in the limited circumstances relating to an investor vote with respect to an asset representations review as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review,” a request that the originator repurchase any of the receivables as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Dispute Resolution,” and a request to the depositor to communicate with other noteholders as described under “The Notes—Noteholder Communication.”

As a result, you will only be able to exercise your rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations or Clearstream (in Europe or Asia) and its participating organizations.

Because transactions in the notes generally can be effected only through DTC, participants and indirect participants:

•

your ability to pledge or transfer your notes or your beneficial interest in notes to persons or entities that do not participate in DTC or Clearstream, or to otherwise take action relating to your beneficial interest in notes, may be limited due to the lack of a physical note;

•

you may experience delays in your receipt of payments with respect to your beneficial interest in notes because payments will be made by the indenture trustee, to Cede, as nominee for DTC, rather than directly to you, and DTC will then credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants; and

•

you may experience delays in your receipt of payments with respect to your beneficial interest in notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “The Notes—General,” "—Delivery of Notes” and “—Book-Entry Registration and Tax Documentation Procedures” in this prospectus.

Foreign Persons investing in notes could be treated as engaged in a U.S. trade or business for United States federal income tax purposes on account of their own activities

As discussed under “Material Federal Income Tax Consequences” in this prospectus, the U.S. federal income tax treatment of the notes to a beneficial owner that is a Foreign Person turns on a number of facts, including whether interest on the notes paid to or accrued by the Foreign Person is effectively connected with the conduct of a trade or business within the United States by the Foreign Person. The determination of whether a Foreign Person is engaged in a trade or business within the United States with respect to its acquisition of debt is based on a highly factual analysis that takes into account all facts and circumstances relating to such Foreign Person, which are necessarily unique to that Foreign Person. No direct guidance expressly addresses which activities constitute being engaged in a trade or business within the United States or whether (or under which circumstances) the acquisition of newly issued debt, such as a note offered hereby, could give rise to a trade or business or could contribute to such a conclusion when coupled with other facts and circumstances. In addition, certain activities undertaken or performed by or for a non-U.S. Person through agents and other third parties could be attributed to the Foreign Person in determining whether the Foreign Person is engaged in a trade or business within the United States. Furthermore, the precise contours of the so-called “securities trading safe harbor” under Section 864(b)(2) of the Code is similarly unclear. Nothing herein provides any advice or assurance concerning the tax treatment with respect to any person in this regard or otherwise or considers in any way the facts unique to any particular person that acquires a note. Therefore, you are urged to consult your own tax advisors to determine your treatment under these rules in respect of the acquisition of a note and taking into account your own particular facts relating to such acquisition.

RISKS RELATED TO THE ISSUANCE OF FLOATING RATE NOTES AND THE UNCERTAINTY REGARDING SOFR

SOFR has a very limited history; the future performance of SOFR cannot be predicted based on historical performance

The Class A-2-B notes will accrue interest at a floating rate based on a spread over a benchmark rate. The benchmark rate will be the SOFR Rate, however, the benchmark rate may change in certain situations. For more information on how the SOFR Rate is determined and the circumstances in which the benchmark rate may change, you should read “The Notes—Payments of Interest” in this prospectus. The SOFR Rate will be based on compounded averages of the secured overnight financing rate (“SOFR”), which are used to determine Compounded SOFR. For information on how the SOFR Rate and Compounded SOFR are determined, you should read “The Notes—Payments of Interest” in this prospectus. SOFR published for any day by the Federal Reserve Bank of New York (the “FRBNY”) on the FRBNY’s website, or by a successor administrator of such benchmark rate on such successor’s website, is a relatively new interest rate index. The FRBNY began the publication of SOFR on April 3, 2018 and it therefore has a very limited history, and the way that SOFR and any market-accepted adjustments to SOFR are determined may change over time.

In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. The level of SOFR during the term of the Class A-2-B notes may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the FRBNY, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or the Class A-2-B notes may be inferred from any of the historical simulations or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or the Class A-2-B notes. Changes in the levels of SOFR will affect the return on the Class A-2-B notes and the trading price of such Class A-2-B notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR will be positive; however, if SOFR or any other applicable benchmark plus the spread is less than 0.00% for any interest period, then the benchmark rate plus the spread for that interest period will be deemed to be 0.00%.

Any failure of SOFR to maintain market acceptance could adversely affect the notes

SOFR may fail to maintain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London interbank offered rate for U.S. dollars (“LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on the Class A-2-B notes and the price at which investors can sell the Class A-2-B notes in the secondary market.

The composition and characteristics of SOFR are not the same as those of LIBOR and there is no guarantee that SOFR is a comparable substitute for LIBOR

In June 2017, the New York Federal Reserve’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to LIBOR. However, the composition and characteristics of SOFR are not the same as those of LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions. This means that SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR represents interbank funding over different maturities. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global, national or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of SOFR began on April 3, 2018, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. Although changes in the SOFR Rate, which is determined by reference to Compounded SOFR (as defined under “The Notes—Payments of Interest”), generally are not expected to be as volatile as changes in the daily levels of SOFR, the return on and value of the Class A-2-B notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. For additional information regarding SOFR, see “The Notes—Payments of Interest”.

The secondary trading market for notes linked to SOFR may be limited

Since SOFR is a relatively new market rate, the Class A-2-B notes will likely have no established trading market when issued and an established trading market may never develop or may not be very liquid. Market terms for debt securities linked to SOFR (such as the Class A-2-B notes) such as the applicable spread may evolve over time and, as a result, trading prices of the Class A-2-B notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in debt securities similar to the Class A-2-B notes, the trading price of the Class A-2-B notes may be lower than that of debt securities linked to rates that are more widely used. Investors in the Class A-2-B notes may not be able to sell such Class A-2-B notes at all or may not be able to sell such Class A-2-B notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell the Class A-2-B notes in the secondary market will have to make assumptions as to the future performance of SOFR. As a result, investors may suffer from increased pricing volatility and market risk.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so

The FRBNY publishes SOFR based on data received by it from sources other than the sponsor, and neither the sponsor nor any other party to the transaction described in this prospectus has any control over its calculation methods, publication schedule, rate revision practices or availability of SOFR at any time. The FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the administrator of SOFR may alter, discontinue or suspend calculation or dissemination of SOFR (in which case a fallback method of determining the interest rate on the Class A-2-B notes as further described under “The Notes—Payments of Interest” will apply). The administrator of SOFR has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR. If the manner in which SOFR is calculated is changed or, if SOFR is discontinued or otherwise becomes unavailable, that change, discontinuance or unavailability may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2-B notes.

If SOFR is discontinued, the Class A-2-B notes will bear interest by reference to a different benchmark rate, which could adversely affect the value of the Class A-2-B notes, the return on the Class A-2-B notes and the price at which you can sell such Class A-2-B notes; there is no guarantee that any benchmark replacement will be a comparable substitute for SOFR

As described under “The Notes—Payments of Interest—Effect of Benchmark Transition Event”, if CONA, as administrator, has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred in respect of SOFR, then the interest rate on the Class A-2-B notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment.

Limited market precedent exists for securities that use SOFR as a benchmark interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the Compounded SOFR rate used for the Class A-2-B notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market value of the notes.

CONA, as administrator, will have significant discretion with respect to certain elements of the related benchmark replacement process, including determining whether a benchmark transition event has occurred, determining which related benchmark replacement is available, determining the earliest practicable determination date for using the related benchmark replacement, determining related benchmark replacement adjustments (if not otherwise determined by the applicable governing bodies or authorities) and making related benchmark replacement conforming changes (including potential changes affecting the business day convention and determination date). Holders of Class A-2-B notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. If CONA, as administrator, determines that an alternative index is not administratively feasible, including as a result of technical, administrative or operational issues, then such alternative index will be deemed to be unable to be determined as of such date. CONA, as administrator, may determine an alternative to not be administratively feasible even if such rate has been adopted by other market participants in similar products and any such determination may adversely affect the return on, the trading market for, and the value of the Class A-2-B notes. The issuing entity cannot anticipate how long it will take to adopt a specific benchmark replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

If an alternative method or index is designated in place of SOFR for the Class A-2-B notes, the U.S. federal income tax consequences of such a replacement are uncertain. If such a replacement constituted a “significant modification” of such notes under Treasury Regulation Section 1.1001-3, the replacement may result in a deemed taxable exchange of such notes and the realization of gain or loss, as well as other corollary tax consequences.

The issuing entity cannot predict if SOFR will be eliminated, or, if changes are made to SOFR, the effect of those changes. In addition, the issuing entity cannot predict what alternative index would be chosen, should this occur. If SOFR in its current form does not survive, or if an alternative index is chosen, the market value and liquidity of the Class A-2-B notes could be adversely affected.

In addition, (i) the composition and characteristics of the benchmark replacement, if any, will not be the same as those of SOFR, the benchmark replacement, if any, will not be the economic equivalent of SOFR, there can be no assurance that the benchmark replacement, if any, will perform in the same way as SOFR would have at any time and there is no guarantee that the benchmark replacement, if any, will be a comparable substitute for SOFR (each of which means that a benchmark transition event could adversely affect the value of the Class A-2-B notes, the return on the Class A-2-B notes and the price at which you can sell such Class A-2-B notes), (ii) failure of the benchmark replacement, if any, to gain market acceptance could adversely affect the Class A-2-B notes, (iii) the benchmark replacement, if any, may have a very limited history and the future performance of such benchmark replacement cannot be predicted based on historical performance, (iv) the secondary trading market for Class A-2-B notes linked to the benchmark replacement, if any, may be limited and (v) the administrator of the benchmark replacement, if any, may make changes that could change the value of such benchmark replacement or discontinue such benchmark replacement and will have no obligation to consider your interests in doing so.

Reliance upon Compounded SOFR, and any adjustments to the methodology used to determine Compounded SOFR, may adversely affect the Class A-2-B notes

The FRBNY began to publish compounded averages of SOFR in March 2020, which are used to determine Compounded SOFR. It is possible that there will be limited interest in securities products based on Compounded SOFR. As a result, you should consider whether reliance on Compounded SOFR may adversely affect the market value and yield of the Class A-2-B notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

CONA, as administrator, may, from time to time, make conforming changes (e.g., technical, administrative or operational changes) without the consent of noteholders or any other party, which could change the methodology used to determine Compounded SOFR. The methodology to calculate Compounded SOFR may be adjusted as described in the prior sentence and, if adjusted, the resulting interest rate may not yield the same or similar economic results over the term of the Class A-2-B notes relative to the results that would have occurred had the interest rate been determined without any such adjustment and the market value of the Class A-2-B notes may decrease due to any such adjustment. Holders of the notes (including holders of the Class A-2-B notes) will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

You should carefully consider the foregoing uncertainties prior to investing in the notes. In general, events related to SOFR and alternative reference rates may adversely affect the liquidity, market value and yield of your Class A-2-B notes.

The price at which the Class A-2-B notes may be sold will depend on a number of factors and may be substantially less than the amount expected

Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of SOFR, (ii) volatility of the level of SOFR, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of the Class A-2-B notes. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the Class A-2-B notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities like the Class A-2-B notes. Depending on the actual or anticipated level of SOFR, the market value of the Class A-2-B notes and the trading price of the Class A-2-B notes may decrease and you may receive substantially less than expected if you sell your notes.

A decrease in SOFR (or replacement benchmark), including a negative SOFR Rate, may reduce the rate of interest on the Class A-2-B notes to 0.00%

The Class A-2-B notes will accrue interest at a floating rate based on a spread over a benchmark rate. The benchmark rate will be the SOFR Rate, however, the benchmark rate may change in certain situations. For more information on how the SOFR Rate is determined and the circumstances in which the benchmark rate may change, you should read “The Notes—Payments of Interest” in this prospectus. Changes in the benchmark will affect the interest rate and the amount of interest paid on the Class A-2-B notes. If the benchmark rate plus the spread decreases below 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate hedge agreements and you may suffer losses on your notes if interest rates rise

The receivables sold to the issuing entity on the closing date will bear interest at a fixed rate, while the floating rate notes will accrue interest at a floating rate based on a spread over a benchmark rate, which initially will be the SOFR Rate, provided, however, the benchmark rate may change in certain situations. For more information on how the SOFR Rate is determined and the circumstances in which the benchmark rate may change, you should read “The Notes—Payments of Interest” in this prospectus. The issuing entity will not enter into any interest rate swap or cap agreements in connection with the issuance of the Class A-2-B notes.

If a floating rate payable by the issuing entity in respect of the Class A-2-B notes increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make such payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all notes.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the offered notes:

•	to purchase the receivables from CONA;

•	to pay other expenses in connection with the issuance of the notes and certificates; and

•	to make the initial deposit into the reserve account.

The depositor or its affiliates may use a portion of the net proceeds of the offering of the offered notes to pay their respective debts and for general purposes. No expenses incurred in connection with the selection and acquisition of the pool assets are payable from the proceeds of the offering of the offered notes.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Capital One Prime Auto Receivables Trust 2025-1 is a statutory trust formed on October 7, 2025 under the laws of the State of Delaware by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. CONA will be the administrator of the issuing entity. The issuing entity will also issue one or more non-interest bearing certificates in a nominal aggregate principal amount of $100,000 representing the beneficial interest in the issuing entity, which are subordinated to the notes. Only the offered notes are being offered hereby, but the depositor may transfer all or a portion of the certificates to an affiliate or sell all or a portion of the certificates on or after the closing date. However, the portion of the certificates retained by the depositor to satisfy U.S. credit risk retention rules and for purposes of the SR Rules will not be sold, transferred or hedged except as permitted under, or in accordance with, those rules. See “The Sponsor—U.S. Credit Risk Retention,” “—EU Securitization Regulation and UK Securitization Framework” and “Legal Investments—Regulations for Certain EU and UK Regulated Persons and Affiliates.” On each payment date, the certificateholders will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Priority of Payments” in this prospectus.

The issuing entity will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	issuing the notes and the certificates and selling, transferring and exchanging the notes and the certificates;

•	making payments on the notes and distributions on the certificates to the residual certificateholders;

•	making deposits to and withdrawals, directly or indirectly, from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	assigning, granting, transferring, pledging, mortgaging and conveying the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transaction documents to which it is a party; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of BNY Mellon Trust of Delaware, as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below. The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Amendment Provisions” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date if the Base Transaction is issued:

Adjusted Pool Balance as of the Cut-off Date	$1,073,886,703.78
Reserve Account – Initial Balance(1)	$2,684,716.76
Yield Supplement Overcollateralization Amount	$18,276,151.17

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$215,370,000.00
Class A-2-A Asset Backed Notes	$376,000,000.00	(2)
Class A-2-B Asset Backed Notes
Class A-3 Asset Backed Notes	$376,600,000.00
Class A-4 Asset Backed Notes	$73,720,000.00
Class B Asset Backed Notes	$10,730,000.00
Class C Asset Backed Notes	$10,730,000.00
Class D Asset Backed Notes	$10,730,000.00
Total	$1,073,880,000.00

(1) To be an amount not less than 0.25% of the adjusted pool balance as of the cut-off date.

(2) The sponsor will make the determination regarding the allocation of the aggregate initial note balance between the Class A-2-A notes and the Class A-2-B notes at the time of pricing. If the Base Transaction is issued, the sponsor expects that the aggregate initial note balance of the Class A-2-B notes to be issued will not exceed $282,000,000.

The following table illustrates the expected assets of the issuing entity as of the closing date if the Upsize Transaction is issued:

Adjusted Pool Balance as of the Cut-off Date	$1,431,844,216.07
Reserve Account – Initial Balance(1)	$3,579,610.54
Yield Supplement Overcollateralization Amount	$24,385,677.69

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$287,850,000.00
Class A-2-A Asset Backed Notes	$500,800,000.00	(2)
Class A-2-B Asset Backed Notes
Class A-3 Asset Backed Notes	$501,800,000.00
Class A-4 Asset Backed Notes	$98,460,000.00
Class B Asset Backed Notes	$14,310,000.00
Class C Asset Backed Notes	$14,310,000.00
Class D Asset Backed Notes	$14,310,000.00
Total	$1,431,840,000.00

(1) To be an amount not less than 0.25% of the adjusted pool balance as of the cut-off date.

(2) The sponsor will make the determination regarding the allocation of the aggregate initial note balance between the Class A-2-A notes and the Class A-2-B notes at the time of pricing. If the Upsize Transaction is issued, the sponsor expects that the aggregate initial note balance of the Class A-2-B notes to be issued will not exceed $375,600,000.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by obligors under motor vehicle retail installment sale contracts used to purchase new and used automobiles, light-duty trucks, SUVs and vans.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and collections received after the cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•	all receivable files relating to the original motor vehicle retail installment sale contracts evidencing the financed vehicles;

•

any proceeds from (1) claims on any theft and physical damage insurance policy maintained by or on behalf of an obligor providing coverage against loss or damage to or theft of the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by or on behalf of an obligor in connection with any receivable or (3) refunds in connection with extended service agreements relating to receivables which became Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account, the collection account, the principal distribution account and any other account established pursuant to the indenture or servicing agreement (other than the certificate distribution account) and all cash, investment property, and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale agreement, the servicing agreement, the administration agreement, the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture. For a description of the sale and transfer of the issuing entity property as well as the creation, perfection and priority status of the security interest in that property in favor of the issuing entity, see “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Sale and Assignment of Receivables and Related Security Interests.”

Prior to formation, the issuing entity will have no assets or obligations. After formation, the issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus and in the trust agreement of the issuing entity. The issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEES

The Owner Trustee

BNY Mellon Trust of Delaware is the “owner trustee” of the issuing entity under the trust agreement. BNY Mellon Trust of Delaware is a Delaware banking corporation and an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at 103 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Corporate Trust Administration. BNY Mellon Trust of Delaware has acted as owner trustee on numerous asset-backed transactions (with The Bank of New York Mellon providing administrative support), including the structure of the transaction referred to herein. While the structure of each transaction may differ, BNY Mellon Trust of Delaware and The Bank of New York Mellon on its behalf are experienced in administering transactions of this kind. You may contact BNY Mellon Trust of Delaware by calling (302) 791-3610.

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The owner trustee will be paid a fee, as described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Fees and Expenses” in this prospectus, and will be indemnified against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents, in each case, to the extent not paid by the servicer, by the issuing entity to the extent of Available Funds available therefor, as described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments” in this prospectus. To the extent these fees and indemnification amounts are not paid by the issuing entity, they will be payable by the servicer.

For a description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee and Indenture Trustee” and “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

Resignation or Removal of the Owner Trustee

The owner trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor owner trustee. The depositor and administrator may also remove the owner trustee if:

•	the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement; or

•	the owner trustee becomes insolvent or is otherwise incapable of acting.

In such circumstances, the depositor and the administrator, acting jointly, must appoint a successor owner trustee. Any resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment and the payment of all fees and expenses owed to the outgoing owner trustee. The depositor will provide (or cause to be provided) notice of such resignation or removal to the rating agencies hired to rate the securities.

The Indenture Trustee

Wilmington Trust, National Association (“WTNA”) — also referred to herein as the “indenture trustee” — is a national banking association with trust powers incorporated under the federal laws of the United States. The indenture trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions involving auto loans.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

The indenture trustee will make each monthly statement available to the noteholders via the indenture trustee’s website at http://www.wilmingtontrustconnect.com. For assistance with regard to this service, investors may call the indenture trustee’s corporate trust office at (866) 829-1928.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents.

For a description of the roles and responsibilities of the indenture trustee, limitation of liability and indemnity provisions applicable to the indenture trustee, and provisions governing resignation and removal of the indenture trustee, see “The Indenture,” “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement” and “—Role of the Owner Trustee and Indenture Trustee” in this prospectus.

Role of the Owner Trustee and Indenture Trustee

Neither the owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the sale agreement, the servicing agreement, the trust agreement, the administration agreement, the indenture, the asset representations review agreement, the notes, the certificates or any related receivables or related documents. As of the closing date, neither the owner trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of them under the servicing agreement, the trust agreement, the administration agreement or the indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the servicing agreement, the administration agreement, or the indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer.

The owner trustee and the indenture trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale agreement, the servicing agreement, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders (other than requests, demands or directions relating to an asset representations review as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Asset Representations Review” or to the investors’ rights to communicate with other investors described under “The Indenture—Noteholder Communication; Lists of Noteholders”), unless those noteholders have offered to the owner trustee or the indenture trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses and liabilities which may be incurred therein or thereby.

The owner trustee and the indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions or for the enforcement or conflict of interest matters, the owner trustee and indenture trustee, in some circumstances, acting jointly with the depositor or the servicer, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the sale agreement, the servicing agreement, the trust agreement, the administration agreement or the indenture, as applicable, will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

CONA, the servicer and the depositor may maintain other banking relationships with the owner trustee and indenture trustee in the ordinary course of business.

The owner trustee and indenture trustee will be entitled to certain fees and indemnities described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Fees and Expenses” in this prospectus.

THE DEPOSITOR

The depositor, Capital One Auto Receivables, LLC, a wholly-owned special purpose subsidiary of CONA, was formed on January 26, 2001 as a Delaware limited liability company. The principal place of business of the depositor is at 1600 Capital One Drive, Room 27907B, McLean, Virginia 22102. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables; and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of receivables from CONA pursuant to purchase agreements, (ii) the seller of receivables to securitization trusts pursuant to sale agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

CONA will be the sponsor that initiates and organizes the issuance by the issuing entity of the notes (in such capacity, the “sponsor”).

CONA is a national banking association, and a wholly-owned direct subsidiary of Capital One Financial Corporation (the “Corporation”), a bank holding company incorporated in Delaware on July 21, 1994. CONA’s principal executive offices are located at 1680 Capital One Drive, McLean, Virginia, 22102. CONA is a commercial bank offering a wide range of banking services to its customers. CONA is a member of the Federal Reserve System, and its deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”).

The Corporation is a financial holding company with assets totaling approximately $662 billion as of September 30, 2025. The various subsidiaries of the Corporation, including CONA, market a variety of financial products and services.

Capital One Auto Finance, Inc. (“COAF”) was previously a wholly-owned subsidiary of CONA. On March 3, 2011, COAF merged with and into CONA and CONA was the surviving entity as a result of that merger. The operations of COAF continue as they did prior to the merger, but COAF is now a division of CONA. COAF has sponsored multiple securitizations of “prime” motor vehicle receivables in the past, but has not sponsored any such securitizations since 2007. CONA’s experience in and overall procedures for originating or acquiring prime receivables is described under “The Originator.” No securitizations sponsored by CONA have defaulted or experienced an early amortization triggering event.

Effective May 18, 2025, CONA’s direct parent, the Corporation, completed its previously announced acquisition of Discover Financial Services (“Discover”) pursuant to the Agreement and Plan of Merger, dated as of February 19, 2024 (the “Merger Agreement”). Pursuant to the Merger Agreement (a) a wholly-owned subsidiary of the Corporation merged with and into Discover, with Discover as the surviving entity, (b) immediately following that merger, Discover, as the surviving entity, merged with and into the Corporation, with the Corporation as the surviving entity, and (c) immediately following that second-step merger, Discover Bank, a Delaware-chartered and wholly owned subsidiary of Discover, merged with and into CONA, with CONA as the surviving entity (the “Discover transaction”).

CONA has participated in the structuring of the transaction described in this prospectus and has originated the receivables to be assigned to the issuing entity. CONA is responsible for servicing the receivables included in the receivables pool as described below. CONA is also the administrator of the issuing entity.

U.S. Credit Risk Retention

Pursuant to Regulation RR, CONA, as the sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. CONA intends to satisfy this obligation through the retention by CONA of an “eligible vertical interest” of at least 5% of each class of notes and the retention by the depositor of at least 5% of the certificates to be issued by the issuing entity.

The retained eligible vertical interest will take the form of at least 5% of each class of notes and certificates issued by the issuing entity, though CONA or one or more of its majority-owned affiliates may retain more than 5% of one or more classes of notes or of the certificates. The material terms of the notes are described in this prospectus under “The Notes.” The notes of each class retained by CONA or one or more of its majority-owned affiliates (which for EU risk retention purposes and UK risk retention purposes will be a wholly-owned special purpose subsidiary of CONA) as part of the “eligible vertical interest” will have the same terms as all other notes in that class, except that such retained notes will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document, as described in “The Notes—Notes

Owned by Transaction Parties.” As described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” below, distributions to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. On any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments,” any resulting shortfall will, through operation of the priority of payments, reduce amounts distributable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The other material terms of the certificates are described in this prospectus under “Summary of Terms—The Certificates.”

In accordance with Regulation RR, if the amount of the eligible vertical interest retained at closing is materially different from the amount described above, within a reasonable time after the closing date we will disclose that material difference. This disclosure will be included in the first 10-D filed by the depositor after the closing date.

EU Securitization Regulation and UK Securitization Framework

For further information on the matters referred to below, and the corresponding risks, see “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates” in this prospectus.

On the closing date, CONA will covenant and agree, with reference to the EU Securitization Regulation and the UK Securitization Framework, in each case, as in effect and applicable on the closing date, that:

(a)

CONA, as an “originator” (as such term is defined for purposes of the EU Securitization Regulation and the UK Securitization Framework), will retain, upon the issuance of the notes and on an ongoing basis for so long as the notes remain outstanding, a material net economic interest (the “Retained Interest”) of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance with (i) option (a) of Article 6(3) of the EU Securitization Regulation and (ii) paragraph (1)(a) of SECN 5.2.8R and paragraph (a) of Article 6(3) of Chapter 2 of the PRASR, by holding (i) at least 5% of the nominal value of each class of notes and (ii) all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of CONA), which in turn will hold at least 5% of the nominal value of the certificates;

(b)

CONA will not (and will not permit the depositor or any of its other affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except, in each case, to the extent permitted by the SR Rules;

(c)	CONA will not change the manner or form in which it retains the Retained Interest while any of the offered notes are outstanding, except as permitted by the SR Rules; and

(d)	CONA will provide ongoing confirmation of its continued compliance with its obligations in clauses (a), (b) and (c) above in or concurrently with the delivery of each monthly report to noteholders.

Article 6(1) of the EU Securitization Regulation, SECN 5.2.5R and Article 6(1) of Chapter 2 of the UK PRASR each provides that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see in particular, “The Sponsor” and “The Originator” in this prospectus for information with regard to CONA’s business and related operations. With regard to CONA’s credit-granting criteria and processes, see “The Originator – Credit Risk Management” in this prospectus.

The transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation, SECN 6 or Article 7 of Chapter 2 of the PRASR. In particular, neither CONA nor any other party to the transaction described in this prospectus shall be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation, SECN 6 or Article 7 of Chapter 2 of the PRASR, or to take any other action in accordance with, or in a manner contemplated by, such provisions.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

In a report published on October 10, 2022 (the “Commission Report”), the European Commission provided interpretative guidance to the effect that the EU Securitization Regulation should be read as making no distinction with respect to the requirement to verify compliance with Article 7 of the EU Securitization Regulation (the “EU Due Diligence Requirements”) “whether the securitisation is issued by EU entities or by entities based in third-countries.” Such compliance would include but not be limited to the requirement to use prescribed reporting templates. Although CONA has agreed to retain the Retained Interest as described in this prospectus and provide the information provided in this prospectus generally, any prospective investor that is an EU Investor should have regard to the Commission Report in determining whether the information provided by CONA will be sufficient for the purposes of such prospective investor’s compliance with the EU Due Diligence Requirements. Accordingly, the notes are unlikely to be a suitable investment for EU Affected Investors and may not be a suitable investment for UK Affected Investors.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by CONA to retain the Retained Interest as described above and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Investor Requirements, should be interpreted and those views are still evolving.

None of CONA, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus (a) makes any representation that the agreement by CONA to retain the Retained Interest as described above or any information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient in all circumstances for purposes of any person’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the notes, CONA (including its holding of the Retained Interest) and the transactions described herein are otherwise compliant with the SR Rules or any other applicable legal, regulatory or other requirements; (b) shall have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any person’s failure or inability to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (c) shall have any obligation to enable any person to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the SR Rules (other than, in each case, the specific obligations undertaken and/or representations made by CONA in that regard under the transaction documents).

THE ORIGINATOR

CONA originated all the receivables that will be included in the transaction described in this prospectus by purchasing motor vehicle retail installment sale contracts from dealers pursuant to dealer agreements between CONA and the dealers. The receivables pool will be made up of motor vehicle retail installment sale contracts with obligors classified as “prime” by CONA. The following is a description of the origination, underwriting and servicing procedures used by CONA with respect to the receivables originated by CONA and transferred to the issuing entity.

The standard receivable purchased by CONA is a fully amortizing, level payment receivable with the portion of principal and interest of each level payment determined on the basis of the simple interest method. The contract term is determined by a number of factors, including age and mileage of the financed vehicle and obligor preference. Interest rates may be determined on the basis of the credit history of the applicant, as well as the terms of the receivable itself and CONA’s cost of funds. The interest rate is limited by the state’s maximum applicable interest rate of the state law applicable to that transaction (usually that of the obligor’s home state) at the time of origination.

CONA provides vehicle financing to consumers indirectly through automotive dealerships. Motor vehicle retail installment sale contracts for new and used vehicles are purchased and originated through motor vehicle dealers (“dealers”), with dealerships in 48 states. Such motor vehicle retail installment sale contracts are referred to as “contracts.” Each contract is secured by a financed vehicle. Each dealer is required to meet certain minimum standards and is subject to periodic review and evaluation in connection with CONA’s dealer management policies.

All participating dealers must execute a dealer agreement with CONA that, among other things, sets out the guidelines and procedures of the purchasing and origination process. A dealer that originates contracts for CONA has made representations and warranties with respect to the contracts and the security interests in the motor vehicles relating thereto. These representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor. Upon a breach of any representation or warranty made by a dealer with respect to a receivable, these dealer agreements generally give CONA the right to require the dealer to repurchase the contract.

Once an application has been approved by CONA and the contract is submitted by the dealer, the contract is transferred to CONA’s funding department for review. All required information regarding the borrowers and the financed vehicles is processed in the funding department. After the funding review and verification process is completed, the amount financed minus the appropriate fees is transferred to the dealer and the dealer participation is held in reserve to be paid out on a monthly basis. In some circumstances, before or after the transfer of the proceeds to the dealer, CONA will verify certain information such as proof of income, social security number and employment history. In limited circumstances, CONA may also confirm with the obligor that the motor vehicle was delivered and verify information about the vehicle, such as the make, model and accessories. If CONA discovers that the person (or persons) in possession of the financed vehicle is not the obligor (or co-obligor) under the contract, CONA may ask the dealer to repurchase that contract. If the motor vehicle was not delivered or was returned, or if the motor vehicle delivered to the obligor does not match the description provided to CONA of the motor vehicle that secures the contract, the proceeds may be returned to CONA by the dealer.

Underwriting

Each application related to a contract is obtained from an applicant by a dealer, forwarded by the dealer to CONA and underwritten by CONA in accordance with CONA’s established underwriting policies. In some cases, an applicant may be pre-qualified by CONA through its online “Auto Navigator” website or other third-party websites prior to visiting a dealer; however, even for pre-qualified applicants, a dealer will still forward an application related to a specific contract to CONA for underwriting in accordance with CONA’s underwriting policies. These underwriting policies are intended to assess the applicant’s ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral. The following is a description of CONA’s underwriting processes as it relates to motor vehicle retail installment sale contracts acquired by CONA from dealers.

To evaluate the potential purchase of a receivable from a dealer, CONA must receive a completed credit application, which includes general information about the applicant such as the applicant’s liabilities, income, employment history and other personal information bearing on the decision to extend credit. In addition, specific information with respect to the motor vehicle to be financed that secures or will secure the contract is required to assess the adequacy of the financed vehicle as collateral. Credit applications are not made on forms provided by CONA. An electronic credit report is requested for all applicants and is used in conjunction with the applicant’s personal financial data and CONA’s proprietary scoring model to underwrite the receivables.

Through its underwriting and risk-based pricing system, CONA is able to underwrite applications across a broad credit spectrum. In almost all cases, CONA’s underwriting decisions are based on various standards that are intended to assess the obligor’s ability to repay all amounts due under the contract, the current and expected value of the related financed vehicle and adequacy as collateral and deal characteristics such as contract term. Underwriting decisions are made primarily on quantitative analysis of the applicant’s credit history and monthly income, the principal amount and term of the receivable and the age, type and market value of the related financed vehicle. Credit approval guidelines are comprised of numerous evaluation criteria, including credit history, employment stability, credit score, collateral characteristics (e.g., make, model, mileage) and deal characteristics and, as the primary criteria, CONA’s proprietary scoring model discussed below. CONA may require receipt of supplementary documents such as proof of income and proof of residence.

The underwriting criteria developed by CONA is implemented for each application submitted using a proprietary scoring model that has enabled CONA to automate the credit decisioning process. In evaluating the potential purchase of a receivable, the proprietary process will indicate automatically whether the related credit application should be approved. The standards (such as contract term, loan-to-value ratio and payment-to-income ratio) utilized by the model may be adjusted pursuant to the terms of the underwriting criteria to reflect the applicable circumstances of a particular obligor and the related receivable. For example, the underwriting criteria may allow a higher loan-to-value ratio for an obligor with a lower payment-to-income ratio. CONA may conduct additional verification investigations as it deems necessary. CONA has in the past, and may in the future, make enhancements and modifications to its proprietary scoring model to optimize its predictive performance.

CONA’s set of established underwriting policies and use of its automated system are intended to provide a consistent basis for credit decisions, but do not completely supersede all judgmental aspects of the credit decisioning process. CONA has limited ability to approve a credit application that does not otherwise qualify for an approval under the underwriting criteria. In limited circumstances, certain contracts may not be within the parameters of the underwriting policies and may be approved by CONA personnel with appropriate credit authority as an exception to the underwriting criteria based on a judgmental evaluation. CONA’s credit risk management monitors exceptions to the underwriting criteria. None of the receivables to be sold to the issuing entity on the closing date were approved as an exception to CONA’s underwriting criteria.

The underwriting criteria are continuously reviewed and updated in response to macro-economic conditions, business strategy and/or portfolio performance. CONA does not expect that any previous modifications or enhancements to its underwriting criteria would result in performance of the receivables in the pool to be materially worse than (i) performance of the vintage pools set forth on Appendix A or (ii) performance of the prior securitized pool set forth in Appendix B. See “The Receivables Pool—Static Pool Data.”

With respect to those applications that are approved, the amount and terms of the financing to be offered vary based on, among other things, the credit quality of the applicant, vehicle make, model and age and loan-to-value ratio. The underwriting decision is communicated to the dealer by telephone, a proprietary electronic system or industry-standard electronic means, specifying approval, counter-offer, denial or a need for additional information with respect to the application or proposed contract. If the response requires satisfaction of stipulations as a condition of the approval, these are communicated to the dealer. If CONA is the chosen source of financing by the dealer, CONA will require the dealer to provide appropriate documentation as a condition of funding, which may include, but is not limited to, the following:

•	a credit application;

•	the fully executed original, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the UCC);

•	a title application or guarantee of title; and

•	any additional documentation or stipulations as required by CONA.

Generally, a file relating to the receivable is forwarded to a funder for a pre-funding review. The funder then reviews the documents for completeness, including the fulfillment of any stipulation and consistency with the application and provides final approval for purchase of the receivable once these requirements have been satisfied. A stipulation is a requirement placed on an approval that does not alter the underlying terms of the contract and is applied during the underwriting or funding process, and may be waived by CONA personnel with the requisite level of authority.

CONA regularly makes a detailed analysis of its portfolio of receivables to evaluate the effectiveness of CONA’s underwriting guidelines. If external economic factors, credit delinquencies or credit losses change, CONA may adjust its underwriting criteria (including deal terms). Additionally, CONA requires dealers to meet certain minimum standards and periodically reviews and evaluates dealers in connection with CONA’s dealer management policies. Deviations by the dealer may trigger investigations by CONA of the dealer in accordance with its dealer management policies. In some circumstances (e.g., the dealer materially breaches its dealer agreement with CONA), CONA may terminate the dealer relationship and/or may sell contracts back to the originating dealer.

Tangible and Electronic Contracting

Receivables contracts are originated in either tangible or electronic form by a dealer. As of the cut-off date, approximately 82.79% of the receivables in the receivables pool, if the Base Transaction is issued, and 82.81% of the receivables in the receivables pool, if the Upsize Transaction is issued, were originated as electronic contracts.

In the case of dealer-originated receivables evidenced by tangible contracts, contract packages are sent by the dealers directly to CONA’s third party document processor. Upon receipt of the tangible contract documentation, that third-party reviews the contract packages for proper documentation and regulatory compliance. CONA’s third-party document processor also electronically scans key documentation to create electronic images and electronically uploads those images into CONA’s origination system of record. After imaging and reviewing the tangible contract documentation, the original documents are sent to CONA by a third party and stored in a fire-resistant vault located on the premises of and managed directly by CONA. Once CONA receives the key documentation from the third party, CONA’s receivables processing department again reviews the documentation for certain specific regulatory compliance items. In the future, CONA anticipates converting some receivables evidenced by tangible contracts into electronic form. After any such conversion, once an authoritative copy of such contract is created, CONA will destroy the original documentation related to such converted contract. Any such tangible contracts converted to electronic form will be stored in a similar manner as receivables originated in electronic form.

In the case of receivables evidenced by electronic contracts, CONA has contracted with two third parties to facilitate the process of creating and storing those electronic contracts. Each third party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile financing industry. Each third party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third party’s system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to CONA. The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify CONA as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. The determination of which of the two contracted third parties is used to create and store an electronic contract is dependent upon the originating dealer’s preferences and systems. Once dealer-originated receivables are cleared for funding, the funds are transferred, electronically or via check, to the dealer.

THE SERVICER

COAF was previously a wholly-owned subsidiary of CONA. COAF began servicing motor vehicles receivables in 2001. On March 3, 2011, COAF merged with and into CONA and CONA was the surviving entity as a result of that merger. The operations of COAF continue as they did prior to the merger, but COAF is now a division of CONA. CONA, operating through its Capital One Auto Finance division, will be the servicer. As of September 30, 2025, the aggregate amount of retail installment sale contracts and installment loans serviced by CONA that were originated directly or acquired by CONA and its affiliates (including predecessors in interest) is approximately $82 billion.

The tables set forth below under “The Receivables Pool—Delinquencies, Repossessions and Net Credit Losses” summarize the delinquency, repossession and loss experience of the portfolio of automobile contracts originated through motor vehicle dealers, classified as “prime” and owned and serviced by CONA and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model.

The following is a description of CONA’s servicing procedures as they relate to its “prime” contracts originated through motor vehicle dealers, which includes all of the receivables included in this transaction. CONA originates across a broad credit spectrum through a variety of channels, and may have different servicing procedures for other credit tiers and channels.

CONA regularly tests new servicing strategies on a small portion of its managed portfolio of auto receivables to develop and refine its servicing practices. CONA has made and continues to make adjustments to its customary servicing practices over time, particularly in the areas of collections timing, collections intensity, repossession timing and business processes and workflow. Common areas tested also include collections intensity, extension eligibility and repossessed vehicle liquidation methods. Most of these adjustments are introduced on a limited and controlled trial basis and may be implemented program-wide after CONA determines that those adjustments will result in an overall improvement in servicing and collections. The servicer’s specific servicing policies and practices may change over time.

Pursuant to the servicing agreement, the servicer will service the receivables on behalf of the issuing entity in accordance with the servicing agreement and in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer will have full power and authority to do any and all things in connection with servicing, collecting, enforcing and administering the receivables in accordance with its customary servicing practices, subject to certain limitations described in the servicing agreement. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. The servicer will be responsible for determining the allocations of collections and other funds for the issuing entity to make payments on the notes and other liabilities of the issuing entity and directing the trustees and paying agents for the issuing entity to make such payments. The servicer will also be responsible for providing monthly reports and filing periodic reports with the SEC. The servicer is permitted to delegate any or all of its servicing duties to its affiliates, or specific duties to unaffiliated parties, provided that the servicer will remain obligated and liable for the performance of any duties that it delegates to another entity as if the servicer alone were servicing the receivables.

See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement” for a description of the servicing agreement and the various duties under servicing agreement.

Servicing

CONA, as the servicer, will be responsible for managing, administering, servicing and making collections on the receivables which may include, among other tasks and subject in all cases to the servicer’s customary servicing practices:

•

Customer service: responding to obligor inquiries, providing obligors with payment and balance information, document file and account record keeping, vehicle title processing, collection and posting of payments, and processing rebates for cancelled products financed through the receivable.

•	Collections: monitoring delinquencies, initiating collections activities, pursuing collateral remedies including skip tracing, repossession, and liquidation of repossessed vehicles.

•	Loss Mitigation: recovery of deficiency balances, servicing of accounts in bankruptcy, and legal recourse to foreclose upon the financed vehicle when self-help repossession efforts have failed.

•	Trust-related activities: furnishing monthly and annual statements to the indenture trustee with respect to distributions on securitization transactions.

Customer service

The servicer uses multiple technologies to provide customer service. For inbound calls from obligors, the servicer uses smart call routing to identify if the call is a collections or customer service call and to route that call to the appropriate department. With limited exceptions, the servicer also maintains an escalations group to handle calls requiring specialized handling. Obligors have the ability to perform basic servicing functions for their own accounts through a secure on-line environment or mobile application, and the servicer anticipates customary ongoing technological advancements. Obligors may make payments through a variety of methods, which may be modified from time to time, including mail payments, automatic withdrawal, the mobile application, wire transfer, check-by-phone both through an inbound voice response unit, through a live associate and through debit card with a third party service provider. The servicer also utilizes third-parties to provide services such as payment processing, insurance processing, bankruptcy processing, title perfection services and recovering deficiency balances.

Collections

The servicer utilizes several methods to contact delinquent customers including telephone contact, letters, e-mail, telephone messages and automated systems such as computer controlled telephone dialing systems to increase the number of delinquent accounts that can be managed by each collector. The servicer also utilizes third-parties to provide certain collections services.

The servicer’s collection system provides relevant obligor information and records of all receivables. The system also maintains a record of an obligor’s promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to contracts. The servicer may charge (or waive, in its discretion) late fees and other administrative fees or similar charges allowed by applicable law with respect to any receivable.

Extensions and Modifications

Willingness to Adjust Contract Terms: Contract extensions are considered an acceptable means of bringing delinquent accounts into current status. In some circumstances, the servicer, in its own discretion, may permit an extension on or deferral of payments due on receivables on a case-by-case basis or may permit extensions or deferrals more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster affecting a large group of obligors. Extensions and modifications are governed by strict guidelines, which may be changed from time to time, in accordance with the servicer’s customary servicing practices and are not granted to forestall an inevitable loss.

Timelines for Activation of other Collection Remedies: The decision to repossess the collateral generally depends upon the delinquency status and other risk characteristics of the account. The servicer will generally initiate repossession of the financed vehicle based on a proprietary algorithm which takes into account the number of days the account is delinquent and certain other factors relating to the receivable and the obligor.

Loss Mitigation

Repossessions are conducted by third parties selected by the servicer who are engaged in the business of repossessing vehicles for secured parties. The servicer has relationships with a wide range of repossession agencies across the country that are familiar with the unique repossession laws of the jurisdictions in which they operate. When motor vehicles are repossessed, they are generally sold in various auctions across the country. Upon repossession and sale of a financed vehicle, the servicer will determine whether to pursue a deficiency judgment in accordance with its customary servicing practices and the requirements of applicable law. However, a deficiency judgment would be a personal judgment against the obligor, and a defaulting obligor generally would have few sources of income available to pay a deficiency judgment, as discussed below under “Material Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.” The servicer uses a combination of dedicated internal departments and third parties to pursue bankruptcy and, if applicable, deficiency recovery against obligors who have defaulted on their receivables and legal recourse to secure a vehicle when self-help repossession efforts have failed. The servicer has a dedicated skip tracing department that utilizes both internal and external resources to find obligors and the collateral if a delinquent obligor and the related financed vehicle cannot be located.

Physical Damage and Liability Insurance

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle until the loan is paid in full or the servicer sells the vehicle. Each contract requires that the obligor obtain coverage for the financed vehicle against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. CONA is not required to monitor whether obligors maintain insurance policies on the related vehicles.

Prior Securitization Transactions

None of the prior motor vehicle receivables securitization transactions sponsored by CONA (or by Capital One Auto Finance, Inc., a former subsidiary of the Corporation merged with and into CONA), have experienced early amortizations, servicer defaults or events of default. Neither CONA nor the issuing entity can guarantee that there will not be any breaches of performance triggers, early amortizations, servicer defaults or events of default in the future.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), will act as the asset representations reviewer pursuant to an agreement between the sponsor, the servicer, the issuing entity and the asset representations reviewer (the “asset representations review agreement”). Clayton is a wholly-owned subsidiary of Covius Services, LLC and with its affiliates, has provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 800 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer or any of its affiliates been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, (b) upon determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law or (c) if the asset representations reviewer does not receive payment in full of any amounts required to be paid to the asset representations reviewer in accordance with the terms of the asset representations review agreement. Without limiting the foregoing, the asset representations reviewer must promptly resign if it is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee, or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. Further, the indenture trustee may, or, at the direction of the noteholders evidencing a majority of the aggregate outstanding amount of the notes shall, terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•

the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) any person that was engaged by the sponsor or any underwriter to perform any due diligence on the receivables prior to the closing date;

•	the asset representations reviewer breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement; or

•	a bankruptcy event with respect to the asset representations reviewer occurs.

Following the resignation or removal of the asset representations reviewer, (i) if the Delinquency Percentage has exceeded the Delinquency Trigger as of the most recent payment date, the indenture trustee (at the direction of the noteholders, provided, that if the indenture trustee has received conflicting or inconsistent requests from two or more groups of noteholders, each representing less than the majority of the note balance, the indenture trustee shall follow the direction of the noteholders representing the greater percentage of the note balance) and (ii) if the Delinquency Percentage has not exceeded the Delinquency Trigger as of the most recent payment date, the sponsor, will appoint a successor asset representations reviewer. If the asset representations reviewer has resigned or has been removed, replaced or substituted, or if a new asset representations reviewer has been appointed, then the depositor will specify on the Form 10-D filed after the collection period in which the event occurred the date of the event and the circumstances surrounding the resignation, removal, substitution or appointment, as applicable. Except for a permitted resignation pursuant to the asset representations review agreement, the asset representations reviewer shall pay the reasonable expenses (including the fees and expenses of counsel) of transitioning the asset representations reviewer’s obligations under the asset representations review agreement and preparing the successor asset representations reviewer to take on such obligations.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review—Delinquency Trigger” below) for compliance with the representations and warranties made by the sponsor on the receivables if the conditions described below under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review—Fees and Expenses for Asset Review” below and will be indemnified as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review—Indemnification and Limitation of Liability of Asset Representations Reviewer”below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Asset Representations Review” below.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates and are all direct or indirect subsidiaries of the Corporation: the depositor and CONA, as the originator, as servicer, as sponsor and as administrator. CONA, directly or through a majority-owned affiliate, will hold at least 5% of each class of notes and the certificates. None of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of any of the foregoing parties or of the issuing entity. Additionally, none of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of one another.

THE RECEIVABLES POOL

The issuing entity will own a pool of receivables consisting of motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, SUVs and vans. The pool will consist of the receivables that the sponsor will sell to the depositor on the closing date, and that the depositor will simultaneously transfer to the issuing entity on the closing date. The receivables will include payments on the receivables that are made after the cut-off date. The purchase price paid by the issuing entity for the receivables included in the issuing entity property will equal the estimated fair market value of the receivables and related property as of the closing date.

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date.

Exceptions to Underwriting Criteria

As described under “The Originator” above, under CONA’s origination process and based on CONA’s automated underwriting process, credit applications are evaluated when received and are either approved, declined, or counter-offered. In limited circumstances, some contracts may be approved by CONA under an exception to CONA’s underwriting criteria based on a judgmental evaluation.

None of the receivables to be sold to the issuing entity on the closing date were approved as an exception to CONA’s underwriting criteria.

Criteria Applicable to Selection of Receivables

The receivables sold to the issuing entity on the closing date will be selected for inclusion in the receivables pool by several criteria. These criteria include the requirement that each receivable as of the cut-off date (or such other date as may be specifically set forth below):

•	has been fully and properly executed or electronically authenticated by the obligor thereto;

•	has been originated by a dealer to finance the retail sale by that dealer of the related financed vehicle and has been purchased by CONA from that dealer;

•

as of the closing date, will be secured by a first priority validly perfected security interest in the financed vehicle in favor of CONA, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle in favor of CONA, as secured party;

•	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

•

provided, at origination, for level monthly payments which fully amortize the initial principal balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than three times the level monthly payment;

•	provides for interest at the contract rate specified on the schedule of receivables (which is the schedule identifying the receivables transferred to the issuing entity on the closing date);

•	was originated in the United States;

•	is secured by a new or used automobile, light-duty truck, SUV or van;

•	has a contract rate of at least 1.90%;

•	had an original term to maturity of not more than 75 months and has a remaining term to maturity, as of the cut-off date, of not more than 69 months and not less than 6 months;

•	has an outstanding principal balance of at least $1,000;

•	has a final scheduled payment due on or before June 2031;

•	was not more than twenty-nine (29) days past due as of the cut-off date;

•	was not noted in the records of the servicer as being the subject of any verified bankruptcy or insolvency proceeding;

•	is a simple interest receivable;

•	provides that a prepayment by the related obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the receivable’s contract rate;

•

complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date, or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as an assignee of such receivable;

•

constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such receivable may be modified by the application after the cut-off date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related obligor;

•	has not been satisfied, subordinated or rescinded nor do the records of the servicer indicate that the related financed vehicle has been released from the lien of such receivable in whole or in part;

•

except for payment delinquencies continuing for a period of not more than twenty-nine (29) days as of the cut-off date or the failure of the obligor to maintain physical damage insurance covering the related financed vehicle in accordance with the requirements of the receivable, the records of the servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the receivable existed as of the cut-off date;

•	requires that the obligor thereunder obtain physical damage insurance covering the related financed vehicle;

•

has an obligor that is not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government;

•

has not been originated in, nor is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such receivable would be unlawful, void, or voidable;

•

as of the closing date and immediately prior to the sale and transfer contemplated in the purchase agreement, CONA had good and marketable title to and was the sole owner of the receivable free and clear of all liens created by CONA (except any lien which will be released prior to assignment of such receivable thereunder), and, immediately upon the sale and transfer by CONA to the depositor, the depositor will have good and marketable title to such receivable, free and clear of all liens created by the depositor (other than permitted liens) and immediately upon the sale and transfer by the depositor to the issuing entity pursuant to the sale agreement, the issuing entity will have good and marketable title to such receivable, free and clear of all liens created by the issuing entity (other than permitted liens);

•	constitutes either “tangible chattel paper,” “electronic chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC;

•	has only one executed original, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the UCC) related to the receivable; and

•

the records of the servicer do not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such receivable or the same being asserted or threatened with respect to such receivable.

The receivables will be selected from the portfolio of retail installment sale contracts for new and used vehicles acquired by the sponsor from dealers and serviced by the servicer, in each case meeting the criteria described above. No selection procedures known or intended to be adverse to the issuing entity will be utilized in selecting the receivables. As of the cut-off date, approximately 82.79% of the receivables in the receivables pool, if the Base Transaction is issued, and 82.81% of the receivables in the receivables pool, if the Upsize Transaction is issued, were originated as electronic contracts.

For a description of the depositor’s review of the receivables in the receivables pool and the disclosure regarding those receivables included in this prospectus, see “—Review of the Receivables Pool” below.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date if the Base Transaction is issued and the receivables that will be owned by the issuing entity as of the closing date if the Upsize Transaction is issued (the “asset-level data”) as an exhibit to a Form ABS-EE filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable during the reporting period. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

Pool Stratifications

The composition, distribution by contract rate, distribution by FICO® score, distribution by outstanding principal balance, geographic distribution by state of residence of the obligor, distribution by remaining term to maturity, distribution by original term to maturity, and distribution by loan-to-value at origination, in each case of the receivables as of the cut-off date, if the Base Transaction is issued and if the Upsize Transaction is issued are set forth in the tables below.

Composition of the Pool of Receivables if the Base Transaction is Issued
As of the Cut-off Date

Total
Aggregate Outstanding Principal Balance	$1,092,162,854.95
Number of Receivables	54,436
Average Outstanding Principal Balance	$20,063.25
Aggregate Original Principal Balance	$1,356,888,368.97
Aggregate Percent of Original Principal Balance Outstanding	80.49%
Average Original Principal Balance	$24,926.31
Range of Outstanding Principal Balances	$1,024.17 to $90,687.90
Weighted Average Contract Rate(1)	7.27%
Range of Contract Rates	1.90% to 12.99%
Weighted Average Remaining Term(1)(2)	56 months
Range of Remaining Terms(2)	6 months to 69 months
Weighted Average Original Term(1)(2)	68 months
Range of Original Terms(2)	18 months to 75 months
Percentage of Aggregate Outstanding Principal Balance of Receivables with Original Term between 73 months and 75 months	16.74%
Weighted Average FICO® Score(1)	787
Weighted Average Loan-to-Value Ratio(1)	91.76%
Percentage of New Vehicles	26.37%
Percentage of Used Vehicles	73.63%
Top Five Vehicle Manufacturers:	Toyota – 16.14%
Chevrolet – 12.20%
Honda – 10.44%
Ford – 9.92%
Jeep – 6.46%

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)

Characteristics in the table related to the term of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool (i.e., number of scheduled payments) and how term is required to be calculated for asset-level data (i.e., number of months, including partial months during the term).

Composition of the Pool of Receivables if the Upsize Transaction is Issued

As of the Cut-off Date

Total
Aggregate Outstanding Principal Balance	$1,456,229,893.76
Number of Receivables	72,469
Average Outstanding Principal Balance	$20,094.52
Aggregate Original Principal Balance	$1,809,781,964.50
Aggregate Percent of Original Principal Balance Outstanding	80.46%
Average Original Principal Balance	$24,973.19
Range of Outstanding Principal Balances	$1,022.17 to $90,687.90
Weighted Average Contract Rate(1)	7.27%
Range of Contract Rates	1.90% to 12.99%
Weighted Average Remaining Term(1)(2)	56 months
Range of Remaining Terms(2)	6 months to 69 months
Weighted Average Original Term(1)(2)	68 months
Range of Original Terms(2)	18 months to 75 months
Percentage of Aggregate Outstanding Principal Balance of Receivables with Original Term between 73 months and 75 months	16.74%
Weighted Average FICO® Score(1)	787
Weighted Average Loan-to-Value Ratio(1)	91.67%
Percentage of New Vehicles	26.46%
Percentage of Used Vehicles	73.54%
Top Five Vehicle Manufacturers:	Toyota – 16.11%
Chevrolet – 12.19%
Honda – 10.38%
Ford – 9.92%
Jeep – 6.56%

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)

Characteristics in the table related to the term of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool (i.e., number of scheduled payments) and how term is required to be calculated for asset-level data (i.e., number of months, including partial months during the term).

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Contract Rate

As of the Cut-off Date

Range of Contract Rates (%)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Less than 2.00	6	0.01%	$82,961.11	0.01%
2.00 - 2.99	23	0.04	430,924.37	0.04
3.00 - 3.99	49	0.09	975,315.97	0.09
4.00 - 4.99	874	1.61	19,282,262.57	1.77
5.00 - 5.99	9,648	17.72	206,267,408.17	18.89
6.00 - 6.99	13,351	24.53	279,909,762.26	25.63
7.00 - 7.99	15,314	28.13	301,711,427.52	27.63
8.00 - 8.99	10,408	19.12	195,858,672.12	17.93
9.00 - 9.99	3,183	5.85	62,182,766.53	5.69
10.00 - 10.99	1,085	1.99	19,157,062.82	1.75
11.00 - 11.99	334	0.61	4,538,107.31	0.42
12.00 - 12.99	161	0.30	1,766,184.20	0.16

Total	54,436	100.00%	$1,092,162,854.95	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Contract Rate

As of the Cut-off Date

Range of Contract Rates (%)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Less than 2.00	8	0.01%	$131,290.14	0.01%
2.00 - 2.99	28	0.04	552,248.57	0.04
3.00 - 3.99	63	0.09	1,271,593.73	0.09
4.00 - 4.99	1,148	1.58	25,473,900.39	1.75
5.00 - 5.99	12,798	17.66	274,378,535.09	18.84
6.00 - 6.99	17,906	24.71	374,945,542.87	25.75
7.00 - 7.99	20,362	28.10	402,153,617.88	27.62
8.00 - 8.99	13,900	19.18	261,901,792.12	17.98
9.00 - 9.99	4,189	5.78	82,329,262.82	5.65
10.00 - 10.99	1,400	1.93	24,735,441.25	1.70
11.00 - 11.99	445	0.61	5,988,128.61	0.41
12.00 - 12.99	222	0.31	2,368,540.29	0.16

Total	72,469	100.00%	$1,456,229,893.76	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By FICO® Score

As of the Cut-off Date

Range of FICO® Scores(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
700 - 719	2,444	4.49%	$53,319,852.09	4.88%
720 - 739	3,867	7.10	79,467,836.42	7.28
740 - 759	6,769	12.43	142,686,633.65	13.06
760 - 779	8,022	14.74	165,149,849.02	15.12
780 - 799	9,478	17.41	192,395,571.64	17.62
800 - 819	10,569	19.42	209,365,164.59	19.17
820 - 839	9,188	16.88	174,737,275.94	16.00
840 and greater	4,099	7.53	75,040,671.60	6.87

Total	54,436	100.00%	$1,092,162,854.95	100.00%

(1)

FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date.

(2)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By FICO® Score

As of the Cut-off Date

Range of FICO® Scores(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
700 - 719	3,243	4.48%	$70,600,088.42	4.85%
720 - 739	5,158	7.12	106,044,475.66	7.28
740 - 759	8,953	12.35	188,701,276.06	12.96
760 - 779	10,635	14.68	220,519,815.55	15.14
780 - 799	12,681	17.50	257,853,358.74	17.71
800 - 819	14,016	19.34	278,098,180.61	19.10
820 - 839	12,277	16.94	233,307,964.78	16.02
840 and greater	5,506	7.60	101,104,733.94	6.94

Total	72,469	100.00%	$1,456,229,893.76	100.00%

(1)

FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date.

(2)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Outstanding Principal Balance

As of the Cut-off Date

Range of Outstanding Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $5,000.00	1,086	2.00%	$3,692,428.93	0.34%
$5,000.01 - $10,000.00	5,410	9.94	43,335,282.84	3.97
$10,000.01 - $15,000.00	10,744	19.74	136,386,667.51	12.49
$15,000.01 - $20,000.00	13,099	24.06	228,896,969.73	20.96
$20,000.01 - $25,000.00	10,316	18.95	230,712,892.79	21.12
$25,000.01 - $30,000.00	6,530	12.00	178,079,326.17	16.31
$30,000.01 - $35,000.00	3,575	6.57	115,102,826.71	10.54
$35,000.01 - $40,000.00	1,813	3.33	67,411,316.12	6.17
$40,000.01 - $45,000.00	890	1.63	37,554,722.88	3.44
$45,000.01 - $50,000.00	475	0.87	22,441,651.96	2.05
$50,000.01 - $55,000.00	230	0.42	12,039,130.53	1.10
$55,000.01 - $60,000.00	119	0.22	6,822,113.58	0.62
$60,000.01 - $65,000.00	96	0.18	5,963,175.20	0.55
$65,000.01 - $70,000.00	40	0.07	2,680,706.57	0.25
$70,000.01 or greater	13	0.02	1,043,643.43	0.10

Total	54,436	100.00%	$1,092,162,854.95	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Outstanding Principal Balance

As of the Cut-off Date

Range of Outstanding Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $5,000.00	1,496	2.06%	$5,091,256.10	0.35%
$5,000.01 - $10,000.00	7,051	9.73	56,413,279.50	3.87
$10,000.01 - $15,000.00	14,430	19.91	183,208,331.69	12.58
$15,000.01 - $20,000.00	17,315	23.89	302,543,425.41	20.78
$20,000.01 - $25,000.00	13,728	18.94	306,871,402.37	21.07
$25,000.01 - $30,000.00	8,726	12.04	238,007,431.35	16.34
$30,000.01 - $35,000.00	4,768	6.58	153,626,220.08	10.55
$35,000.01 - $40,000.00	2,426	3.35	90,235,815.83	6.20
$40,000.01 - $45,000.00	1,202	1.66	50,711,245.96	3.48
$45,000.01 - $50,000.00	632	0.87	29,829,048.12	2.05
$50,000.01 - $55,000.00	333	0.46	17,436,361.19	1.20
$55,000.01 - $60,000.00	169	0.23	9,690,387.13	0.67
$60,000.01 - $65,000.00	125	0.17	7,772,992.22	0.53
$65,000.01 - $70,000.00	46	0.06	3,081,790.37	0.21
$70,000.01 or greater	22	0.03	1,710,906.44	0.12

Total	72,469	100.00%	$1,456,229,893.76	100.00%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Pool of Receivables if the Base Transaction is Issued

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	5,309	9.75%	$112,921,425.36	10.34%
Florida	5,318	9.77	105,040,414.13	9.62
California	3,942	7.24	80,463,163.66	7.37
Ohio	3,441	6.32	69,397,507.95	6.35
Illinois	2,799	5.14	55,340,714.67	5.07
Missouri	2,475	4.55	51,250,480.49	4.69
New York	2,450	4.50	47,242,386.24	4.33
Michigan	2,168	3.98	43,425,359.53	3.98
New Jersey	2,333	4.29	42,508,152.38	3.89
Georgia	2,041	3.75	40,335,206.59	3.69
Indiana	1,853	3.40	38,698,369.35	3.54
Minnesota	1,832	3.37	36,326,757.64	3.33
Virginia	1,662	3.05	32,864,972.00	3.01
North Carolina	1,763	3.24	32,430,641.78	2.97
Tennessee	1,405	2.58	29,546,247.35	2.71
Louisiana	1,234	2.27	26,742,282.92	2.45
Colorado	1,069	1.96	23,351,003.33	2.14
Kentucky	1,028	1.89	22,035,144.65	2.02
South Carolina	1,181	2.17	21,880,253.27	2.00
Massachusetts	1,199	2.20	21,747,225.43	1.99
Connecticut	1,147	2.11	20,261,401.61	1.86
Arizona	948	1.74	19,365,967.05	1.77
Wisconsin	815	1.50	16,214,964.06	1.48
Alabama	721	1.32	15,249,094.13	1.40
Oklahoma	549	1.01	11,317,405.64	1.04
Other(3)	3,754	6.90	76,206,313.74	6.98

Total	54,436	100.00%	$1,092,162,854.95	100.00%

(1)	Based on the billing address of the obligor on the receivables.
(2)	Sum may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state or United States territory of residence comprise less than 1.04% of the aggregate outstanding principal balance of the receivables.

Geographic Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	7,067	9.75%	$150,340,228.84	10.32%
Florida	7,033	9.70	139,455,840.39	9.58
California	5,268	7.27	107,795,417.11	7.40
Ohio	4,588	6.33	92,337,081.07	6.34
Illinois	3,730	5.15	73,632,376.60	5.06
Missouri	3,298	4.55	67,752,642.19	4.65
New York	3,221	4.44	62,327,793.87	4.28
Michigan	2,914	4.02	58,340,851.69	4.01
New Jersey	3,114	4.30	56,603,864.68	3.89
Georgia	2,716	3.75	54,420,022.77	3.74
Indiana	2,482	3.42	51,862,711.16	3.56
Minnesota	2,442	3.37	48,529,569.09	3.33
Virginia	2,206	3.04	43,424,183.88	2.98
North Carolina	2,337	3.22	42,998,178.69	2.95
Tennessee	1,852	2.56	39,199,732.47	2.69
Louisiana	1,639	2.26	35,491,699.16	2.44
Colorado	1,409	1.94	30,448,794.49	2.09
Kentucky	1,368	1.89	29,479,700.25	2.02
Massachusetts	1,585	2.19	28,970,494.72	1.99
South Carolina	1,531	2.11	28,541,231.78	1.96
Connecticut	1,549	2.14	27,688,695.19	1.90
Arizona	1,288	1.78	26,486,085.10	1.82
Wisconsin	1,104	1.52	22,224,425.01	1.53
Alabama	987	1.36	20,823,912.74	1.43
Oklahoma	722	1.00	14,777,761.66	1.01
Other(3)	5,019	6.93	102,276,599.16	7.02

Total	72,469	100.00%	$1,456,229,893.76	100.00%

(1)	Based on the billing address of the obligor on the receivables.
(2)	Sum may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state or United States territory of residence comprise less than 1.01% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Remaining Term to Maturity

As of the Cut-off Date

Range of Remaining Term to Maturity (months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 12	44	0.08%	$203,397.31	0.02%
13 - 24	811	1.49	7,565,233.81	0.69
25 - 36	2,902	5.33	35,180,000.89	3.22
37 - 48	9,424	17.31	147,765,037.26	13.53
49 - 60	24,437	44.89	490,418,453.91	44.90
61 - 72	16,818	30.89	411,030,731.77	37.63

Total	54,436	100.00%	$1,092,162,854.95	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Remaining Term to Maturity

As of the Cut-off Date

Range of Remaining Term to Maturity (months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 12	65	0.09%	$298,137.85	0.02%
13 - 24	1,092	1.51	10,307,704.05	0.71
25 - 36	3,830	5.29	46,200,821.28	3.17
37 - 48	12,597	17.38	198,240,913.91	13.61
49 - 60	32,544	44.91	654,184,194.77	44.92
61 - 72	22,341	30.83	546,998,121.90	37.56

Total	72,469	100.00%	$1,456,229,893.76	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Original Term to Maturity

As of the Cut-off Date

Range of Original Term to Maturity (months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
13 - 24	82	0.15%	$495,157.20	0.05%
25 - 36	1,443	2.65	15,093,726.41	1.38
37 - 48	3,885	7.14	51,402,322.41	4.71
49 - 60	13,374	24.57	227,793,794.31	20.86
61 - 72	28,137	51.69	614,543,984.53	56.27
73 - 75	7,515	13.81	182,833,870.09	16.74

Total	54,436	100.00%	$1,092,162,854.95	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Original Term to Maturity

As of the Cut-off Date

Range of Original Term to Maturity (months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
13 - 24	115	0.16%	$758,139.41	0.05%
25 - 36	1,912	2.64	20,007,044.89	1.37
37 - 48	5,154	7.11	68,098,072.29	4.68
49 - 60	17,827	24.60	304,185,038.66	20.89
61 - 72	37,461	51.69	819,370,454.13	56.27
73 - 75	10,000	13.80	243,811,144.38	16.74

Total	72,469	100.00%	$1,456,229,893.76	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Loan-to-Value at Origination

As of the Cut-off Date

Range of Loan-to-Value at Origination (%)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
0.01 - 20.00	53	0.10%	$298,042.90	0.03%
20.01 - 40.00	1,552	2.85	15,561,581.95	1.42
40.01 - 60.00	6,286	11.55	90,160,034.42	8.26
60.01 - 80.00	12,218	22.44	224,538,287.64	20.56
80.01 - 100.00	16,396	30.12	350,748,894.06	32.12
100.01 - 120.00	12,396	22.77	287,177,831.99	26.29
120.01 - 140.00	4,697	8.63	106,730,248.89	9.77
140.01 - 160.00	838	1.54	16,947,933.10	1.55

Total	54,436	100.00%	$1,092,162,854.95	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Loan-to-Value at Origination

As of the Cut-off Date

Range of Loan-to-Value at Origination (%)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
0.01 - 20.00	76	0.10%	$464,903.68	0.03%
20.01 - 40.00	2,079	2.87	21,046,285.66	1.45
40.01 - 60.00	8,428	11.63	121,362,316.37	8.33
60.01 - 80.00	16,215	22.38	298,498,667.71	20.50
80.01 - 100.00	21,904	30.23	469,143,172.00	32.22
100.01 - 120.00	16,456	22.71	381,858,461.37	26.22
120.01 - 140.00	6,194	8.55	141,320,900.09	9.70
140.01 - 160.00	1,117	1.54	22,535,186.88	1.55

Total	72,469	100.00%	$1,456,229,893.76	100.00%

(1)	Sum may not equal 100% due to rounding.

As described under “The Originator—Underwriting” in this prospectus, there are limited credit-related exceptions to the originator’s underwriting criteria. The originator’s credit risk management monitors exceptions to the underwriting criteria on a monthly basis. None of the receivables to be sold to the issuing entity on the closing date were approved as an exception to CONA’s underwriting criteria.

As described under “The Servicer—Extensions and Modifications,” the servicer may permit extensions or modifications on receivables in accordance with its customary servicing practices. As of the cut-off date, the percentage of receivables that had been previously extended or modified was immaterial.

Delinquencies, Repossessions and Net Credit Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all motor vehicle retail installment sale contracts originated and serviced by CONA which are considered to be in the “prime” category and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model. The “prime” characterization of receivables is based on a number of factors and changes from time to time, and general economic conditions change from time to time. Consequently, the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool may not correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables. See “The Originator—Underwriting” and “Risk Factors— Risks related to the characteristics, servicing and performance of the receivables—Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

This information includes the delinquency, repossession and credit loss experience with respect to all “prime” category receivables originated and serviced by CONA and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model as of each respective date or during each listed period. Although CONA originates and services receivables classified at origination in the “below-prime” category, this segment of CONA’s portfolio is excluded from the following delinquency and credit loss experience tables. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool may not correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

Net dollar losses are an amount equal to gross losses minus recoveries, each for the period indicated in the charts below. Gross losses represent the arithmetic sum of all receivables that were charged off during the applicable period. However, for accounts repossessed and sold in the same month, gross losses are net of proceeds received on the repossessed vehicle. Recoveries are collections received in respect of charged-off receivables during the applicable period and represent cash payments received with respect to the deficiency balance of previously charged-off accounts and repossession proceeds for vehicles repossessed and sold in separate months. Recoveries do not include repossession proceeds received from accounts repossessed and sold in the same month. Receivables are charged off if: (i) a scheduled payment is more than one-hundred twenty (120) days past due; (ii) the vehicle is repossessed; or (iii) the receivable is deemed charged off by CONA based on CONA’s policies. Receivables are only charged off at the end of the month. Receivables which meet the conditions for charge off but are cured within the same month are not considered charged off.

Delinquency Experience(1)(2)

	As of September 30,
	2025		2024
	Dollars	Percent	Dollars	Percent
Principal Outstanding at Period End	$17,714,365,604	100.00%	$19,364,257,405	100.00%
Delinquencies
30 - 59 Days	$46,024,248	0.26%	$51,835,072	0.27%
60 - 89 Days	$17,897,408	0.10%	$19,855,056	0.10%
90 - 119 Days	$6,115,468	0.03%	$7,483,418	0.04%
120 or More Days	$0	0.00%	$0	0.00%
Total 30+ Days	$70,037,125	0.40%	$79,173,546	0.41%
Total 60+ Days	$24,012,877	0.14%	$27,338,473	0.14%

	As of December 31,
	2024		2023		2022		2021		2020
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Outstanding at Period End	$19,319,664,814	100.00%	$20,319,988,862	100.00%	$21,950,043,594	100.00%	$19,567,305,646	100.00%	$16,043,888,837	100.00%
Delinquencies
30 - 59 Days	$60,966,652	0.32%	$57,701,913	0.28%	$45,116,795	0.21%	$36,162,338	0.18%	$35,648,244	0.22%
60 - 89 Days	$21,378,940	0.11%	$18,435,740	0.09%	$15,494,863	0.07%	$9,492,872	0.05%	$11,124,967	0.07%
90 - 119 Days	$7,678,780	0.04%	$6,813,432	0.03%	$4,370,105	0.02%	$2,853,593	0.01%	$2,887,841	0.02%
120 or More Days	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%
Total 30+ Days	$90,024,372	0.47%	$82,951,086	0.41%	$64,981,763	0.30%	$48,508,803	0.25%	$49,661,051	0.31%
Total 60+ Days	$29,057,720	0.15%	$25,249,172	0.12%	$19,864,968	0.09%	$12,346,465	0.06%	$14,012,808	0.09%

(1)

CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Delinquencies include repossessions, if the receivable in question has not been charged-off in accordance with CONA’s customary servicing practices.

Net Credit Loss Experience

	For the nine months ended September 30,
	2025	2024
Principal Outstanding at Period End	$17,714,365,604	$19,364,257,405
Average Principal Outstanding During the Period(1)	$18,517,015,209	$19,842,123,134
Number of Receivables Outstanding at Period End	1,022,907	1,092,565
Average Number of Receivables Outstanding During the Period(1)	1,057,676	1,097,741
Gross Losses(2)	$73,157,693	$70,496,468
Recoveries	$47,156,469	$39,085,731
Net Dollar Loss	$26,001,224	$31,410,737
Net Losses as a Percent of Average Principal Amount Outstanding(3)	0.19%	0.21%

	For the year ended December 31,
	2024	2023	2022	2021		2020
Principal Outstanding at Period End	$19,319,664,814	$20,319,988,862	$21,950,043,594		$19,567,305,646	$16,043,888,837
Average Principal Outstanding During the Period(1)	$19,819,826,838	$21,135,016,228	$20,758,674,620		$17,805,597,241	$16,200,684,094
Number of Receivables Outstanding at Period End	1,092,445	1,102,916	1,148,556		1,107,631	1,074,826
Average Number of Receivables Outstanding During the Period(1)	1,097,681	1,125,736	1,128,094		1,091,229	1,108,072
Gross Losses(2)	$96,709,914	$76,620,838	$52,437,684		$43,972,272	$55,841,007
Recoveries	$53,948,178	$37,728,297	$36,379,165		$44,258,644	$46,045,022
Net Dollar Loss	$42,761,736	$38,892,541	$16,058,519	-$	286,371	$9,795,985
Net Losses as a Percent of Average Principal Amount Outstanding	0.22%	0.18%	0.08%		0.00%	0.06%

(1)	Averages are computed by taking a simple average of the beginning and ending amounts for each period presented.
(2)

Charge-offs generally represent the total aggregate balance of the receivables determined to be uncollectable during the period, less proceeds from disposition of the related vehicles, other than recoveries as described above under “—Delinquencies, Repossessions and Net Credit Losses.”

(3)

The percentages for the nine months ended September 30, 2025 and September 30, 2024 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and we cannot predict the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement” in this prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following tables set forth the delinquency experience regarding the pool of receivables as of the cut-off date. The servicer considers a receivable delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the receivables pool were delinquent by more than twenty-nine (29) days.

The following table sets forth the delinquency experience regarding the receivables that will be in the receivables pool if the Base Transaction is issued.

Historical Delinquency Status(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Never delinquent more than 29 days	54,248	99.65%	$1,088,205,711.39	99.64%
Delinquent no more than once for 30-59 days	144	0.26%	3,030,567.38	0.28%
Delinquent more than once for 30-59 days but never for 60 days or more	26	0.05%	560,088.06	0.05%
Delinquent at least once for 60 days or more	18	0.03%	366,488.12	0.03%

Total	54,436	100.00%	$1,092,162,854.95	100.00%

(1)

The servicer considers a receivable delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(2)	Sum of percentages may not equal 100% due to rounding.

The following table sets forth the delinquency experience regarding the receivables that will be in the receivables pool if the Upsize Transaction is issued.

Historical Delinquency Status(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Never delinquent more than 29 days	72,226	99.66%	$1,451,140,333.84	99.65%
Delinquent no more than once for 30-59 days	185	0.26%	3,843,979.88	0.26%
Delinquent more than once for 30-59 days but never for 60 days or more	32	0.04%	746,618.93	0.05%
Delinquent at least once for 60 days or more	26	0.04%	498,961.11	0.03%

Total	72,469	100.00%	$1,456,229,893.76	100.00%

(1)

The servicer considers a receivable delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(2)	Sum of percentages may not equal 100% due to rounding.

Static Pool Data

Appendix A to this prospectus (“Appendix A”) sets forth available information regarding characteristics of motor vehicle retail installment sale contracts originated and serviced by CONA which are considered to be in the “prime” category and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model by vintage origination year for the past five years, including the aggregate original and month-end (as of September 30, 2025) principal balance, the original and month-end (as of September 30, 2025) number of receivables, the average original and month-end (as of September 30, 2025) principal balance, the weighted average original and the month-end (as of September 30, 2025) contract rate, the pool factor as of September 30, 2025, the weighted average age as of September 30, 2025, the weighted average original term, the weighted average remaining term as of September 30, 2025, the weighted average FICO® score, the percentage of new financed vehicles, the percentage of used financed vehicles and the weighted average loan-to-value. Appendix A also sets forth in tabular and graphical format static pool information with regard to delinquency rates, pool factor, prepayment speeds and cumulative net charge-offs for receivables included in CONA’s managed portfolio with respect to each vintage quarter. The characteristics of each receivables pool described above are based on the characteristics of all of the receivables included in that pool as of their respective dates of origination and as of September 30, 2025.

Appendix B to this prospectus (“Appendix B”) sets forth in tabular and graphical format static pool information about prior pools of motor vehicle retail installment sale contracts that were securitized by CONA in the last five years. Static pool information consists of delinquency history, prepayment speeds and cumulative net-losses for prior securitized pools and summary information for the original characteristics of the prior securitized pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date.

Appendix A, Appendix B and all of the information therein are incorporated into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates.

Review of the Receivables Pool

In connection with the offering of the notes, the depositor has performed a review of the receivables in the receivables pool and the disclosure relating to the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

The depositor determined the Rule 193 Information to be covered and identified the scope and type of review procedures to be utilized for each portion of the Rule 193 Information. The Rule 193 Information consisting of factual information was reviewed and approved by responsible internal personnel at the depositor to ensure its accuracy. The depositor also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the transaction documents to ensure the descriptions were accurate. The depositor also consulted with internal regulatory personnel and counsel and external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

The depositor performed a review of the Rule 193 Information to confirm that the receivables in the receivables pool as of the cut-off date satisfied the criteria set forth under “The Receivables Pool—Criteria Applicable to Selection of Receivables” in this prospectus. The depositor verified the individual receivables data contained in the depositor’s data tape. The data tape is an electronic record from the auto loan databases maintained by CONA, which includes certain attributes of the receivables. The depositor selected a random sample of 125 receivable files, 119 of which relate to the receivables in the receivables pool described in this prospectus, to confirm certain data points, such as FICO® score, contract rate and origination date, conformed to the applicable information on the data tape. Of the approximately 2,000 aggregate data points checked with respect to the 125 receivable files, one discrepancy was noted. The discrepancy was related to the credit score of the obligor. The depositor believes that the discrepancy is an immaterial difference between the applicable receivables file and the data tape.

The depositor also compared the statistical information contained in the tables under “The Receivables Pool” in this prospectus to data in, or derived from, the data tape. The depositor recalculated the statistical information relating to the receivables in the receivables pool using the applicable information on the data tape and verified that the recalculated information agreed to the information presented in this prospectus. The depositor’s control environment includes periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes, and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Repurchases and Replacements

No assets securitized by the sponsor in the same asset class as the transaction described in this prospectus were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending September 30, 2025.

Please refer to the Form ABS-15G filed by depositor on February 7, 2025 for additional information. The CIK number of the depositor is 0001133438.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property will be paid or distributed to the noteholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full by the obligor, purchased by the servicer as a result of a breach of a covenant related to its servicing duties or as a result of a reduction in the contract rate of the receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or court order, each as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Modifications of Receivables and Extensions of Receivables Final Payment Dates,” or repurchased by CONA as a result of a breach of a representation or warranty regarding the characteristics of a receivable to be transferred to the issuing entity as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Representations and Warranties” or otherwise, the actual weighted average life of the receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies or purchases made by the servicer as a result of a breach of a covenant made by it related to its servicing duties as described under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Modifications of Receivables and Extensions of Receivables Final Payment Dates.” In addition, early retirement of the notes may be effected if the servicer exercises its option to purchase the remaining receivables included in the issuing entity property when the outstanding balance of the receivables has declined to or below the percentage specified in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

CONA can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The timing of changes in the SOFR Rate may affect the actual yields on the notes even if the aggregate rate of the SOFR Rate is consistent with your expectations. Prospective investors must make an independent decision as to the appropriate SOFR Rate assumptions to be used in deciding whether to purchase a note.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid note balances of the notes and the weighted average life of the notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)” and “Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity issues asset-backed notes with an aggregate initial note balance of $1,073,880,000 or $1,431,840,000, as applicable;

•	the issuing entity holds 12 pools of receivables with the following characteristics, if the Base Transaction is issued:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$ 13,956.64	2.283%	September 30, 2025	24	6
2	427,536.70	4.221%	September 30, 2025	34	21
3	1,563,869.38	4.727%	September 30, 2025	42	31
4	3,676,814.85	4.762%	September 30, 2025	53	42
5	7,854,755.31	4.826%	September 30, 2025	63	53
6	8,239,110.55	4.815%	September 30, 2025	73	63
7	189,440.67	7.665%	September 30, 2025	23	10
8	7,137,697.11	7.145%	September 30, 2025	36	21
9	33,616,131.51	7.083%	September 30, 2025	45	32
10	144,088,222.41	7.292%	September 30, 2025	58	44
11	482,563,698.60	7.547%	September 30, 2025	69	56
12	402,791,621.22	7.085%	September 30, 2025	73	64

Total	$1,092,162,854.95

•	the issuing entity holds 12 pools of receivables with the following characteristics, if the Upsize Transaction is issued:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$ 13,956.64	2.283%	September 30, 2025	24	6
2	528,246.77	4.291%	September 30, 2025	34	21
3	1,934,858.04	4.728%	September 30, 2025	42	30
4	4,715,642.13	4.745%	September 30, 2025	53	42
5	10,702,017.65	4.812%	September 30, 2025	63	53
6	10,746,270.09	4.818%	September 30, 2025	73	63
7	284,181.21	7.576%	September 30, 2025	24	10
8	9,779,457.28	7.122%	September 30, 2025	36	21
9	44,265,963.24	7.105%	September 30, 2025	45	32
10	193,525,271.78	7.275%	September 30, 2025	58	44
11	643,482,177.12	7.548%	September 30, 2025	69	56
12	536,251,851.81	7.079%	September 30, 2025	73	64

Total	$1,456,229,893.76

•

all prepayments on the receivables each month are made in full on the last day of each month (and include thirty (30) days of interest) at the specified constant percentage of ABS commencing in October 2025 and there are no defaults, losses or repurchases;

•	the Class A-2 notes consist of Class A-2-A notes and Class A-2-B notes;

•

interest accrues on the notes at the following per annum interest rates: Class A-1 notes, 4.326%; Class A-2-A notes, 4.39%; Class A-2-B notes, 4.88379%; Class A-3 notes, 4.37%; Class A-4 notes, 4.47%; Class B notes, 4.87%; Class C notes, 5.11%; and Class D notes, 5.75%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in October 2025, and each month has thirty (30) days;

•	the initial note balance of each class of notes is equal to the applicable initial note balance for that class of notes as set forth on the front cover of this prospectus;

•

if (i) the Base Transaction is issued, the initial note balance of the Class A-2 notes is allocated to the Class A-2-A notes in the amount of $94,000,000 and to the Class A-2-B notes in the amount of $282,000,000 and (ii) the Upsize Transaction is issued, the initial note balance of the Class A-2 notes is allocated to the Class A-2-A notes in the amount of $125,200,000 and to the Class A-2-B notes in the amount of $375,600,000;

•	payments on the notes are paid in cash on each payment date commencing December 15, 2025 and on the 15th calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on the closing date of November 5, 2025;

•

the servicing fee will be an amount equal to the product of (1) 1.00%, (2) one-twelfth (or, in the case of the first payment date, one-sixth), and (3) the net pool balance of the receivables as of the first day of the related collection period (or, for the first payment date, as of the cut-off date); on each payment date, the indenture trustee fee, asset representations reviewer fee and owner trustee fee, in the aggregate, equal $1,500; and all other fees and expenses equal zero;

•

the Class A-1 notes and the Class A-2-B notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year (or, in the case of the first payment date, from and including the closing date to but excluding the first payment date);

•

the Class A-2-A notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the first payment date (assuming a 30-day calendar month));

•

Available Funds from the receivables described above are distributed in accordance with the payment priorities described below under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments,” and no event of default under the indenture occurs;

•	payments of principal on the notes are distributed in accordance with the payment priorities described below under “The Notes—Payments of Principal”;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

•

the yield supplement overcollateralization amount, with respect to any payment date, will be the amount specified under “The Transfer Agreements, The Servicing Agreement, The Administration Agreement And The Asset Representations Review Agreement—Yield Supplement Overcollateralization Amount”; and

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial note balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment of a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial note balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class A-1 Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	83.48%	78.27%	72.36%	68.42%	65.61%	61.08%	57.82%
January 15, 2026	75.77%	68.07%	59.36%	53.55%	49.40%	42.71%	37.90%
February 15, 2026	68.00%	57.91%	46.49%	38.87%	33.43%	24.66%	18.36%
March 15, 2026	60.19%	47.79%	33.75%	24.39%	17.71%	6.93%	0.00%
April 15, 2026	52.31%	37.69%	21.14%	10.11%	2.24%	0.00%	0.00%
May 15, 2026	44.39%	27.64%	8.67%	0.00%	0.00%	0.00%	0.00%
June 15, 2026	36.42%	17.62%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2026	28.39%	7.63%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2026	20.30%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2026	12.17%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2026	3.99%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(1)	0.52	0.40	0.31	0.27	0.25	0.22	0.21
Weighted Average Life (Years) to Maturity(2)	0.52	0.40	0.31	0.27	0.25	0.22	0.21

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class A-2-A Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.54%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	94.00%	88.78%
May 15, 2026	100.00%	100.00%	100.00%	97.73%	92.56%	84.23%	78.24%
June 15, 2026	100.00%	100.00%	97.91%	89.79%	83.99%	74.64%	67.92%
July 15, 2026	100.00%	100.00%	90.92%	81.96%	75.56%	65.24%	57.82%
August 15, 2026	100.00%	98.67%	84.02%	74.25%	67.28%	56.03%	47.95%
September 15, 2026	100.00%	93.00%	77.20%	66.67%	59.15%	47.03%	38.32%
October 15, 2026	100.00%	87.35%	70.46%	59.21%	51.17%	38.22%	28.91%
November 15, 2026	97.56%	81.72%	63.80%	51.87%	43.34%	29.61%	19.74%
December 15, 2026	92.81%	76.12%	57.23%	44.65%	35.67%	21.20%	10.80%
January 15, 2027	88.03%	70.53%	50.74%	37.56%	28.15%	12.99%	2.10%
February 15, 2027	83.22%	64.97%	44.34%	30.60%	20.79%	4.98%	0.00%
March 15, 2027	78.37%	59.43%	38.02%	23.76%	13.59%	0.00%	0.00%
April 15, 2027	73.49%	53.92%	31.79%	17.06%	6.54%	0.00%	0.00%
May 15, 2027	68.57%	48.42%	25.64%	10.48%	0.00%	0.00%	0.00%
June 15, 2027	63.63%	42.95%	19.59%	4.03%	0.00%	0.00%	0.00%
July 15, 2027	58.65%	37.51%	13.62%	0.00%	0.00%	0.00%	0.00%
August 15, 2027	53.74%	32.18%	7.82%	0.00%	0.00%	0.00%	0.00%
September 15, 2027	48.79%	26.87%	2.10%	0.00%	0.00%	0.00%	0.00%
October 15, 2027	43.82%	21.59%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2027	38.81%	16.33%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2027	33.76%	11.10%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2028	28.68%	5.89%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2028	23.57%	0.71%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2028	18.42%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2028	13.24%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2028	8.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2028	2.79%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(1)	1.88	1.55	1.26	1.10	1.01	0.88	0.81
Weighted Average Life (Years) to Maturity(2)	1.88	1.55	1.26	1.10	1.01	0.88	0.81

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class A-2-B Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.54%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	94.00%	88.78%
May 15, 2026	100.00%	100.00%	100.00%	97.73%	92.56%	84.23%	78.24%
June 15, 2026	100.00%	100.00%	97.91%	89.79%	83.99%	74.64%	67.92%
July 15, 2026	100.00%	100.00%	90.92%	81.96%	75.56%	65.24%	57.82%
August 15, 2026	100.00%	98.67%	84.02%	74.25%	67.28%	56.03%	47.95%
September 15, 2026	100.00%	93.00%	77.20%	66.67%	59.15%	47.03%	38.32%
October 15, 2026	100.00%	87.35%	70.46%	59.21%	51.17%	38.22%	28.91%
November 15, 2026	97.56%	81.72%	63.80%	51.87%	43.34%	29.61%	19.74%
December 15, 2026	92.81%	76.12%	57.23%	44.65%	35.67%	21.20%	10.80%
January 15, 2027	88.03%	70.53%	50.74%	37.56%	28.15%	12.99%	2.10%
February 15, 2027	83.22%	64.97%	44.34%	30.60%	20.79%	4.98%	0.00%
March 15, 2027	78.37%	59.43%	38.02%	23.76%	13.59%	0.00%	0.00%
April 15, 2027	73.49%	53.92%	31.79%	17.06%	6.54%	0.00%	0.00%
May 15, 2027	68.57%	48.42%	25.64%	10.48%	0.00%	0.00%	0.00%
June 15, 2027	63.63%	42.95%	19.59%	4.03%	0.00%	0.00%	0.00%
July 15, 2027	58.65%	37.51%	13.62%	0.00%	0.00%	0.00%	0.00%
August 15, 2027	53.74%	32.18%	7.82%	0.00%	0.00%	0.00%	0.00%
September 15, 2027	48.79%	26.87%	2.10%	0.00%	0.00%	0.00%	0.00%
October 15, 2027	43.82%	21.59%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2027	38.81%	16.33%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2027	33.76%	11.10%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2028	28.68%	5.89%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2028	23.57%	0.71%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2028	18.42%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2028	13.24%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2028	8.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2028	2.79%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(1)	1.88	1.55	1.26	1.10	1.01	0.88	0.81
Weighted Average Life (Years) to Maturity(2)	1.88	1.55	1.26	1.10	1.01	0.88	0.81

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class A-3 Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	93.64%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	97.19%	85.43%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	89.61%	77.46%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	99.65%	82.24%	69.74%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	92.94%	75.08%	62.27%
July 15, 2027	100.00%	100.00%	100.00%	97.72%	86.39%	68.14%	55.04%
August 15, 2027	100.00%	100.00%	100.00%	91.62%	80.07%	61.46%	48.11%
September 15, 2027	100.00%	100.00%	100.00%	85.64%	73.90%	54.99%	41.42%
October 15, 2027	100.00%	100.00%	96.48%	79.80%	67.90%	48.74%	34.98%
November 15, 2027	100.00%	100.00%	90.96%	74.10%	62.07%	42.70%	28.80%
December 15, 2027	100.00%	100.00%	85.52%	68.53%	56.40%	36.88%	22.88%
January 15, 2028	100.00%	100.00%	80.18%	63.10%	50.91%	31.28%	17.21%
February 15, 2028	100.00%	100.00%	74.94%	57.80%	45.58%	25.91%	11.80%
March 15, 2028	100.00%	95.56%	69.78%	52.65%	40.43%	20.76%	6.66%
April 15, 2028	100.00%	90.44%	64.72%	47.63%	35.45%	15.84%	1.78%
May 15, 2028	100.00%	85.34%	59.76%	42.76%	30.64%	11.14%	0.00%
June 15, 2028	100.00%	80.28%	54.90%	38.04%	26.02%	6.68%	0.00%
July 15, 2028	97.83%	75.51%	50.33%	33.61%	21.70%	2.53%	0.00%
August 15, 2028	92.84%	70.75%	45.85%	29.32%	17.54%	0.00%	0.00%
September 15, 2028	87.81%	66.03%	41.47%	25.17%	13.56%	0.00%	0.00%
October 15, 2028	82.76%	61.33%	37.18%	21.16%	9.74%	0.00%	0.00%
November 15, 2028	77.67%	56.65%	32.99%	17.29%	6.11%	0.00%	0.00%
December 15, 2028	72.54%	52.01%	28.89%	13.56%	2.64%	0.00%	0.00%
January 15, 2029	67.38%	47.39%	24.89%	9.98%	0.00%	0.00%	0.00%
February 15, 2029	62.19%	42.80%	20.99%	6.54%	0.00%	0.00%	0.00%
March 15, 2029	56.96%	38.24%	17.19%	3.24%	0.00%	0.00%	0.00%
April 15, 2029	51.69%	33.70%	13.48%	0.10%	0.00%	0.00%	0.00%
May 15, 2029	46.42%	29.21%	9.90%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	41.11%	24.76%	6.41%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	36.76%	21.08%	3.50%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	32.38%	17.43%	0.67%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	27.97%	13.80%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	23.53%	10.20%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	19.06%	6.62%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	14.56%	3.06%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	10.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	5.47%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2030	0.88%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Weighted Average Life (Years) to Call(1)	3.53	3.21	2.79	2.49	2.29	2.00	1.83
Weighted Average Life (Years) to Maturity(2)	3.53	3.21	2.79	2.49	2.29	2.00	1.83

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class A-4 Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Weighted Average Life (years) (to call)(1)	4.44	4.19	3.86	3.53	3.19	2.78	2.53
Weighted Average Life (years) (to maturity)(2)	4.62	4.46	4.16	3.82	3.51	3.02	2.71

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class B Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%

Weighted Average Life (years) (to call)(1)	4.44	4.19	3.86	3.53	3.19	2.78	2.53
Weighted Average Life (years) (to maturity)(2)	4.99	4.85	4.57	4.30	3.96	3.34	2.96

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class C Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%

Weighted Average Life (years) (to call)(1)	4.44	4.19	3.86	3.53	3.19	2.78	2.53
Weighted Average Life (years) (to maturity)(2)	5.11	5.02	4.75	4.48	4.12	3.46	3.05

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class D Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%

Weighted Average Life (years) (to call)(1)	4.44	4.19	3.86	3.53	3.19	2.78	2.53
Weighted Average Life (years) (to maturity)(2)	5.23	5.17	5.04	4.74	4.36	3.62	3.21

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class A-1 Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	83.51%	78.31%	72.42%	68.49%	65.68%	61.16%	57.91%
January 15, 2026	75.82%	68.14%	59.44%	53.65%	49.51%	42.83%	38.03%
February 15, 2026	68.06%	58.00%	46.60%	39.00%	33.57%	24.82%	18.53%
March 15, 2026	60.26%	47.89%	33.89%	24.55%	17.89%	7.13%	0.00%
April 15, 2026	52.41%	37.82%	21.31%	10.30%	2.44%	0.00%	0.00%
May 15, 2026	44.50%	27.78%	8.87%	0.00%	0.00%	0.00%	0.00%
June 15, 2026	36.54%	17.78%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2026	28.52%	7.82%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2026	20.45%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2026	12.34%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2026	4.17%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(1)	0.52	0.40	0.31	0.27	0.25	0.22	0.21
Weighted Average Life (Years) to Maturity(2)	0.52	0.40	0.31	0.27	0.25	0.22	0.21

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class A-2-A Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.66%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	94.12%	88.88%
May 15, 2026	100.00%	100.00%	100.00%	97.85%	92.67%	84.33%	78.33%
June 15, 2026	100.00%	100.00%	98.02%	89.89%	84.09%	74.73%	68.00%
July 15, 2026	100.00%	100.00%	91.03%	82.06%	75.65%	65.32%	57.89%
August 15, 2026	100.00%	98.79%	84.12%	74.34%	67.36%	56.10%	48.01%
September 15, 2026	100.00%	93.11%	77.29%	66.75%	59.22%	47.08%	38.36%
October 15, 2026	100.00%	87.45%	70.54%	59.28%	51.23%	38.26%	28.95%
November 15, 2026	97.67%	81.82%	63.88%	51.93%	43.40%	29.64%	19.76%
December 15, 2026	92.92%	76.20%	57.30%	44.71%	35.71%	21.22%	10.81%
January 15, 2027	88.13%	70.61%	50.80%	37.61%	28.19%	13.00%	2.10%
February 15, 2027	83.30%	65.04%	44.39%	30.64%	20.82%	4.99%	0.00%
March 15, 2027	78.45%	59.50%	38.06%	23.79%	13.60%	0.00%	0.00%
April 15, 2027	73.56%	53.97%	31.82%	17.08%	6.55%	0.00%	0.00%
May 15, 2027	68.64%	48.47%	25.67%	10.49%	0.00%	0.00%	0.00%
June 15, 2027	63.69%	43.00%	19.61%	4.04%	0.00%	0.00%	0.00%
July 15, 2027	58.70%	37.54%	13.63%	0.00%	0.00%	0.00%	0.00%
August 15, 2027	53.79%	32.21%	7.82%	0.00%	0.00%	0.00%	0.00%
September 15, 2027	48.84%	26.90%	2.10%	0.00%	0.00%	0.00%	0.00%
October 15, 2027	43.86%	21.61%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2027	38.84%	16.35%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2027	33.79%	11.11%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2028	28.71%	5.90%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2028	23.59%	0.71%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2028	18.44%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2028	13.25%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2028	8.05%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2028	2.80%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(1)	1.88	1.55	1.26	1.10	1.01	0.89	0.81
Weighted Average Life (Years) to Maturity(2)	1.88	1.55	1.26	1.10	1.01	0.89	0.81

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class A-2-B Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.66%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	94.12%	88.88%
May 15, 2026	100.00%	100.00%	100.00%	97.85%	92.67%	84.33%	78.33%
June 15, 2026	100.00%	100.00%	98.02%	89.89%	84.09%	74.73%	68.00%
July 15, 2026	100.00%	100.00%	91.03%	82.06%	75.65%	65.32%	57.89%
August 15, 2026	100.00%	98.79%	84.12%	74.34%	67.36%	56.10%	48.01%
September 15, 2026	100.00%	93.11%	77.29%	66.75%	59.22%	47.08%	38.36%
October 15, 2026	100.00%	87.45%	70.54%	59.28%	51.23%	38.26%	28.95%
November 15, 2026	97.67%	81.82%	63.88%	51.93%	43.40%	29.64%	19.76%
December 15, 2026	92.92%	76.20%	57.30%	44.71%	35.71%	21.22%	10.81%
January 15, 2027	88.13%	70.61%	50.80%	37.61%	28.19%	13.00%	2.10%
February 15, 2027	83.30%	65.04%	44.39%	30.64%	20.82%	4.99%	0.00%
March 15, 2027	78.45%	59.50%	38.06%	23.79%	13.60%	0.00%	0.00%
April 15, 2027	73.56%	53.97%	31.82%	17.08%	6.55%	0.00%	0.00%
May 15, 2027	68.64%	48.47%	25.67%	10.49%	0.00%	0.00%	0.00%
June 15, 2027	63.69%	43.00%	19.61%	4.04%	0.00%	0.00%	0.00%
July 15, 2027	58.70%	37.54%	13.63%	0.00%	0.00%	0.00%	0.00%
August 15, 2027	53.79%	32.21%	7.82%	0.00%	0.00%	0.00%	0.00%
September 15, 2027	48.84%	26.90%	2.10%	0.00%	0.00%	0.00%	0.00%
October 15, 2027	43.86%	21.61%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2027	38.84%	16.35%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2027	33.79%	11.11%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2028	28.71%	5.90%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2028	23.59%	0.71%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2028	18.44%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2028	13.25%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2028	8.05%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2028	2.80%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call(1)	1.88	1.55	1.26	1.10	1.01	0.89	0.81
Weighted Average Life (Years) to Maturity(2)	1.88	1.55	1.26	1.10	1.01	0.89	0.81

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class A-3 Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	93.64%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	97.19%	85.42%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	89.61%	77.45%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	99.66%	82.23%	69.72%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	92.94%	75.07%	62.24%
July 15, 2027	100.00%	100.00%	100.00%	97.72%	86.38%	68.12%	55.01%
August 15, 2027	100.00%	100.00%	100.00%	91.61%	80.05%	61.44%	48.07%
September 15, 2027	100.00%	100.00%	100.00%	85.64%	73.89%	54.96%	41.38%
October 15, 2027	100.00%	100.00%	96.48%	79.79%	67.89%	48.71%	34.95%
November 15, 2027	100.00%	100.00%	90.95%	74.09%	62.05%	42.67%	28.76%
December 15, 2027	100.00%	100.00%	85.52%	68.51%	56.38%	36.85%	22.83%
January 15, 2028	100.00%	100.00%	80.17%	63.08%	50.88%	31.25%	17.16%
February 15, 2028	100.00%	100.00%	74.92%	57.78%	45.55%	25.87%	11.75%
March 15, 2028	100.00%	95.56%	69.77%	52.62%	40.40%	20.72%	6.60%
April 15, 2028	100.00%	90.43%	64.71%	47.61%	35.42%	15.79%	1.72%
May 15, 2028	100.00%	85.34%	59.75%	42.74%	30.61%	11.10%	0.00%
June 15, 2028	100.00%	80.28%	54.89%	38.02%	25.99%	6.64%	0.00%
July 15, 2028	97.84%	75.50%	50.31%	33.58%	21.66%	2.48%	0.00%
August 15, 2028	92.84%	70.74%	45.83%	29.29%	17.50%	0.00%	0.00%
September 15, 2028	87.81%	66.01%	41.44%	25.13%	13.51%	0.00%	0.00%
October 15, 2028	82.74%	61.31%	37.15%	21.12%	9.70%	0.00%	0.00%
November 15, 2028	77.65%	56.63%	32.95%	17.24%	6.06%	0.00%	0.00%
December 15, 2028	72.51%	51.98%	28.85%	13.51%	2.59%	0.00%	0.00%
January 15, 2029	67.35%	47.35%	24.85%	9.93%	0.00%	0.00%	0.00%
February 15, 2029	62.14%	42.75%	20.94%	6.48%	0.00%	0.00%	0.00%
March 15, 2029	56.91%	38.19%	17.13%	3.19%	0.00%	0.00%	0.00%
April 15, 2029	51.64%	33.64%	13.43%	0.04%	0.00%	0.00%	0.00%
May 15, 2029	46.35%	29.15%	9.84%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	41.04%	24.69%	6.34%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	36.69%	21.01%	3.43%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	32.30%	17.36%	0.61%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	27.89%	13.73%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	23.45%	10.13%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	18.98%	6.55%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	14.48%	2.99%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	9.95%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	5.39%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2030	0.80%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Weighted Average Life (Years) to Call(1)	3.53	3.21	2.79	2.49	2.29	2.00	1.83
Weighted Average Life (Years) to Maturity(2)	3.53	3.21	2.79	2.49	2.29	2.00	1.83

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class A-4 Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
March 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) (to call)(1)	4.44	4.19	3.86	3.53	3.19	2.78	2.53
Weighted Average Life (years) (to maturity)(2)	4.62	4.46	4.16	3.81	3.51	3.02	2.71

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class B Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
March 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) (to call)(1)	4.44	4.19	3.86	3.53	3.19	2.78	2.53
Weighted Average Life (years) (to maturity)(2)	4.99	4.85	4.57	4.30	3.96	3.34	2.96

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class C Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
March 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) (to call)(1)	4.44	4.19	3.86	3.53	3.19	2.78	2.53
Weighted Average Life (years) (to maturity)(2)	5.11	5.02	4.75	4.47	4.12	3.46	3.05

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class D Notes

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.0%	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
March 15, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) (to call)(1)	4.44	4.19	3.86	3.53	3.19	2.78	2.53
Weighted Average Life (years) (to maturity)(2)	5.23	5.17	5.04	4.74	4.36	3.62	3.21

(1)	Assumes that servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that servicer does not exercise its clean-up call option.

THE NOTES

The following information summarizes material provisions of the notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the transaction documents, as applicable.

General

The issuing entity will issue the notes pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement, to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the finalized indenture with the SEC concurrently with or prior to the time we file this prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the servicing agreement. Wilmington Trust, National Association will be the indenture trustee.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a business day, then the next business day, beginning December 15, 2025.

The indenture trustee will distribute principal of and interest on the notes on each payment date to holders in whose names the notes were registered on the latest record date.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the business day immediately preceding that payment date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “—Definitive Notes” below. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “note owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below.

The initial note balance, interest rate and final scheduled payment date for each class of the notes is set forth on the cover page to this prospectus.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Priority of Payments” in this prospectus.

Delivery of Notes

The notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof. The notes will be issued on or about the closing date in book-entry form through the facilities of The Depository Trust Company, or “DTC”, and Clearstream against payment in immediately available funds.

Book-Entry Registration and Tax Documentation Procedures

Each class of notes offered will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All book-entry notes will be held by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC or Clearstream Banking Luxembourg S.A. (“Clearstream”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC and Clearstream for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global notes holding notes through Clearstream, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•

each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN or W-8BEN-E). Beneficial owners of global notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or W-8BEN-E (or applicable successor form) and by meeting all other conditions for treating interest payments as “portfolio interest.” If the information shown on Form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E (or applicable successor form) must be filed within thirty (30) days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (or applicable successor form).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN or W-8BEN-E). Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or W-8BEN-E (or applicable successor form).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (or applicable successor form).

This summary does not deal with all aspects of U.S. federal income tax withholding and information reporting that may be relevant to holders of the global notes who are non-U.S. Persons. In particular, special withholding considerations will apply in the case of non-U.S. Persons who hold global notes that are treated as partnership interests (see “Material United States Federal Income Tax Consequences—Tax Consequences to Foreign Persons”). Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global notes.

Definitive Notes

The notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default, the beneficial owners representing in the aggregate a majority of the outstanding principal amount of all the notes, voting as a single class, advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system with respect to the notes through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of the notes in definitive registered form in accordance with the procedures set forth in this prospectus and in the indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered at the close of business on the record date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether a note in definitive registered form or a note registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite note balance have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator, the asset representations reviewer or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates, except that, in determining whether the indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes that have been pledged in good faith may be regarded as “outstanding” if the pledgee of those notes establishes to the satisfaction of the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the depositor, any certificateholder, the servicer, the administrator, the asset representations reviewer or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each record date, within five (5) days of that record date; and

•

within thirty (30) days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten (10) days before that list is furnished;

provided, however, that so long as (i) the indenture trustee is the note registrar or (ii) the notes are issued as book-entry notes, no such list will be required to be furnished to the indenture trustee.

The indenture does not provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

On or prior to the third business day preceding each payment date, the servicer will provide to the indenture trustee and the indenture trustee will, on each payment date, forward or otherwise make available to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period the following information (or such other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB):

•	the amount of the distribution on or with respect to each class of notes allocable to principal and interest on that payment date, including the Benchmark for the related interest period;

•

the Class A-1 note balance, the Class A-2-A note balance, the Class A-2-B note balance, the Class A-3 note balance, the Class A-4 note balance, the Class B note balance, the Class C note balance and the Class D note balance, in each case before and after giving effect to payments on that payment date;

•

(i) the amount on deposit in the reserve account, both before and after giving effect to withdrawals and deposits for that payment date, (ii) the specified reserve account balance for that payment date, (iii) the amount to be deposited in the reserve account for that payment date, if any, and (iv) the reserve account draw amount and the reserve account excess amount, if any, for that payment date;

•

the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Regular Principal Distribution Amount for that payment date;

•	the Pool Factor and the Note Factor for that payment date;

•

the amount of the servicing fee with respect to the related collection period, the amount of the servicing fee to be paid on that payment date and the amount of any unpaid servicing fees from the prior payment date;

•	the amount of the interest carryover shortfall for each class of Notes, if any, on that payment date;

•

the amount of fees, expenses and indemnities to be paid by the issuing entity to the indenture trustee, the owner trustee and the asset representations reviewer, if any, with respect to the related payment date and the amount of any unpaid fees, expenses or indemnities to the indenture trustee, the owner trustee and the asset representations reviewer;

•	the yield supplement overcollateralization amount as of the beginning and the end of the related collection period;

•	the aggregate repurchase price with respect to repurchased receivables with respect to the related collection period;

•	the aggregate amount being distributed to the certificates for that payment date;

•	the amount of collections for the related collection period;

•	the cumulative net loss ratio for that payment date;

•	the number and aggregate principal balance of 60-Day Delinquent Receivables as of the end of the related collection period;

•	the Delinquency Percentage for the related collection period;

•	the Delinquency Trigger for that payment date;

•	the number of receivables, the net pool balance and the adjusted pool balance as of the beginning and end of the related collection period;

•	the number, dollar amount and percentage of net pool balance of receivables that are 30-59, 60-89, 90-119 and 120 or more days delinquent as of the end of the related collection period; and

•

notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes.

The “Note Factor” will be, for any payment date, a six-digit decimal equal to the outstanding balance for each class of notes at the end of the month as a fraction of the initial note balance of the corresponding class of notes as of the closing date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the note balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

The “Pool Factor” will be, for any payment date, a six-digit decimal equal to the net pool balance as of the end of the preceding collection period divided by the aggregate outstanding principal balance of the receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the net pool balance. The amount of a noteholder’s pro rata share of the net pool balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a global note will not be recognized as noteholder of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as provided in this prospectus. Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by law, the indenture trustee and paying agent will furnish information required to complete United States federal and state income tax returns to each person who on any record date during the calendar year was a registered noteholder. See “Material United States Federal Income Tax Consequences” in this prospectus.

Payments of Interest

Interest on the note balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be due and payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes and the Class A-2-B notes from and including the prior payment date (after giving effect to all payments of principal made on the prior payment date) (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or from and including the closing date in the case of the first interest period) to but excluding the 15th day of the month in which that payment date occurs.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes and the Class A-2-B notes will be calculated on the basis of the actual days elapsed and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes will be the product of (i) the outstanding note balance of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2-A notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will be the product of (i) the outstanding note balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding December 15, 2025 (assuming a 30-day calendar month)), divided by 360.

•

Interest Periods. Interest will accrue on the note balance of each class of notes during the period (each, an “interest period”) (a) with respect to the Class A-1 notes and the Class A-2-B notes, from and including the prior payment date (after giving effect to all payments of principal made on the prior payment date) (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or in the case of the first payment date, the closing date) to but excluding the 15th day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Each of the Class A-1 notes, the Class A-2-A notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D notes will accrue interest at the applicable fixed per annum interest rate specified on the front cover of this prospectus. The Class A-2-B notes will accrue interest at a per annum rate equal to the sum of a Benchmark, which initially will be the SOFR Rate, plus the applicable spread set forth on the front cover of this prospectus; provided that, if the Benchmark plus the spread is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%.

The “SOFR Rate” will be determined by the paying agent for each interest period on the second U.S. Government Securities Business Day before the first day of such interest period (the “SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) and means, with respect to the Class A-2-B notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the Class A-2-B notes prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, means:

(1)  the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)  if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the

FRBNY’s website.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice exists, in such other manner as the administrator determines is reasonably necessary).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2-B notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2-B notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Effect of Benchmark Transition Event

Notwithstanding the foregoing, if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the administrator will replace the then-current Benchmark for all purposes relating to the Class A-2-B notes in respect of such determination on such date and all such determinations on all subsequent dates.

The administrator will deliver written notice to each hired agency, the relevant trustees and to the paying agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the administrator has determined with respect to the related interest period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

The administrator will have the right to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time.

Any determination, decision or election that may be made by the administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement as described above, including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the administrator’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without the consent of any other person (including any noteholder). The holders of the Class A-2-B notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the transaction documents, none of the issuing entity, the owner trustee, the indenture trustee, the administrator, the sponsor, the depositor or the servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each noteholder and note owner, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the issuing entity, the owner trustee, the indenture trustee, the administrator, the sponsor, the depositor and the servicer relating to any such determinations.

With respect to a Benchmark Transition Event, the following terms will have the following respective meanings:

“Benchmark” means, initially, the SOFR Rate; provided that, if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Administrator” means, the administrator of the Benchmark.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Benchmark Administrator permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the Benchmark Administrator (or such component) announcing that such Benchmark Administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the Benchmark Administrator (or such component), a resolution authority with jurisdiction over the Benchmark Administrator (or such component) or a court or an entity with similar insolvency or resolution authority over the Benchmark Administrator, which states that the Benchmark Administrator (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the administrator.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

For the avoidance of doubt: (a) in no event will (i) the indenture trustee and the paying agent be responsible for determining the SOFR Rate or any substitute for SOFR if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote SOFR or such substitute for SOFR, (ii) the Owner Trustee be responsible for determining the SOFR Rate or any substitute for SOFR or (iii) the indenture trustee, the paying agent and the owner trustee be responsible for making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event and (b) in connection with any of the matters referenced in clause (a) of this sentence, the indenture trustee, the paying agent and the owner trustee will be entitled to conclusively rely on any determinations made by the administrator (on behalf of the issuing entity), as applicable, in regards to such matters and will have no liability for such actions taken at the direction of the administrator (on behalf of the issuing entity).

The indenture trustee, the paying agent and the owner trustee will be under no obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

The indenture trustee, the paying agent and the owner trustee will not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the indenture and the other transaction documents as a result of the unavailability of SOFR (or other applicable Benchmark) and the absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation, the servicer or the administrator (on behalf of the issuing entity), in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture and the other transaction documents and reasonably required for the performance of such duties.

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the business day immediately preceding the payment date. For notes in definitive form, interest on each note will be paid to noteholders of record of the notes as of the close of business on the last business day of the calendar month preceding the related payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the note balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the controlling class on any payment date that continues unremedied for a period of five (5) business days or more will result in an event of default. See “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Events of Default.”

Payments of Principal

On each payment date, prior to the acceleration of notes following an event of default, amounts deposited into the principal distribution account will be applied to make principal payments on the notes in the following order of priority (as described below under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Priority of Payments”):

•	first, to the Class A-1 noteholders, until the Class A-1 notes are paid in full;

•	second, to the Class A-2-A noteholders and the Class A-2-B noteholders, pro rata, until the Class A-2-A notes and the Class A-2-B notes are paid in full;

•	third, to the Class A-3 noteholders, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 noteholders, until the Class A-4 notes are paid in full;

•	fifth, to the Class B noteholders, until the Class B notes are paid in full;

•	sixth, to the Class C noteholders, until the Class C notes are paid in full; and

•	seventh, to the Class D noteholders, until the Class D notes are paid in full.

Failure to pay the note balance of any class of notes on its final scheduled payment date or a redemption date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A noteholders, sequentially in order of seniority until the Class A notes are paid in full. Principal payments will then be made on the Class B notes until the Class B notes are paid in full, to the Class C notes until the Class C notes are paid in full, and then to the Class D notes until the Class D notes are paid in full. See “The Indenture—Priorities of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

To the extent not previously paid prior to those dates, the note balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the November 2026 payment date;

•	for the Class A-2-A notes, the January 2029 payment date;

•	for the Class A-2-B notes, the January 2029 payment date;

•	for the Class A-3 notes, the July 2030 payment date;

•	for the Class A-4 notes, the February 2031 payment date;

•	for the Class B notes, the March 2031 payment date;

•	for the Class C notes, the April 2031 payment date; and

•	for the Class D notes, the January 2032 payment date.

THE TRANSFER AGREEMENTS, THE SERVICING AGREEMENT,

THE ADMINISTRATION AGREEMENT AND THE ASSET REPRESENTATIONS REVIEW AGREEMENT

The following information in this section summarizes material provisions of the “purchase agreement” entered into between the originator and the depositor, and the “sale agreement” entered into between the depositor and the issuing entity. We sometimes refer to these agreements together as the “transfer agreements.” This section also summarizes the “administration agreement” entered into by the issuing entity, the servicer and the indenture trustee, the “servicing agreement” entered into by the issuing entity, CONA and the indenture trustee and the “asset representations review agreement” entered into by the issuing entity, CONA and the asset representations reviewer.

Forms of the transfer agreements, the servicing agreement, the asset representations review agreement and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. We will file a copy of the actual transfer agreements, the servicing agreement, the asset representations review agreement and the administration agreement with the SEC on Form 8-K concurrently with or prior to the time we file this prospectus with the SEC. This is not a complete description of the transfer agreements, the servicing agreement, the asset representations review agreement or the administration agreement, and the summaries thereof in this prospectus are subject to all of the provisions of the transfer agreements, the servicing agreement, the asset representations review agreement and the administration agreement.

Sale and Assignment of Receivables and Related Security Interests

Under the purchase agreement, CONA, as originator, will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest, in, to and under the receivables, collections after the cut-off date, the receivables files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the depositor.

Under the sale agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, collections after the cut-off date, the receivable files, the related security relating to those receivables and related property. The sale agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Representations and Warranties

The originator, pursuant to the purchase agreement will make certain representations and warranties regarding each receivable as of the cut-off date (the “Eligibility Representations”). The Eligibility Representations are set forth under “The Receivables Pool” in this prospectus and include, among other representations, representations regarding the economic terms of each receivable, the enforceability of the receivable against the related obligor, the security interest in the related financed vehicle, the origination and acquisition of the receivable, the characterization of the receivable under the Uniform Commercial Code and the compliance of the origination of that receivable with applicable law.

If any party to the purchase agreement discovers or receives notice of a breach of any of the Eligibility Representations with respect to any receivable which materially and adversely affects the interests of the issuing entity, the noteholders or the certificateholders, the party discovering or receiving written notice of such breach will give prompt written notice of that breach to the other parties to the purchase agreement; provided, that delivery of the monthly servicer’s report which identifies the receivables that are being or have been repurchased will be deemed to constitute prompt notice of that breach; provided, further, that the failure to give that notice will not affect any obligation of the originator under the purchase agreement. If the breach materially and adversely affects the interests of the issuing entity, the noteholders or the certificateholders, then the originator will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day (or, if the originator elects, an earlier date) after the date the originator became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect the interests of the issuing entity, the noteholders or the certificateholders if it has not affected the ability of the depositor (or its assignee) to receive and retain timely payment in full on such receivable. Any such repurchase by the sponsor will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, the sponsor will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase, if such repurchase date is not a payment date or, if such repurchase date is a payment date, then prior to the close of business on the business day prior to such repurchase date. The repurchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the purchase agreement.

An investor wishing to request a repurchase as described above may contact the sponsor in writing with the details of the purported breach of an Eligibility Representation, the identity of the related receivable and a reference to the indenture. If the requesting investor is not a noteholder as reflected on the note register, the sponsor may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as any additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). CONA will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification.

Asset Representations Review

As discussed above under “—Representations and Warranties,” CONA will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the Asset Review conditions have been satisfied. In order for the Asset Review conditions to be satisfied, the following three events must have occurred:

• The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”;

• Noteholders holding at least 5% of the outstanding principal amount have elected to hold a vote to direct a review; and

• A majority of the voting investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the Asset Review conditions are satisfied (the first date on which the Asset Review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related collection period. The “Delinquency Percentage” for each payment date and the related collection period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all 60-Day Delinquent Receivables as of the last day of that collection period to (ii) the net pool balance as of the last day of that collection period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a collection period, as of the last day of the collection period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any payment date and the related collection period is 4.50%.

Although COAF (later merged with and into CONA) sponsored asset-backed securitizations under the COPAR program between 2003 and 2007, CONA has limited recent history for the COPAR program and limited history with respect to the lifetime performance of motor vehicle retail installment sale contracts which are considered to be in the “prime” category and which are now considered eligible for securitizations in the COPAR program based on the sponsor’s internal credit scoring model. The Delinquency Trigger was calculated as a multiple of 2.5 times the previous historical monthly peak Delinquency Percentage (rounded up to the nearest 0.10%) for all previous COPAR-program securitizations. The sponsor believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its previous COPAR securitizations. The Delinquency Trigger has been set at a level in excess of historical peak Delinquency Percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to the sponsor’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, government shutdowns, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor, but at a relatively low multiple of the previous historical monthly peak Delinquency Percentage in recognition of the relatively higher credit quality characteristics of the receivables owned by the issuing entity compared with the credit quality characteristics of the receivables in the COPAR transactions sponsored between 2003 and 2007.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date; provided that any receivable repurchased by the sponsor or the servicer or paid in full by the related obligor after the review satisfaction date is no longer a subject receivable.

Voting Trigger

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within ninety (90) days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger has occurred. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes.

In addition, in determining whether the requisite percentage of investors given any direction, notice, or consent, any notes owned by the issuing entity, CONA, the depositor, the asset representations reviewer, or any of their respective affiliates will be disregarded and deemed not to be outstanding, except that, in determining whether the indenture trustee shall be protected in relying upon any such direction, notice, or consent, only notes that the indenture trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith will not be disregarded and may be regarded as outstanding if the pledgee establishes to the indenture trustee’s satisfaction the pledgee’s right so to act with respect to such notes and that the pledgee is not the issuing entity, CONA, the depositor, the asset representations reviewer, or any of their respective affiliates.

If the Instituting Noteholders initiate a vote as described above, the indenture trustee will be required submit the matter to a vote of all noteholders through DTC and the depositor will include on Form 10-D that a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to the notes to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the notes. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—If your notes are in book-entry form, your rights can only be exercised indirectly, and a book-entry system may decrease liquidity and delay payment.” The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939, as amended.

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger.

Abstaining from, voting in favor of, or voting against directing a review will not preclude any investor from pursuing dispute resolution pursuant to the purchase agreement. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not investors representing at least a majority of the voting investors voted in favor of directing a review by the asset representations reviewer.

Within five (5) business days of the Review Satisfaction Date, the indenture trustee will send a written notice to the sponsor, the depositor, the servicer and the asset representations reviewer specifying that the Asset Review conditions have been satisfied, providing the applicable Review Satisfaction Date and stating that the asset representations reviewer will conduct an Asset Review of the subject receivables. Within ten (10) business days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “—Fees and Expenses” below, the asset representations reviewer will be paid an annual fee of $5,000 by the sponsor in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an Asset Review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable plus reasonable out-of-pocket travel expenses. However, no review fee will be payable for any Subject Receivable which was included in a prior Asset Review or for which no tests (as described under “—Asset Review” below) were completed prior to the asset representations reviewer being notified of a termination of the Asset Review or being notified of the payment in full or purchase of any Subject Receivable by the sponsor or the servicer, as applicable. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Fee”) will be payable by the sponsor, and to the extent the Review Fees remain unpaid after sixty (60) days, they will be payable by the issuing entity out of amounts on deposit in the collection account as described under “—Priority of Payments” in this prospectus. In addition, if the asset representations reviewer participates in a dispute resolution proceeding and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days of the end of the proceeding, the sponsor will reimburse the asset representations reviewer for such expenses.

Indemnification and Limitation of Liability of Asset Representations Reviewer

The sponsor will indemnify the asset representations reviewer and its officers, directors, employees and agents, for costs, expenses, losses, damages and liabilities resulting from the performance of the asset representations reviewer’s obligations under the asset representations review agreement, but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence or the asset representations reviewer’s breach of any of its representations, warranties or covenants in the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied and outstanding for at least sixty (60) days after receipt by the indenture trustee, the sponsor, the servicer and the issuing entity of an invoice with reasonable detail of indemnification amounts, they will be paid from amounts on deposit in the collection account as described under “—Priority of Payments.”

To the fullest extent permitted by applicable law, the asset representations reviewer will not be under any liability to the issuing entity or any other person for any action taken or for refraining from the taking of an action in its capacity as asset representations reviewer under the asset representations review agreement, although the asset representations reviewer will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of the asset representations review agreement or negligence in the performance of its duties.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract, and certain other documents in the receivables file, and other records of the sponsor and the servicer with respect to that Subject Receivable. The review is not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of any Asset Review or at the time of origination of the related receivable. The Asset Review is also not designed to establish cause, materiality or recourse for any failure of a receivable to comply with the Eligibility Representations.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after the asset representations reviewer receives access to applicable review materials for the Subject Receivables from the servicer. However, if review materials are inaccessible, clearly unidentifiable and/or illegible, the asset representations reviewer will request that the servicer provide an updated copy of that review material and the review period will be extended for an additional thirty (30) days. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. Within ten (10) business days following the end of the applicable review period, the asset representations reviewer will provide a report to the indenture trustee, the issuing entity and the servicer of the findings and conclusions of the review of the Subject Receivables, and the depositor will file such report on the Form 10-D filed by the depositor with respect to the collection period in which the asset representations reviewer’s report is provided. The indenture trustee will have no obligation to forward the review report to any noteholder or to any other person.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be completed as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by or on behalf of the obligor or repurchased from the issuing entity by the sponsor or the servicer before the review report is delivered, the asset representations reviewer will immediately terminate the tests of that receivable and the Asset Review of that receivable will be considered resolved. In this case, the review report will indicate the applicable reason that the Asset Review was considered resolved. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable unless such subject receivable was deemed not able to be completed as a result of the failure of the servicer and the sponsor to provide missing review materials and the sponsor elects to have such subject receivable included in the current asset review. The asset representations reviewer will not be responsible for determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations with respect to any Subject Receivable. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the sponsor will evaluate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity, the noteholders or the certificateholders in the Subject Receivable such that the sponsor would be required to make a repurchase pursuant to the terms of the purchase agreement. In making such evaluation, the sponsor will refer to the information available to it, including the asset representations reviewer’s report.

Dispute Resolution

An investor in the notes wishing to request that the sponsor make a repurchase or to refer a repurchase dispute to mediation (including nonbinding arbitration) or arbitration may contact the sponsor in writing with the details of the purported breach of an Eligibility Representation or the requested method of dispute resolution, as applicable. If the requesting investor is not a noteholder as reflected on the note register, the sponsor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The sponsor will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. If any investor requests (each such investor making a request, a “requesting party”) that the sponsor repurchase any receivable due to a breach of an Eligibility Representation as described above under “—Representations and Warranties” and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within one-hundred eighty (180) days of the receipt of notice of the request by the sponsor, the requesting party may refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration. An investor need not direct an Asset Review to be performed prior to submitting a repurchase request with respect to any receivable or using the dispute resolution proceedings with respect to that receivable. The failure of the investors to direct an Asset Review will not affect whether any investor can pursue dispute resolution. In addition, whether any individual investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review will not affect whether that investor can use the dispute resolution proceeding. An investor also will be entitled to refer to dispute resolution a dispute related to any receivable, including any receivable that the asset representations reviewer did not review, any receivable that the asset representations reviewer reviewed and found to have failed a test and any receivable that the asset representations reviewer reviewed and determined that no tests were failed. At the end of the 180-day period described above, the sponsor may provide notice informing the requesting party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved. The requesting party must provide the sponsor written notice of its intention to refer the matter to mediation or arbitration within thirty (30) calendar days of the conclusion of the 180-day period described above. The sponsor agrees to participate in the resolution method selected by the requesting party.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution or as allocated as mutually agreed by the parties as part of a mediation, if such dispute resolution is an arbitration or mediation, respectively.

If the requesting party selects mediation (including nonbinding arbitration) as the resolution method, the mediation will be administered by the American Arbitration Association (AAA) pursuant to its Commercial Arbitration Rules and Mediation Procedures (the “Rules”) in effect at the time the mediation is initiated. However, if any of the provisions in the Rules are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. The mediator will be independent, impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney or retired judge specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutral parties maintained by AAA (a “Qualified Dispute Resolution Professional”). Upon being supplied a list of at least ten potential mediators by AAA that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and CONA will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference. AAA will select the mediator from the remaining potential mediators on the list respecting the preference choices of the parties to the extent possible. Each of the Requesting Party and CONA will use commercially reasonable efforts to begin the mediation within ten (10) business days of the selection of the mediator and to conclude the mediation within thirty (30) days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and CONA as part of the mediation. A failure by the Requesting Party and CONA to resolve a disputed matter through mediation will not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to the provisions specified below as applicable to both mediations and arbitrations.

If the Requesting Party selects arbitration as the resolution method, the arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in the purchase agreement, and under the auspices of the AAA and in accordance with the Rules.

If the repurchase request at issue involves a repurchase amount of less than 5% of the aggregate outstanding principal amount of the receivables as of the date of such repurchase request, a single arbitrator will be used. That arbitrator will be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least ten potential arbitrators that are each Qualified Dispute Resolution Professionals by the AAA, each of the Requesting Party and CONA will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

If the repurchase request at issue involves a repurchase amount equal to or in excess of 5% of the aggregate outstanding principal amount of the receivables as of the date of such repurchase request, a three-arbitrator panel will be used. The arbitral panel will consist of Qualified Dispute Resolution Professionals, (a) one to be appointed by the Requesting Party within five (5) business days of providing notice to CONA of its selection of arbitration, (b) one to be appointed by CONA within five (5) business days of the Requesting Party’s appointment of an arbitrator and (c) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five (5) business days of CONA’s appointment. If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by AAA pursuant to the Rules.

Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time the arbitration is initiated. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

It is the parties’ intention that, after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within thirty (30) days after appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following described discovery in the arbitration. Consistent with the expedited nature of arbitration, the Requesting Party and CONA will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense. At the request of a party, the arbitrator or arbitral panel, as applicable, will have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate. Depositions will be limited to a maximum of three per party and will be held within thirty (30) calendar days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown. Each deposition will be limited to a maximum of three hours’ duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. Any dispute regarding discovery, or the relevance or scope thereof, will be determined by the arbitrator or arbitral panel, which determination will be conclusive. All discovery will be completed within sixty (60) calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

It is the parties’ intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of the purchase agreement, and may not modify or change the purchase agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted and CONA will not be required to pay more than the applicable repurchase price with respect to any receivable which CONA is required to repurchase under the terms of the purchase agreement. It is the parties’ intention that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. The determination of the arbitrator or the arbitral panel, as applicable, will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable will be final and non-appealable and may be entered in and may be enforced in, any court of competent jurisdiction.

By selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury. No person may bring a putative or certified class action to arbitration.

The following provisions will apply to both mediations (including nonbinding arbitrations) and arbitrations:

a)	Any mediation or arbitration will be held in New York, New York;

b)

Notwithstanding the dispute resolution provisions set forth above, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law; and

c)

The details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.

Administration Agreement

CONA will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement (including in relation to any Benchmark Transition Event) and the duties and obligations of the issuing entity and the administrator under the servicing agreement, the sale agreement, the indenture, the depository agreement and the trust agreement. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and will advise the issuing entity when action is necessary to comply with the issuing entity’s duties and obligations under such documents.

The administrator is permitted, at any time without notice or consent, to delegate any or all of its duties to any of its affiliates or specific duties to sub-contractors or other professional services firms who are in the business of performing such duties, although the administrator will remain liable for the performance of any duties that it delegates to another entity.

As compensation for the performance of the administrator and as a reimbursement for its related expenses, the administrator will be entitled to receive $12,000 annually, which shall be solely an obligation of the servicer.

Amendment Provisions

The purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale agreement generally may be amended by the depositor without the consent of the noteholders or any other person; the trust agreement generally may be amended by the parties thereto without the consent of the noteholders, any certificateholder or any other person; the servicing agreement generally may be amended by the servicer without the consent of the noteholders or any other person; and the administration agreement generally may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met, subject to the last paragraph of this section:

(i)  an opinion of counsel or officer’s certificate of the depositor, servicer or administrator, as applicable, to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii)   the Rating Agency Condition is satisfied with respect to such amendment and the indenture trustee is so notified in writing.

Any amendment to the trust agreement by the depositor or the owner trustee, the administration agreement by the administrator and the indenture trustee, the servicing agreement by the servicer, the purchase agreement by the parties thereto, the sale agreement by the parties thereto and the indenture by the parties thereto, also may be made with the consent of the noteholders holding not less than a majority of the note balance of the controlling class for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the relevant agreement or of modifying in any manner the rights of the noteholders or the certificateholders.

Additionally, the trust agreement, the administration agreement, the transfer agreements and the servicing agreement may only be amended by the parties thereto if (i) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by CONA and/or its affiliates, such person (or persons), consent to such amendment or (ii) such amendment will not, as evidenced by an officer’s certificate of the appropriate party or an opinion of counsel delivered to the indenture trustee and/or the owner trustee, as applicable, materially and adversely affect the interests of the certificateholders. For purposes of classifying the issuing entity as a grantor trust under the United States Internal Revenue Code of 1986, as amended (the “Code”), none of the transfer agreements, the trust agreement, the administration agreement or the servicing agreement may be amended in a manner that (1) would result in a variation of the investment of the beneficial owners of the certificates for purposes of the United States Treasury Regulation Section 301.7701-4(c) without the consent of noteholders evidencing at least a majority of the note balance of the controlling class and the Majority Certificateholders, or (2) would cause the issuing entity (or any part thereof) to be classified as other than a grantor trust for United States federal income tax purposes without the consent of all of the noteholders and all of the certificateholders.

No amendment of the trust agreement, the administration agreement, the transfer agreements or the servicing agreement which materially and adversely affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, will be effective without the prior written consent of the indenture trustee or the owner trustee, respectively.

Notwithstanding anything under this heading or in any other transaction document to the contrary, the sale agreement may be amended by the depositor without the consent of any noteholder or any other person, and without satisfying any other provisions of the sale agreement related to amendments thereto or in any other transaction document, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such amendment to the hired agencies and the indenture trustee on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the indenture trustee’s or the owner trustee’s rights, indemnities or obligations without the indenture trustee’s or the owner trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the sale agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and the sale agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

The Accounts

The issuing entity will have the following non-interest bearing bank accounts, which initially will be maintained at and will be maintained under the sole dominion and control of the indenture trustee and in the name of the issuing entity for the benefit of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

An account will be established for distributions to the depositor, as the holder of the Retained Certificate. Neither the indenture trustee nor any noteholder will have any interest or claim to that account or funds on deposit in that account. This account will not be a trust account.

If any definitive certificates other than the Retained Certificates are issued, a certificate distribution account will be established for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest or claim to the certificate distribution account or funds on deposit in that account.

The Collection Account

Under the servicing agreement, so long as CONA is acting as servicer, the servicer will be required to deposit an amount equal to all collections into the collection account within the time, not to exceed two (2) business days after its receipt thereof, necessary to clear any payment received. Pending deposit in the collection account, collections may be used by the servicer at its own risk and are not required to be segregated from its own funds.

On the business day prior to each payment date, the paying agent will, based upon written direction, withdraw from the reserve account and deposit into the collection account any amount of funds required under the indenture to be withdrawn from the reserve account and distributed on that payment date.

Principal Distribution Account

On each payment date, the indenture trustee will, based upon written direction, make payments from amounts deposited in the principal distribution account on that date in the order of priority above under “The Notes—Payments of Principal.”

Reserve Account

The servicer will establish the reserve account under the sole dominion and control of the indenture trustee and in the name of the issuing entity for the benefit of the noteholders. To the extent that collections on the receivables and amounts on deposit in the reserve account are insufficient to pay interest and principal of the notes, the noteholders will have no recourse to the assets of the certificateholders, the depositor, or the servicer as a source of payment.

The reserve account will be funded by an expected deposit from proceeds of the offering of the notes on the closing date in an amount (the “Specified Reserve Account Balance”) not less than $2,684,716.76, if the Base Transaction is issued, or not less than $3,579,610.54, if the Upsize Transaction is issued (which, in each case, is not less than 0.25% of the adjusted pool balance as of the cut-off date); provided, that after the notes are no longer outstanding following payment in full of the principal and interest on the notes, the “Specified Reserve Account Balance” will be $0.

As of any payment date, the amount of funds on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments.”

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through ninth under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance shall constitute

Available Funds and the servicer will instruct the indenture trustee to distribute the amount of the excess as specified under “—Priority of Payments” below.

In addition, on any payment date if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through ninth and eleventh under “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.

Permitted Investments

Amounts on deposit in the collection account will be invested by the indenture trustee at the direction of the servicer in permitted investments. Permitted investments will be limited to highly-rated investments that meet criteria established by each hired agency. Amounts on deposit in the principal distribution account, the certificate distribution account and the reserve account will remain uninvested.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the paying agent (based solely on information in the servicer’s report delivered on or before the related determination date) will make the following deposits and distributions, to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

(1)	first, to the servicer, the servicing fee and all prior unpaid servicing fees;

(2)

second, to the noteholders of the Class A notes, pro rata, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the note balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to noteholders of the Class A notes on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of Class A notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

(3)	third, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal, if any;

(4)

fourth, to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B note balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

(5)	fifth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Second Allocation of Principal, if any;

(6)

sixth, to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class

C interest rate on the Class C note balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

(7)	seventh, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Third Allocation of Principal, if any;

(8)

eighth, to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D note balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

(9)	ninth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fourth Allocation of Principal, if any;

(10)	tenth, to the reserve account, any additional amount required to cause the amount on deposit in the reserve account to equal the Specified Reserve Account Balance;

(11)	eleventh, to the principal distribution account for distribution pursuant to “The Notes—Payments of Principal” above, the Regular Principal Distribution Amount;

(12)

twelfth, to the indenture trustee, the owner trustee and the asset representations reviewer, pro rata, fees, expenses and indemnification amounts due and owing under the servicing agreement, the sale agreement, the trust agreement, the asset representations review agreement and the indenture, as applicable, which have not been previously paid; and

(13)

thirteenth, to the certificateholders, pro rata based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders, any funds remaining.

Upon and after any distribution to the certificate distribution account of any amounts, the noteholders will not have any rights in, or claims to, those amounts. Amounts on deposit in the certificate distribution account will be distributed on each payment date by the certificate paying agent to the certificateholders, ratably, based on the Percentage Interest of each certificateholder.

If the sum of the amounts required to be distributed pursuant to clauses first through ninth above exceeds the sum of Available Funds for that payment date, the paying agent will, upon written instructions from the servicer (which may be in the form of the servicer’s report or a written order or request of the servicer), withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

Credit and Cash Flow Enhancement

Overcollateralization

Overcollateralization is the amount by which the adjusted pool balance exceeds the outstanding note balance of the notes. Overcollateralization means there will be additional receivables generating collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be approximately 0.00% of the adjusted pool balance as of the cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the adjusted pool balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level of overcollateralization equal to 0.25%.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts (to the extent not paid by the servicer), asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.

Yield Supplement Overcollateralization Amount

If the Base Transaction is issued, as of the closing date, the yield supplement overcollateralization amount will equal $18,276,151.17, which is approximately 1.70% of the initial adjusted pool balance. If the Upsize Transaction is issued, as of the closing date, the yield supplement overcollateralization amount will equal $24,385,677.69, which is approximately 1.70% of the initial adjusted pool balance.

The yield supplement overcollateralization amount for each payment date approximates the present value of the amount by which future payments on receivables with contract rates below a required rate of 7.70% are less than future payments would be on those receivables if their contract rates were equal to the required rate. The yield supplement overcollateralization amount will decline on each payment date. Because the receivables include a substantial number of low contract rate receivables, the receivables could generate less collections of interest than the sum of the amount necessary to pay the servicing fee, interest on the notes, fees, expenses and indemnification amounts required to be paid to the indenture trustee, the owner trustee and the asset representations reviewer and any required deposits into the reserve account if low contract rate receivables are not adequately offset by high contract rate receivables. The yield supplement overcollateralization amount is intended to compensate for the low contract rates and is in addition to the overcollateralization referred to in “Summary of Terms—Credit Enhancement—Overcollateralization.”

If the Base Transaction is issued, with respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$18,276,151.17

December 15, 2025	$17,119,054.95

January 15, 2026	$16,552,313.29

February 15, 2026	$15,993,586.53

March 15, 2026	$15,442,983.87

April 15, 2026	$14,900,615.48

May 15, 2026	$14,366,592.53

June 15, 2026	$13,841,015.81

July 15, 2026	$13,323,996.01

August 15, 2026	$12,815,646.23

Payment Date	Yield Supplement Overcollateralization Amount
September 15, 2026	$12,316,081.56

October 15, 2026	$11,825,417.22

November 15, 2026	$11,343,768.49

December 15, 2026	$10,871,250.78

January 15, 2027	$10,407,973.94

February 15, 2027	$9,954,051.40

March 15, 2027	$9,509,603.16

April 15, 2027	$9,074,748.24

May 15, 2027	$8,649,603.26

June 15, 2027	$8,234,273.45

July 15, 2027	$7,828,845.36

August 15, 2027	$7,433,411.58

September 15, 2027	$7,048,045.80

October 15, 2027	$6,672,839.85

November 15, 2027	$6,307,877.72

December 15, 2027	$5,953,220.25

January 15, 2028	$5,608,930.04

February 15, 2028	$5,275,049.05

March 15, 2028	$4,951,650.49

April 15, 2028	$4,638,794.76

May 15, 2028	$4,336,538.09

June 15, 2028	$4,044,924.12

July 15, 2028	$3,763,974.89

August 15, 2028	$3,493,729.46

September 15, 2028	$3,234,221.93

October 15, 2028	$2,985,507.28

November 15, 2028	$2,747,623.97

December 15, 2028	$2,520,577.48

January 15, 2029	$2,304,348.60

February 15, 2029	$2,098,902.25

March 15, 2029	$1,904,203.93

April 15, 2029	$1,720,250.37

May 15, 2029	$1,547,032.17

June 15, 2029	$1,384,433.95

July 15, 2029	$1,232,318.97

August 15, 2029	$1,090,552.01

September 15, 2029	$958,983.02

October 15, 2029	$837,502.13

November 15, 2029	$725,971.46

December 15, 2029	$624,146.59

January 15, 2030	$531,690.73

Payment Date	Yield Supplement Overcollateralization Amount
February 15, 2030	$448,176.92

March 15, 2030	$373,154.98

April 15, 2030	$306,291.73

May 15, 2030	$247,192.69

June 15, 2030	$195,503.47

July 15, 2030	$150,921.16

August 15, 2030	$113,142.32

September 15, 2030	$81,802.23

October 15, 2030	$56,510.84

November 15, 2030	$36,863.29

December 15, 2030	$22,412.96

January 15, 2031	$12,546.74

February 15, 2031	$6,349.11

March 15, 2031	$2,821.62

April 15, 2031	$1,152.95

May 15, 2031	$389.12

June 15, 2031	$61.54

July 15, 2031	$0.00

If the Upsize Transaction is issued, with respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$24,385,677.69

December 15, 2025	$22,841,841.57

January 15, 2026	$22,085,670.53

February 15, 2026	$21,340,189.58

March 15, 2026	$20,605,544.42

April 15, 2026	$19,881,882.06

May 15, 2026	$19,169,350.86

June 15, 2026	$18,468,089.12

July 15, 2026	$17,778,242.18

August 15, 2026	$17,099,960.24

September 15, 2026	$16,433,395.47

October 15, 2026	$15,778,701.89

November 15, 2026	$15,136,033.96

December 15, 2026	$14,505,544.44

January 15, 2027	$13,887,375.09

February 15, 2027	$13,281,679.46

March 15, 2027	$12,688,618.04

April 15, 2027	$12,108,345.80

May 15, 2027	$11,541,017.19

Payment Date	Yield Supplement Overcollateralization Amount
June 15, 2027	$10,986,770.12

July 15, 2027	$10,445,720.00

August 15, 2027	$9,917,991.25

September 15, 2027	$9,403,683.25

October 15, 2027	$8,902,915.38

November 15, 2027	$8,415,802.11

December 15, 2027	$7,942,425.35

January 15, 2028	$7,482,877.46

February 15, 2028	$7,037,222.38

March 15, 2028	$6,605,543.20

April 15, 2028	$6,187,919.13

May 15, 2028	$5,784,435.14

June 15, 2028	$5,395,157.96

July 15, 2028	$5,020,127.67

August 15, 2028	$4,659,400.97

September 15, 2028	$4,313,029.20

October 15, 2028	$3,981,085.62

November 15, 2028	$3,663,626.31

December 15, 2028	$3,360,666.36

January 15, 2029	$3,072,174.20

February 15, 2029	$2,798,108.93

March 15, 2029	$2,538,425.25

April 15, 2029	$2,293,118.50

May 15, 2029	$2,062,164.64

June 15, 2029	$1,845,401.88

July 15, 2029	$1,642,652.51

August 15, 2029	$1,453,734.38

September 15, 2029	$1,278,444.57

October 15, 2029	$1,116,608.86

November 15, 2029	$968,028.76

December 15, 2029	$832,374.07

January 15, 2030	$709,189.39

February 15, 2030	$597,897.72

March 15, 2030	$497,913.39

April 15, 2030	$408,778.75

May 15, 2030	$329,977.78

June 15, 2030	$261,051.81

July 15, 2030	$201,591.72

August 15, 2030	$151,202.16

September 15, 2030	$109,402.00

October 15, 2030	$75,656.86

Payment Date	Yield Supplement Overcollateralization Amount
November 15, 2030	$49,428.06

December 15, 2030	$30,122.39

January 15, 2031	$16,913.75

February 15, 2031	$8,599.03

March 15, 2031	$3,838.96

April 15, 2031	$1,569.87

May 15, 2031	$526.00

June 15, 2031	$81.93

July 15, 2031	$0.00

The presence of credit enhancement for the benefit of any class of notes is intended to enhance the likelihood of receipt by the noteholders of that class of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. The credit enhancement for a class of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding note balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those notes. In addition, if a form of credit enhancement covers more than one class of notes, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes.

Optional Redemption

The servicer has the right to exercise its optional clean-up call to purchase (and/or to designate one or more other persons to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the net pool balance has declined to 10% or less of the net pool balance as of the cut-off date and (b) the purchase price (as defined below) and the Available Funds for such payment date would be sufficient to pay (i) the amounts required to be paid under clauses first through ninth and eleventh in accordance with “—Priority of Payments” above (assuming that such payment date is not a redemption date) and (ii) the aggregate unpaid note balance of all of the outstanding notes (after giving effect to the payments described in the preceding clause (i)). The outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer, exercises this option. The “purchase price” will be equal to the net pool balance plus accrued and unpaid interest on the receivables as of the last day of the collection period immediately preceding the redemption date, which amount (net of any collections deposited into the collection account after the last day of the collection period immediately preceding redemption date) will be deposited by the servicer (or its designee) into the collection account on or prior to noon, New York City time, on the redemption date. It is expected that, at the time this clean-up call option becomes available to the servicer, the Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes will be outstanding. If the servicer (or its designee) purchases the receivables and other issuing entity property (other than the reserve account), the redemption price for the notes will equal the unpaid note balance of all the notes plus accrued and unpaid interest on the notes at the applicable interest rate through the redemption date.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through ninth and eleventh set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and on such payment date the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee (following notice thereof to the indenture trustee by the administrator or the issuing entity), at the expense of the servicer, not later than five (5)

days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v)  the CUSIP numbers (if applicable) for the notes.

Fees and Expenses

The fees, expenses and indemnities paid or payable from Available Funds are set forth in the table below. Those fees, expenses and indemnities are paid on each payment date as described above under “—Priority of Payments.”

Recipient	Fees, Expenses and Indemnities Payable(1)
Servicer	The servicing fee as described below under “—Servicing Compensation and Expense”
Administrator	$12,000 per annum, which is solely an expense of the servicer and will not be paid from Available Funds.
Indenture Trustee	$6,000 per annum plus reasonable expenses and, if applicable, certain indemnities(3)
Owner Trustee	$2,500 per annum plus reasonable expenses and, if applicable, certain indemnities(2)(3)
Asset Representations Reviewer	$5,000 per annum plus reasonable expenses and in connection with Asset Review, $200 per receivable reviewed as described above under “—Asset Representations Review—Fees and Expenses for Asset Review”(4)

(1)	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.

(2)

The owner trustee will receive a fee for certain tax and accounting services provided on behalf of the issuing entity and the certificateholders, which fee could vary based on the number of certificateholders.

(3)	The servicer has the primary obligation to pay the fees, expenses and indemnities of the indenture trustee and the owner trustee.

(4)	The sponsor has the primary obligation to pay the fees, expenses and indemnities of the asset representations reviewer.

Hired Agency Fees

The sponsor will pay the hired agencies’ fees, which include initial fees in an amount equal to approximately $600,000 and annual surveillance fees in an amount equal to approximately $30,000. None of these fees will be paid out of the collections on the receivables or other Available Funds. None of the hired agencies retain any risk of loss with respect to the receivables.

Indemnification of the Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will (and will cause the depositor, the administrator and the servicer to) indemnify the indenture trustee for any loss, liability or expense, tax, penalty or claim (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of the transaction documents, including, with certain limitations, the reasonable costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture and those incurred in connection with any action, claim or suit brought to enforce the indenture trustee’s right to indemnification. However, none of the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments.”

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee and those incurred in connection with any action, claim or suit brought to enforce the owner trustee’s right to indemnification. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments.”

Collection and Other Servicing Procedures

CONA will be the servicer. So long as CONA is the servicer, it will also act as custodian of the receivables, and as the issuing entity’s and indenture trustee’s agent will maintain possession or control, as applicable, of the receivable files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer shall maintain control of all electronic chattel paper evidencing a receivable. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%, (2) one-twelfth (or, in the case of the first payment date, one-sixth) and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees and Reimbursements. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (other than Liquidation Expenses) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses except for Liquidation Expenses and fees and expenses included in Supplemental Servicing Fees and Reimbursements paid to the servicer as reimbursements. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Modifications of Receivables and Extensions of Receivables Final Payment Dates

Pursuant to the servicing agreement, the servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. The servicer may grant Permitted Modifications (as described below), but not any other extension, deferral, amendment, modification, alteration, temporary reduction in payments or adjustment, with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period preceding the latest final scheduled payment date of any notes issued under the indenture or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable, in either case of (i) or (ii) other than (A) as required by law or court order, at the direction of a regulatory authority, in accordance with regulatory guidance or in accordance with the servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law, (B) in connection with a modification, adjustment or settlement in the event the receivable becomes a Severely Distressed Receivable or (C) in connection with a Permitted Modification, it will promptly purchase such receivable in the manner described below. The servicer may not make a modification described above that would trigger a purchase requirement for the sole purpose of enabling the servicer to purchase a receivable from the issuing entity. Notwithstanding anything in the preceding sentences of this paragraph to the contrary, the servicer may grant extensions, deferrals, alterations, amendments, modifications or adjustment to the terms of, or with respect to, any receivable, in accordance with its customary servicing practices only if at least one of the following conditions has been satisfied (each, a “Permitted Modification”): (i) any amendment, modification, alteration or adjustment, individually and collectively with any other amendment, modification, alteration or adjustment proposed to be made with respect to the receivable, is ministerial in nature (including, without limitation, any change to the due date for monthly payments that is not classified by the servicer as an extension); (ii) any amendment, modification, alteration or adjustment, individually and collectively with any other amendment, modification, alteration or adjustment that (A) is required by law, or (B) (1) is in accordance with the servicer’s customary servicing practices and (2) is intended by the servicer to comply with or respond to a law, government regulation or government enforcement activity pertaining to the receivable or classes of loans similar to the receivable; (iii) in the case of any extension or deferral, (A) the obligor’s address is within a geographic area determined by the President of the United States or the Governor of the applicable state to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar state law, as the case may be, or (B) the obligor is a U.S. federal or state government employee that is furloughed on account of a shutdown of such government occurring as a result of a lapse in annual appropriations; (iv) any amendment, modification, alteration or adjustment where (A) the obligor is in payment default, the receivable is a Severely Distressed Receivable or in the judgment of the servicer, in accordance with the servicer’s customary servicing practices, it is reasonably foreseeable that the obligor will default (it being understood that the servicer may proactively contact any obligor whom the servicer believes may be at higher risk of a payment default under the related receivable, and it being further understood that if the obligor has notified the servicer that the obligor has been materially and adversely impacted by a natural disaster or public terror attack, then the servicer may reasonably conclude that it is reasonably foreseeable that such obligor will default) and (B) the servicer believes that such amendment, modification, alteration or adjustment is appropriate or necessary to preserve the value of the receivable and to prevent the receivable from going into default (or, where the receivable is already in default, to prevent the receivable from becoming further impaired); or (v) any other extension, deferral, amendment, modification, alteration, temporary reduction in payment, or adjustment is (A) in accordance with the servicer’s customary servicing practices and (B) the servicer has delivered an opinion to the issuing entity and the administrator to the effect that such extension, deferral, amendment, modification, alteration, temporary reduction in payment or adjustment will not cause the issuing entity to be treated, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

“Severely Distressed Receivable” means, as of any date of determination, a receivable (other than a repurchased receivable) (i) that is sixty (60) or more days delinquent or, if less than sixty (60) days delinquent, the related obligor has experienced a hardship and, in the judgment of the servicer in accordance with its customary servicing practices, it is reasonably foreseeable that the obligor will be unable to pay the principal balance of, and accrued and unpaid interest and fees on, such receivable in accordance with its terms, (ii) that is a Defaulted Receivable, (iii) for which the obligor is the subject of a bankruptcy or other insolvency proceeding, (iv) for which the related financed vehicle has been repossessed (or for which the servicer has initiated repossession proceedings) or (v) for which the related financed vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with customary servicing practices.

Provided that a repurchase obligation is not triggered, the servicer and its affiliates (each in its individual capacity and not on behalf of the issuing entity) may engage in any marketing practice or promotion or any sale of any products, good or services, including insurance policy, to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. The servicer may in its discretion waive any late payment charge or any other fees that constitute Supplemental Servicing Fees and Reimbursements that may be collected in the ordinary course of servicing a receivable. The servicer will not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. The servicer and its affiliates (each in its individual capacity and not on behalf of the issuing entity) may also sell insurance that provides for payment of some or all of the amount of a receivable upon the death or disability of the obligor or any casualty with respect to the financed vehicle.

The servicer may refinance any receivable at the request of the obligor by making a new loan to the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing will not be property of the issuing entity. The amount financed will be treated for all purposes, including for United States federal income tax purposes, as a payoff of all amounts owed by the related obligor with respect to such receivable.

Nothing in the servicing agreement will prevent the servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, those programs or modifications (i) would be consistent with its customary servicing practices and (ii) would not cause the issuing entity to be treated, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

Upon discovery of a breach of certain servicing covenants set forth in the servicing agreement with respect to any receivable which materially and adversely affects the interests of the issuing entity, the certificateholders or the noteholders, the party discovering that breach will give prompt written notice of that breach to the other parties to the servicing agreement; provided, that (i) delivery of the monthly servicer’s report will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach and (ii) the indenture trustee shall be deemed to have knowledge of such breach only if a responsible officer has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the servicing agreement.

If the breach materially and adversely affects the interests of the issuing entity, the noteholders or the certificateholders, or if the servicer is required to purchase a receivable pursuant to the servicing agreement, then the servicer will either (a) correct or cure that breach, if applicable, or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day (or, if the servicer elects, an earlier date) after the date the servicer became aware or was notified of that breach or obligation to repurchase, as applicable. Any such breach or failure will be deemed not to materially and adversely affect such receivable if it has not affected the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus any unpaid accrued interest. In consideration for that purchase, the servicer will pay (or will cause to be paid) the purchase price by depositing such amount into the collection account on the date of such purchase, if such date is not a payment date or, if such date is a payment date, then prior to the close of business on the business day prior to such date. The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the servicer of certain of its servicing covenants under the servicing agreement.

Under the servicing agreement, the servicer will covenant not to release the financed vehicle securing each receivable from the security interest granted by that receivable in whole or in part, except (i) as required by law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance, (ii) in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (iii) in connection with repossession or (iv) except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle. If this covenant is breached, under the servicing agreement, the servicer will be required to repurchase the related receivable if such breach materially and adversely affects the interests of the issuing entity, the certificateholders or the noteholders in the related receivable. In addition, if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period preceding the latest final scheduled payment date of any notes issued under the indenture or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable, in either case other than (A) as required by law or court order, at the direction of a regulatory authority, in accordance with regulatory guidance or in accordance with the servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law, or (B) in connection with a modification, adjustment or settlement in the event the receivable becomes a Severely Distressed Receivable, under the servicing agreement the servicer will be required to repurchase the related receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity, the certificateholders or the noteholders in such receivable.

Unless required by law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance, the servicer will not release the financed vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except (a) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (b) in connection with repossession or (c) as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle

The servicer, in its capacity as custodian under the servicing agreement, will hold the receivable files for the benefit of the issuing entity and the indenture trustee, as pledgee of the issuing entity. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer will maintain each receivable file in the United States, and will make available to the issuing entity and the indenture trustee (or their authorized representatives, attorneys or auditors) a list of locations of the receivable files upon request. The servicer will provide access to the receivable files, the related accounts, records and computer systems maintained by the servicer at such times as the issuing entity or indenture trustee direct (but only upon reasonable notice, in the presence of an officer of the servicer and during normal business hours, which do not unreasonably interfere with the servicer’s normal operations) at the respective offices of the servicer. Further, upon written instructions from the indenture trustee, the servicer will release or caused to be released any documents in the receivable files to the indenture trustee or its agent or designee. The servicer will not be responsible for any loss resulting from the failure of the indenture trustee or its agent or designee to return any document or any delay in doing so.

Realization Upon Defaulted Receivables

On behalf of the issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer has determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession, that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance or that repossessing such financed vehicle would otherwise not be consistent with the servicer’s customary servicing practices. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The servicer may from time to time (but is not required to) sell any deficiency balance in accordance with its customary servicing practices; provided, however, that (i) each sale must be made at a price equal to the fair market value of such deficiency balance in cash in immediately available funds and (ii) such sale must be without recourse, representation or warranty by the issuing entity or the servicer (other than any representation or warranty regarding the absence of liens, that the issuing entity has good title to the deficiency balance, or similar representation or warranty). Net proceeds of any such sale allocable to the receivable will constitute Liquidation Proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the receivable free from any lien or other interest of the issuing entity or the indenture trustee.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the servicing agreement:

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any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee or the owner trustee for deposit into the collection account by the servicer under the terms of the servicing agreement, which failure continues unremedied for a period of five (5) business days after discovery thereof by a responsible officer of the servicer or receipt by a responsible officer of the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the note balance (or, if no notes are outstanding, by the Majority Certificateholders);

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any failure by the servicer to duly observe or perform in any material respect any covenants or agreements of the servicer set forth in the servicing agreement (other than a covenant or agreement pursuant to the FDIC Rule Covenant), which failure (i) materially and adversely affects the rights of the issuing entity, the noteholders or the certificateholders and (ii) continues unremedied for a period of ninety (90) days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the note balance (or, if no notes are outstanding, by the Majority Certificateholders) provided that a breach of any covenant for which the repurchase of the affected receivable is specified as the sole remedy under the Servicing Agreement will not result in a servicer replacement event; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than ninety (90) days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumptions that an event under the first three bullets above has occurred.

Notwithstanding the foregoing, (a) if any delay or failure of performance referred to in the first bullet above was caused by force majeure or other similar occurrence, the five (5) business day grace period will be extended for an additional sixty (60) calendar days and (b) if any delay or failure of performance referred to in the second or third bullet above was caused by force majeure or other similar occurrence, the ninety (90) day grace period will be extended for an additional sixty (60) calendar days.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event has occurred and is continuing, the indenture trustee or owner trustee, as applicable, at the direction of 66 2⁄3% of the outstanding principal amount of the controlling class (or, if no notes are outstanding, the Majority Certificateholders), will terminate all of the rights and obligations of the servicer with respect to the receivables. The indenture trustee or owner trustee, as applicable, will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, the certificateholders and the noteholders. In the event the servicer is removed or resigns, the indenture trustee, at the direction of 66 2⁄3% of the outstanding principal amount of the controlling class, shall appoint a successor servicer. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties under the servicing agreement is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties and provided in writing the information reasonably requested by the depositor to comply with the reporting obligations under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act, in its sole discretion, as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In an insolvency or similar proceeding for the servicer, a bankruptcy trustee, conservator, receiver or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer. All reasonable costs and expenses incurred in connection with transferring the receivable files to the successor servicer and all other reasonable costs and expenses incurred in connection with the transfer to the successor servicer related to the performance by the servicer hereunder will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. No amounts have been set aside by the issuing entity for a servicing transfer.

Waiver of Past Servicer Replacement Events

The noteholders of a majority of the outstanding principal amount of the controlling class (or, if no notes are outstanding, the Majority Certificateholders) may waive any servicer replacement event.

Evidence as to Compliance

The servicing agreement provides that an independent registered public accounting firm (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the issuing entity, on or before the 90th day following the end of each fiscal year, with a copy to the indenture trustee, CONA and the depositor, an attestation report.

The servicing agreement will also provide for delivery on or before March 30th of each calendar year, beginning March 30, 2026, of an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of its performance under the servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, the servicer and each other party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the issuing entity will deliver annually to the issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

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a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

An annual report on Form 10-K with respect to the issuing entity will be filed with the SEC within ninety (90) days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity, with a copy to the indenture trustee and the owner trustee, written notice of any servicer replacement events under the servicing agreement.

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. We will file a copy of the actual indenture with the SEC on Form 8-K concurrently with or prior to the time we file this prospectus with the SEC. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture.

Material Covenants

The indenture provides that the issuing entity will not, among other things:

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except as expressly permitted by the indenture, the sale agreement, the servicing agreement, the trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

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claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

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permit the validity or effectiveness of the indenture to be impaired, permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

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permit any lien (except certain permitted liens) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted liens) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

In addition, the issuing entity will from time to time execute and deliver all supplements and amendments to the indenture and all financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the administrator and delivered to the issuing entity, and shall take such other action necessary or advisable to (a) grant more effectively all or any portion of the collateral, (b) maintain or preserve the lien and security interest (and the priority thereof) created by the indenture or carry out more effectively the purposes of the indenture, (c) perfect, publish notice of or protect the validity of any grant made or to be made by the indenture, (d) enforce any of the collateral or (e) preserve and defend title to the collateral and the rights of the indenture trustee and the noteholders in the collateral against the claims of all persons.

Noteholder Communication; List of Noteholders

Investors may send a request to the depositor by sending an e-mail to securitizationteam@capitalone.com at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The depositor will disclose in each monthly distribution report on Form 10-D information regarding any request received during the related collection period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, which states that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. CONA and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

With respect to the notes of the issuing entity, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate note balance of the notes, voting as a single class, may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes.

Annual Compliance Statement

The issuing entity will be required to deliver annually to the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to mail each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the trust property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will make available to each noteholder, not later than the latest date permitted by law, such information as may be required by the Code to enable such holder to prepare its United States federal and state income tax returns.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, noteholders representing a majority of the outstanding note balance of the controlling class may remove the indenture trustee without cause by giving thirty (30) days’ prior written notice to the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee for the issuing entity and payment of all fees, indemnities and expenses owed to the outgoing indenture trustee.

Events of Default

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, and that default continues for a period of five (5) business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

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any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture (other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed by these five bullet points or (ii) a covenant or agreement pursuant to the FDIC Rule Covenant), which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for ninety (90) days after receipt by the issuing entity of written notice thereof, by registered or certified mail, from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes of the controlling class;

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any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for ninety (90) days after receipt by the issuing entity of written notice thereof, by registered or certified mail, from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes of the controlling class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of ninety (90) consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of one-hundred twenty (120) days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, generally will be limited to amounts available to make such payments in accordance with the “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement—Priority of Payments.” Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the note balance of the controlling class, shall declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of 100% of the outstanding note balance consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•

the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to the occurrence of certain events (which, if involuntary, remain unstayed for a period of ninety (90) consecutive days) of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of 66 2/3% of the note balance of the controlling class.

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the note balance of the controlling class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the note balance of the controlling class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

(1)

first, to the indenture trustee, the owner trustee and the asset representations reviewer, pro rata based on amounts due, any accrued and unpaid fees, indemnification amounts and reasonable expenses permitted under the transaction documents;

(2)	second, to the servicer, the servicing fee and all prior unpaid servicing fees;

(3)

third, based on interest amounts due to the noteholders of the Class A notes, the accrued Class A note interest; provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

(4)	fourth, to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

(5)	fifth, to the Class A-2-A noteholders and the Class A-2-B noteholders, in respect of principal thereon, pro rata until the Class A-2-A notes and the Class A-2-B notes have been paid in full;

(6)	sixth, to the Class A-3 noteholders, in respect of principal thereon, until the Class A-3 notes have been paid in full;

(7)	seventh, to the Class A-4 noteholders, in respect of principal thereon, until the Class A-4 notes have been paid in full;

(8)	eighth, to the Class B noteholders, the accrued Class B note interest;

(9)	ninth, to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

(10)	tenth, to the Class C noteholders, the accrued Class C note interest;

(11)	eleventh, to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

(12)	twelfth, to the Class D noteholders, the accrued Class D note interest;

(13)	thirteenth, to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

(14)

fourteenth, any remaining funds to the certificateholders, pro rata based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth in this prospectus under “The Transfer Agreements, the Servicing Agreement, the Administration Agreement and the Asset Representations Review Agreement —Priority of Payments” above.

Amendment Provisions

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity request, the indenture trustee may, with prior notice from the issuing entity to each hired agency, enter into supplemental indentures, without obtaining the consent of the noteholders or any other person, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the issuing entity delivers to the indenture trustee an opinion of counsel or an officer’s certificate to the effect that such supplemental indenture will not materially and adversely affect the interests of the noteholders or (2) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing.

The issuing entity and the indenture trustee, when authorized by an issuing entity request, may also with prior notice from the issuing entity to each hired agency and with the consent of the noteholders of not less than a majority of the note balance of the controlling class, enter into supplemental indentures for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require the consent of each outstanding note affected thereby:

•

changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate or principal balance of any note, delays the final scheduled payment date of any note or reduces the redemption price of any note;

•

reduces the percentage of the note balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

•

reduces the percentage of the note balance, the consent of the holders of which is required to direct the indenture trustee to direct the issuing entity to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes;

•	modifies any amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders;

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any property at any time or deprive the holder of any note of the security afforded by the lien of the indenture; or

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own.

No amendment or supplemental indenture will be effective which materially and adversely affects the rights, privileges, indemnities, protections, immunities, obligations or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively.

Notwithstanding the foregoing, the administrator may make Benchmark Replacement Conforming Changes (as described under “The Notes—Payments of Interest—Effect of Benchmark Transition Event”) without the consent of any noteholder.

Notwithstanding anything under this heading or in any other transaction document to the contrary, the indenture may be supplemented by the issuing entity without the consent of the indenture trustee, the paying agent, the owner trustee, any noteholder or any other person, and without satisfying any other provisions of the indenture related to supplements thereto or in any other transaction document, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such supplement to the hired agencies and the indenture trustee on or prior to the date such supplement is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the indenture trustee’s, the paying agent’s or the owner trustee’s rights, indemnities or obligations without the indenture trustee’s, the paying agent’s or the owner trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any supplement to the indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and the indenture may be supplemented more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Notwithstanding the above, if any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, and the issuing entity determines that an amendment to the FDIC provisions of the indenture is necessary or desirable, then the issuing entity and the indenture trustee or the owner trustee, as applicable, will be authorized and entitled to amend the relevant provisions in accordance with such FDIC Rule amendment or guidance; provided that the issuing entity delivers to the indenture trustee or the owner trustee, as applicable, an opinion of counsel to the effect that such amendment is required to remain in compliance with the FDIC Rule.

FDIC Rule Covenant

The FDIC Rule imposes a number of requirements on an issuing entity, the depositor, the sponsor and the servicer, and each such party will agree to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant. See “Material Legal Aspects of the Receivables — FDIC Rule” in this prospectus. The indenture will contain a covenant (the “FDIC Rule Covenant”), which will require, among other things, that:

(1)   payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the issuing entity;

(2)   information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including (i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers or priority of payment reversal features and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency, third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3)   the sponsor must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets;

(4)  the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor or to an affiliated broker-dealer who purchased such obligations with a view to promptly resell such obligations to persons or entities that are neither affiliates (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) nor insiders of the sponsor in the ordinary course of such broker-dealers business) or insider of the sponsor;

(5)  the sponsor must identify in its financial asset data bases and otherwise account for the financial assets transferred as specified by the FDIC Rule; and

(6)  if the sponsor is acting as servicer, custodian or paying agent, the sponsor must not commingle collections for more than two (2) business days. See “Material Legal Aspects of the Receivables — FDIC Rule” in this prospectus.

Each noteholder and each certificateholder, by accepting a note or certificate, as applicable, will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by CONA, the depositor and the issuing entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by CONA to the depositor, and by the depositor to the issuing entity, and the pledge thereof to the indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under the servicing agreement the servicer has been appointed by the issuing entity and indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will be designated to maintain possession of the original retail installment sale contracts relating to the receivables. While the original contracts giving rise to the receivables will not be marked to indicate the ownership interest thereof by the issuing entity, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by CONA to the depositor, the transfer and assignment of the receivables by the depositor to the issuing entity and the pledge of the receivables by the issuing entity to the indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (or received a pledge of) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form (collectively, “chattel paper”) giving rise to the receivables, the purchaser (or pledgee) would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase (or pledge) violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•

any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of CONA, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

CONA typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights in the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the depositor and its creditors in the event of the depositor’s bankruptcy. If a retail installment sale contract is amended and CONA does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts such as the receivables evidence the purchase of automobiles, light-duty trucks, SUVs, vans and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the Uniform Commercial Code.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck, SUV, van and/or another type of motor vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form (which electronic title may also be held by or through third-party vendors). In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party vendor. CONA will represent and warrant under the transaction documents that each receivable is secured by a first priority perfected security interest in the financed vehicle or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If the originator did not take the steps necessary to cause its security interest to be perfected as described above until more than thirty (30) days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivable becomes the subject of a bankruptcy proceeding commenced within ninety (90) days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. CONA will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, CONA or its predecessor in interest (if applicable), will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator or its predecessor in interest (if applicable), generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the originator has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, CONA takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the servicing agreement, the servicer will, at its expense, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to perfect or re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. Liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date may not give rise to a repurchase obligation by CONA.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state or federal laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless those means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable, although the servicer in accordance with its customary servicing practices may provide an opportunity to cure even if the obligor has no legal right to do so. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). The law in some states provides that, after the financed vehicle has been repossessed, the obligor has a right to reinstate the related receivable by paying the delinquent installments and other amounts due. In states where the obligor is not legally entitled to reinstate the related receivable, the servicer may permit the obligor to do so in accordance with the servicer’s customary servicing practices.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period, although the servicer in accordance with its customary servicing practices may provide an opportunity to reinstate even when the obligor has no legal right to do so.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and some defaulting obligors may be expected to have very little capital or sources of income available following repossession. Therefore, in some cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. The servicer will determine whether to pursue a deficiency judgment in accordance with its customary servicing practices and the requirements of applicable law, as well as the expected net benefits and costs of such an action. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of model consumer protection acts and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” that explains the warranty coverage for such vehicles. The federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. However, liability of assignees for claims under state consumer protection laws may differ.

Because the receivables constitute retail installment sale contracts, the receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. CONA will represent in the purchase agreement that each of the receivables complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date, or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as an assignee of such receivable.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Consumer Financial Protection Bureau

The Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”) is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including indirect automobile financing. CONA is subject to regulation, supervision and enforcement by the CFPB. The CFPB conducted fair lending examinations of automobile lenders and their dealer markup and compensation policies. In addition, based on public statements and actions by the CFPB over the past few years, it also scrutinized certain other automobile lending practices, including repossession, insurance and other add-on products, such as GAP contracts. Furthermore, political and policy goals of elected officials may change over time, which could impact the rulemaking, supervision, examination and enforcement priorities of the CFPB. See “Risk Factors–Compliance with new and existing laws, regulations and regulatory expectations and federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.” If any of these practices were found to violate the Equal Credit Opportunity Act or other laws with respect to a receivable, including laws related to unfair, deceptive or abusive acts or practices, CONA may modify the terms of the underlying retail installment sale contract as described below and/or could be obligated to repurchase that receivable from the issuing entity. In addition, we, the originator or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect such issuing entity.

CONA has initiated periodic reviews of its underwriting and credit policies and procedures to analyze pricing data for potential disparities resulting from dealer discretionary pricing. CONA has in the past modified, and in the future may modify, its compliance program or may reduce the interest rate, make a cash payment and/or reduce the principal balance (e.g., by reallocating previous payments made by obligors so that a greater portion of the payment is allocated to principal as a reflection of a retroactive interest rate adjustment) of an identified receivable. If CONA, as servicer, were to voluntarily reduce the interest rate or principal balance of any receivable owned by the issuing entity, it may be required under the transaction documents to purchase the affected receivable. See “Risk Factors—Risks related to the characteristics, servicing and performance of the receivables—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus for a discussion of the obligations of the servicer to purchase certain modified receivables and how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the notes.

Certain Matters Relating to Insolvency

CONA is a national banking association subject to regulation whose deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable limits. CONA is subject to comprehensive regulation and periodic examination by the Office of the Comptroller of the Currency (“OCC”), the FDIC and the CFPB.

The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, at any time that any obligations of the depositor (or of any issuing trust formed by the depositor) are outstanding, the depositor may only file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law with the prior unanimous written consent of its board of directors, including all of its independent directors. However, there is a risk that the depositor could file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to an involuntary petition, a conservatorship or a receivership, as may be applicable in the future. See “Risk Factors—Risks related to the servicer and other transaction parties—A depositor bankruptcy could delay or limit payments to you.”

If CONA were to become insolvent, were to violate certain legal requirements, or if other specified grounds were to occur, the FDIC could be appointed as conservator or receiver of CONA. The FDIC, as conservator or receiver, would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which CONA was a party, if the FDIC determined that the performance of the contract was burdensome and that repudiation would promote the orderly administration of CONA’s affairs. Among the contracts that might be repudiated are the purchase agreement, the servicing agreement, the asset representations review agreement and the administration agreement.

Also, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect CONA’s rights under those contracts without the FDIC’s consent, for ninety (90) days after the receiver is appointed or forty-five (45) days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of CONA. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate CONA’s obligations as servicer or administrator and any ongoing repurchase, purchase or indemnity obligations under the purchase agreement and the servicing agreement but would not empower the FDIC to repudiate transfers of receivables made under the purchase agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then the depositor, as purchaser under the purchase agreement would be treated as having made a loan to CONA, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

FDIC Rule

The FDIC has adopted regulations entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the requirements specified for that type of transaction. If one or more of the requirements specified in the safe harbor are not met, the FDIC’s powers would not be limited by the FDIC Rule. The relevant safe harbor for this securitization will be either the safe harbor for securitizations that do not satisfy the requirements for sale accounting treatment or the safe harbor for securitizations that satisfy the requirements for sale accounting treatment. The discussion of the FDIC Rule in this prospectus is limited to those two safe harbors.

The requirements imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways, impose obligations on one or more of the trust, the depositor and any other intermediate entities that may be a transferee (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), require the servicer and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, the indenture will contain the FDIC Rule Covenant, which will contain the requisite provisions and that obligates the “issuing entity” to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the servicer or the sponsor. See “The Indenture—FDIC Rule Covenant” in this prospectus. The purchase agreement, the sale agreement, the servicing agreement and the indenture will obligate the originator, the depositor, the sponsor and the servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the issuing entity to perform its obligations under the FDIC Rule Covenant will not constitute an event of default, nor will the failure of the servicer to perform its obligations under the FDIC Rule Covenant constitute a servicer replacement event. However, the noteholders, the certificateholders and the indenture trustee will retain the right to exercise any other remedies permitted by the indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, but for which accounting sale treatment does not apply, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the insured depository institution, whether as servicer, sponsor or otherwise. If the FDIC becomes the servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the indenture trustee at the direction of the holders of at least a majority of the outstanding note balance of the controlling class, the servicer or the Majority Certificateholders will be entitled to deliver a notice and other information required by the FDIC Rule to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. Upon delivery of such notice, the indenture trustee or the owner trustee, as applicable, may exercise any contractual rights such party may have in accordance with the transaction documents and the FDIC Rule. In exercising such contractual rights, the indenture trustee will act at the written direction of the holders of at least a majority of the outstanding note balance of the controlling class and the owner trustee will act at the written direction of the majority certificateholders. If the FDIC does not cure the monetary default within ten (10) business days, then the FDIC will have been deemed to have consented to the exercise of those contractual rights. However, the FDIC, as receiver or conservator, is not required to take any action under the FDIC Rule after a monetary default other than providing consents, waivers and execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.

Another series of events could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts in connection with a transaction for which the safe harbor applicable to transactions which do not satisfy the requirements for accounting sale treatment applies. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten (10) business days or to permit the exercise of contractual rights as described in the preceding paragraph. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date the FDIC is appointed as conservator or receiver of the insured depository institution, less any payments of principal received by the noteholders prior to and through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent of collections actually received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the indenture will provide that the indenture trustee should apply Available Funds from the reserve account and the collection account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released.” If the FDIC were to assert successfully that the lien of the indenture trustee on the reserve account and the collection account were released and the assets in those accounts were transferred to the FDIC, then noteholders would not receive interest from the date of repudiation to the date of payment. To the extent that the certificates constitute “obligations” within the meaning of the FDIC Rule, the owner trustee (based on written instructions setting forth the damages calculation provided by the majority certificateholders) will notify the indenture trustee and the FDIC of the damages due to the certificateholders.

Damages paid by the FDIC will be distributed to noteholders and, if applicable, to certificateholders on the earlier of (1) the next payment date on which such damages could be distributed and (2) the earliest practicable date that the indenture trustee could declare a special payment date, subject to applicable provisions of the indenture, applicable law and the procedures of any applicable clearing agency. The indenture trustee will be authorized and instructed to maintain possession and control of any reserve account, the collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders and, if applicable, to certificateholders is not a regular payment date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the indenture. Subject to the risk noted above that the FDIC may attempt to assert that the amounts in any reserve account or collection account must be released to the FDIC, the indenture trustee will use amounts on deposit in any reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders. Any damages with respect to the certificates paid by the FDIC following repudiation will be distributed by the owner trustee to the certificateholders on a pro rata basis.

If the safe harbor applicable to transactions that satisfy the requirements for accounting sale treatment under generally accepted accounting principles applies to a transaction, the FDIC as, receiver or conservator, could not exercise its statutory authority to disaffirm or repudiate contracts, reclaim, recover or recharacterize as property of the sponsor or the receivership the transferred financial assets. However, the FDIC could challenge whether the transaction satisfied the requirements for accounting sale treatment or whether the transaction satisfied the requirements of a safe harbor under the FDIC Rule. In a transaction structured to comply with the FDIC Rule, the transfers by CONA of the receivables and the issuance by each issuing entity of the notes are intended to satisfy all the applicable requirements of the FDIC Rule safe harbor applicable to securitizations that do not satisfy the requirements for sale accounting treatment, and the issuing entity will state in the indenture its belief that those requirements will have been met. As the FDIC Rule is untested regulatory safe harbor, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the issuing entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then the issuing entity and the indenture trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without noteholder or certificateholder consent.

In addition to structuring the transaction to comply with the FDIC Rule, we will structure the transfer of receivables under the sale agreement between CONA and the depositor with the intent that it would be characterized as a legal true sale. If the transfer is so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation power even if the transaction does not satisfy all of the terms of the FDIC Rule. However, complying with the FDIC Rule would provide additional assurance that the FDIC would not seek to recover the transferred receivables using its repudiation power, as well as providing additional assurance that any automatic stay that could be imposed if CONA were in receivership or conservatorship would not interfere with servicing of the receivables and contractual payments relating to the notes and the certificates.

If the FDIC were to successfully assert that the transaction described in this prospectus did not comply with the FDIC Rule and that the transfer of receivables under the purchase agreement was not a legal true sale, then the depositor would be treated as having made a loan to CONA, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. Absent the application of a safe harbor under the FDIC Rule, the staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the issuing entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to one-hundred eighty (180) days following that appointment, the issuing entity may not have a claim for interest accrued during this 180-day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the issuing entity’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of receivable to the issuing entity under the sale agreement, the amount paid to the issuing entity could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the offered notes and the interest accrued thereon and unpaid to the date of payment.

Regardless of whether the FDIC Rule applies or the transfer under the purchase agreement is respected as a legal true sale, if the FDIC were appointed as conservator or receiver for CONA, the FDIC could:

•	require the trustee of the issuing entity to go through an administrative claims procedure to establish its right to payments collected on the motor vehicle loans held by the issuing entity;

•	request a stay of proceedings with respect to the issuing entity’s claims against CONA;

•

repudiate without compensation CONA’s ongoing obligations under the servicing agreement, such as the duty to collect payments or otherwise service the receivables, or its obligations under an administration agreement to provide administrative services to the issuing entity; or

•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to ninety (90) days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The FDIC, as conservator or receiver, may have the power to (i) prevent any of the indenture trustee or the noteholders from appointing a successor servicer under the servicing agreement or (ii) authorize CONA to stop servicing the receivables.

If the FDIC were to take any of these actions, payments of principal and interest on the offered notes could be delayed or reduced. See “Risk Factors—Risks related to the servicer and other transaction parties—FDIC Receivership or Conservatorship of CONA Could Result in Delays in Payments or Losses on your Notes” in this prospectus.

Certain Regulatory Matters

The operations and financial condition of the sponsor and its affiliates are subject to extensive regulation and supervision and to various requirements and restrictions under federal banking laws. The OCC, the CFPB, the Board of Governors of the Federal Reserve System and the FDIC have broad enforcement powers over the originator, the sponsor and its affiliates. These enforcement powers may adversely affect the operations of the issuing entity and the rights of the holders of the notes issued by the issuing entity under the servicing agreement and administration agreement prior to the appointment of a receiver or conservator.

If a federal banking agency finds that any agreement or contract, including the purchase agreement, the sale agreement, the servicing agreement or the administration agreement, of the sponsor, or the performance of any obligation under such an agreement or contract, or any activity of the sponsor that is related to its obligations under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to the sponsor or would adversely affect the safety and soundness of the sponsor, that banking agency has the power to order or direct the sponsor, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. The sponsor may not be liable for contractual damages for complying with such an order or directive, and noteholders may not have any legal recourse against the applicable banking agency.

Dodd-Frank Orderly Liquidation Framework

General. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the Corporation, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to Capital One Financial Corporation, the depositor and issuing entities. There is uncertainty about which companies could be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must consider, among other things, whether the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, a viable private sector alternative is available to prevent the default of the company and a liquidation of such company pursuant to OLA would mitigate these adverse effects. Because CONA is an insured depository institution, it would not be subject to OLA, but the Corporation could be subject to OLA.

Under certain circumstances, the depositor or issuing entity could also potentially be subject to the provisions of OLA as a “covered subsidiary” of the Corporation. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of the Corporation (1) the FDIC would have to be appointed as receiver for the Corporation under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the depositor or the issuing entity, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of the Corporation.

The Secretary of the Treasury could determine that the failure of the Corporation or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, OLA could apply to the depositor or the issuing entity, and, if it were to apply, the timing and amounts of payments to you with respect to your notes could be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of the depositor or the issuing entity under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which the depositor or the issuing entity was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the relevant entity’s affairs. In January 2011, the Acting General Counsel of the FDIC (the “Acting General Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include the depositor or the issuing entity, cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act (which, among other things, grants the FDIC, as receiver, the power to repudiate certain contracts), if the FDIC were to become receiver for a covered financial company, which could include the depositor or the issuing entity, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although the Acting General Counsel’s advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of ninety (90) days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving the depositor or the issuing entity are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, CONA believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the purchase agreement would be treated as having made a loan to CONA, and the issuing entity under the sale agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If the depositor were placed in receivership under OLA, the FDIC could assert that the depositor effectively still owned the transferred receivables because the transfers by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements are respected as legal true sales, as receiver for the depositor or the issuing entity, the FDIC could:

•	require the issuing entity, as assignee of CONA and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•

if the FDIC were appointed receiver of the issuing entity under OLA, it could require the indenture trustee or the owner trustee to go through an administrative claims procedure to establish its right to payments on the notes or certificates, as applicable; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the depositor or the issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which the depositor or the issuing entity that is subject to OLA is a party, or to obtain possession of or exercise control over any property of the depositor or the issuing entity or affect any contractual rights of the depositor or the issuing entity that is subject to OLA, without the consent of the FDIC for ninety (90) days after appointment of FDIC as receiver. The requirement to obtain the

FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” under the Bankruptcy Code.

If the FDIC, as receiver for the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity could be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If the depositor or the issuing entity or any of their respective affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by the depositor or the issuing entity or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against the depositor and the issuing entity as provided in the applicable transfer agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are service members and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act to receivables with annual rates (including fees and charges) greater than 6% would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Additionally, the servicer’s customary servicing practices for the benefit of obligors who enter military service (and, in some cases, family members and certain other related parties of active military personnel, even where not required by law) has in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law, such as by reducing the annual rate even lower than the statutory maximum annual rate of 6%. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act and other applicable law impose limitations that would impair the ability of the servicer to repossess the vehicles financed by an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional specified period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available from the reserve account or other credit enhancement, could result in losses to noteholders.

LEGAL INVESTMENT

Certain Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the regulations implementing Section 619 of the Dodd-Frank Act, commonly known as the “Volcker Rule.”

Requirements for Certain EU and UK Regulated Persons and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union directives and regulations, as amended (the “EU Securitization Regulation”) has direct effect in member states of the EU and provision has been made for it to apply in the non-EU states of the EEA. The EU Securitization Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any relevant guidance published in relation thereto by the European Banking Authority (the “EBA”), the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time, are referred to in this prospectus as the “EU SR Rules”.

Article 5 of the EU Securitization Regulation places certain conditions (the “EU Investor Requirements”) on investments in a “securitisation” (as defined in the EU Securitization Regulation) by “institutional investors”, defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU

CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EEA, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the EU Securitization Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things, (a) verify that, where the originator or original lender is established in a third country (meaning, for purposes of the EU Securitization Regulation, not within the EU or the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, where the originator, sponsor or original lender is established in a third country (that is, not within the EU or the EEA), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to EU Affected Investors; (c) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs); and (d) carry out a due-diligence assessment which enables the EU Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitisation position.

In addition, while holding a securitisation position, an EU Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information. It remains unclear what is and will be required for EU Affected Investors to demonstrate compliance with certain aspects of the EU Investor Requirements.

Article 6 of the EU Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5% (the “EU Risk Retention Requirements”). Certain aspects of the EU Risk Retention Requirements are specified in regulatory technical standards set out in Commission Delegated Regulation (EU) 2023/2175 (the “EU RTS”).

The EU Securitization Regulation is silent as to the jurisdictional scope of the EU Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S.-established entities, such as CONA. However (i) the explanatory memorandum to the original European Commission proposal for legislation that was ultimately enacted as the EU Securitization Regulation stated that “The current proposal thus imposes a direct risk retention requirement and a reporting obligation on the originator, sponsor or the original lenders … For securitisations notably in situations where the originator, sponsor nor original lender is not established in the EU the indirect approach will continue to fully apply.”; and (ii) the EBA, in its “Feedback on the public consultation” section of the draft regulatory technical standards on risk retention dated July 31, 2018, said: “The EBA agrees however that a ‘direct’ obligation should apply only to originators, sponsors and original lenders established in the EU as suggested by the European Commission in the explanatory memorandum”. This interpretation (the “EBA

Guidance Interpretation”) is, however, non-binding and not legally enforceable. Notwithstanding the foregoing, on the closing date, CONA will covenant and agree, with reference to the SR Rules as in effect and applicable on the closing date, that it will, as an “originator” (as such term is defined for the purposes of the EU Securitization Regulation), retain upon issuance of the notes, and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance with option (a) of Article 6(3) of the EU Securitization Regulation and (ii) paragraph (1)(a) of SECN 5.2.8R and paragraph (a) of Article 6(3) of Chapter 2 of the PRASR, by holding (i) at least 5% of the nominal value of each class of notes and (ii) all the membership interests in the depositor (or one or more other wholly-owned special purpose subsidiaries of CONA), which in turn will hold at least 5% of the nominal value of the certificates, and on the terms, summarized in “The Sponsor—EU Securitization Regulation and UK Securitization Framework” in this prospectus.

The EU Securitization Regulation provides that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In addition, the EU RTS provides that “[a]n entity shall not be considered to have been established or to operate for the sole purpose of securitising exposures… where all of the following applies: (a) the entity has a strategy and the capacity to meet payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which the entity does not rely on the exposures to be securitised, on any interests retained or proposed to be retained in accordance with Article 6 of [the EU Securitization Regulation], or on any corresponding income from such exposures and interests, as its sole or predominant source of revenue; (b) the members of the management body have the necessary experience to enable the entity to pursue the established business strategy, as well as adequate corporate governance arrangements.” In this regard, see in particular, “The Sponsor” and “The Originator” in this prospectus for information with regard to CONA’s business and related operations. With regard to CONA’s credit-granting criteria and processes, see “The Originator – Credit Risk Management” in this prospectus.

With respect to the UK, the Securitisation Regulations 2024 (as amended, the “SR 2024”), together with (i) the securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority (“FCA”) of the United Kingdom (the “SECN”), (ii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “PRASR”) and (iii) relevant provisions of the FSMA, set out the framework for the regulation of securitization in the UK (collectively, the “UK Securitization Framework”). The UK Securitization Framework, together with (i) all relevant guidance, policy statements and directions relating to the application of the UK Securitization Framework published by the FCA and/or the PRASR (or their successors) and/or The Pensions Regulator, (ii) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, and (iii) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Framework, in each case as amended from time to time, are referred to in this prospectus as the “UK SR Rules,” and together with the EU SR Rules, the “SR Rules.”

Regulations 32B to 32D (inclusive) of the SR 2024, SECN 4 and Article 5 of Chapter 2 of the PRASR, as applicable, place certain conditions on investments in a “securitisation” (as defined in the SR 2024) (the “UK Investor Requirements,” and together with the EU Investor Requirements, the “Investor Requirements” (and references in this prospectus to “the applicable Investor Requirements” shall mean such Investor Requirements to which a particular Affected Investor is subject)) by an “institutional investor”, defined by the SR 2024 to include (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995, as amended, that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in the AIFM Regulations) and which markets or manages AIFs (as defined in regulation 3 of the AIFM Regulations) in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK law by virtue of the EUWA (the “UK CRR”); and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. The UK Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors,” and together with EU Affected Investors, “Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the SR 2024), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the SR 2024) must, among other things: (a) verify that, where the originator or original lender is not established in the UK, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if not established in the UK, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5 percent, determined in accordance with SECN and Article 6 of Chapter 2 of the PRASR, and discloses the risk retention to the UK Affected Investors; (c) verify that, where not established in the UK, the originator, sponsor or securitization special purpose entity, where applicable, made available sufficient information to enable the UK Affected Investor independently to assess the risks of holding the securitisation position, and has committed to make further information available on an ongoing basis, as appropriate, and including at least the information described in the SR 2024, the SECN or the PRASR, as applicable; and (d) carry out a due-diligence assessment which enables the UK Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

In addition, while holding a securitisation position, a UK Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitisation position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitisation position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitisation position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Prospective investors that are UK Affected Investors should note the differences in the wording, as between the EU Investor Requirements and the UK Investor Requirements, with respect to the provision of information on the underlying exposures and investor reports as between the EU Investor Requirements and the UK Investor Requirements. There remains considerable uncertainty as to how UK Affected Investors should ensure compliance with certain aspects of the UK Investor Requirements, including in relation to the verification of disclosure of information and whether the information provided to the noteholders in relation to this securitization is or will be sufficient to meet such requirements, and also what view the relevant UK regulators might take.

On the closing date, CONA will covenant and agree, with reference to the UK SR Rules as in effect and applicable on the closing date, that it will, as an “originator” (as such term is defined for the purposes), retain upon issuance of the notes, and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance with (i) option (a) of Article 6(3) of the EU Securitization Regulation and (ii) paragraph (1)(a) of SECN 5.2.8R and paragraph (a) of Article 6(3) of Chapter 2 of the PRASR, by holding (i) at least 5% of the nominal value of each class of notes and (ii) all the membership interests in the depositor (or one or more other wholly-owned special purpose subsidiaries of CONA), which in turn will hold at least 5% of the nominal value of the certificates, and on the terms, summarized in “The Sponsor—EU Securitization Regulation and UK Securitization Framework” in this prospectus.

The UK Securitization Framework provides that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see in particular, “The Sponsor” and “The Originator” in this prospectus for information with regard to CONA’s business and related operations. With regard to CONA’s credit-granting criteria and processes, see “The Originator – Credit Risk Management” in this prospectus.

In a report published on October 10, 2022 (the “ Commission Report”), the European Commission provided interpretative guidance to the effect that the EU Securitization Regulation should be read as making no distinction with respect to the requirement to verify compliance with Article 7 of the EU Securitization Regulation (the “ EU Due Diligence Requirements”) “whether the securitisation is issued by EU entities or by entities based in third-countries.” Such compliance would include but not be limited to the requirement to use prescribed reporting templates. Although CONA has agreed to retain the Retained Interest as described in this prospectus and provide the information provided in this prospectus generally, any prospective investor that is an EU Investor should have regard to the Commission Report in determining whether the information provided by CONA will be sufficient for the purposes of such prospective investor’s compliance with the EU Due Diligence Requirements. Accordingly, the notes are unlikely to be a suitable investment for EU Affected Investors and may not be a suitable investment for UK Affected Investors.

The transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation, SECN 6 or Article 7 of Chapter 2 of the PRASR. In particular, neither CONA nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation, SECN 6 or Article 7 of Chapter 2 the PRASR, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by CONA to retain the Retained Interest as described in this prospectus and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Investor Requirements, should be interpreted and those views are still evolving.

None of CONA, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus (a) makes any representation that the agreement by CONA to retain the Retained Interest as described in this prospectus or any information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient in all circumstances for purposes of any person’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the notes, CONA (including its holding of a material net economic interest of not less than 5% in the securitization transaction described in this prospectus) and the transactions described herein are otherwise compliant with the SR Rules or any other applicable legal, regulatory or other requirements; (b) shall have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any person’s failure or inability to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (c) shall have any obligation to enable any person to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the SR Rules (other than, in each case, the specific obligations undertaken and/or representations made by CONA in that regard under the transaction documents).

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable Investor Requirements or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the offered notes (and thus references to notes in this discussion generally mean the offered notes unless the context otherwise requires). This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, special federal tax counsel to the depositor and the issuing entity (“Special Tax Counsel”), subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by the issuing entity with terms similar to those of the notes. As a result, it is possible that the IRS could challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

The following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	mutual funds;

•	real estate investment trusts;

•	regulated investment companies;

•	S-corporations;

•	trusts and estates;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar;

•	persons subject to any alternative minimum tax;

•	accrual method taxpayers subject to acceleration of income under Section 451(b) of the Code; and

•	investors in pass-through entities.

This information is directed to prospective purchasers that are unrelated to the issuing entity (or a holder of a certificate) who purchase offered notes at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following discussion addresses the offered notes, which the depositor, the servicer and the noteholders will agree to treat as debt. On the closing date, Special Tax Counsel will deliver its opinion, assuming compliance with the trust agreement, the indenture and certain other transaction documents, and subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the issuing entity will not be classified as an association or publicly traded partnership (“PTP”) taxable as a corporation, and the offered notes (other than any notes, if any, held by (A) the issuing entity or a person that beneficially owns more than 99% of the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity or a person beneficially owning a certificate, (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be treated as indebtedness. Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although Special Tax Counsel will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. The discussion below assumes the characterizations provided in these opinions are correct.

A “U.S. Person” or “United States Person” means a beneficial owner of notes that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any State, or the District of Columbia, (iii) a trust that is subject to the primary supervision of a court within the United States and the substantial decisions of which are controlled by one or more U.S. Persons or (iv) an estate the income of which is subject to United States federal income taxation regardless of its source. A “Foreign Person” means any person other than a U.S. Person or entity or arrangement treated as a partnership.

If an entity or arrangement that is classified as a partnership for United States federal income tax purposes holds a note, the tax treatment of persons treated as its partners for United States federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for United States federal income tax purposes and persons holding a note through a partnership or other entity classified as a partnership for United States federal income tax purposes are urged to consult their own tax advisors.

Characterization of the Issuing Entity and the Offered Notes

At closing, the parties will treat the issuing entity as a grantor trust for United States federal income tax purposes, pursuant to which treatment the certificates will represent a pro rata undivided interest in the income and assets of the issuing entity. Prior to or in connection with the sale of any certificates to a third party, Special Tax Counsel will have rendered its opinion, assuming compliance with the trust agreement, the indenture and certain other transaction documents, and subject to the assumptions and qualifications therein, to the effect that the issuing entity will be treated as a grantor trust under for United States federal income tax purposes. If the IRS were to contend successfully that the issuing entity is not properly classified as a grantor trust, then it likely would be treated as a business entity classified pursuant to Treasury Regulation Section 301.7701-2 or a nominee or agent for each beneficial owner of a certificate (creating a co-ownership arrangement if there is more than one beneficial owner of the certificates). If the issuing entity is treated as a business entity and there is more than one beneficial owner of the certificates, it would be a partnership and, to the extent the issuing entity failed to meet certain qualifying income tests, possibly a PTP taxable as a corporation. Although Special Tax Counsel will provide an opinion at closing, subject to the assumptions and qualifications therein, to the effect that for United States federal income tax purposes the issuing entity will not be classified as an association or a PTP taxable as a corporation, this opinion is not binding on the IRS and if the issuing entity were treated as a PTP taxable as a corporation, the issuing entity would be subject to corporate federal income tax on its taxable income, reducing the amount available for distribution to the holders of the notes.

Treatment of the issuing entity as a partnership that is not a PTP taxable as a corporation also could adversely affect holders of the notes. If the issuing entity were to be treated as a partnership for United States federal income tax purposes and the partners in such partnership included foreign persons, the IRS might assert that the issuing entity should have been withholding tax on amounts allocated to or distributed to such foreign persons, and if such assertion were successful, the issuing entity would be liable for such tax, and may additionally owe penalties and interest, which could adversely affect the issuing entity, the issuing entity’s ability to perform its obligations under the transaction documents, and the holders of the notes. In addition, under the audit rules for partnerships, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members unless an entity elects otherwise. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Any tax liability payable by the issuing entity may reduce the cash flow that would otherwise be available to make payments on all notes.

The issuing entity and each noteholder agree to treat the notes for United States federal income tax purposes as indebtedness. However, it is possible that the IRS may assert that the notes (or certain classes of notes) are not properly characterized as indebtedness for United States federal income tax purposes. If any notes were not characterized as debt for United States federal income tax purposes, the issuing entity may be recharacterized as a partnership and the holders of the recharacterized notes would be treated as partners in the issuing entity. In general, a partnership is not subject to United States federal income tax, rather, the partners are required separately to take into account their allocable share of the income, gains, losses, deductions and credits of the partnership. The allocation of these items could result in the holders of the recharacterized notes receiving income in timing and amounts different than expected, and certain expenses allocated to such holders may not be eligible for deduction or subject to limitations on deductibility. In addition, a recharacterization could result in the imposition of United States withholding tax on amounts allocated to foreign persons holding recharacterized notes, cause such foreign persons to be deemed to be engaged in a United States trade or business and/or create procedural and withholding obligations on transfers of such recharacterized notes under Section 1446(f) of the Code. Further, in the case where certain notes are recharacterized and certain notes are not recharacterized, a tax-exempt U.S. Person who holds a recharacterized note could be treated as receiving unrelated business taxable income from the issuing entity.

Prospective investors should consult with their own tax advisors with regard to the consequences to them of each possible alternative tax characterization of the issuing entity and the notes and the consequences of holding the notes in view of their particular circumstances. The remainder of the discussion below assumes that the issuing entity is treated as a grantor trust for United States federal income tax purposes and the notes will be characterized as indebtedness for United States federal income tax purposes.

Certain Tax Considerations of Holding the Offered Notes

Treatment of Stated Interest and Original Issue Discount. Stated interest on a note will be taxable to a U.S. noteholder as ordinary income when received or accrued in accordance with the U.S. noteholder’s regular method of tax accounting.

It is possible that one or more classes of notes may be issued with original issue discount (“OID”) depending on the issue price of such notes, as described below. If the stated redemption price at maturity (generally equal to the principal amount as of the original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) of any note exceeds the issue price (as defined below) of the note by more than a de minimis amount (i.e., by an amount equal to or greater than 0.25% of the weighted average maturity of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment) multiplied by the stated redemption price at maturity) the excess will constitute OID for United States federal income tax purposes. A note’s “issue price” will generally be the first price at which a substantial amount of the notes are sold (excluding sales to bond houses, brokers, or similar persons acting as underwriters, placement agents, or wholesalers) for money.

If the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, a U.S. Person must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and Treasury Regulations could be adopted changing the application of these provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such Treasury Regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such Treasury Regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the U.S. Persons regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity And Prepayment Considerations” in this prospectus. Accordingly, U.S. Persons are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

It is possible that certain notes will be treated as “Short-Term Notes”, which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under Treasury Regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Special considerations apply to any U.S. Person that also beneficially owns certificates. A beneficial owner of a certificate will generally be treated as the owner of a pro rata undivided interest in the assets of the issuing entity and as the obligor of a pro rata portion of the obligations of the issuing entity. Consequently, a certificateholder would generally be treated as paying its pro rata share of each interest payment on the notes (i.e., the portion of each interest payment that corresponds to the certificateholder’s percentage interest in the issuing entity). If the U.S. Person also beneficially owns certificates, it is likely that the pro rata portion of such interest received on the notes by the U.S. Person that the U.S. Person would otherwise be treated as paying in its capacity as a certificateholder will be disregarded for United States federal income tax purposes and not treated as received. Under such treatment, the U.S. Person would not include in income the portion of the interest on such notes that would otherwise be treated as paid by the U.S. Person, but the remainder of interest received on the note would be unaffected by the U.S. Person’s position as a certificateholder. U.S. Persons that are certificateholders should consult their tax advisors concerning the treatment of interest on their notes that is attributable to their certificates.

Market Discount

The offered notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the noteholder purchases an offered note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or, if the related offered notes were issued with OID, their original issue price (as adjusted for accrued OID)), that exceeds a de minimis amount specified in the Code and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related offered note multiplied by a fraction, the numerator of which is the number of days the noteholder held that offered note and the denominator of which is the number of days from the date the noteholder acquired that offered note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry an offered note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if that noteholder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of an offered note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium

In general, if a noteholder purchases an offered note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that noteholder will be considered to have purchased such offered note with “amortizable bond premium” equal to the amount of that excess. That noteholder may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the offered note. That noteholder’s tax basis in the offered note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on an offered note held by a noteholder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such offered note.

Disposition of Notes. If a U.S. Person sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the noteholder’s cost for the note, increased by any OID previously included by the noteholder in income from the note and decreased by any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Potential Acceleration of Income. Accrual method noteholders that prepare an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The Treasury Department released Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount).

Net Investment Income Tax. Certain non-corporate U.S. Persons will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount, and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. Persons should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Information Reporting and Backup Withholding. The issuing entity or applicable withholding agent will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for United States federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the issuing entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number, and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the issuing entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat the issuing entity as a grantor trust and all notes as indebtedness for United States federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of the issuing entity.

Tax Consequences to Foreign Persons. If interest paid to or accrued by a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, subject to the below discussion regarding FATCA (defined below), interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•

is not actually or constructively a “10 percent shareholder” of the issuing entity or of a holder of certificates, or a “controlled foreign corporation” with respect to which the issuing entity or a holder of certificates is a “related person” within the meaning of the Code;

•	is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

•

provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the issuing entity within thirty (30) days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain, or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance Act. Pursuant to the Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), a United States withholding tax at the rate of 30% is imposed on payments of interest, or, under rules previously scheduled to take effect beginning on January 1, 2019, on gross proceeds from the sale or other taxable disposition of the notes, made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Treasury Regulations have been published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final regulations are issued. If an amount in respect of United States withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. Foreign Persons and U.S. Persons holding notes through a non-U.S. intermediary should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.

Tax Regulations for Related-Party Note Acquisitions. Treasury Regulations under Section 385 of the Code address the debt or equity treatment of instruments held by certain parties related to the issuer of such instrument. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any notes treated as stock under these rules could result in adverse consequences to such related party noteholder, including that United States federal withholding taxes could apply to distributions on the notes. If the issuing entity or a withholding agent in the payment chain were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for United States federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. The issuing entity does not intend to track such notes for this purpose. As a result of considerations arising from these rules, prospective investors should be aware that, if they purchase notes, the trust agreement will provide restrictions on their ability to invest in certificates through certain affiliates that are U.S. Persons. These Treasury Regulations are complex and prospective investors should consult their tax advisors regarding the possible effects of these rules.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax treatment of the issuing entity or holders, or the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a holder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding on related income). Certain states have also recently enacted partnership audit rules that correspond with the audit rules that now apply to partnerships for United States federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current United States federal partnership audit rules. Investors should consult their tax advisors regarding state and local tax consequences.

REPORTABLE TRANSACTIONS

Any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code and the Treasury Regulations thereunder) will be subject to a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case. Such penalty may be higher depending on whether the transaction is a “listed transaction” (as defined in Section 6011 of the Code and the Treasury Regulations thereunder). Prospective investors are advised to consult their own tax advisors regarding any possible disclosure obligations in light of their particular circumstances.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the offered notes may be acquired by or with the assets of “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, “plans” as defined in and subject to Section 4975 of the Code or entities or accounts deemed to hold the plan assets of any of the foregoing (each, a “benefit plan”), as well as by “employee benefit plans” as defined in Section 3(3) of the ERISA, that are not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, that are not subject to Section 4975 of the Code and entities and accounts deemed to hold the plan assets of any of the foregoing (collectively, with benefit plans, referred to as “Plans”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and/or the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a benefit plan by taking into account the particular circumstances of the benefit plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” in this prospectus and the fact that, in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the offered notes should the benefit plan purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the offered notes shall also mean the acquisition, holding or disposition of a beneficial interest in such offered notes.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased offered notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under Section 3(42) of ERISA and a regulation issued by the U.S. Department of Labor (together, the “ERISA regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the ERISA regulation were applicable. An equity interest is defined under the ERISA regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, as of the closing date, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the ERISA regulation. This determination is based upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of such notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the ratings of a class of offered notes, the subsequent acquisition of such offered notes or interest therein by a benefit plan or Plan subject to federal, state, local or other laws that are substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) is prohibited.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the ERISA regulation, the acquisition or holding of the offered notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any transaction party (including the issuing entity, the depositor, the originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee) or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the benefit plan. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a benefit plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the benefit plan or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, (as amended), regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are or are investing the assets of benefit plans should consult with their advisors regarding the applicability of any such exemption.

In addition, because the underwriters, the trustees, the depositor, the servicer or their affiliates may receive certain benefits in connection with the sale or holding of offered notes, the purchase of offered notes using plan assets over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the benefit plan, or is the employer or other sponsor of the benefit plan, might be deemed to be a violation of a provision of Title I of ERISA and/or Section 4975 of the Code. Accordingly, the offered notes may not be purchased using the assets of any benefit plan if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the benefit plan, or is an employer or other sponsor of the benefit plan, unless an applicable prohibited transaction exemption is available to cover such purchase or holding of the offered notes or the transaction is not otherwise prohibited.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, such Plans may be subject to Similar Law. In addition, any such Plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or any interest therein), each purchaser or transferee (and, if the purchaser or transferee is a Plan, its fiduciary) (i) will be deemed to represent and warrant that either (a) it is not acquiring and will not hold the offered notes (or any interest therein) on behalf of or with the assets of a benefit plan or any Plan subject to Similar Law or (b) the acquisition, holding and disposition of such note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law and (ii) acknowledges and agrees if it is a benefit plan or a Plan that is subject to Similar Law, it shall not acquire such note (or any interest therein) at any time that the ratings on such note are below investment grade or if such note has been characterized as other than indebtedness for applicable local law purposes.

The sale of offered notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. A Plan fiduciary considering the acquisition of the offered notes should consult its legal advisors regarding the matters discussed above and other applicable legal requirements, including without limitation, whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-2-A Notes	Principal Amount of Class A-2-B Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
J.P. Morgan Securities LLC	$	$	$	$
BofA Securities, Inc.	$	$	$	$
Scotia Capital (USA) Inc.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
CastleOak Securities, L.P.	$	$	$	$
R. Seelaus & Co., LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$

Total	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

	Selling Concession Not to Exceed	Reallowance Discount Not to Exceed
Class A-2-A Notes	%	%
Class A-2-B Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%

If all of the offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of notes and there is a risk that one will not develop. The underwriters expect, but will not be obligated, to make a market in each class of notes. A market for the notes may not develop, and if one does develop, it may not continue or it may not provide sufficient liquidity.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with applicable law, including without limitation Regulation M under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and with the Securities Act Rule 192 to implement Section 27B of the Securities Act of 1933, as amended (the “Securities Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that it will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

CONA and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than one (1) business day after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, CONA, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

In the ordinary course of its business one or more of the underwriters and their respective affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

The indenture trustee, at the direction of the servicer, on behalf of the issuing entity, may from time to time invest the funds in accounts and permitted investments acquired from the underwriters or their affiliates.

The offered notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters.

The depositor will receive aggregate proceeds of approximately $    from the sale of the offered notes (representing approximately    % of the initial note balance of the offered notes) after paying the aggregate underwriting discount of $    on the offered notes. Additional offering expenses are estimated to be $600,000.

In addition to the portion of each class of notes retained to satisfy the sponsor’s credit risk retention obligations, certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and CONA that:

•

it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom – Prohibition on Offers to UK Retail Investors

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any UK Retail Investor in the UK. For the purposes of this provision the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

United Kingdom – Other Regulatory Restrictions

Each underwriter has severally, but not jointly, represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the UK.

European Economic Area

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any EU Retail Investor in the EEA. For the purposes of this provision the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

FORWARD-LOOKING STATEMENTS

This prospectus (including any related free writing prospectus prepared by us or on our behalf, if any) and the documents incorporated by reference herein contain forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include those that discuss, among other things, outlook or other non-historical matters; projections, expenses, future cash flows; our expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook,” or other words of similar meaning. The sponsor, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause the return on your investment in the notes to differ materially from your expectations based on such forward-looking statements, including, among other things:

•	the characteristics, servicing and performance of the receivables, which could result in delays in payment or losses on your notes;

•	the limited nature of the issuing entity’s assets, which could result in delays in payment or losses on your notes arising from shortfalls or delays in amounts available to make payments on the notes;

•	adverse events affecting the servicer, the sponsor or other transaction parties, which could result in losses on your notes or reduce the market value or liquidity of your notes;

•

the issuance of multiple classes of notes by the issuing entity or retention of notes by the issuing entity, which may result in your notes being more sensitive to losses, being affected by conflicts of interest between classes and having reduced liquidity or voting power because of retention;

•	certain features of the notes and financial market disruptions, which may adversely affect the return on your notes or the market value and liquidity of your notes;

•	uncertainty regarding SOFR, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” in this prospectus.

Future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the sponsor, the issuing entity or the depositor to control or predict. The forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and the sponsor, the issuing entity and the depositor do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

Other than as disclosed in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or the originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Relevant legal matters relating to the notes, including United States federal income tax matters, will be passed upon for the sponsor, the depositor and the issuing entity by Mayer Brown LLP. Certain legal matters for the underwriters will be passed upon by Orrick, Herrington & Sutcliffe LLP. Orrick, Herrington & Sutcliffe LLP from time to time renders legal services to CONA and certain of its affiliates on other matters.

GLOSSARY

“adjusted pool balance” means, as of any date of determination, the net pool balance as of that date minus the yield supplement overcollateralization amount as of that date.

“Available Funds” means, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all collections on deposit in the collection account received by the servicer during such collection period, (ii) the sum of the repurchase prices deposited into the collection account with respect to each receivable that is to become a repurchased receivable during the related collection period, (iii) the optional purchase price deposited into the collection account in connection with the exercise of the optional purchase and (iv) any amounts in the reserve account in excess of the Specified Reserve Account Balance.

“certificate distribution account” means the account designated as such, established and maintained pursuant to the indenture.

“certificateholder” means any holder of a certificate.

“collection period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial collection period, the period commencing on the close of business on the cut-off date and ending on November 30, 2025). As used in this prospectus, the “related” collection period with respect to any date of determination or a payment date will be deemed to be the collection period which precedes that date of determination or such payment date.

“collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, the sum of (i) any monthly payment by or on behalf of the obligor under that receivable or any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of that receivable, (ii) any full or partial prepayment of that receivable and (iii) all Liquidation Proceeds; provided, however, that the term collections in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on a prior payment date, (2) any Supplemental Servicing Fees and Reimbursements or (3) premiums with respect to any insurance policy, rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was not financed by or is not included in the outstanding principal balance of, such receivable.

“controlling class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding and thereafter the Class D notes as long as any Class D notes are outstanding (excluding, in each case, notes held by the servicer, the administrator, the issuing entity, any certificateholder or any of their respective affiliates).

“customary servicing practices” means the customary servicing practices of the servicer or any sub-servicer with respect to all comparable motor vehicle receivables that the servicer or such sub-servicer, as applicable, services for itself or others (which includes, or is modified with respect to the receivables to include, that no modification to any receivable is permitted other than a Permitted Modification), as such practices may be changed from time to time (except to the extent any such change could result in the issuing entity being treated as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code), it being understood that the servicer and the sub-servicers may not have the same “customary servicing practices.”

“Defaulted Receivable” means a receivable (other than a repurchased receivable) that the servicer has charged off (in whole or in part) in accordance with its customary servicing practices.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC Rule Covenant” has the meaning set forth in “The Indenture—FDIC Rule” in this prospectus.

“First Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the note balance of the Class A notes as of such payment date (before giving effect to any principal payments made on the Class A notes on such payment date) over (b) the adjusted pool balance as of the last day of the related collection period; provided, however, that the First Allocation of Principal on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A notes to zero.

“Fourth Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the sum of the note balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes minus the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (b) the adjusted pool balance as of the last day of the related collection period; provided, however, that the Fourth Allocation of Principal on and after the final scheduled payment date for the Class D notes shall not be less than the amount that is necessary to reduce the note balance of the Class D notes to zero (after the application of the First Allocation of Principal, Second Allocation of Principal and Third Allocation of Principal).

“Liquidation Expenses” means auction, painting, repair or refurbishment expenses in respect of the disposition of a financed vehicle and any payments required by law to be remitted to the obligor.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable, in each case net of Liquidation Expenses and any payments required by law to be remitted to the obligor; provided, however, that the repurchase price for any receivable purchased by CONA will not constitute Liquidation Proceeds.

“Majority Certificateholders” means certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“net pool balance” means, as of any date, the aggregate outstanding principal balance of all receivables (other than Defaulted Receivables) owned by the issuing entity on that date.

“paying agent” means (i) prior to the payment in full of principal and interest on the notes, the indenture trustee or any other person that meets the eligibility standards for the indenture trustee set forth in the indenture and is authorized by the issuing entity to make the payments to and distributions from the collection account and the principal distribution account, including the payment of principal of or interest on the notes on behalf of the issuing entity and (ii) following the payment in full of principal and interest on the notes, the certificate paying agent or any other person appointed as the successor certificate paying agent pursuant to the trust agreement.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the issuing entity beneficially owned by the related certificateholder. The sum of the Percentage Interests for all of the certificates shall be 100%.

“Rating Agency Condition” means, with respect to any event or circumstance and each hired agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such hired agency’s published ratings criteria to this effect) by such hired agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such hired agency shall have been given notice of such event or circumstance at least ten (10) days prior to the occurrence of such event or circumstance (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such hired agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

“Regular Principal Distribution Amount” means, for any payment date, an amount not less than zero equal to the excess of (a) the excess of (A) the sum of the aggregate note balance of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (B) the adjusted pool balance as of the last day of the related collection period minus the Target Overcollateralization Amount over (b) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for that payment date; provided, however, that the Regular Principal Distribution Amount on and after the final scheduled payment date for any class of notes will not be less than the amount that is necessary to reduce the note balance of that class to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“Retained Certificates” means any certificates beneficially owned by the depositor or an affiliate thereof.

“Second Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the sum of the note balance of the Class A notes and the Class B notes as of such payment date (before giving effect to any principal payments made on such payment date) minus the First Allocation of Principal for that payment date over (b) the adjusted pool balance as of the last day of the related collection period; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the note balance of the Class B notes to zero (after the application of the First Allocation of Principal).

“Specified Reserve Account Balance” means, for any payment date while the notes are outstanding, not less than 0.25% of the adjusted pool balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal and interest on the notes, the “Specified Reserve Account Balance” shall be $0.

“Supplemental Servicing Fees and Reimbursements” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges, (iv) prepayment fees, (v) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable and (vi) repossession fees and expenses, legal fees and expenses and similar out-of-pocket fees and expenses incurred by the servicer and reimbursed to the servicer with respect to any receivable.

“Target Overcollateralization Amount” means, for any payment date, 0.25% of adjusted pool balance as of the cut-off date.

“Third Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the sum of the note balance of the Class A notes, the Class B notes and the Class C notes minus the sum of the First Allocation of Principal and Second Allocation of Principal for that payment date as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (b) the adjusted pool balance as of the last day of the related collection period; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the note balance of the Class C notes to zero (after the application of the First Allocation of Principal and Second Allocation of Principal).

“United States” or “U.S.” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

INDEX

2019 Cybersecurity Incident	26
60-Day Delinquent Receivables	116
ABS	75
ABS Tables	75
Acting General Counsel	156
adjusted pool balance	9, 177
administration agreement	115
administrator	1
Affected Investors	162
AI	18
amortizable bond premium	168
Appendix A	73
Appendix B	73
ARRC	38
Assessment of Compliance	139
asset representations review agreement	55, 115
asset representations reviewer	1
Asset Review	119
asset-level data	58
Attestation Report	139
Available Funds	177
AWS	24
Bankruptcy Code	152
Benchmark	111
Benchmark Administrator	111
Benchmark Replacement	111
Benchmark Replacement Adjustment	111
Benchmark Replacement Conforming Changes	111
Benchmark Replacement Date	111
Benchmark Transition Event	112
capital assets	165
Cede	vi
certificate distribution account	177
certificateholder	177
certificateholders	3
certificates	3
CFPB	28, 151
chattel paper	147
Class A notes	2
Class A-2 notes	2
Clayton	55
Clearstream	36, 104
closing date	2
COAF	47
collection period	177
collections	177
Commission Report	49, 163
Compounded SOFR	109
CONA	vi, 1
contracts	50
controlling class	2, 177
COPAR	19
Corporation	17, 47

customary servicing practices	177
cut-off date	6
dealers	50
Defaulted Receivable	177
Delinquency Percentage	116
Delinquency Trigger	116
depositor	1
Discover	47
Discover transaction	47
Dodd-Frank Act	28, 156
DTC	vi, 108
EBA	159
EBA Guidance Interpretation	160
EEA	viii
Eligibility Representations	115
ERISA regulation	171
EU Affected Investors	160
EU CRR	159
EU Due Diligence Requirements	49, 163
EU Investor Requirements	159
EU PRIIPS Regulation	viii
EU Prospectus Regulation	viii
EU Qualified Investor	viii
EU Retail Investor	viii
EU Risk Retention Requirements	160
EU RTS	160
EU Securitization Regulation	159
EU SR Rules	159
EUWA	vii
event of default	5, 141
excess interest	10
Exchange Act	173
FATCA	170
FCA	161
FDIC	30, 47, 152, 177
FDIC Rule	11, 30, 153
FDIC Rule Covenant	145, 177
final scheduled payment date	114
financed vehicles	6
First Allocation of Principal	178
Foreign Person	165
Fourth Allocation of Principal	178
FRBNY	37, 109
FRBNY’s Website	109
FSMA	vii
FSMA Authorized Persons	vii
FTC Rule	151
GAP	29
HDC Rule	151
Hired Rating Agencies	12
Holder-in-Due-Course	151
indenture trustee	1, 45
Instituting Noteholders	117

Insurance Distribution Directive	vii
interest period	109
Investor Requirements	161
investors	104
IRS	164
ISDA Definitions	112
ISDA Fallback Adjustment	112
ISDA Fallback Rate	112
issuing entity	1
issuing entity property	6
lemon laws	150
LIBOR	38
Liquidation Expenses	178
Liquidation Proceeds	178
Majority Certificateholders	178
market discount rules	168
Merger Agreement	47
MIFID II	viii
net pool balance	4, 178
Note Factor	108
note owner	104
notes	2
obligors	6
OCC	152
offered notes	2
OID	166
OLA	28, 156
Order	vii
originator	1
owner trustee	1, 44
paying agent	178
payment date	3
payment default	143
Percentage Interest	178
Permitted Modification	134
Pool Factor	108
PTCE	172
PTP	165
purchase agreement	115
purchase price	4, 131
Qualified Dispute Resolution Professional	120
Rating Agency Condition	178
receivables	5
receivables pool	6
record date	3, 104
Reference Time	112
Regular Principal Distribution Amount	179
Regulation RR	11
Relevant Governmental Body	112
Relevant Persons	viii
Relief Act	158
requesting party	119
Retained Certificates	179
Retained Interest	48
Retained Notes	174
Review Fee	118

Review Satisfaction Date	116
RMBS	45
Rule 193 Information	73
Rules	120
sale agreement	115
SEC	vi
Second Allocation of Principal	179
Securities Act	173
Securities Exchange Act	138
servicer	1
servicer replacement events	137
servicing agreement	115
servicing fee	1, 133
Severely Distressed Receivable	134
Similar Law	171
SOFR	37
SOFR Adjustment Conforming Changes	110
SOFR Adjustment Date	109
SOFR Determination Time	109
SOFR Rate	109
Special Tax Counsel	164
specified reserve account balance	9
Specified Reserve Account Balance	124, 179
sponsor	1
Sponsor	47
SR Rules	161
SSPE	160
Subject Receivables	117
Supplemental Servicing Fees and Reimbursements	179
Target Overcollateralization Amount	179
the applicable Investor Requirements	161
Third Allocation of Principal	179
transfer agreements	115
U.S.	179
U.S. Government Securities Business Day	110
U.S. Person	165
UCITS	160
UK	vii
UK Affected Investors	162
UK Investor Requirements	161
UK PRIIPS Regulation	vii
UK Prospectus Regulation	vii
UK Qualified Investor	vii
UK Retail Investor	vii
UK SR Rules	161
Unadjusted Benchmark Replacement	112
United States	179
United States Person	165
verification documents	116
Volcker Rule	12
Volcker Rule	2
weighted average life	77
WTNA	45
yield supplement overcollateralization amount	127, 129

APPENDIX A – STATIC POOL INFORMATION REGARDING CERTAIN VINTAGE RECEIVABLES POOLS

This Appendix A includes charts that reflect the static pool performance of all motor vehicle retail installment sale contracts originated and serviced by CONA which are considered to be in the “prime” category and which are considered eligible for securitization in the COPAR program based on CONA’s internal scoring model by vintage origination year for the past five years. We caution you that the receivables may not perform in a similar manner to the motor vehicle retail installment sale contracts presented in this Appendix A.

Appendix A includes the following summary information for vintage origination pools:

•	aggregate original principal balance;

•	original number of receivables;

•	average original principal balance;

•	weighted average original contract rate;

•	weighted average original term;

•	weighted average FICO® score;

•	percentage of new financed vehicles;

•	percentage of used financed vehicles;

•	weighted average loan-to-value;

•	aggregate original principal balance as of September 30, 2025;

•	number of receivables as of September 30, 2025;

•	average original principal balance as of September 30, 2025;

•	weighted average contract rate as of September 30, 2025;

•	weighted average age as of September 30, 2025;

•	weighted average remaining term as of September 30, 2025;

•	pool factor as of September 30, 2025;

•	cumulative net charge-offs with respect to each vintage quarter;

•	delinquency rates (30-59), (60-89), (90-119), (120+) with respect to each vintage quarter;

•	pool factor with respect to each vintage quarter; and

•	prepayment speeds with respect to each vintage quarter.

	Origination Characteristics
	2020	2021	2022	2023	2024	2025(3)
Aggregate Original Principal Balance	$8,088,867,703	$12,616,536,566	$12,128,090,958	$7,676,411,867	$8,574,713,937	$5,748,265,515
Original Number of Receivables	329,693	435,199	393,203	273,880	321,403	198,629
Average Original Principal Balance	$24,535	$28,990	$30,844	$28,028	$26,679	$28,940
Weighted Average Original Contract Rate(1)	4.17%	3.67%	4.81%	7.71%	7.74%	6.95%
Weighted Average Original Term(1)	70	72	71	69	72	73
Weighted Average FICO Score(1)	776	774	777	779	784	793
% New Financed Vehicles	42.01%	43.54%	41.47%	31.98%	30.90%	43.10%
% Used Financed Vehicles	57.99%	56.46%	58.53%	68.02%	69.10%	56.90%
Weighted Average LTV(1)(2)	96.33%	95.26%	93.95%	92.36%	93.53%	95.08%

(1)	Weighted by aggregate original principal balance.
(2)

The LTV for a receivable secured by a new vehicle is equal to the original amount financed divided by the manufacturer’s suggested retail price for that vehicle. The LTV for a receivable secured by a used vehicle is equal to the original amount financed divided by the retail price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide or Kelly Bluebook.

(3)	Data from January 1, 2025 to August 31, 2025.

	Origination Characteristics (as of September 30, 2025)
	2020	2021	2022	2023	2024	2025
Aggregate Original Principal Balance	$345,186,165	$1,769,721,115	$2,920,523,897	$2,829,544,056	$5,034,134,074	$4,756,891,392
Number of Receivables	64,794	175,879	201,131	156,651	232,285	175,224
Average Original Principal Balance	$5,327	$10,062	$14,521	$18,063	$21,672	$27,147
Weighted Average Contract Rate(1)	4.15%	3.64%	4.94%	7.74%	7.66%	6.89%
Weighted Average Age(1)	61	50	39	26	14	4
Weighted Average Remaining Term(1)	18	27	35	46	59	70
Pool Factor	4.27%	14.03%	24.08%	36.86%	58.71%	82.75%

(1)	Weighted by aggregate original principal balance.

Cumulative Net Charge-Off(1)(2)

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.01%	0.02%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.02%	0.01%	0.01%	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%
1	0.03%	0.03%	0.02%	0.03%	0.01%	0.01%	0.02%	0.02%	0.02%	0.04%	0.03%	0.04%	0.03%	0.02%	0.01%	0.02%	0.02%	0.02%	0.03%	0.02%	0.02%	0.02%
2	0.03%	0.04%	0.03%	0.04%	0.02%	0.02%	0.02%	0.04%	0.04%	0.05%	0.04%	0.05%	0.06%	0.04%	0.03%	0.03%	0.03%	0.04%	0.05%	0.03%	0.04%	0.03%
3	0.05%	0.06%	0.03%	0.07%	0.04%	0.03%	0.04%	0.07%	0.05%	0.06%	0.06%	0.07%	0.08%	0.08%	0.06%	0.04%	0.05%	0.05%	0.07%	0.04%	0.04%	0.05%
4	0.07%	0.07%	0.05%	0.07%	0.04%	0.04%	0.06%	0.08%	0.06%	0.09%	0.07%	0.12%	0.11%	0.09%	0.07%	0.05%	0.07%	0.07%	0.07%	0.05%	0.06%
5	0.08%	0.08%	0.06%	0.08%	0.05%	0.05%	0.07%	0.10%	0.07%	0.10%	0.10%	0.12%	0.13%	0.10%	0.09%	0.08%	0.09%	0.08%	0.09%	0.08%	0.07%
6	0.08%	0.10%	0.07%	0.08%	0.05%	0.05%	0.08%	0.11%	0.08%	0.12%	0.11%	0.13%	0.14%	0.14%	0.10%	0.10%	0.10%	0.10%	0.12%	0.09%	0.07%
7	0.09%	0.10%	0.07%	0.09%	0.05%	0.05%	0.09%	0.11%	0.09%	0.13%	0.13%	0.14%	0.16%	0.17%	0.10%	0.11%	0.12%	0.11%	0.12%	0.10%
8	0.09%	0.10%	0.07%	0.08%	0.05%	0.06%	0.10%	0.11%	0.09%	0.14%	0.14%	0.15%	0.18%	0.17%	0.11%	0.12%	0.13%	0.12%	0.14%	0.10%
9	0.10%	0.11%	0.07%	0.09%	0.06%	0.06%	0.11%	0.12%	0.09%	0.15%	0.16%	0.17%	0.20%	0.19%	0.13%	0.13%	0.13%	0.15%	0.15%	0.11%
10	0.11%	0.11%	0.07%	0.10%	0.07%	0.06%	0.12%	0.12%	0.11%	0.16%	0.16%	0.19%	0.20%	0.18%	0.13%	0.14%	0.14%	0.16%	0.16%
11	0.12%	0.10%	0.07%	0.09%	0.07%	0.07%	0.12%	0.13%	0.11%	0.17%	0.17%	0.20%	0.22%	0.20%	0.15%	0.15%	0.15%	0.18%	0.18%
12	0.12%	0.11%	0.08%	0.09%	0.07%	0.08%	0.13%	0.13%	0.11%	0.18%	0.18%	0.22%	0.23%	0.22%	0.17%	0.16%	0.16%	0.19%	0.19%
13	0.13%	0.12%	0.08%	0.09%	0.07%	0.08%	0.13%	0.15%	0.14%	0.20%	0.20%	0.24%	0.25%	0.24%	0.18%	0.18%	0.18%	0.20%
14	0.12%	0.12%	0.08%	0.09%	0.08%	0.09%	0.14%	0.15%	0.14%	0.21%	0.20%	0.25%	0.25%	0.26%	0.19%	0.19%	0.19%	0.21%
15	0.12%	0.12%	0.09%	0.09%	0.08%	0.09%	0.14%	0.16%	0.15%	0.22%	0.23%	0.26%	0.28%	0.27%	0.19%	0.20%	0.21%	0.22%
16	0.12%	0.12%	0.09%	0.09%	0.08%	0.10%	0.15%	0.19%	0.15%	0.23%	0.24%	0.28%	0.30%	0.30%	0.20%	0.22%	0.22%
17	0.11%	0.12%	0.09%	0.10%	0.08%	0.11%	0.16%	0.19%	0.16%	0.25%	0.26%	0.28%	0.31%	0.30%	0.21%	0.22%	0.23%
18	0.11%	0.12%	0.10%	0.11%	0.08%	0.11%	0.16%	0.20%	0.17%	0.28%	0.27%	0.30%	0.31%	0.32%	0.22%	0.23%	0.23%
19	0.11%	0.13%	0.10%	0.11%	0.09%	0.12%	0.18%	0.21%	0.19%	0.28%	0.28%	0.31%	0.31%	0.34%	0.22%	0.25%
20	0.11%	0.13%	0.11%	0.12%	0.09%	0.13%	0.19%	0.23%	0.20%	0.30%	0.31%	0.33%	0.33%	0.35%	0.23%	0.26%
21	0.12%	0.13%	0.11%	0.12%	0.10%	0.14%	0.20%	0.24%	0.22%	0.30%	0.34%	0.33%	0.34%	0.35%	0.25%	0.27%
22	0.12%	0.13%	0.11%	0.13%	0.10%	0.15%	0.20%	0.24%	0.22%	0.30%	0.34%	0.35%	0.37%	0.37%	0.26%
23	0.12%	0.13%	0.12%	0.13%	0.11%	0.15%	0.21%	0.24%	0.23%	0.31%	0.36%	0.36%	0.37%	0.39%	0.26%
24	0.12%	0.13%	0.12%	0.13%	0.11%	0.16%	0.22%	0.26%	0.24%	0.33%	0.37%	0.38%	0.38%	0.40%	0.28%
25	0.12%	0.14%	0.13%	0.13%	0.12%	0.17%	0.23%	0.28%	0.25%	0.34%	0.38%	0.39%	0.40%	0.41%
26	0.12%	0.14%	0.13%	0.14%	0.13%	0.18%	0.24%	0.28%	0.26%	0.36%	0.41%	0.39%	0.43%	0.43%
27	0.12%	0.15%	0.14%	0.14%	0.13%	0.18%	0.25%	0.29%	0.27%	0.37%	0.42%	0.40%	0.44%	0.44%
28	0.12%	0.15%	0.15%	0.15%	0.14%	0.19%	0.27%	0.31%	0.28%	0.38%	0.42%	0.41%	0.46%
29	0.12%	0.16%	0.15%	0.16%	0.14%	0.20%	0.28%	0.33%	0.28%	0.38%	0.44%	0.42%	0.47%
30	0.12%	0.16%	0.15%	0.16%	0.15%	0.21%	0.28%	0.34%	0.29%	0.39%	0.43%	0.44%	0.47%
31	0.12%	0.17%	0.16%	0.16%	0.15%	0.22%	0.29%	0.35%	0.29%	0.40%	0.45%	0.45%
32	0.12%	0.16%	0.16%	0.16%	0.15%	0.22%	0.29%	0.35%	0.30%	0.40%	0.46%	0.45%
33	0.13%	0.16%	0.17%	0.17%	0.16%	0.23%	0.31%	0.35%	0.31%	0.41%	0.46%	0.46%
34	0.13%	0.16%	0.17%	0.17%	0.16%	0.23%	0.32%	0.35%	0.31%	0.41%	0.47%
35	0.13%	0.16%	0.17%	0.17%	0.18%	0.24%	0.32%	0.36%	0.31%	0.42%	0.49%
36	0.13%	0.16%	0.18%	0.18%	0.19%	0.25%	0.32%	0.38%	0.31%	0.42%	0.50%
37	0.14%	0.17%	0.18%	0.19%	0.19%	0.26%	0.33%	0.38%	0.32%	0.43%
38	0.13%	0.17%	0.18%	0.18%	0.20%	0.26%	0.33%	0.38%	0.33%	0.43%
39	0.14%	0.17%	0.19%	0.18%	0.21%	0.26%	0.34%	0.39%	0.33%	0.44%
40	0.14%	0.18%	0.19%	0.18%	0.20%	0.27%	0.35%	0.40%	0.33%
41	0.13%	0.18%	0.19%	0.18%	0.21%	0.27%	0.36%	0.41%	0.34%
42	0.13%	0.19%	0.19%	0.19%	0.21%	0.28%	0.35%	0.41%	0.34%
43	0.13%	0.19%	0.19%	0.19%	0.21%	0.28%	0.35%	0.41%
44	0.13%	0.19%	0.20%	0.19%	0.21%	0.28%	0.35%	0.42%
45	0.13%	0.19%	0.20%	0.20%	0.21%	0.28%	0.35%	0.42%
46	0.13%	0.19%	0.20%	0.20%	0.21%	0.28%	0.35%
47	0.13%	0.19%	0.20%	0.20%	0.21%	0.29%	0.35%
48	0.13%	0.19%	0.20%	0.20%	0.21%	0.29%	0.36%
49	0.13%	0.19%	0.20%	0.20%	0.21%	0.29%
50	0.14%	0.20%	0.20%	0.20%	0.21%	0.30%
51	0.14%	0.20%	0.20%	0.20%	0.21%	0.30%
52	0.14%	0.20%	0.21%	0.20%	0.21%
53	0.14%	0.20%	0.21%	0.20%	0.21%
54	0.14%	0.20%	0.20%	0.20%	0.21%
55	0.14%	0.20%	0.20%	0.20%
56	0.14%	0.19%	0.20%	0.20%

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
57	0.13%	0.19%	0.20%	0.20%
58	0.13%	0.19%	0.20%
59	0.13%	0.18%	0.20%
60	0.13%	0.18%	0.19%
61	0.13%	0.18%
62	0.13%	0.17%
63	0.13%	0.17%
64	0.12%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were charged off (net of any Liquidation Proceeds received) at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate original principal balance of receivables originated in the specified quarter.

(2)	Data as of September 30, 2025.
(3)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

Cumulative Net Losses
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
Cumulative Net Losses
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 56 58 60 62 64
Age
2020-Q1
2020-Q2
2020-Q3
2020-Q4
2021-Q1
2021-Q2
2021-Q3
2021-Q4
2022-Q1
2022-Q2
2022-Q3
2022-Q4
2023-Q1
2023-Q2
2023-Q3
2023-Q4
2024-Q1
2024-Q2
2024-Q3
2024-Q4
2025-Q1
2025-Q2

30 - 59 Day Delinquency Rates(1)(2)(3)

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.15%	0.05%	0.08%	0.09%	0.06%	0.06%	0.09%	0.12%	0.07%	0.07%	0.10%	0.10%	0.09%	0.06%	0.06%	0.06%	0.03%	0.06%	0.10%	0.04%	0.03%	0.04%
1	0.25%	0.12%	0.13%	0.15%	0.07%	0.12%	0.16%	0.16%	0.10%	0.19%	0.18%	0.18%	0.14%	0.11%	0.07%	0.07%	0.05%	0.09%	0.11%	0.06%	0.05%	0.07%
2	0.25%	0.15%	0.19%	0.18%	0.15%	0.14%	0.19%	0.18%	0.15%	0.19%	0.23%	0.23%	0.21%	0.14%	0.10%	0.14%	0.11%	0.14%	0.17%	0.09%	0.07%	0.10%
3	0.12%	0.13%	0.15%	0.10%	0.10%	0.12%	0.12%	0.14%	0.09%	0.14%	0.17%	0.13%	0.12%	0.12%	0.09%	0.07%	0.08%	0.09%	0.13%	0.05%	0.05%	0.07%
4	0.12%	0.12%	0.13%	0.09%	0.10%	0.14%	0.13%	0.10%	0.09%	0.13%	0.11%	0.13%	0.12%	0.15%	0.11%	0.09%	0.09%	0.13%	0.12%	0.06%	0.06%
5	0.09%	0.12%	0.14%	0.12%	0.09%	0.11%	0.15%	0.11%	0.08%	0.11%	0.13%	0.13%	0.14%	0.15%	0.11%	0.11%	0.09%	0.19%	0.13%	0.06%	0.05%
6	0.08%	0.12%	0.10%	0.11%	0.10%	0.12%	0.13%	0.11%	0.08%	0.14%	0.14%	0.14%	0.14%	0.19%	0.11%	0.08%	0.08%	0.13%	0.13%	0.05%	0.06%
7	0.10%	0.11%	0.09%	0.08%	0.11%	0.13%	0.12%	0.12%	0.10%	0.16%	0.15%	0.16%	0.16%	0.18%	0.08%	0.14%	0.11%	0.12%	0.14%	0.07%
8	0.11%	0.13%	0.10%	0.10%	0.10%	0.12%	0.16%	0.13%	0.09%	0.13%	0.13%	0.17%	0.14%	0.17%	0.13%	0.11%	0.12%	0.12%	0.14%	0.06%
9	0.13%	0.11%	0.11%	0.11%	0.14%	0.12%	0.13%	0.12%	0.09%	0.17%	0.13%	0.17%	0.20%	0.15%	0.16%	0.13%	0.15%	0.14%	0.11%	0.09%
10	0.11%	0.08%	0.10%	0.15%	0.11%	0.13%	0.16%	0.17%	0.12%	0.17%	0.17%	0.20%	0.21%	0.16%	0.18%	0.18%	0.11%	0.13%	0.14%
11	0.14%	0.13%	0.15%	0.12%	0.10%	0.15%	0.14%	0.16%	0.12%	0.15%	0.16%	0.21%	0.18%	0.21%	0.15%	0.19%	0.13%	0.14%	0.13%
12	0.11%	0.12%	0.14%	0.15%	0.15%	0.14%	0.14%	0.16%	0.14%	0.15%	0.17%	0.24%	0.22%	0.23%	0.13%	0.19%	0.18%	0.18%	0.16%
13	0.08%	0.10%	0.16%	0.14%	0.11%	0.17%	0.23%	0.16%	0.13%	0.21%	0.22%	0.23%	0.20%	0.23%	0.20%	0.17%	0.11%	0.21%
14	0.13%	0.11%	0.17%	0.12%	0.14%	0.16%	0.23%	0.15%	0.16%	0.24%	0.24%	0.24%	0.23%	0.28%	0.20%	0.14%	0.15%	0.18%
15	0.07%	0.13%	0.17%	0.17%	0.15%	0.17%	0.24%	0.20%	0.16%	0.22%	0.30%	0.31%	0.21%	0.28%	0.24%	0.20%	0.12%	0.20%
16	0.14%	0.17%	0.21%	0.16%	0.16%	0.21%	0.25%	0.17%	0.19%	0.27%	0.24%	0.24%	0.32%	0.31%	0.22%	0.23%	0.18%
17	0.16%	0.17%	0.15%	0.17%	0.15%	0.21%	0.23%	0.22%	0.17%	0.25%	0.26%	0.30%	0.29%	0.32%	0.21%	0.22%	0.20%
18	0.15%	0.19%	0.18%	0.14%	0.17%	0.22%	0.24%	0.20%	0.20%	0.33%	0.26%	0.29%	0.29%	0.39%	0.25%	0.20%	0.18%
19	0.14%	0.22%	0.15%	0.20%	0.19%	0.27%	0.20%	0.22%	0.21%	0.29%	0.25%	0.28%	0.34%	0.32%	0.23%	0.24%
20	0.14%	0.16%	0.23%	0.17%	0.20%	0.22%	0.25%	0.24%	0.21%	0.29%	0.23%	0.32%	0.36%	0.36%	0.24%	0.22%
21	0.21%	0.17%	0.24%	0.16%	0.23%	0.25%	0.24%	0.23%	0.25%	0.32%	0.36%	0.33%	0.43%	0.36%	0.22%	0.24%
22	0.18%	0.14%	0.24%	0.19%	0.19%	0.24%	0.27%	0.24%	0.24%	0.29%	0.38%	0.40%	0.37%	0.34%	0.27%
23	0.13%	0.23%	0.23%	0.16%	0.21%	0.24%	0.28%	0.26%	0.23%	0.33%	0.33%	0.38%	0.33%	0.31%	0.29%
24	0.21%	0.21%	0.24%	0.22%	0.19%	0.24%	0.31%	0.28%	0.25%	0.34%	0.39%	0.45%	0.43%	0.41%	0.27%
25	0.17%	0.21%	0.26%	0.24%	0.17%	0.27%	0.32%	0.25%	0.22%	0.39%	0.38%	0.43%	0.36%	0.46%
26	0.24%	0.28%	0.29%	0.20%	0.22%	0.31%	0.33%	0.31%	0.23%	0.37%	0.37%	0.37%	0.37%	0.41%
27	0.22%	0.23%	0.30%	0.24%	0.24%	0.29%	0.40%	0.29%	0.27%	0.35%	0.40%	0.39%	0.37%	0.46%
28	0.25%	0.26%	0.30%	0.17%	0.25%	0.33%	0.37%	0.29%	0.31%	0.37%	0.40%	0.43%	0.47%
29	0.23%	0.25%	0.26%	0.23%	0.26%	0.34%	0.33%	0.32%	0.30%	0.45%	0.38%	0.47%	0.52%
30	0.23%	0.27%	0.27%	0.20%	0.25%	0.39%	0.32%	0.33%	0.29%	0.44%	0.44%	0.39%	0.40%
31	0.31%	0.28%	0.30%	0.23%	0.30%	0.38%	0.32%	0.39%	0.37%	0.42%	0.46%	0.47%
32	0.28%	0.28%	0.33%	0.25%	0.32%	0.37%	0.45%	0.40%	0.38%	0.42%	0.46%	0.50%
33	0.27%	0.32%	0.30%	0.28%	0.35%	0.30%	0.38%	0.35%	0.39%	0.43%	0.45%	0.49%
34	0.30%	0.26%	0.34%	0.30%	0.33%	0.35%	0.47%	0.44%	0.38%	0.42%	0.47%
35	0.26%	0.26%	0.38%	0.27%	0.26%	0.34%	0.46%	0.47%	0.33%	0.44%	0.51%
36	0.38%	0.24%	0.37%	0.33%	0.37%	0.43%	0.47%	0.55%	0.39%	0.40%	0.52%
37	0.28%	0.33%	0.36%	0.31%	0.31%	0.44%	0.48%	0.47%	0.37%	0.50%
38	0.30%	0.35%	0.39%	0.28%	0.33%	0.43%	0.51%	0.40%	0.37%	0.53%
39	0.29%	0.32%	0.48%	0.27%	0.36%	0.45%	0.52%	0.45%	0.39%	0.48%
40	0.34%	0.45%	0.48%	0.28%	0.42%	0.51%	0.58%	0.42%	0.38%
41	0.32%	0.42%	0.32%	0.33%	0.42%	0.48%	0.46%	0.42%	0.38%
42	0.37%	0.43%	0.39%	0.33%	0.43%	0.56%	0.47%	0.45%	0.39%
43	0.44%	0.42%	0.36%	0.41%	0.53%	0.51%	0.50%	0.55%
44	0.34%	0.37%	0.42%	0.36%	0.49%	0.48%	0.51%	0.62%
45	0.42%	0.41%	0.43%	0.40%	0.50%	0.49%	0.48%	0.54%
46	0.38%	0.38%	0.52%	0.39%	0.47%	0.44%	0.51%
47	0.30%	0.44%	0.44%	0.47%	0.45%	0.42%	0.57%
48	0.41%	0.49%	0.45%	0.43%	0.45%	0.55%	0.52%
49	0.43%	0.62%	0.62%	0.41%	0.48%	0.64%
50	0.44%	0.53%	0.69%	0.40%	0.53%	0.63%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were 30 - 59 days delinquent at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate original principal balance of receivables originated in the specified quarter. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of September 30, 2025.
(3)	Data after 50 months is not shown due to the relatively small size of the denominator.
(4)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

60 - 89 Day Delinquency Rates(1)(2)(3)

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.02%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.03%	0.02%	0.02%	0.04%	0.02%	0.02%	0.02%	0.02%	0.01%	0.01%	0.02%	0.02%	0.01%	0.01%	0.02%
2	0.04%	0.02%	0.02%	0.04%	0.02%	0.02%	0.04%	0.03%	0.03%	0.03%	0.03%	0.05%	0.03%	0.03%	0.03%	0.01%	0.01%	0.02%	0.02%	0.01%	0.01%	0.02%
3	0.02%	0.02%	0.03%	0.02%	0.03%	0.02%	0.05%	0.04%	0.02%	0.05%	0.06%	0.05%	0.05%	0.04%	0.02%	0.03%	0.05%	0.03%	0.03%	0.04%	0.02%	0.02%
4	0.02%	0.02%	0.01%	0.02%	0.01%	0.02%	0.04%	0.04%	0.03%	0.05%	0.05%	0.03%	0.04%	0.04%	0.01%	0.02%	0.03%	0.02%	0.03%	0.02%	0.00%
5	0.02%	0.03%	0.02%	0.01%	0.01%	0.02%	0.04%	0.02%	0.02%	0.04%	0.04%	0.05%	0.05%	0.04%	0.03%	0.03%	0.03%	0.04%	0.04%	0.01%	0.02%
6	0.02%	0.03%	0.02%	0.03%	0.02%	0.02%	0.03%	0.03%	0.02%	0.05%	0.06%	0.04%	0.05%	0.06%	0.04%	0.04%	0.02%	0.05%	0.04%	0.02%	0.02%
7	0.02%	0.03%	0.01%	0.03%	0.03%	0.03%	0.03%	0.04%	0.03%	0.05%	0.06%	0.07%	0.05%	0.09%	0.03%	0.02%	0.03%	0.05%	0.04%	0.01%
8	0.03%	0.03%	0.03%	0.03%	0.03%	0.03%	0.03%	0.04%	0.03%	0.05%	0.07%	0.07%	0.05%	0.08%	0.04%	0.05%	0.04%	0.05%	0.04%	0.03%
9	0.04%	0.01%	0.02%	0.03%	0.02%	0.03%	0.03%	0.03%	0.02%	0.04%	0.07%	0.08%	0.05%	0.07%	0.05%	0.04%	0.05%	0.04%	0.05%	0.03%
10	0.04%	0.01%	0.04%	0.02%	0.04%	0.03%	0.04%	0.04%	0.03%	0.06%	0.07%	0.06%	0.06%	0.07%	0.07%	0.04%	0.05%	0.05%	0.05%
11	0.03%	0.02%	0.03%	0.04%	0.03%	0.04%	0.05%	0.05%	0.04%	0.06%	0.08%	0.08%	0.06%	0.05%	0.06%	0.04%	0.05%	0.05%	0.06%
12	0.01%	0.02%	0.02%	0.04%	0.03%	0.04%	0.05%	0.05%	0.03%	0.06%	0.06%	0.06%	0.07%	0.09%	0.05%	0.05%	0.04%	0.05%	0.04%
13	0.03%	0.03%	0.03%	0.07%	0.04%	0.05%	0.04%	0.07%	0.05%	0.06%	0.06%	0.10%	0.06%	0.11%	0.06%	0.06%	0.08%	0.05%
14	0.02%	0.04%	0.05%	0.05%	0.04%	0.05%	0.06%	0.06%	0.05%	0.08%	0.08%	0.08%	0.09%	0.09%	0.06%	0.04%	0.05%	0.08%
15	0.04%	0.03%	0.06%	0.05%	0.03%	0.06%	0.07%	0.06%	0.05%	0.07%	0.08%	0.11%	0.08%	0.11%	0.07%	0.05%	0.05%	0.06%
16	0.03%	0.04%	0.06%	0.07%	0.04%	0.08%	0.09%	0.06%	0.04%	0.08%	0.12%	0.15%	0.10%	0.11%	0.07%	0.07%	0.05%
17	0.04%	0.05%	0.08%	0.04%	0.05%	0.08%	0.10%	0.07%	0.07%	0.11%	0.08%	0.11%	0.11%	0.13%	0.07%	0.07%	0.06%
18	0.04%	0.05%	0.04%	0.06%	0.05%	0.08%	0.08%	0.07%	0.07%	0.10%	0.10%	0.13%	0.11%	0.13%	0.08%	0.10%	0.09%
19	0.05%	0.05%	0.07%	0.06%	0.06%	0.07%	0.11%	0.09%	0.08%	0.13%	0.11%	0.13%	0.14%	0.15%	0.09%	0.08%
20	0.06%	0.06%	0.05%	0.07%	0.07%	0.09%	0.09%	0.07%	0.09%	0.13%	0.10%	0.14%	0.15%	0.10%	0.10%	0.10%
21	0.04%	0.06%	0.07%	0.04%	0.08%	0.08%	0.09%	0.08%	0.09%	0.11%	0.10%	0.14%	0.16%	0.12%	0.12%	0.06%
22	0.07%	0.05%	0.08%	0.07%	0.10%	0.09%	0.10%	0.12%	0.11%	0.10%	0.11%	0.11%	0.16%	0.17%	0.10%
23	0.09%	0.07%	0.09%	0.08%	0.06%	0.10%	0.12%	0.12%	0.11%	0.12%	0.17%	0.14%	0.19%	0.14%	0.11%
24	0.05%	0.10%	0.08%	0.07%	0.09%	0.10%	0.12%	0.12%	0.09%	0.15%	0.14%	0.17%	0.17%	0.15%	0.09%
25	0.07%	0.11%	0.09%	0.08%	0.08%	0.10%	0.13%	0.11%	0.09%	0.15%	0.18%	0.20%	0.21%	0.15%
26	0.05%	0.08%	0.10%	0.08%	0.08%	0.10%	0.16%	0.10%	0.08%	0.15%	0.17%	0.17%	0.15%	0.14%
27	0.06%	0.10%	0.12%	0.07%	0.09%	0.12%	0.12%	0.13%	0.11%	0.16%	0.15%	0.16%	0.21%	0.15%
28	0.08%	0.11%	0.13%	0.11%	0.08%	0.14%	0.15%	0.11%	0.10%	0.17%	0.16%	0.19%	0.16%
29	0.10%	0.13%	0.12%	0.10%	0.12%	0.16%	0.13%	0.10%	0.12%	0.15%	0.16%	0.16%	0.18%
30	0.10%	0.11%	0.10%	0.09%	0.09%	0.14%	0.13%	0.11%	0.11%	0.16%	0.14%	0.22%	0.22%
31	0.10%	0.12%	0.11%	0.09%	0.12%	0.16%	0.12%	0.11%	0.10%	0.22%	0.18%	0.20%
32	0.11%	0.10%	0.12%	0.09%	0.13%	0.14%	0.11%	0.15%	0.12%	0.18%	0.17%	0.26%
33	0.13%	0.09%	0.13%	0.11%	0.16%	0.16%	0.14%	0.14%	0.11%	0.15%	0.19%	0.23%
34	0.12%	0.13%	0.12%	0.09%	0.13%	0.14%	0.16%	0.13%	0.14%	0.19%	0.21%
35	0.11%	0.14%	0.14%	0.09%	0.13%	0.13%	0.18%	0.13%	0.11%	0.17%	0.17%
36	0.06%	0.11%	0.15%	0.11%	0.10%	0.14%	0.18%	0.20%	0.11%	0.22%	0.16%
37	0.15%	0.13%	0.16%	0.11%	0.15%	0.14%	0.18%	0.20%	0.15%	0.21%
38	0.10%	0.15%	0.15%	0.14%	0.14%	0.18%	0.19%	0.18%	0.16%	0.22%
39	0.11%	0.16%	0.14%	0.12%	0.17%	0.16%	0.22%	0.18%	0.17%	0.21%
40	0.08%	0.16%	0.16%	0.11%	0.14%	0.20%	0.20%	0.21%	0.17%
41	0.15%	0.17%	0.20%	0.13%	0.16%	0.21%	0.19%	0.20%	0.16%
42	0.13%	0.17%	0.14%	0.15%	0.16%	0.21%	0.21%	0.16%	0.14%
43	0.11%	0.19%	0.20%	0.17%	0.13%	0.24%	0.19%	0.20%
44	0.19%	0.21%	0.16%	0.16%	0.16%	0.24%	0.19%	0.16%
45	0.20%	0.17%	0.18%	0.14%	0.19%	0.22%	0.21%	0.23%
46	0.21%	0.19%	0.21%	0.16%	0.20%	0.21%	0.25%
47	0.19%	0.17%	0.23%	0.15%	0.18%	0.20%	0.21%
48	0.14%	0.21%	0.28%	0.20%	0.21%	0.20%	0.26%
49	0.13%	0.21%	0.24%	0.15%	0.21%	0.18%
50	0.15%	0.26%	0.18%	0.14%	0.17%	0.23%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were 60—89 days delinquent at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate original principal balance of receivables originated in the specified quarter. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of September 30, 2025.
(3)	Data after 50 months is not shown due to the relatively small size of the denominator.
(4)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

90 - 119 Day Delinquency Rates(1)(2)(3)

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.02%	0.00%	0.00%	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.02%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.00%	0.01%
3	0.02%	0.01%	0.01%	0.02%	0.01%	0.01%	0.02%	0.02%	0.01%	0.02%	0.01%	0.03%	0.02%	0.01%	0.01%	0.00%	0.01%	0.02%	0.01%	0.01%	0.00%	0.01%
4	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.02%	0.03%	0.02%	0.03%	0.01%	0.01%	0.02%	0.03%	0.02%	0.02%	0.02%	0.01%
5	0.00%	0.01%	0.01%	0.02%	0.00%	0.00%	0.02%	0.01%	0.01%	0.02%	0.02%	0.02%	0.02%	0.03%	0.00%	0.00%	0.02%	0.02%	0.02%	0.01%	0.00%
6	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.00%	0.01%	0.01%	0.02%	0.02%	0.02%	0.02%	0.00%	0.02%	0.03%	0.02%	0.01%	0.01%	0.02%
7	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.02%	0.01%	0.00%	0.02%	0.02%	0.02%	0.03%	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%	0.01%
8	0.00%	0.01%	0.00%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.03%	0.03%	0.01%	0.04%	0.02%	0.01%	0.01%	0.02%	0.03%	0.01%
9	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.03%	0.03%	0.02%	0.03%	0.01%	0.02%	0.01%	0.01%	0.03%	0.02%
10	0.01%	0.00%	0.01%	0.01%	0.00%	0.01%	0.02%	0.01%	0.01%	0.01%	0.02%	0.04%	0.02%	0.02%	0.02%	0.02%	0.03%	0.02%	0.02%
11	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%	0.03%	0.02%	0.03%	0.03%	0.02%	0.01%	0.02%	0.04%
12	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.02%	0.02%	0.01%	0.02%	0.04%	0.04%	0.03%	0.03%	0.03%	0.02%	0.02%	0.02%	0.04%
13	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.02%	0.02%	0.02%	0.01%	0.04%	0.01%	0.02%	0.01%	0.02%
14	0.01%	0.00%	0.01%	0.02%	0.01%	0.02%	0.01%	0.03%	0.02%	0.02%	0.03%	0.03%	0.03%	0.03%	0.02%	0.03%	0.04%	0.02%
15	0.00%	0.00%	0.01%	0.01%	0.01%	0.02%	0.02%	0.02%	0.01%	0.03%	0.03%	0.02%	0.06%	0.03%	0.03%	0.03%	0.03%	0.02%
16	0.01%	0.01%	0.00%	0.01%	0.01%	0.02%	0.02%	0.02%	0.03%	0.03%	0.04%	0.04%	0.03%	0.05%	0.03%	0.00%	0.02%
17	0.01%	0.01%	0.02%	0.03%	0.01%	0.02%	0.02%	0.02%	0.01%	0.02%	0.04%	0.05%	0.04%	0.04%	0.02%	0.03%	0.03%
18	0.01%	0.01%	0.04%	0.01%	0.01%	0.03%	0.01%	0.03%	0.03%	0.04%	0.03%	0.04%	0.03%	0.05%	0.02%	0.02%	0.02%
19	0.02%	0.02%	0.01%	0.02%	0.02%	0.02%	0.03%	0.02%	0.02%	0.03%	0.04%	0.05%	0.05%	0.06%	0.03%	0.05%
20	0.02%	0.01%	0.02%	0.01%	0.02%	0.01%	0.02%	0.03%	0.02%	0.03%	0.03%	0.04%	0.04%	0.06%	0.05%	0.03%
21	0.03%	0.01%	0.02%	0.03%	0.02%	0.02%	0.03%	0.03%	0.03%	0.03%	0.03%	0.05%	0.05%	0.03%	0.03%	0.04%
22	0.02%	0.01%	0.01%	0.02%	0.02%	0.02%	0.04%	0.02%	0.03%	0.05%	0.03%	0.06%	0.05%	0.04%	0.03%
23	0.01%	0.02%	0.02%	0.02%	0.03%	0.02%	0.04%	0.05%	0.03%	0.04%	0.03%	0.06%	0.03%	0.06%	0.04%
24	0.02%	0.02%	0.03%	0.02%	0.02%	0.02%	0.04%	0.05%	0.03%	0.04%	0.06%	0.06%	0.04%	0.05%	0.04%
25	0.02%	0.03%	0.03%	0.02%	0.02%	0.02%	0.04%	0.04%	0.03%	0.05%	0.05%	0.04%	0.06%	0.06%
26	0.02%	0.03%	0.03%	0.02%	0.03%	0.03%	0.03%	0.04%	0.03%	0.06%	0.04%	0.06%	0.09%	0.05%
27	0.01%	0.01%	0.04%	0.02%	0.03%	0.03%	0.05%	0.03%	0.04%	0.05%	0.06%	0.06%	0.08%	0.04%
28	0.03%	0.02%	0.02%	0.03%	0.03%	0.02%	0.05%	0.04%	0.04%	0.06%	0.07%	0.05%	0.13%
29	0.02%	0.02%	0.04%	0.02%	0.03%	0.03%	0.03%	0.05%	0.03%	0.06%	0.03%	0.07%	0.04%
30	0.03%	0.03%	0.04%	0.03%	0.05%	0.05%	0.04%	0.04%	0.04%	0.07%	0.05%	0.05%	0.06%
31	0.03%	0.02%	0.01%	0.02%	0.03%	0.05%	0.03%	0.06%	0.04%	0.05%	0.06%	0.06%
32	0.03%	0.01%	0.03%	0.04%	0.03%	0.04%	0.05%	0.03%	0.03%	0.08%	0.04%	0.05%
33	0.04%	0.02%	0.03%	0.02%	0.03%	0.03%	0.05%	0.06%	0.05%	0.07%	0.06%	0.05%
34	0.04%	0.02%	0.05%	0.05%	0.08%	0.03%	0.05%	0.06%	0.04%	0.06%	0.07%
35	0.03%	0.04%	0.05%	0.03%	0.05%	0.06%	0.05%	0.08%	0.04%	0.09%	0.07%
36	0.04%	0.05%	0.02%	0.02%	0.03%	0.05%	0.07%	0.08%	0.04%	0.07%	0.06%
37	0.04%	0.03%	0.04%	0.03%	0.01%	0.04%	0.08%	0.08%	0.03%	0.08%
38	0.04%	0.04%	0.05%	0.02%	0.03%	0.04%	0.08%	0.08%	0.03%	0.08%
39	0.02%	0.03%	0.05%	0.02%	0.02%	0.07%	0.08%	0.07%	0.04%	0.09%
40	0.03%	0.05%	0.04%	0.02%	0.05%	0.04%	0.07%	0.05%	0.07%
41	0.03%	0.05%	0.04%	0.02%	0.05%	0.05%	0.06%	0.10%	0.07%
42	0.04%	0.08%	0.07%	0.05%	0.02%	0.07%	0.05%	0.10%	0.06%
43	0.03%	0.05%	0.05%	0.02%	0.06%	0.10%	0.06%	0.07%
44	0.02%	0.04%	0.06%	0.03%	0.06%	0.09%	0.06%	0.06%
45	0.05%	0.03%	0.08%	0.02%	0.07%	0.06%	0.04%	0.05%
46	0.07%	0.06%	0.05%	0.05%	0.05%	0.07%	0.05%
47	0.05%	0.04%	0.09%	0.03%	0.05%	0.09%	0.09%
48	0.03%	0.05%	0.09%	0.04%	0.05%	0.06%	0.07%
49	0.06%	0.06%	0.10%	0.05%	0.06%	0.05%
50	0.07%	0.06%	0.11%	0.05%	0.05%	0.06%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were 90—119 days delinquent at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate original principal balance of receivables originated in the specified quarter. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of September 30, 2025.
(3)	Data after 50 months is not shown due to the relatively small size of the denominator.
(4)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

120+ Day Delinquency Rates(1)(2)(3)

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(4)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
6	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
7	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
8	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
9	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
10	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
11	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
13	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
14	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
15	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
16	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
17	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
18	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
19	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
20	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
21	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
22	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
23	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
24	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
25	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
26	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
27	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
29	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
30	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
31	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
32	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
33	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
34	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
35	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
36	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
37	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
38	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
39	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
40	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
41	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
42	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
43	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
44	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
45	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
46	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
47	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
48	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
49	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
50	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter and were 120+ days delinquent at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate original principal balance of receivables originated in the specified quarter. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of September 30, 2025.
(3)	Data after 50 months is not shown due to the relatively small size of the denominator.
(4)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

60+ Delinquencies
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
60+ Delinquency %
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50
Age
2020-Q1
2020-Q2
2020-Q3
2020-Q4
2021-Q1
2021-Q2
2021-Q3
2021-Q4
2022-Q1
2022-Q2
2022-Q3
2022-Q4
2023-Q1
2023-Q2
2023-Q3
2023-Q4
2024-Q1
2024-Q2
2024-Q3
2024-Q4
2025-Q1
2025-Q2

Pool Factor(1)(2)

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0	92.49%	94.47%	93.63%	93.86%	93.39%	94.10%	93.87%	94.52%	93.85%	92.73%	91.76%	91.90%	90.51%	91.70%	91.72%	90.53%	91.27%	91.47%	91.29%	92.95%	91.16%	92.43%
1	89.80%	92.18%	91.07%	91.44%	91.41%	91.70%	91.28%	91.44%	91.01%	89.88%	88.89%	87.82%	87.02%	88.53%	87.84%	87.03%	88.24%	88.28%	88.25%	89.44%	88.62%	89.65%
2	86.90%	89.31%	88.33%	88.67%	88.59%	88.82%	88.44%	88.63%	88.09%	86.76%	86.04%	84.80%	83.43%	85.27%	84.76%	83.68%	84.91%	85.10%	85.19%	86.44%	85.49%	86.57%
3	84.09%	86.70%	85.71%	85.55%	85.87%	86.25%	85.69%	85.70%	85.55%	84.26%	83.58%	81.70%	80.52%	82.52%	82.05%	80.44%	82.27%	82.41%	82.39%	83.44%	82.87%	83.86%
4	81.37%	84.11%	83.08%	82.89%	83.19%	83.73%	83.17%	83.16%	83.18%	81.94%	81.26%	79.14%	77.96%	80.05%	79.30%	77.56%	79.62%	79.66%	79.59%	80.82%	80.35%
5	78.81%	81.82%	80.78%	80.35%	80.75%	81.26%	80.83%	80.80%	80.91%	79.87%	79.16%	76.66%	75.44%	77.78%	76.82%	74.89%	77.09%	77.18%	77.07%	78.28%	77.89%
6	76.37%	79.52%	77.97%	77.81%	78.46%	78.75%	78.24%	78.48%	78.72%	77.86%	76.80%	74.34%	73.13%	75.62%	74.28%	72.59%	74.79%	74.76%	74.36%	76.03%	75.57%
7	73.89%	77.18%	75.43%	75.20%	76.11%	76.46%	75.89%	76.32%	76.67%	75.88%	74.73%	72.17%	70.92%	73.42%	71.87%	70.11%	72.40%	72.22%	71.99%	73.66%
8	71.71%	75.00%	73.03%	72.88%	73.83%	74.30%	73.70%	74.17%	74.78%	74.06%	72.58%	70.01%	68.91%	71.29%	69.54%	67.86%	70.11%	69.87%	69.66%	71.45%
9	69.40%	72.33%	70.54%	70.61%	71.54%	71.90%	71.53%	72.12%	72.87%	71.94%	70.54%	67.96%	66.87%	68.96%	67.49%	65.74%	67.96%	67.41%	67.52%	69.33%
10	67.04%	69.86%	68.06%	68.28%	69.36%	69.66%	69.45%	70.19%	71.00%	70.09%	68.63%	65.98%	64.83%	66.89%	65.29%	63.41%	65.67%	65.13%	65.27%
11	64.88%	67.51%	65.72%	66.04%	67.26%	67.52%	67.37%	68.39%	69.16%	68.05%	66.70%	64.14%	62.77%	64.73%	63.15%	61.22%	63.55%	62.83%	63.04%
12	62.26%	65.05%	63.47%	63.82%	64.86%	65.43%	65.41%	66.61%	67.12%	66.08%	64.89%	62.28%	60.64%	62.83%	61.18%	59.12%	61.12%	60.70%	60.95%
13	59.83%	62.54%	61.27%	61.71%	62.73%	63.52%	63.57%	64.80%	65.28%	64.28%	63.11%	60.38%	58.64%	60.77%	59.04%	56.96%	58.89%	58.55%
14	57.60%	60.28%	59.14%	59.69%	60.70%	61.58%	61.86%	63.10%	63.38%	62.43%	61.40%	58.54%	56.64%	58.82%	57.11%	54.98%	56.74%	56.53%
15	55.31%	58.16%	57.07%	57.49%	58.75%	59.77%	60.15%	61.14%	61.53%	60.68%	59.69%	56.63%	54.89%	57.01%	55.18%	52.80%	54.75%	54.57%
16	53.04%	56.06%	55.07%	55.56%	56.88%	58.07%	58.43%	59.43%	59.77%	58.94%	57.95%	54.79%	52.96%	55.09%	53.17%	50.87%	52.76%
17	50.95%	54.01%	53.19%	53.71%	55.07%	56.48%	56.83%	57.63%	57.97%	57.31%	56.27%	52.95%	51.11%	53.27%	51.37%	48.95%	50.87%
18	49.01%	51.99%	51.06%	51.93%	53.31%	54.90%	55.05%	55.82%	56.23%	55.66%	54.43%	51.26%	49.41%	51.55%	49.38%	47.14%	49.07%
19	47.15%	50.08%	49.16%	50.23%	51.71%	53.27%	53.46%	54.16%	54.53%	53.99%	52.70%	49.47%	47.59%	49.61%	47.48%	45.33%
20	45.31%	48.22%	47.39%	48.52%	50.21%	51.76%	51.72%	52.48%	52.93%	52.33%	50.92%	47.74%	45.89%	47.88%	45.62%	43.49%
21	43.45%	46.20%	45.68%	46.93%	48.70%	50.06%	50.06%	50.82%	51.32%	50.64%	49.32%	46.13%	44.22%	46.04%	43.88%	41.78%
22	41.67%	44.34%	44.06%	45.38%	47.17%	48.56%	48.50%	49.26%	49.65%	48.95%	47.56%	44.48%	42.44%	44.24%	42.08%
23	40.01%	42.64%	42.43%	43.91%	45.72%	46.94%	46.87%	47.78%	48.04%	47.22%	45.85%	42.89%	40.85%	42.50%	40.36%
24	38.15%	41.04%	40.91%	42.46%	44.08%	45.36%	45.34%	46.25%	46.33%	45.69%	44.25%	41.25%	39.18%	40.82%	38.74%
25	36.49%	39.43%	39.48%	41.01%	42.63%	43.85%	43.86%	44.70%	44.68%	44.02%	42.60%	39.54%	37.56%	39.13%
26	34.99%	37.86%	38.10%	39.69%	41.13%	42.35%	42.43%	43.21%	43.06%	42.42%	41.06%	38.09%	35.96%	37.51%
27	33.53%	36.42%	36.78%	38.20%	39.67%	40.87%	41.02%	41.69%	41.58%	40.91%	39.54%	36.51%	34.46%	35.94%
28	32.14%	35.05%	35.42%	36.86%	38.28%	39.50%	39.55%	40.13%	40.02%	39.37%	38.00%	35.00%	32.91%
29	30.76%	33.78%	34.13%	35.46%	36.88%	38.18%	38.10%	38.64%	38.45%	37.90%	36.59%	33.49%	31.35%
30	29.42%	32.46%	32.68%	34.09%	35.54%	36.85%	36.63%	37.24%	36.96%	36.43%	35.03%	32.09%	29.92%
31	28.17%	31.18%	31.40%	32.82%	34.25%	35.46%	35.21%	35.75%	35.49%	34.91%	33.53%	30.63%
32	27.01%	29.98%	30.06%	31.52%	33.00%	34.16%	33.81%	34.31%	34.05%	33.52%	32.03%	29.26%
33	25.83%	28.62%	28.79%	30.25%	31.77%	32.78%	32.47%	32.93%	32.64%	32.05%	30.70%	27.90%
34	24.65%	27.44%	27.54%	29.05%	30.49%	31.43%	31.08%	31.54%	31.16%	30.62%	29.23%
35	23.54%	26.23%	26.32%	27.87%	29.25%	30.10%	29.72%	30.20%	29.80%	29.22%	27.87%
36	22.34%	25.04%	25.18%	26.70%	27.98%	28.84%	28.47%	28.85%	28.39%	27.87%	26.50%
37	21.30%	23.90%	24.05%	25.55%	26.77%	27.56%	27.15%	27.47%	27.05%	26.52%
38	20.22%	22.77%	22.94%	24.43%	25.53%	26.32%	25.94%	26.24%	25.73%	25.24%
39	19.18%	21.70%	21.92%	23.26%	24.40%	25.15%	24.74%	24.90%	24.48%	23.96%
40	18.19%	20.68%	20.83%	22.17%	23.27%	23.98%	23.49%	23.70%	23.21%
41	17.19%	19.69%	19.82%	21.08%	22.10%	22.86%	22.34%	22.49%	21.99%
42	16.25%	18.72%	18.77%	20.07%	21.04%	21.76%	21.15%	21.34%	20.81%
43	15.36%	17.71%	17.74%	19.02%	19.95%	20.60%	20.02%	20.15%
44	14.50%	16.76%	16.77%	17.98%	18.92%	19.55%	18.93%	19.06%
45	13.66%	15.76%	15.86%	17.00%	17.92%	18.43%	17.85%	17.97%
46	12.81%	14.83%	14.89%	16.03%	16.87%	17.39%	16.80%
47	11.97%	13.90%	13.98%	15.11%	15.93%	16.38%	15.78%
48	11.13%	13.08%	13.13%	14.22%	14.95%	15.41%	14.82%
49	10.36%	12.22%	12.29%	13.32%	14.04%	14.45%
50	9.60%	11.39%	11.49%	12.49%	13.14%	13.54%
51	8.91%	10.62%	10.72%	11.64%	12.30%	12.67%
52	8.21%	9.86%	9.91%	10.83%	11.44%
53	7.55%	9.15%	9.18%	10.05%	10.61%
54	6.94%	8.44%	8.44%	9.35%	9.82%
55	6.33%	7.74%	7.74%	8.63%
56	5.76%	7.08%	7.07%	7.93%
57	5.21%	6.41%	6.45%	7.25%

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
58	4.65%	5.80%	5.85%
59	4.16%	5.22%	5.31%
60	3.70%	4.72%	4.79%
61	3.31%	4.25%
62	2.94%	3.80%
63	2.59%	3.39%
64	2.27%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified quarter at the end of the specified number of months since the end of the specified quarter divided by (b) the aggregate original principal balance of receivables originated in the specified quarter.

(2)	Data as of September 30, 2025.
(3)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

Pool Factors
100.00%
90.00%
80.00%
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
Pool Factor
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 56 58 60 62 64
Age
2020-Q1
2020-Q2
2020-Q3
2020-Q4
2021-Q1
2021-Q2
2021-Q3
2021-Q4
2022-Q1
2022-Q2
2022-Q3
2022-Q4
2023-Q1
2023-Q2
2023-Q3
2023-Q4
2024-Q1
2024-Q2
2024-Q3
2024-Q4
2025-Q1
2025-Q2

Prepayment Speeds (ABS)(1)(2)

	Quarter Originated
	2020				2021				2022				2023				2024				2025
Origination Amt ($MM)	2,008	2,020	2,109	1,952	2,318	3,777	3,436	3,085	4,184	3,303	2,590	2,051	1,589	1,998	2,383	1,706	2,167	2,055	2,012	2,341	2,072	2,109
Age (Months)(3)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
0
1	1.60%	1.17%	1.47%	1.32%	0.88%	1.31%	1.49%	1.99%	1.76%	1.84%	1.92%	3.18%	2.62%	2.27%	3.02%	2.69%	2.18%	2.35%	2.19%	2.62%	1.66%	1.88%
2	1.86%	1.79%	1.69%	1.74%	1.79%	1.83%	1.78%	1.77%	1.87%	2.16%	1.94%	2.16%	2.79%	2.41%	2.25%	2.58%	2.54%	2.39%	2.26%	2.14%	2.33%	2.23%
3	1.81%	1.56%	1.60%	2.12%	1.72%	1.55%	1.74%	1.92%	1.53%	1.55%	1.57%	2.28%	2.13%	1.93%	1.91%	2.51%	1.88%	1.92%	2.03%	2.19%	1.84%	1.89%
4	1.75%	1.57%	1.64%	1.71%	1.71%	1.54%	1.55%	1.58%	1.38%	1.39%	1.45%	1.78%	1.81%	1.67%	1.99%	2.19%	1.92%	2.02%	2.07%	1.85%	1.78%
5	1.64%	1.30%	1.35%	1.63%	1.51%	1.53%	1.41%	1.42%	1.30%	1.16%	1.24%	1.73%	1.79%	1.50%	1.74%	2.01%	1.83%	1.78%	1.81%	1.82%	1.74%
6	1.54%	1.34%	1.89%	1.66%	1.38%	1.61%	1.68%	1.41%	1.25%	1.12%	1.55%	1.59%	1.61%	1.42%	1.83%	1.68%	1.62%	1.74%	2.04%	1.53%	1.62%
7	1.63%	1.43%	1.67%	1.77%	1.50%	1.43%	1.49%	1.26%	1.12%	1.11%	1.26%	1.47%	1.53%	1.48%	1.74%	1.91%	1.76%	1.90%	1.75%	1.70%
8	1.34%	1.30%	1.56%	1.52%	1.46%	1.32%	1.34%	1.29%	0.98%	0.95%	1.38%	1.49%	1.33%	1.44%	1.68%	1.68%	1.69%	1.74%	1.74%	1.55%
9	1.53%	1.81%	1.71%	1.49%	1.51%	1.60%	1.36%	1.22%	1.02%	1.30%	1.29%	1.39%	1.40%	1.67%	1.42%	1.59%	1.58%	1.88%	1.56%	1.49%
10	1.62%	1.67%	1.73%	1.60%	1.42%	1.47%	1.29%	1.11%	1.00%	1.03%	1.17%	1.34%	1.43%	1.44%	1.61%	1.83%	1.74%	1.76%	1.72%
11	1.45%	1.59%	1.63%	1.53%	1.36%	1.40%	1.32%	0.98%	0.99%	1.26%	1.22%	1.21%	1.49%	1.56%	1.57%	1.73%	1.61%	1.80%	1.72%
12	1.93%	1.72%	1.59%	1.55%	1.70%	1.38%	1.22%	0.99%	1.23%	1.23%	1.11%	1.26%	1.60%	1.31%	1.42%	1.66%	1.94%	1.67%	1.61%
13	1.80%	1.81%	1.57%	1.47%	1.48%	1.21%	1.13%	1.04%	1.05%	1.06%	1.11%	1.33%	1.50%	1.50%	1.65%	1.75%	1.78%	1.72%
14	1.65%	1.61%	1.52%	1.41%	1.40%	1.28%	1.00%	0.94%	1.16%	1.14%	1.04%	1.29%	1.52%	1.42%	1.47%	1.60%	1.73%	1.62%
15	1.75%	1.51%	1.50%	1.62%	1.35%	1.16%	1.01%	1.25%	1.13%	1.08%	1.06%	1.39%	1.28%	1.30%	1.49%	1.83%	1.61%	1.58%
16	1.77%	1.53%	1.46%	1.40%	1.29%	1.06%	1.06%	1.03%	1.05%	1.08%	1.14%	1.34%	1.50%	1.44%	1.60%	1.62%	1.64%
17	1.64%	1.52%	1.37%	1.35%	1.26%	0.97%	0.94%	1.15%	1.12%	0.98%	1.11%	1.37%	1.45%	1.36%	1.42%	1.64%	1.57%
18	1.52%	1.51%	1.66%	1.30%	1.23%	0.97%	1.17%	1.20%	1.09%	1.02%	1.30%	1.24%	1.32%	1.28%	1.64%	1.55%	1.50%
19	1.47%	1.44%	1.46%	1.26%	1.08%	1.05%	0.98%	1.04%	1.06%	1.08%	1.20%	1.37%	1.47%	1.54%	1.58%	1.60%
20	1.48%	1.42%	1.36%	1.28%	0.98%	0.93%	1.17%	1.11%	0.98%	1.09%	1.30%	1.34%	1.37%	1.35%	1.57%	1.66%
21	1.55%	1.61%	1.34%	1.18%	1.02%	1.18%	1.11%	1.10%	1.01%	1.15%	1.12%	1.25%	1.36%	1.50%	1.48%	1.57%
22	1.49%	1.50%	1.26%	1.16%	1.06%	0.97%	1.03%	1.02%	1.10%	1.17%	1.32%	1.32%	1.51%	1.50%	1.57%
23	1.40%	1.37%	1.29%	1.10%	1.00%	1.15%	1.13%	0.95%	1.07%	1.25%	1.29%	1.29%	1.35%	1.47%	1.52%
24	1.66%	1.31%	1.20%	1.09%	1.26%	1.14%	1.07%	1.03%	1.20%	1.06%	1.20%	1.36%	1.47%	1.44%	1.45%
25	1.50%	1.35%	1.13%	1.13%	1.08%	1.09%	1.04%	1.08%	1.17%	1.24%	1.29%	1.47%	1.46%	1.48%
26	1.36%	1.34%	1.11%	0.97%	1.16%	1.11%	1.00%	1.04%	1.16%	1.19%	1.20%	1.22%	1.47%	1.44%
27	1.35%	1.23%	1.07%	1.22%	1.14%	1.10%	1.00%	1.10%	1.04%	1.11%	1.19%	1.39%	1.39%	1.41%
28	1.29%	1.16%	1.13%	1.07%	1.09%	1.01%	1.10%	1.17%	1.16%	1.18%	1.26%	1.34%	1.47%
29	1.32%	1.07%	1.08%	1.16%	1.12%	0.96%	1.10%	1.13%	1.20%	1.13%	1.14%	1.38%	1.51%
30	1.31%	1.17%	1.31%	1.17%	1.07%	1.01%	1.16%	1.04%	1.13%	1.16%	1.32%	1.29%	1.42%
31	1.22%	1.14%	1.13%	1.08%	1.05%	1.10%	1.12%	1.18%	1.14%	1.24%	1.30%	1.38%
32	1.13%	1.06%	1.22%	1.16%	1.01%	1.02%	1.14%	1.15%	1.17%	1.15%	1.34%	1.32%
33	1.19%	1.29%	1.18%	1.15%	1.03%	1.15%	1.09%	1.14%	1.16%	1.27%	1.20%	1.34%
34	1.22%	1.10%	1.19%	1.09%	1.10%	1.15%	1.18%	1.17%	1.27%	1.26%	1.36%
35	1.19%	1.17%	1.18%	1.08%	1.09%	1.14%	1.18%	1.16%	1.17%	1.26%	1.30%
36	1.32%	1.21%	1.11%	1.10%	1.18%	1.10%	1.08%	1.19%	1.26%	1.24%	1.33%
37	1.16%	1.17%	1.15%	1.12%	1.14%	1.17%	1.21%	1.25%	1.22%	1.27%
38	1.24%	1.19%	1.14%	1.09%	1.20%	1.16%	1.13%	1.13%	1.22%	1.21%
39	1.24%	1.14%	1.07%	1.20%	1.10%	1.10%	1.14%	1.27%	1.18%	1.27%
40	1.18%	1.10%	1.18%	1.15%	1.14%	1.14%	1.22%	1.16%	1.25%
41	1.24%	1.10%	1.11%	1.18%	1.20%	1.10%	1.15%	1.20%	1.21%
42	1.19%	1.08%	1.20%	1.09%	1.12%	1.11%	1.22%	1.17%	1.21%
43	1.18%	1.19%	1.21%	1.19%	1.17%	1.21%	1.19%	1.24%
44	1.16%	1.13%	1.16%	1.21%	1.12%	1.11%	1.18%	1.17%
45	1.17%	1.26%	1.14%	1.16%	1.15%	1.22%	1.20%	1.23%
46	1.23%	1.21%	1.25%	1.19%	1.23%	1.20%	1.20%
47	1.24%	1.24%	1.21%	1.16%	1.14%	1.19%	1.22%
48	1.29%	1.13%	1.15%	1.17%	1.22%	1.18%	1.19%
49	1.25%	1.21%	1.19%	1.21%	1.17%	1.19%
50	1.27%	1.22%	1.16%	1.17%	1.19%	1.17%

(1)	Data as of September 30, 2025.
(2)	Data after 50 months is not shown due to the relatively small size of the denominator.
(3)	Age represents the number of months that have elapsed since the end of the quarter in which the receivable was originated.

Prepayment Speeds (ABS)
ABS Prepayment %
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
0
2
4
6
8
10
12
14
16
18
20
22
24
26
28
30
32
34
36
38
40
42
44
46
48
50
Age
2020-Q1
2020-Q2
2020-Q3
2020-Q4
2021-Q1
2021-Q2
2021-Q3
2021-Q4
2022-Q1
2022-Q2
2022-Q3
2022-Q4
2023-Q1
2023-Q2
2023-Q3
2023-Q4
2024-Q1
2024-Q2
2024-Q3
2024-Q4
2025-Q1
2025-Q2

APPENDIX B – STATIC POOL INFORMATION REGARDING PRIOR SECURITIZED POOLS

This Appendix B includes static pool information about prior pools of motor vehicle retail installment sale contracts that were securitized by CONA in the last five years. Static pool information consists of delinquency history, prepayment speeds and cumulative net-losses for prior securitized pools and summary information for the original characteristics of the prior securitized pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. We caution you that the receivables may not be expected to perform in a similar manner to the motor vehicle retail installment sale contracts presented in this Appendix B.

Summary Information for Prior Securitized Pools

Composition of the Receivables Pool as of the Cut-off Date	COPAR 2020-1	COPAR 2021-1	COPAR 2022-1	COPAR 2022-2	COPAR 2023-1	COPAR 2023-2	COPAR 2024-1
Cut-Off Date	12/31/2019	8/31/2021	3/31/2022	6/30/2022	12/31/2022	8/31/2023	9/30/2024
Aggregate Outstanding Principal Balance	$1,356,484,236.72	$1,356,483,994.50	$2,025,808,403.15	$2,066,663,591.84	$1,495,738,191.10	$1,228,970,492.55	$1,116,124,822.45
Number of Receivables	66,505	66,324	87,939	88,340	58,582	50,660	49,532
Average Outstanding Principal Balance	$20,396.73	$20,452.39	$23,036.52	$23,394.43	$25,532.39	$24,259.19	$22,533.41
Aggregate Origination Principal Balance	$1,525,411,004.68	$1,574,052,268.55	$2,356,784,332.74	$2,445,090,660.11	$1,750,104,662.60	$1,522,997,116.21	$1,377,563,511.39
Average Original Principal Balance	$22,936.79	$23,732.77	$26,800.22	$27,678.18	$29,874.44	$30,063.11	$27,811.59
Weighted Average Contract Rate(1)	4.58%	3.89%	3.62%	3.57%	3.90%	5.13%	7.56%
Weighted Average Remaining Term(1)	60 months	60 months	61 months	60 months	60 months	57 months	56 months
Weighted Average Original Term(1)	67 months	68 months	69 months	69 months	69 months	69 months	68 months
Percentage of Aggregate Outstanding Principal Balance of Receivables with Origination Term 73 months to 75 months(2)	17.04%	22.92%	25.95%	26.16%	23.75%	22.96%	19.24%
Weighted Average FICO® Score(1)	778	774	773	773	777	780	782
Weighted Average Loan-to-Value Ratio(1)	93.73%	95.89%	94.84%	94.87%	93.49%	93.41%	92.26%
Percentage of New Vehicles(2)	41.08%	32.97%	34.35%	35.00%	39.49%	38.06%	28.57%
Percentage of Used Vehicles(2)	58.92%	67.03%	65.65%	65.00%	60.51%	61.94%	71.43%

(1) Weighted by aggregate outstanding principal balance as of the applicable cut-off date.

(2) Percentage of the aggregate outstanding principal balance of receivables as of the applicable cut-off date.

Range of Contract Rates (%)	COPAR 2020-1(1)	COPAR 2021-1(1)	COPAR 2022-1(1)	COPAR 2022-2(1)	COPAR 2023-1(1)	COPAR 2023-2(1)	COPAR 2024-1(1)
Less than 2.00%	0.34%	3.04%	7.60%	8.75%	5.63%	1.86%	0.00%
2.00 - 2.99%	8.61%	31.73%	30.47%	29.85%	24.80%	9.91%	0.00%
3.00 - 3.99%	33.67%	24.71%	26.59%	27.46%	28.09%	16.20%	0.04%
4.00 - 4.99%	25.58%	27.17%	25.99%	25.50%	24.28%	22.27%	0.78%
5.00 - 5.99%	20.60%	8.08%	5.80%	5.44%	12.08%	21.84%	12.54%
6.00 - 6.99%	8.15%	3.33%	2.54%	2.18%	3.42%	15.95%	25.57%
7.00 - 7.99%	2.22%	1.37%	0.77%	0.61%	1.22%	8.46%	26.27%
8.00 - 8.99%	0.51%	0.36%	0.16%	0.13%	0.32%	2.50%	24.53%
9.00 - 9.99%	0.16%	0.13%	0.06%	0.06%	0.09%	0.71%	7.69%
10.00 - 10.99%	0.09%	0.05%	0.02%	0.02%	0.04%	0.20%	1.94%
11.00 - 11.99%	0.05%	0.02%	0.01%	0.01%	0.02%	0.08%	0.46%
12.00 - 12.99%	0.02%	0.01%	0.00%	0.00%	0.00%	0.03%	0.17%
Greater than or equal to 13.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

TOTALS:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(1) Percentage of the aggregate outstanding principal balance of receivables as of the applicable cut-off date.

Top 5 State Concentrations	COPAR 2020-1(1)	COPAR 2021-1(1)	COPAR 2022-1(1)	COPAR 2022-2(1)	COPAR 2023-1(1)	COPAR 2023-2(1)	COPAR 2024-1(1)
	TX (12.57%)	TX (13.38%)	TX (13.87%)	TX (13.92%)	TX (14.32%)	TX (14.86%)	TX (12.50%)
	CA (9.52%)	CA (12.88%)	CA (13.61%)	CA (13.79%)	CA (13.48%)	CA (11.35%)	FL (8.34%)
	FL (7.21%)	FL (9.13%)	FL (8.43%)	FL (8.38%)	FL (8.08%)	FL (7.69%)	CA (7.93%)
	PA (4.72%)	GA (4.36%)	IL (4.47%)	IL (4.65%)	NJ (5.31%)	NJ (5.76%)	OH (5.31%)
	OH (4.69%)	LA (4.17%)	GA (4.13%)	NY (4.12%)	IL (5.15%)	IL (5.44%)	IL (4.64%)

(1) Percentage of the aggregate outstanding principal balance of receivables as of the applicable cut-off date.

Top 5 Vehicle Manufacturers	COPAR 2020-1(1)	COPAR 2021-1(1)	COPAR 2022-1(1)	COPAR 2022-2(1)	COPAR 2023-1(1)	COPAR 2023-2(1)	COPAR 2024-1(1)
	Toyota (13.37%)	Toyota (14.51%)	Toyota (13.84%)	Toyota (13.32%)	Toyota (11.61%)	Toyota (11.72%)	Toyota (13.62%)
	Chevrolet (11.69%)	Chevrolet (12.93%)	Ford (10.79%)	Honda (10.87%)	Honda (11.27%)	Ford (10.49%)	Chevrolet (13.14%)
	Ford (11.56%)	Ford (12.11%)	Chevrolet (10.77%)	Ford (10.71%)	Ford (11.18%)	Chevrolet (9.64%)	Ford (11.67%)
	Honda (11.56%)	Honda (8.69%)	Honda (10.26%)	Chevrolet (9.74%)	Chevrolet (8.81%)	Honda (9.36%)	Jeep (7.79%)
	Jeep (7.39%)	Nissan (7.23%)	Jeep (8.41%)	Jeep (8.16%)	Jeep (8.13%)	Jeep (7.87%)	Honda (7.62%)

(1) Percentage of the aggregate outstanding principal balance of receivables as of the applicable cut-off date.

Cumulative Net-Losses(1)(2)

Origination Amt ($) Age (Months)(3)	COPAR 2020-1	COPAR 2021-1	COPAR 2022-1	COPAR 2022-2	COPAR 2023-1	COPAR 2023-2	COPAR 2024-1
	1,356,484,236.72	1,356,483,994.50	2,025,808,403.15	2,066,663,591.84	1,495,738,191.10	1,228,970,492.55	1,116,124,822.45
0
1	0.01%	0.00%	0.00%	0.00%	0.01%	0.01%	0.02%
2	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%
3	0.02%	0.01%	0.01%	0.02%	0.02%	0.04%	0.03%
4	0.03%	0.01%	0.02%	0.02%	0.04%	0.04%	0.05%
5	0.05%	0.02%	0.03%	0.03%	0.04%	0.05%	0.07%
6	0.05%	0.02%	0.03%	0.04%	0.05%	0.06%	0.08%
7	0.07%	0.03%	0.05%	0.05%	0.07%	0.07%	0.08%
8	0.07%	0.03%	0.04%	0.06%	0.09%	0.08%	0.08%
9	0.07%	0.05%	0.05%	0.06%	0.11%	0.09%	0.09%
10	0.08%	0.05%	0.06%	0.08%	0.12%	0.11%	0.12%
11	0.08%	0.05%	0.07%	0.09%	0.15%	0.11%	0.13%
12	0.08%	0.06%	0.08%	0.11%	0.17%	0.12%	0.13%
13	0.09%	0.06%	0.09%	0.12%	0.18%	0.13%
14	0.09%	0.07%	0.11%	0.12%	0.19%	0.13%
15	0.09%	0.08%	0.11%	0.13%	0.20%	0.15%
16	0.08%	0.08%	0.12%	0.14%	0.20%	0.17%
17	0.09%	0.08%	0.13%	0.15%	0.21%	0.18%
18	0.09%	0.09%	0.14%	0.16%	0.21%	0.16%
19	0.09%	0.10%	0.14%	0.18%	0.22%	0.17%
20	0.08%	0.10%	0.15%	0.19%	0.23%	0.18%
21	0.09%	0.11%	0.16%	0.20%	0.24%	0.20%
22	0.09%	0.11%	0.18%	0.21%	0.24%	0.21%
23	0.09%	0.11%	0.19%	0.22%	0.26%	0.21%
24	0.08%	0.11%	0.19%	0.23%	0.28%	0.23%
25	0.08%	0.12%	0.19%	0.24%	0.29%	0.24%
26	0.08%	0.13%	0.20%	0.23%	0.28%
27	0.09%	0.13%	0.21%	0.24%	0.29%
28	0.09%	0.14%	0.21%	0.25%	0.29%
29	0.09%	0.14%	0.21%	0.26%	0.29%
30	0.10%	0.15%	0.21%	0.27%	0.29%
31	0.10%	0.16%	0.22%	0.28%	0.29%
32	0.10%	0.16%	0.23%	0.28%	0.29%
33	0.10%	0.16%	0.23%	0.28%	0.31%
34	0.10%	0.16%	0.23%	0.29%
35	0.10%	0.17%	0.24%	0.29%
36	0.10%	0.17%	0.24%	0.29%
37	0.10%	0.17%	0.25%	0.29%
38	0.10%	0.18%	0.24%	0.30%
39	0.10%	0.18%	0.25%	0.29%
40	0.10%	0.18%	0.25%
41	0.10%	0.18%	0.25%
42	0.09%	0.18%	0.25%
43	0.10%	0.18%
44	0.10%	0.18%

(1) The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified transaction and were charged off (net of any Liquidation Proceeds received) at the end of the specified number of months since the cut-off date divided by (b) the aggregate original principal balance of receivables originated in the specified transaction.

(2) Data as of September 30, 2025.

(3) Age represents the number of months that have elapsed since the cut-off date of the relevant transaction.

Prepayment Speeds (ABS)(1)

Origination Amt ($) Age (Months)(2)	COPAR 2020-1	COPAR 2021-1	COPAR 2022-1	COPAR 2022-2	COPAR 2023-1	COPAR 2023-2	COPAR 2024-1
	1,356,484,236.72	1,356,483,994.50	2,025,808,403.15	2,066,663,591.84	1,495,738,191.10	1,228,970,492.55	1,116,124,822.45

0
1	1.51%	1.46%	1.43%	1.18%	1.01%	1.17%	1.55%
2	1.42%	1.56%	1.36%	1.33%	0.99%	1.16%	1.51%
3	1.42%	1.50%	1.37%	1.23%	1.24%	1.09%	1.47%
4	1.27%	1.60%	1.24%	1.16%	1.05%	1.09%	1.62%
5	1.53%	1.47%	1.31%	1.06%	1.23%	1.20%	1.51%
6	1.65%	1.42%	1.18%	1.00%	1.17%	1.18%	1.68%
7	1.64%	1.68%	1.13%	1.08%	1.05%	1.29%	1.64%
8	1.60%	1.49%	1.03%	0.96%	1.14%	1.23%	1.57%
9	1.61%	1.38%	1.04%	1.24%	1.07%	1.32%	1.49%
10	1.61%	1.39%	1.16%	1.02%	1.07%	1.14%	1.63%
11	1.40%	1.30%	0.95%	1.23%	1.02%	1.32%	1.57%
12	1.53%	1.31%	1.24%	1.19%	1.09%	1.26%	1.49%
13	1.62%	1.25%	1.04%	1.08%	1.12%	1.18%
14	1.39%	1.19%	1.18%	1.17%	1.12%	1.29%
15	1.85%	1.10%	1.15%	1.12%	1.17%	1.20%
16	1.68%	1.11%	1.10%	1.04%	1.20%	1.25%
17	1.58%	1.16%	1.13%	1.01%	1.22%	1.37%
18	1.63%	1.08%	1.11%	1.03%	1.06%	1.20%
19	1.63%	1.34%	1.10%	1.16%	1.23%	1.38%
20	1.54%	1.14%	1.02%	1.10%	1.22%	1.36%
21	1.47%	1.21%	1.05%	1.19%	1.13%	1.31%
22	1.48%	1.19%	1.16%	1.19%	1.19%	1.26%
23	1.46%	1.13%	1.10%	1.17%	1.19%	1.37%
24	1.48%	1.20%	1.20%	1.09%	1.18%	1.29%
25	1.39%	1.17%	1.16%	1.20%	1.31%	1.36%
26	1.32%	1.15%	1.19%	1.20%	1.16%
27	1.55%	1.14%	1.13%	1.14%	1.26%
28	1.40%	1.14%	1.20%	1.18%	1.24%
29	1.35%	1.18%	1.17%	1.15%	1.28%
30	1.33%	1.13%	1.13%	1.14%	1.22%
31	1.31%	1.24%	1.20%	1.22%	1.31%
32	1.34%	1.16%	1.13%	1.19%	1.22%
33	1.29%	1.20%	1.20%	1.31%	1.29%
34	1.23%	1.19%	1.25%	1.24%
35	1.22%	1.23%	1.19%	1.20%
36	1.24%	1.25%	1.24%	1.21%
37	1.24%	1.19%	1.21%	1.27%
38	1.18%	1.23%	1.25%	1.23%
39	1.36%	1.20%	1.22%	1.23%
40	1.26%	1.22%	1.24%
41	1.31%	1.27%	1.22%
42	1.27%	1.23%	1.26%
43	1.23%	1.31%
44	1.28%	1.26%

(1)	Data as of September 30, 2025.
(2)	Age represents the number of months that have elapsed since the cut-off date of the relevant transaction.

Delinquency History(1)(2)(3)

COPAR 2020-1											COPAR 2021-1
	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent
Age (Months)(4)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)
0	1,356,484.24	0.00	0	0.00	0	0.00	0	0.00	0	0.00%	1,356,483.99	0.00	0	0.00	0	0.00	0	0.00	0	0.00%
1	1,314,110.11	698.67	37	0.00	0	0.00	0	0.00	0	0.00%	1,313,963.51	761.52	31	0.00	0	0.00	0	0.00	0	0.00%
2	1,273,757.14	962.19	45	55.98	3	0.00	0	0.00	0	0.00%	1,270,282.07	1,188.99	55	125.03	4	0.00	0	0.00	0	0.01%
3	1,233,928.34	985.25	50	65.01	5	8.13	1	0.00	0	0.01%	1,228,311.71	645.80	31	313.98	13	0.00	0	0.00	0	0.03%
4	1,197,087.17	1,056.38	54	78.54	5	43.09	2	0.00	0	0.01%	1,185,146.35	1,504.25	69	94.97	4	133.38	6	0.00	0	0.02%
5	1,156,900.44	666.90	33	159.13	7	15.63	1	0.00	0	0.02%	1,144,964.69	1,021.47	52	276.16	14	0.00	0	0.00	0	0.02%
6	1,115,309.77	1,130.93	46	121.73	6	63.93	3	0.00	0	0.02%	1,106,592.68	1,146.25	55	275.08	13	40.27	3	0.00	0	0.03%
7	1,074,628.38	1,102.84	53	111.82	5	0.00	0	0.00	0	0.01%	1,064,216.35	1,397.40	70	246.58	10	54.06	3	0.00	0	0.03%
8	1,035,355.28	1,107.77	54	271.79	13	0.00	0	0.00	0	0.03%	1,025,984.83	1,221.26	59	238.12	12	114.78	4	0.00	0	0.03%
9	996,584.32	1,335.23	65	306.50	14	27.49	2	0.00	0	0.03%	990,260.66	1,548.98	77	286.19	15	43.44	2	0.00	0	0.03%
10	958,349.73	1,077.66	56	272.43	14	125.59	4	0.00	0	0.04%	954,967.16	1,226.29	62	307.88	16	76.44	4	0.00	0	0.04%
11	924,228.65	1,309.82	73	312.74	16	89.26	4	0.00	0	0.04%	921,720.95	1,360.64	67	360.57	19	92.29	4	0.00	0	0.05%
12	888,613.19	1,242.20	72	318.30	18	22.09	1	0.00	0	0.04%	888,857.49	1,359.87	73	348.73	19	9.19	1	0.00	0	0.04%
13	852,131.16	1,247.96	70	251.77	18	21.19	2	0.00	0	0.03%	857,520.92	1,452.65	74	393.07	22	87.44	6	0.00	0	0.06%
14	820,116.34	1,031.06	60	423.29	20	63.67	6	0.00	0	0.06%	827,632.94	1,470.54	78	378.89	22	194.36	8	0.00	0	0.07%
15	780,448.71	806.37	44	200.60	11	101.47	6	0.00	0	0.04%	799,559.18	1,451.33	84	362.65	22	85.49	5	0.00	0	0.06%
16	745,047.38	836.43	46	135.71	7	107.08	6	0.00	0	0.03%	771,772.20	1,714.75	94	554.07	33	78.65	5	0.00	0	0.08%
17	712,164.81	727.48	47	188.93	11	13.16	1	0.00	0	0.03%	743,687.25	1,411.99	85	617.27	33	163.50	10	0.00	0	0.10%
18	679,051.95	836.14	53	240.96	12	37.18	4	0.00	0	0.04%	717,205.50	1,474.42	83	495.55	25	100.83	6	0.00	0	0.08%
19	647,129.18	701.63	49	303.83	17	20.32	1	0.00	0	0.05%	687,266.62	1,418.60	88	548.22	30	135.99	7	0.00	0	0.10%
20	617,356.85	728.92	47	281.41	16	98.44	6	0.00	0	0.06%	660,952.19	1,230.24	74	427.28	29	124.49	6	0.00	0	0.08%
21	589,361.95	928.76	63	230.45	14	129.65	7	0.00	0	0.06%	634,085.12	1,570.54	97	600.88	36	113.19	8	0.00	0	0.11%
22	561,874.11	1,130.25	78	200.07	11	111.00	6	0.00	0	0.06%	607,999.89	1,486.73	91	538.36	31	45.31	4	0.00	0	0.10%
23	535,297.28	786.33	53	344.45	25	73.83	3	0.00	0	0.08%	583,644.60	1,815.81	111	560.37	34	83.80	8	0.00	0	0.11%
24	508,960.57	842.57	60	342.70	22	96.44	6	0.00	0	0.09%	558,724.97	1,486.73	97	847.01	49	184.99	11	0.00	0	0.18%
25	484,620.79	943.69	65	285.57	17	109.68	7	0.00	0	0.08%	534,714.77	1,477.41	95	750.13	38	166.85	12	0.00	0	0.17%
26	461,810.58	741.08	54	255.04	14	110.72	6	0.00	0	0.08%	511,379.32	1,461.35	99	647.98	44	226.74	12	0.00	0	0.17%
27	435,985.94	801.07	57	177.78	11	89.41	4	0.00	0	0.06%	488,748.20	1,214.17	91	563.65	38	194.67	13	0.00	0	0.16%
28	413,341.83	651.81	45	285.49	21	35.35	2	0.00	0	0.08%	466,571.62	1,668.59	116	619.97	42	137.44	9	0.00	0	0.16%
29	391,950.90	863.31	68	151.40	10	80.63	7	0.00	0	0.06%	444,283.47	1,542.72	111	618.52	41	237.52	14	0.00	0	0.19%
30	371,342.40	760.93	59	180.87	12	61.53	5	0.00	0	0.07%	423,056.73	1,028.92	79	698.32	47	197.95	10	0.00	0	0.21%
31	351,840.37	945.89	73	235.45	17	29.69	2	0.00	0	0.08%	400,895.01	1,396.85	104	457.73	31	159.70	12	0.00	0	0.15%
32	332,354.63	915.86	66	327.15	27	57.26	7	0.00	0	0.12%	380,298.75	1,116.66	84	615.56	48	60.50	4	0.00	0	0.18%
33	314,096.80	843.01	69	304.97	22	89.37	8	0.00	0	0.13%	359,633.50	1,307.37	111	544.61	38	120.41	8	0.00	0	0.18%
34	296,958.96	1,057.54	80	286.27	22	98.62	7	0.00	0	0.13%	340,150.91	1,198.85	94	679.96	58	153.96	11	0.00	0	0.25%
35	280,445.48	1,017.74	82	435.10	31	34.92	4	0.00	0	0.17%	320,554.53	1,496.78	119	601.42	52	92.94	8	0.00	0	0.22%
36	264,059.63	979.46	80	371.92	27	76.12	6	0.00	0	0.17%	301,220.29	1,186.55	102	485.57	44	152.28	13	0.00	0	0.21%
37	248,154.11	849.11	76	337.87	27	74.75	5	0.00	0	0.17%	283,247.83	1,493.58	129	444.81	41	102.73	10	0.00	0	0.19%
38	233,316.52	883.50	74	185.89	20	73.83	6	0.00	0	0.11%	265,320.30	1,395.49	132	486.64	43	103.70	8	0.00	0	0.22%
39	216,758.66	627.51	55	184.08	17	26.98	3	0.00	0	0.10%	248,276.06	1,247.65	116	318.65	37	156.46	12	0.00	0	0.19%
40	202,419.01	641.21	66	225.34	17	56.29	5	0.00	0	0.14%	231,520.39	1,409.68	137	347.43	35	154.40	14	0.00	0	0.22%
41	187,894.44	709.84	69	144.25	14	38.89	4	0.00	0	0.10%	214,649.58	1,066.78	107	448.07	42	134.19	12	0.00	0	0.27%
42	174,426.87	681.08	68	170.19	18	55.92	4	0.00	0	0.13%	199,252.55	941.76	105	427.04	40	62.71	8	0.00	0	0.25%
43	161,769.29	704.14	71	224.46	24	45.91	6	0.00	0	0.17%	183,335.76	1,009.75	116	318.70	31	88.34	9	0.00	0	0.22%
44	149,066.36	621.21	75	242.87	23	70.82	7	0.00	0	0.21%	168,658.41	736.56	85	464.34	49	35.23	5	0.00	0	0.30%

Delinquency History(1)(2)(3)

COPAR 2022-1											COPAR 2022-2
	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent
Age (Months)(4)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)
0	2,025,808.40	0.00	0	0.00	0	0.00	0	0.00	0	0.00%	2,066,663.59	0.00	0	0.00	0	0.00	0	0.00	0	0.00%
1	1,962,701.07	793.71	33	0.00	0	0.00	0	0.00	0	0.00%	2,007,933.64	890.29	34	0.00	0	0.00	0	0.00	0	0.00%
2	1,902,438.88	2,001.08	77	134.17	5	0.00	0	0.00	0	0.01%	1,946,081.00	1,201.01	44	164.20	6	0.00	0	0.00	0	0.01%
3	1,842,836.91	1,725.99	69	316.12	10	18.03	1	0.00	0	0.02%	1,887,723.21	1,424.12	54	229.05	8	68.88	2	0.00	0	0.02%
4	1,787,278.89	2,282.87	84	384.86	13	130.29	4	0.00	0	0.03%	1,832,033.28	1,633.23	69	369.21	12	88.44	2	0.00	0	0.02%
5	1,730,687.72	2,019.43	72	652.91	22	138.96	5	0.00	0	0.05%	1,779,480.58	1,499.01	63	319.38	12	130.52	4	0.00	0	0.03%
6	1,678,262.82	1,878.60	79	482.12	16	329.73	10	0.00	0	0.05%	1,729,006.66	2,139.62	92	465.80	19	132.25	4	0.00	0	0.03%
7	1,627,676.86	2,779.12	120	632.14	20	70.24	4	0.00	0	0.04%	1,677,356.25	2,443.27	106	535.49	25	149.61	4	0.00	0	0.04%
8	1,580,129.85	2,588.94	108	753.11	32	203.64	6	0.00	0	0.06%	1,629,234.29	2,005.46	83	479.01	20	140.15	7	0.00	0	0.04%
9	1,532,885.36	2,268.33	104	769.67	34	298.02	12	0.00	0	0.07%	1,574,594.54	2,330.41	103	480.61	18	139.22	6	0.00	0	0.04%
10	1,483,641.99	2,954.79	120	799.73	34	194.74	11	0.00	0	0.07%	1,526,325.79	2,805.58	116	495.29	24	216.59	9	0.00	0	0.05%
11	1,439,790.97	2,631.26	110	976.86	36	216.82	11	0.00	0	0.08%	1,473,416.56	2,483.27	106	566.55	25	152.87	9	0.00	0	0.05%
12	1,389,733.51	2,553.49	111	826.27	37	297.25	10	0.00	0	0.08%	1,422,591.41	2,519.33	106	678.32	32	282.57	11	0.00	0	0.07%
13	1,345,184.67	2,111.48	95	854.73	39	227.81	11	0.00	0	0.08%	1,375,215.92	2,734.88	117	770.33	34	198.43	8	0.00	0	0.07%
14	1,297,947.45	2,443.84	115	825.02	38	129.65	7	0.00	0	0.07%	1,326,358.34	2,857.43	134	870.00	35	134.21	5	0.00	0	0.08%
15	1,252,182.81	2,080.20	99	966.30	45	301.91	14	0.00	0	0.10%	1,279,448.47	2,644.09	118	915.42	44	286.37	12	0.00	0	0.09%
16	1,208,504.79	2,284.32	108	824.25	41	338.74	16	0.00	0	0.10%	1,235,123.65	2,758.98	129	961.07	44	179.08	8	0.00	0	0.09%
17	1,164,638.72	2,697.59	126	783.13	40	320.07	13	0.00	0	0.09%	1,192,321.17	2,916.02	137	1,024.85	44	323.77	14	0.00	0	0.11%
18	1,122,001.52	2,571.75	131	681.58	33	318.30	15	0.00	0	0.09%	1,149,637.99	3,333.24	157	939.13	42	282.20	12	0.00	0	0.11%
19	1,080,925.51	2,637.28	133	903.64	44	147.77	7	0.00	0	0.10%	1,105,102.00	3,072.65	160	1,142.58	50	288.89	13	0.00	0	0.13%
20	1,042,300.49	2,968.32	156	1,018.18	48	175.48	8	0.00	0	0.11%	1,062,841.87	2,817.28	147	1,098.46	55	331.34	14	0.00	0	0.13%
21	1,003,627.11	3,166.57	167	1,092.90	53	425.33	22	0.00	0	0.15%	1,019,130.94	2,916.37	158	917.86	44	333.66	19	0.00	0	0.12%
22	963,025.20	2,978.34	158	1,039.86	54	288.20	14	0.00	0	0.14%	976,271.50	2,688.94	139	913.15	50	228.37	13	0.00	0	0.12%
23	924,559.30	2,595.17	142	882.72	48	249.47	16	0.00	0	0.12%	934,765.65	2,953.74	152	926.84	50	433.70	22	0.00	0	0.15%
24	884,634.08	2,655.60	147	980.25	52	171.29	7	0.00	0	0.13%	896,067.08	3,041.09	160	742.18	41	327.19	17	0.00	0	0.12%
25	846,431.87	2,686.42	155	996.53	47	211.83	11	0.00	0	0.14%	855,322.14	3,594.20	196	808.43	50	265.50	13	0.00	0	0.13%
26	808,190.29	2,690.28	154	822.86	45	442.86	19	0.00	0	0.16%	815,594.32	3,135.80	164	1,194.81	63	235.69	15	0.00	0	0.18%
27	772,094.12	2,666.62	164	990.87	58	350.15	16	0.00	0	0.17%	778,062.16	2,934.35	166	917.72	46	321.89	17	0.00	0	0.16%
28	735,341.20	2,876.19	171	849.58	54	256.49	14	0.00	0	0.15%	740,398.80	3,452.18	200	835.79	49	362.14	17	0.00	0	0.16%
29	700,112.60	2,487.20	165	1,123.10	65	239.25	14	0.00	0	0.19%	704,302.25	3,458.32	211	1,020.09	55	310.76	16	0.00	0	0.19%
30	666,515.65	2,585.36	165	948.67	61	442.03	22	0.00	0	0.21%	669,249.10	3,406.02	209	1,307.02	73	358.58	21	0.00	0	0.25%
31	632,143.04	2,687.03	174	985.88	63	319.66	19	0.00	0	0.21%	633,180.14	3,400.70	211	1,259.44	76	457.32	26	0.00	0	0.27%
32	600,070.87	2,793.41	186	894.63	60	366.09	21	0.00	0	0.21%	599,288.62	2,576.30	172	1,100.72	64	308.46	21	0.00	0	0.24%
33	567,914.26	2,804.84	197	1,050.51	72	383.13	21	0.00	0	0.25%	563,323.99	2,565.89	174	1,073.71	60	356.86	24	0.00	0	0.25%
34	535,224.70	2,449.38	170	934.73	63	400.09	28	0.00	0	0.25%	530,322.79	2,173.83	145	1,055.50	63	299.30	19	0.00	0	0.26%
35	504,949.35	2,227.62	154	913.01	58	285.16	21	0.00	0	0.24%	499,007.76	2,160.35	149	1,088.06	70	350.96	19	0.00	0	0.29%
36	474,358.33	2,151.25	169	833.18	53	302.92	20	0.00	0	0.24%	468,330.45	2,228.61	166	1,062.57	68	348.39	21	0.00	0	0.30%
37	445,324.79	1,864.43	152	859.93	58	179.87	14	0.00	0	0.23%	437,673.33	2,344.80	183	973.57	63	208.45	14	0.00	0	0.27%
38	416,591.40	1,995.23	170	616.96	47	270.70	23	0.00	0	0.21%	408,868.31	2,347.60	182	794.64	61	215.51	14	0.00	0	0.25%
39	389,430.86	1,977.39	167	563.29	47	229.86	17	0.00	0	0.20%	380,970.44	1,915.09	160	1,093.17	80	174.72	15	0.00	0	0.33%
40	362,625.73	1,980.92	167	718.71	59	210.38	12	0.00	0	0.26%
41	337,175.82	1,755.82	154	660.14	61	356.14	23	0.00	0	0.30%
42	312,351.29	1,529.85	147	692.63	61	216.56	19	0.00	0	0.29%

Delinquency History(1)(2)(3)

COPAR 2023-1											COPAR 2023-2
	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent
Age (Months)(4)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)
0	1,495,738.19	0.00	0	0.00	0	0.00	0	0.00	0	0.00%	1,228,970.49	0.00	0	0.00	0	0.00	0	0.00	0	0.00%
1	1,456,731.17	1,199.08	37	44.42	1	0.00	0	0.00	0	0.00%	1,193,158.12	302.05	9	0.00	0	0.00	0	0.00	0	0.00%
2	1,418,466.84	1,190.46	39	166.65	5	44.42	1	0.00	0	0.01%	1,158,040.28	523.81	19	42.99	2	0.00	0	0.00	0	0.00%
3	1,376,183.53	1,728.65	63	207.21	6	109.03	3	0.00	0	0.02%	1,124,486.30	667.32	28	111.85	4	26.43	1	0.00	0	0.01%
4	1,337,808.96	1,524.15	54	539.40	23	0.00	0	0.00	0	0.04%	1,091,339.14	1,092.43	43	140.09	7	80.15	2	0.00	0	0.02%
5	1,296,652.61	1,583.53	62	588.12	20	234.60	11	0.00	0	0.06%	1,056,785.70	935.61	35	337.89	14	28.12	1	0.00	0	0.03%
6	1,257,187.84	1,779.57	70	511.00	19	123.30	5	0.00	0	0.05%	1,023,014.57	980.25	36	328.70	12	19.88	1	0.00	0	0.03%
7	1,220,499.65	2,232.97	81	634.19	23	204.93	7	0.00	0	0.07%	987,793.24	1,066.90	46	298.80	11	62.88	2	0.00	0	0.04%
8	1,182,631.06	2,105.54	79	604.65	26	238.08	9	0.00	0	0.07%	954,215.16	1,004.17	40	282.72	11	154.19	5	0.00	0	0.05%
9	1,146,499.14	2,170.45	86	607.82	25	283.96	10	0.00	0	0.08%	919,607.13	1,079.05	44	307.04	10	141.47	5	0.00	0	0.05%
10	1,110,949.72	2,049.84	78	817.37	29	258.18	7	0.00	0	0.10%	888,530.92	1,492.60	59	398.77	15	54.16	2	0.00	0	0.05%
11	1,076,632.44	2,224.99	95	1,032.13	41	299.69	10	0.00	0	0.12%	854,815.04	1,552.44	63	464.11	21	198.71	6	0.00	0	0.08%
12	1,041,949.53	2,391.54	98	613.95	27	364.46	17	0.00	0	0.09%	822,800.03	1,239.13	48	539.83	21	103.29	4	0.00	0	0.08%
13	1,007,323.86	2,123.53	93	950.61	37	182.78	8	0.00	0	0.11%	792,735.04	1,235.66	54	496.86	19	187.26	7	0.00	0	0.09%
14	973,183.30	1,736.50	77	817.04	33	231.62	9	0.00	0	0.11%	761,285.59	1,203.82	56	525.22	21	100.66	5	0.00	0	0.08%
15	938,770.35	2,002.08	85	858.02	35	135.63	5	0.00	0	0.11%	731,946.91	1,513.57	72	490.84	21	81.80	4	0.00	0	0.08%
16	904,336.51	1,751.73	78	822.01	35	325.65	13	0.00	0	0.13%	702,613.16	1,711.49	76	354.15	15	98.38	4	0.00	0	0.06%
17	870,031.34	2,315.10	94	661.76	28	295.37	13	0.00	0	0.11%	671,714.52	1,496.42	70	524.71	23	49.07	2	0.00	0	0.09%
18	839,209.74	2,373.84	108	938.35	38	309.98	12	0.00	0	0.15%	644,344.41	1,224.08	63	609.06	25	173.96	6	0.00	0	0.12%
19	805,921.64	2,279.51	110	864.31	34	349.97	12	0.00	0	0.15%	614,443.18	1,479.04	71	427.39	20	253.18	9	0.00	0	0.11%
20	773,297.57	2,482.89	116	957.90	43	233.05	7	0.00	0	0.15%	585,519.76	1,178.37	59	519.73	23	183.16	8	0.00	0	0.12%
21	742,965.92	2,532.47	122	948.28	38	252.31	13	0.00	0	0.16%	558,114.06	1,278.82	62	541.80	21	145.63	9	0.00	0	0.12%
22	712,202.34	2,546.15	123	910.35	40	372.02	15	0.00	0	0.18%	532,173.58	1,202.21	63	502.99	25	213.70	9	0.00	0	0.13%
23	682,002.57	2,503.47	121	892.46	42	397.38	19	0.00	0	0.19%	504,881.45	1,363.18	70	541.61	30	247.39	12	0.00	0	0.16%
24	652,434.28	2,608.96	125	826.93	41	524.27	21	0.00	0	0.21%	479,670.62	1,443.50	73	475.68	25	151.62	11	0.00	0	0.13%
25	621,047.36	2,280.96	120	1,272.43	52	317.02	15	0.00	0	0.26%	453,805.84	1,110.14	63	477.93	26	142.62	8	0.00	0	0.14%
26	593,191.49	2,022.91	102	842.86	39	429.51	19	0.00	0	0.21%
27	564,114.41	1,685.63	92	684.87	31	427.14	20	0.00	0	0.20%
28	536,541.02	1,913.65	97	820.48	44	299.29	13	0.00	0	0.21%
29	508,864.97	1,841.57	99	833.02	40	318.73	20	0.00	0	0.23%
30	482,916.27	1,711.41	91	819.58	39	270.83	12	0.00	0	0.23%
31	455,951.50	2,055.30	116	771.92	41	336.55	13	0.00	0	0.24%
32	431,471.99	1,756.89	102	778.58	39	337.90	18	0.00	0	0.26%
33	406,266.59	1,589.08	97	620.48	35	289.85	14	0.00	0	0.22%

Delinquency History(1)(2)(3)

COPAR 2024-1
	Ending Net Pool Balance	30 - 59 Days Past Due		60 - 89 Days Past Due		90 - 119 Days Past Due		120+ Days Past Due		60 Day + Delinquent
Age (Months)(4)	($000)	($000)	(#)	($000)	(#)	($000)	(#)	($000)	(#)	(%)
0	1,116,124.82	0.00	0	0.00	0	0.00	0	0.00	0	0.00%
1	1,078,472.30	471.91	18	0.00	0	0.00	0	0.00	0	0.00%
2	1,042,052.12	745.69	28	101.99	4	0.00	0	0.00	0	0.01%
3	1,006,873.02	641.98	26	122.21	4	28.04	1	0.00	0	0.01%
4	969,537.60	440.44	17	227.10	10	21.49	1	0.00	0	0.03%
5	935,118.91	678.70	26	60.04	2	27.28	1	0.00	0	0.01%
6	898,232.86	582.51	27	60.28	2	27.03	1	0.00	0	0.01%
7	862,692.67	665.46	30	214.55	6	7.64	1	0.00	0	0.03%
8	828,908.22	786.61	35	154.37	6	116.59	4	0.00	0	0.03%
9	797,084.39	537.14	27	165.34	9	107.19	4	0.00	0	0.03%
10	763,379.51	976.85	42	232.48	10	69.04	4	0.00	0	0.04%
11	731,471.74	1,091.59	47	102.19	6	155.95	7	0.00	0	0.04%
12	701,459.61	885.72	42	306.02	11	39.76	3	0.00	0	0.05%

(1)

The percentages above represent (a) the aggregate principal balance of receivables that were originated in the specified transaction and were 60+ days delinquent at the end of the specified number of months since the cut-off date divided by (b) the ending net pool balance of receivables originated in the specified transaction. CONA considers an account to be delinquent if more than $10.00 of a scheduled payment (or more than $10.00 in the aggregate with respect to more than one scheduled payment) has not been paid by the due date.

(2)	Data as of September 30, 2025.
(3)	Delinquencies include repossessions, if the receivable in question has not been charged-off in accordance with CONA’s customary servicing practices.
(4)	Age represents the number of months that have elapsed since the cut-off date of the relevant transaction.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

Capital One Prime Auto Receivables Trust 2025-1

Issuing Entity

Capital One Prime Auto Receivables Trust 2025-1 will offer the following asset-backed notes with an aggregate initial note balance of $1,073,880,000 or $1,431,840,000. If the aggregate initial note balance of the notes is $1,073,880,000, the following notes will be offered:

Class A-2-A Notes	$357,200,000
Class A-2-B Notes
Class A-3 Notes	$357,770,000
Class A-4 Notes	$70,030,000

If the aggregate initial note balance of the notes is $1,431,840,000, the following notes will be offered:

Class A-2-A Notes	$475,760,000
Class A-2-B Notes
Class A-3 Notes	$476,710,000
Class A-4 Notes	$93,530,000

Capital One Auto Receivables, LLC

Depositor

Capital One, National Association

Sponsor and Servicer

PROSPECTUS

UNDERWRITERS

JOINT BOOKRUNNERS

J.P. Morgan	BofA Securities	Scotiabank

CO-MANAGERS

Academy Securities	CastleOak Securities, L.P.	R. Seelaus & Co., LLC	Seibert Williams Shank

Until     , 2026, which is ninety (90) days following the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.